Pursuant to Rule 424(b)(5)
                                                  Registration No. 333-125499-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 5, 2005)

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                       GERMAN AMERICAN CAPITAL CORPORATION
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                         PNC BANK, NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS

                         -----------------------------

       The COMM 2005-C6 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2005-C6 Mortgage Trust. The mortgage pool will primarily be 137 fixed-rate mortgage loans secured by first liens on 189 commercial, multifamily and manufactured housing community properties. The COMM 2005-C6 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         -----------------------------

       Certain characteristics of the certificates offered in this prospectus supplement include:

------------------------------------------------------------------------------------------------------------------------------------
                            INITIAL CERTIFICATE BALANCE      APPROXIMATE INITIAL          ASSUMED FINAL            S&P/MOODY'S
                               OR NOTIONAL BALANCE(1)          PASS-THROUGH RATE       DISTRIBUTION DATE(2)     ANTICIPATED RATINGS
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1(4)(13) ........        $   48,000,000                    4.7350%              February 10, 2010           AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-2(4) ............        $  184,500,000                    4.9990%                July 10, 2010             AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-3(4) ............        $   59,100,000                    5.1440%               August 10, 2012            AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-4(4) ............        $   35,500,000                    5.1680%              January 10, 2015            AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-AB(4) ...........        $   71,900,000                    5.0770%                July 10, 2014             AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-5A(4) ...........        $  792,716,000                    5.1160%(10)            July 10, 2015             AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-5B(4) ...........        $  113,246,000                    5.1670%(10)            July 10, 2015             AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1A(4) ...........        $  513,040,000                    5.0880%(10)           August 10, 2015            AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class X-P(12) ...........        $2,221,001,000                    0.3026%(8)            August 10, 2012            AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class A-J ...............        $  170,438,000                    5.2090%(10)           August 10, 2015            AAA/Aaa
------------------------------------------------------------------------------------------------------------------------------------
 Class B .................        $   45,450,000                    5.3997%(6)            August 10, 2015            AA/Aa2
------------------------------------------------------------------------------------------------------------------------------------
 Class C .................        $   19,884,000                    5.4197%(7)            August 10, 2015            AA-/Aa3
------------------------------------------------------------------------------------------------------------------------------------
 Class D .................        $   36,928,000                    5.4587%(11)           August 10, 2015             A/A2
------------------------------------------------------------------------------------------------------------------------------------

--------------
(FOOTNOTES TO TABLE TO BEGIN ON PAGE S-5)

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.

       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTING IN THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-35 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

       Deutsche Bank Securities Inc. is acting as lead manager and underwriter of the offering, and GMAC Commercial Holding Capital Markets Corp., PNC Capital Markets, Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC are acting as co-managers of the offering. Deutsche Bank Securities Inc. is sole bookrunner of all the certificates offered in this prospectus supplement. The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

       Deutsche Bank Securities Inc., GMAC Commercial Holding Capital Markets Corp., PNC Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately 101.50% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about August 19, 2005.

                            DEUTSCHE BANK SECURITIES
                   SOLE BOOK RUNNING MANAGER AND LEAD MANAGER

        GMAC
 COMMERCIAL HOLDING      PNC CAPITAL     CREDIT SUISSE                 WACHOVIA
CAPITAL MARKETS CORP.   MARKETS, INC.    FIRST BOSTON     JPMORGAN    SECURITIES
     CO-MANAGER          CO-MANAGER       CO-MANAGER     CO-MANAGER   CO-MANAGER

THE DATE OF THIS PROSPECTUS SUPPLEMENT AUGUST 5, 2005

COMM 2005-C6
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

GEOGRAPHIC OVERVIEW OF MORTGAGE POOL
[GRAPHIC OMITTED]


COLORADO                      CONNECTICUT                 OKLAHOMA
2 Properties                  1 Property                  2 Properties
$22,500,000                   $9,250,000                  $14,558,971
0.99% of total                0.41% of total              0.64% of total


MASSACHUSETTS                 NORTH CAROLINA              ALABAMA
1 Property                    19 Properties               8 Properties
$7,440,000                    $77,664,990                 $69,119,090
0.33% of total                3.42% of total              3.04% of total


NEW YORK                      GEORGIA                     LOUISIANA
21 Properties                 4 Properties                1 Property
$390,458,413                  $33,879,603                 $6,500,000
17.18% of total               1.49% of total              0.29% of total


INDIANA                       SOUTH CAROLINA              MARYLAND
1 Property                    5 Properties                5 Properties
$9,090,398                    $19,351,531                 $62,794,122
0.40% of total                0.85% of total              2.76% of total


MINNESOTA                     VIRGINIA                    ILLINOIS
2 Properties                  4 Properties                2 Properties
$6,183,354                    $85,700,000                 $9,221,721
0.27% of total                3.77% of total              0.41% of total


NEBRASKA                      WASHINGTON                  NEW MEXICO
1 Property                    2 Properties                1 Property
$2,051,000                    $31,545,658                 $2,754,426
0.09% of total                1.39% of total              0.12% of total


KENTUCKY                      OREGON                      OHIO
2 Properties                  1 Property                  3 Properties
$25,387,000                   $22,800,000                 $11,851,275
1.12% of total                1.00% of total              0.52% of total


MISSOURI                      ARIZONA                     PENNSYLVANIA
1 Property                    7 Properties                5 Properties
$4,146,207                    $54,580,767                 $60,945,694
0.18% of total                2.40% of total              2.68% of total


KANSAS                        CALIFORNIA                  MICHIGAN
1 Property                    21 Properties               7 Properties
$3,143,707                    $660,958,259                $39,069,626
0.14% of total                29.09% of total             1.72% of total


NEVADA                        SOUTHERN CALIFORNIA         FLORIDA
2 Properties                  18 Properties               26 Properties
$61,100,000                   $503,765,243                $234,255,773
2.69% of total                22.17% of total             10.31% of total


TENNESSEE                     NORTHERN CALIFORNIA         TEXAS
3 Properties                  3 Properties                28 Properties
$17,896,994                   $157,193,016                $216,304,311
0.79% of total                6.92% of total              9.52% of total



--------------------------------------------------------------------------------
MORTGAGED PROPERTIES BY PROPERTY TYPE

[Table below represents pie chart in the printed piece]

MULTIFAMILY(1)         26.39%
OFFICE                 25.05%
RETAIL                 24.17%
HOTEL                   9.22%
MIXED USE(2)            7.33%
SELF-STORAGE            6.51%
INDUSTRIAL              1.33%

(1) Consists of Multifamily (25.03%) and Manufactured Housing (1.36%).

(2) Consists of office and retail components.

                                [GRAPHIC OMITTED]


                                  KAISER CENTER
                                 [GRAPHIC OMITTED]


                             GENERAL MOTORS BUILDING
                                 [GRAPHIC OMITTED]


                        GENERAL MOTORS BUILDING-INTERIOR
                               [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]


                         LOEWS UNIVERSAL HOTEL PORTFOLIO
                                [GRAPHIC OMITTED]


                              PORTOFINO BAY HOTEL
                                [GRAPHIC OMITTED]


                                HARD ROCK HOTEL
                                [GRAPHIC OMITTED]


                              ROYAL PACIFIC HOTEL
                                [GRAPHIC OMITTED]


                            COMMUNITIES AT SOUTHWOOD
                                [GRAPHIC OMITTED]


                                TROPICANA CENTER
                                [GRAPHIC OMITTED]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

       Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:
(a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement; and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement. If the terms of the certificates offered in this prospectus supplement vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

       In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

       You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

       This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

       Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page S-220 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 118 in the prospectus.

                           -------------------------

       In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

       The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

       The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the certificates offered in this prospectus supplement, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

       Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                EXECUTIVE SUMMARY

       This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

                                              INITIAL           APPROXIMATE
                        ANTICIPATED         CERTIFICATE           PERCENT
                          RATINGS           BALANCE OR              OF            APPROXIMATE          DESCRIPTION
                            (S&P/            NOTIONAL              TOTAL            CREDIT            OF PASS-THROUGH
   CLASS                  MOODY'S)          BALANCE(1)         CERTIFICATES         SUPPORT                RATE
----------------------------------------------------------------------------------------------------------------------------
 CERTIFICATES OFFERED
----------------------------------------------------------------------------------------------------------------------------
 Class A-1(4)(13)         AAA/Aaa         $   48,000,000           2.11%          20.000%(5)                Fixed
----------------------------------------------------------------------------------------------------------------------------
 Class A-2 (4)            AAA/Aaa         $  184,500,000           8.12%          20.000%(5)                Fixed
----------------------------------------------------------------------------------------------------------------------------
 Class A-3 (4)            AAA/Aaa         $   59,100,000           2.60%          20.000%(5)                Fixed
----------------------------------------------------------------------------------------------------------------------------
 Class A-4 (4)            AAA/Aaa         $   35,500,000           1.56%          20.000%(5)                Fixed
----------------------------------------------------------------------------------------------------------------------------
 Class A-AB (4)           AAA/Aaa         $   71,900,000           3.16%          20.000%(5)                Fixed
----------------------------------------------------------------------------------------------------------------------------
 Class A-5A(4)            AAA/Aaa         $  792,716,000          34.88%          30.000%(5)              Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class A-5B(4)            AAA/Aaa         $  113,246,000           4.98%          20.000%(5)              Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class A-1A(4)            AAA/Aaa         $  513,040,000          22.58%          20.000%(5)              Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class X-P(12)            AAA/Aaa         $2,221,001,000(8)         N/A               N/A         Variable Interest Only(8)
----------------------------------------------------------------------------------------------------------------------------
 Class A-J                AAA/Aaa         $  170,438,000           7.50%            12.500%               Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class B                  AA/Aa2          $   45,450,000           2.00%            10.500%                WAC(6)
----------------------------------------------------------------------------------------------------------------------------
 Class C                  AA-/Aa3         $   19,884,000           0.87%            9.625%                 WAC(7)
----------------------------------------------------------------------------------------------------------------------------
 Class D                   A/A2           $   36,928,000           1.62%            8.000%                 WAC(11)
----------------------------------------------------------------------------------------------------------------------------
 PRIVATE CERTIFICATES(9)
----------------------------------------------------------------------------------------------------------------------------
 Class X-C(12)            AAA/Aaa         $2,272,502,889(8)         N/A               N/A         Variable Interest Only(8)
----------------------------------------------------------------------------------------------------------------------------
 Class E                   A-/A3          $   28,406,000           1.25%            6.750%                 WAC(11)
----------------------------------------------------------------------------------------------------------------------------
 Class F                 BBB+/Baa1        $   25,566,000           1.13%            5.625%                 WAC(11)
----------------------------------------------------------------------------------------------------------------------------
 Class G                 BBB/Baa2         $   25,565,000           1.12%            4.500%                 WAC(11)
----------------------------------------------------------------------------------------------------------------------------
 Class H                 BBB-/Baa3        $   22,726,000           1.00%            3.500%                 WAC(11)
----------------------------------------------------------------------------------------------------------------------------
 Class J                  BB+/Ba1         $   14,203,000           0.62%            2.875%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class K                  BB/Ba2          $   11,362,000           0.50%            2.375%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class L                  BB-/Ba3         $    5,681,000           0.25%            2.125%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class M                   B+/NR          $   14,203,000           0.62%            1.500%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class N                   B/NR           $    2,840,000           0.12%            1.375%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class O                   B-/NR          $    5,681,000           0.25%            1.125%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------
 Class P                   NR/NR          $   25,567,889           1.13%            0.000%                Fixed(10)
----------------------------------------------------------------------------------------------------------------------------

                                              APPROXIMATE
                              ASSUMED           INITIAL      WEIGHTED
                               FINAL              PASS-       AVERAGE
                            DISTRIBUTION        THROUGH        LIFE        PRINCIPAL
   CLASS                       DATE(2)            RATE       (YRS.)(3)     WINDOW(3)
-------------------------------------------------------------------------------------
 CERTIFICATES OFFERED
-------------------------------------------------------------------------------------
 Class A-1(4)(13)         February 10, 2010      4.7350%         2.62      9/05-2/10
-------------------------------------------------------------------------------------
 Class A-2 (4)              July 10, 2010        4.9990%         4.63      2/10-7/10
-------------------------------------------------------------------------------------
 Class A-3 (4)             August 10, 2012       5.1440%         6.88      6/12-8/12
-------------------------------------------------------------------------------------
 Class A-4 (4)            January 10, 2015       5.1680%         9.04      7/14-1/15
-------------------------------------------------------------------------------------
 Class A-AB (4)             July 10, 2014        5.0770%         6.96      7/10-7/14
-------------------------------------------------------------------------------------
 Class A-5A(4)              July 10, 2015        5.1160%         9.82      1/15-7/15
-------------------------------------------------------------------------------------
 Class A-5B(4)              July 10, 2015        5.1670%         9.89      7/15-7/15
-------------------------------------------------------------------------------------
 Class A-1A(4)             August 10, 2015       5.0880%         7.93      9/05-8/15
-------------------------------------------------------------------------------------
 Class X-P(12)             August 10, 2012       0.3026%          N/A         N/A
-------------------------------------------------------------------------------------
 Class A-J                 August 10, 2015       5.2090%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class B                   August 10, 2015       5.3997%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class C                   August 10, 2015       5.4197%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class D                   August 10, 2015       5.4587%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 PRIVATE CERTIFICATES(9)
-------------------------------------------------------------------------------------
 Class X-C(12)              July 10, 2030        0.0398%          N/A         N/A
-------------------------------------------------------------------------------------
 Class E                   August 10, 2015       5.4587%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class F                   August 10, 2015       5.4587%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class G                   August 10, 2015       5.4587%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class H                   August 10, 2015       5.4587%         9.98      8/15-8/15
-------------------------------------------------------------------------------------
 Class J                 September 10, 2015      4.8840%         10.01     8/15-9/15
-------------------------------------------------------------------------------------
 Class K                   August 10, 2016       4.8840%         10.13     9/15-8/16
-------------------------------------------------------------------------------------
 Class L                    May 10, 2019         4.8840%         12.39     8/16-5/19
-------------------------------------------------------------------------------------
 Class M                   August 10, 2020       4.8840%         14.85     5/19-8/20
-------------------------------------------------------------------------------------
 Class N                   August 10, 2020       4.8840%         14.98     8/20-8/20
-------------------------------------------------------------------------------------
 Class O                   August 10, 2020       4.8840%         14.98     8/20-8/20
-------------------------------------------------------------------------------------
 Class P                    July 10, 2030        4.8840%         15.52     8/20-7/30
-------------------------------------------------------------------------------------

(1)   Approximate; subject to a variance of plus or minus 5%.

(2) The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in June 2044. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

(3) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 102 mortgage loans, representing approximately 77.42% of the outstanding pool balance. Loan Group 2 will consist of 35 mortgage loans, representing approximately 22.58% of the outstanding pool balance. Loan Group 2 will include approximately 88.04% of all the mortgage loans secured by multifamily properties and approximately 39.81% of all the mortgage loans secured by manufactured housing community properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class X-C and Class X-P Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2, and after the certificate principal balance of the Class A-5B Certificates has been reduced to zero, Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-J and Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, pro rata, provided that amounts distributed to the Class A-5 Certificates will be applied first to the Class A-5A Certificates and then to the Class A-5B Certificates as described in this prospectus supplement.

(5) Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates in the aggregate. Additionally, the credit support for the Class A-5A Certificates reflects the credit support provided by the Class A-5B Certificates. References in this prospectus supplement to the Class A-5 Certificates means the Class A-5A Certificates and the Class A-5B Certificates.

(6) The pass-through rate applicable to the Class B Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus 0.0590%.

(7) The pass-through rate applicable to the Class C Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus 0.0390%.

(8) The Class X-C and Class X-P Certificates will not have a certificate balance. The interest accrual amounts on each of the Class X-C and Class X-P Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all or some of the classes of certificates, as applicable. The pass-through rates on the Class X-C and Class X-P Certificates in the aggregate will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P Certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Offered Certificates-General" and "-Distributions" in this prospectus supplement. With respect to the Lakewood Center loan, the General Motors Building loan and the Loews Universal Hotel Portfolio loan, collectively representing approximately 17.25% of the outstanding pool balance as of the cut-off date, the related mortgaged property or mortgaged properties, as applicable, also secure(s) a subordinate companion loan. The Class X-C and Class X-P certificates were structured assuming that each of these subordinate companion loans absorbs any loss prior to the related mortgage loan.

(9)   Not offered hereby.

(10) The pass-through rates on the Class A-5A, Class A-5B, Class A-1A, Class A-J, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) a fixed rate.

(11) The pass-through rate applicable to the Class D, Class E, Class F, Class G and Class H Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

(12) Each of the Class X-C and Class X-P Certificates consist of a REMIC regular interest and beneficial ownership of a portion of the grantor trust consisting of certain yield maintenance amounts that may be payable by the related mortgage loan seller in respect of the Yorktowne Plaza loan.

(13) The Class A-1 Certificates consist of a REMIC regular interest and beneficial ownership of a portion of the grantor trust consisting of certain yield maintenance amounts that may be payable by the related mortgage loan seller in respect of the Yorktowne Plaza loan.

       THE CLASS R AND CLASS LR CERTIFICATES ARE NOT REPRESENTED IN THIS TABLE.

       The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                                THE MORTGAGE POOL

         Outstanding Pool Balance as of the Cut-off Date(1) ..................  $2,272,502,889
         Number of Mortgage Loans ............................................             137
         Number of Mortgaged Properties ......................................             189
         Average Mortgage Loan Balance .......................................     $16,587,612
         Weighted Average Mortgage Rate(2) ...................................          5.3514%
         Weighted Average Remaining Term to Maturity (in months) .............             110
         Weighted Average Debt Service Coverage Ratio(3) .....................           1.60x
         Weighted Average Loan-to-Value Ratio(3) .............................           68.04%

------------------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) With respect to the Mortgage Loans known as the "Lakewood Center" loan and the "General Motors Building" loan, the interest rate used in this calculation is 5.5127% and 5.2420%, respectively. The interest rates for the Lakewood Center loan and the General Motors Building loan will vary throughout their respective loan terms. The interest rates for the Lakewood Center loan and the General Motors Building loan are set forth on Annex A-4 and Annex A-5 hereto, respectively.

(3) In the case of 2 mortgage loans, representing 7.66% of the outstanding pool balance as of the cut-off date with one or more companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are PARI PASSU in right of payment with the mortgage loans included in the trust, but excluding the related subordinate companion loan. In addition, in the case of five mortgage loans, representing 11.18% of the outstanding pool balance and 14.43% of the Loan Group 1 balance as of the cut-off date, each with a subordinate companion loan that is not included in the trust, and, unless otherwise indicated, LTV ratio and DSCR have been calculated based on the mortgage loan included in the trust, but excluding such subordinate companion loan. LTV ratio and DSCR were calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for 4 mortgage loans with an aggregate principal balance as of the cut-off date of $125,046,303, representing 5.50% of the outstanding pool balance, 6.31% of the Loan Group 1 balance and 2.72% of the Loan Group 2 balance as of the cut-off date, as described in the definition of "UW NCF DSCR" and "LTV" in the section "Description of the Mortgage Pool-Additional Loan Information-Definitions" in this prospectus supplement. With respect to the mortgage loan known as "1710 Broadway," representing 1.54% of the outstanding pool balance as of the cut-off date and 1.99% of the initial Loan Group 1 Balance, the mortgage loan is fully recourse to the sponsor (up to $13,000,000, which amount may be reduced under certain circumstances) until the mortgaged property achieves a minimum DSCR of 1.25x. The DSCR for the mortgage loan is shown throughout this prospectus supplement at 1.25x, reflecting the threshold at which the full recourse guaranty will be released. The current calculated underwritten DSCR during the initial 60-month interest only period is 1.35x and during the amortizing period is 1.10x.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY ......................................    S-5         Definitive Certificates ............................  S-150
   SUMMARY OF THE PROSPECTUS                                         YIELD AND MATURITY CONSIDERATIONS .....................  S-151
   SUPPLEMENT ..........................................   S-10         Yield Considerations ...............................  S-151
RISK FACTORS ...........................................   S-35         Weighted Average Life ..............................  S-153
   Risks Related to the Mortgage Loans .................   S-35         Certain Price/Yield Tables .........................  S-159
   Conflicts of Interest ...............................   S-62         Weighted Average Life and Yield Sensitivity
   Risks Related to the Offered Certificates ...........   S-66            of the Class X-P Certificates ...................  S-164
DESCRIPTION OF THE MORTGAGE POOL .......................   S-71      THE POOLING AND SERVICING
   General .............................................   S-71         AGREEMENT ..........................................  S-166
   Security for the Mortgage Loans .....................   S-72         General ............................................  S-166
   The Mortgage Loan Sellers ...........................   S-72         Servicing of the Mortgage Loans; Collection
   Certain Underwriting Matters ........................   S-74            of Payments .....................................  S-166
   Underwriting Standards ..............................   S-76         Advances ...........................................  S-168
   GACC's Underwriting Standards .......................   S-76         Accounts ...........................................  S-173
   GMACCM's Underwriting Standards .....................   S-77         Enforcement of "Due-On-Sale" and
   PNC Bank's Underwriting Standards ...................   S-79            "Due-On-Encumbrance" Clauses ....................  S-175
   Split Loan Structures ...............................   S-80         Inspections ........................................  S-177
   The Lakewood Center Loan ............................   S-80         Insurance Policies .................................  S-177
   Rights of the Holder of the Lakewood                                 Assignment of the Mortgage Loans ...................  S-180
      Center B Loan ....................................   S-81         Representations and Warranties; Repurchase;
   The General Motors Building Loan ....................   S-84            Substitution ....................................  S-180
   Rights of the Class GMB Directing                                    Certain Matters Regarding the Depositor,
      Certificateholder and the Holders                                    the Servicers and the Special Servicer ..........  S-184
      of the General Motors Building                                    Events of Default ..................................  S-186
      Senior Loans .....................................   S-86         Rights Upon Event of Default .......................  S-187
   The Loews Universal Hotel Portfolio Loan ............   S-90         Amendment ..........................................  S-188
   Rights of the Class UHP Directing                                    Voting Rights ......................................  S-189
      Certificateholder and the Holders                                 Sale of Defaulted Mortgage Loans ...................  S-189
      of the Loews Universal Hotel Portfolio                            Realization Upon Defaulted Mortgage
      Senior Loans. ....................................   S-93           Loans ............................................  S-191
   The PNC/Mezz Cap Whole Loans ........................   S-97         Modifications ......................................  S-193
   Rights of the Holders of the PNC/Mezz                                Optional Termination ...............................  S-195
      Cap B Loans ......................................   S-98         The Trustee ........................................  S-195
   Additional Loan Information .........................  S-100         Duties of the Trustee ..............................  S-196
   Certain Terms and Conditions of the                                  The Servicers ......................................  S-197
      Mortgage Loans ...................................  S-114         Servicing Compensation and Payment of
   Changes in Mortgage Pool Characteristics ............  S-123            Expenses ........................................  S-198
DESCRIPTION OF THE OFFERED                                              Special Servicing ..................................  S-199
   CERTIFICATES ........................................  S-124         Servicing of the Non-Serviced
   General .............................................  S-124            Mortgage Loans ..................................  S-207
   Distributions .......................................  S-128         Servicers and Special Servicer Permitted
   Class A-AB Planned Principal Balance ................  S-141            to Buy Certificates .............................  S-208
   Prepayment Premiums and Yield                                        Reports to Certificateholders; Available
      Maintenance Charges ..............................  S-141            Information .....................................  S-208
   Realized Losses .....................................  S-142         Other Information ..................................  S-210
   Prepayment Interest Shortfalls ......................  S-143      USE OF PROCEEDS .......................................  S-211
   Subordination .......................................  S-144      CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...............  S-211
   Appraisal Reductions ................................  S-145      ERISA CONSIDERATIONS ..................................  S-213
   Delivery, Form and Denomination .....................  S-147      LEGAL INVESTMENT ......................................  S-215
   Book-Entry Registration .............................  S-149


METHOD OF DISTRIBUTION .................................  S-217     ANNEX A-4 LAKEWOOD CENTER LOAN INTEREST
LEGAL MATTERS ..........................................  S-218        RATE SCHEDULE .......................................   A-4
RATINGS ................................................  S-218     ANNEX A-5 GENERAL MOTORS BUILDING LOAN (A NOTE)
LEGAL ASPECTS OF MORTGAGE LOANS ........................  S-219        INTEREST RATE SCHEDULE ..............................   A-5
INDEX OF DEFINED TERMS .................................  S-220     ANNEX A-6 GENERAL MOTORS BUILDING LOAN
ANNEX A-1 CERTAIN CHARACTERISTICS                                      (WHOLE LOAN) INTEREST RATE SCHEDULE .................   A-6
   OF THE MORTGAGE LOANS ...............................    A-1     ANNEX A-7 CLASS A-AB PLANNED
ANNEX A-2 CERTAIN CHARACTERISTICS                                      PRINCIPAL BALANCE ...................................   A-7
   OF THE MULTIFAMILY AND                                           ANNEX B DESCRIPTION OF TOP TEN MORTGAGE LOANS ..........   B-1
   MANUFACTURED HOUSING LOANS ..........................    A-2     ANNEX C GLOBAL CLEARANCE,
ANNEX A-3 RATES USED IN                                                SETTLEMENT AND TAX
   DETERMINATION OF THE CLASS X-C                                      DOCUMENTATION PROCEDURES ............................   C-1
   AND CLASS X-P PASS-THROUGH RATES ....................    A-3

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

       THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT INCLUDE ALL OF THE RELEVANT INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON, THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

Title of Certificates ................... COMM 2005-C6 Commercial Mortgage
                                          Pass-Through Certificates.


                           RELEVANT PARTIES AND DATES

Depositor ............................... Deutsche Mortgage & Asset Receiving
                                          Corporation.

Servicers ............................... (a) Midland Loan Services, Inc., a
                                          Delaware corporation, with respect to
                                          all of the mortgage loans other than
                                          (i) the mortgage loans sold to the
                                          Depositor by GMAC Commercial Mortgage
                                          Corporation, one of the mortgage loan
                                          sellers and (ii) the Loews Universal
                                          Hotel Portfolio loan and (b) GMAC
                                          Commercial Mortgage Corporation, a
                                          California corporation, with respect
                                          to the mortgage loans sold to the
                                          Depositor by GMAC Commercial Mortgage
                                          Corporation and the Loews Universal
                                          Hotel Portfolio loan.

                                          Midland Loan Services, Inc. is an
                                          affiliate of PNC Bank, National
                                          Association, one of the mortgage loan
                                          sellers and PNC Capital Markets, Inc.,
                                          one of the underwriters. Midland Loan
                                          Services, Inc.'s principal address is
                                          10851 Mastin Street, Building 82,
                                          Suite 700, Overland Park, Kansas
                                          66210. GMAC Commercial Mortgage
                                          Corporation is also one of the
                                          mortgage loan sellers and is an
                                          affiliate of GMAC Commercial Holding
                                          Capital Markets Corp., one of the
                                          underwriters. GMAC Commercial Mortgage
                                          Corporation's principal address is 200
                                          Witmer Road, Horsham, Pennsylvania
                                          19044. See "The Pooling and Servicing
                                          Agreement--The Servicers" in this
                                          prospectus supplement.

                                          The General Motors Building loan will
                                          be serviced by Midland Loan Services,
                                          Inc. pursuant to the terms of a
                                          separate pooling and servicing
                                          agreement. The Loews Universal Hotel
                                          Portfolio loan will be serviced by
                                          GMAC Commercial Mortgage Corporation
                                          pursuant to the terms of a separate
                                          pooling and servicing agreement. See
                                          "The Mortgage Loans--The Non-Serviced
                                          Mortgage Loans" below.

Special Servicer ........................ GMAC Commercial Mortgage Corporation,
                                          a California corporation, with respect
                                          to all of the mortgage loans other
                                          than the two mortgage loans known as
                                          the General Motors Building loan and
                                          the Loews Universal Hotel Portfolio
                                          loan. GMAC Commercial Mortgage
                                          Corporation's principal address as
                                          special servicer is 550 California
                                          Street, 12th Floor, San Francisco, CA
                                          94104. See "The Pooling and Servicing
                                          Agreement--Special Servicing--The
                                          Special Servicer" in this prospectus
                                          supplement.

                                          The General Motors Building mortgage
                                          loan will be specially serviced by LNR
                                          Partners, Inc. pursuant to the terms
                                          of a separate pooling and servicing
                                          agreement and the Loews

                                          Universal Hotel Portfolio loan will be
                                          specially serviced by J.E. Robert
                                          Company, Inc. pursuant to the terms of
                                          a separate pooling and servicing
                                          agreement. LNR Partners, Inc.'s
                                          address is 1601 Washington Avenue,
                                          Suite 800, Miami Beach, Florida 33139.
                                          J.E. Robert Company, Inc.'s address is
                                          1650 Tysons Boulevard, Suite 1600,
                                          McLean, Virginia 22102. See "--The
                                          Mortgage Loans--The Non-Serviced
                                          Mortgage Loans" below.

Trustee ................................. Wells Fargo Bank, N.A., a national banking association. The Trustee's
                                          address is 9062 Old Annapolis Road,
                                          Columbia, Maryland 21045-1951,
                                          Attention: Corporate Trust Services
                                          (COMM 2005-C6). See "The Pooling and
                                          Servicing Agreement--The Trustee" in
                                          this prospectus supplement.

The Directing Certificateholder ......... With respect to each mortgage loan other than a mortgage loan that is
                                          part of a split loan structure, the
                                          directing certificateholder will be
                                          the controlling class representative.
                                          With respect to each mortgage loan
                                          that is part of a split loan
                                          structure, the directing
                                          certificateholder will be as specified
                                          in the definition of "Directing
                                          Certificateholder" as set forth in
                                          "The Pooling and Servicing
                                          Agreement--Special Servicing--The
                                          Directing Certificateholder" in this
                                          prospectus supplement.

The Controlling Class Representative .... Generally, the controlling class certificateholder selected by more
                                          than 50% of the controlling class
                                          certificateholders, by certificate
                                          balance.

Mortgage Loan Sellers ................... (1) German American Capital
                                          Corporation, an affiliate of (a)
                                          Deutsche Bank Securities Inc., an
                                          underwriter, and (b) Deutsche Mortgage
                                          & Asset Receiving Corporation, the
                                          Depositor; (2) GMAC Commercial
                                          Mortgage Corporation, who is also one
                                          of the servicers and the special
                                          servicer, and is also an affiliate of
                                          GMAC Commercial Holding Capital
                                          Markets Corp., an underwriter; and (3)
                                          PNC Bank, National Association, an
                                          affiliate of (a) Midland Loan
                                          Services, Inc., the other servicer,
                                          and (b) PNC Capital Markets, Inc., an
                                          underwriter. See "Description of the
                                          Mortgage Pool--The Mortgage Loan
                                          Sellers" in this prospectus
                                          supplement.

                                          The mortgage loans were originated or
                                          purchased by the mortgage loan sellers
                                          (or an affiliate of such mortgage loan
                                          seller) as follows:

                                                              INITIAL         %OF CUT-OFF
                                           NUMBER OF        OUTSTANDING          DATE           % OF INITIAL       % OF INITIAL
                                           MORTGAGE            POOL            PRINCIPAL        LOAN GROUP 1       LOAN GROUP 2
MORTGAGE LOAN SELLER                         LOANS            BALANCE           BALANCE            BALANCE            BALANCE
------------------------                  -----------      --------------       -------            -------            -------
German American Capital
     Corporation .......................      31           $  962,588,155        42.36%             39.21%             53.17%
GMAC Commercial Mortgage
     Corporation .......................      62           $  953,254,210        41.95%             43.81%             35.57%
PNC Bank, National Association .........      44           $  356,660,523        15.69%             16.99%             11.25%
                                              ---          --------------       ------             ------             ------
                                              137          $2,272,502,889       100.00%            100.00%            100.00%
                                              ===          ==============       ======             ======             ======

Underwriters ...........................  Deutsche Bank Securities Inc., GMAC
                                          Commercial Holding Capital Markets,
                                          Corp., PNC Capital Markets, Inc.,
                                          Credit Suisse First Boston LLC, J.P.
                                          Morgan Securities Inc. and Wachovia
                                          Capital Markets, LLC. The underwriters
                                          are required to purchase the
                                          certificates offered in this
                                          prospectus supplement from the
                                          Depositor (in the amounts set forth in
                                          this prospectus supplement under
                                          "Method of Distribution"), subject to
                                          certain conditions. See "Method of
                                          Distribution" in this prospectus
                                          supplement.

Cut-off Date ...........................  With respect to each mortgage loan, the later of August 1, 2005 and the
                                          date of origination of the mortgage
                                          loan.

Closing Date ...........................  On or about August 19, 2005.

Distribution Date ......................  The 10th day of each month, or if the
                                          10th day is not a business day, the
                                          business day immediately following
                                          that 10th day, commencing in September
                                          2005.

Record Date ............................  With respect to any distribution date, the close of business on the last
                                          business day of the preceding month.

Determination Date .....................  The earlier of (i) the sixth day of the month in which the related
                                          distribution date occurs, or if the
                                          sixth day is not a business day, then
                                          the immediately preceding business
                                          day, and (ii) the fourth business day
                                          prior to the related distribution
                                          date.

Collection Period ......................  With respect to any distribution date, the period that begins immediately
                                          following the determination date in
                                          the calendar month preceding the month
                                          in which that distribution date occurs
                                          (or, in the case of the initial
                                          distribution date, immediately
                                          following the cut-off date) and ends
                                          on the determination date in the
                                          calendar month in which that
                                          distribution date occurs, provided,
                                          that with respect to the payment by a
                                          borrower of a balloon payment on its
                                          related due date or during its related
                                          grace period, the collection period
                                          will extend up to and including the
                                          business day prior to the business day
                                          preceding the related distribution
                                          date.

Interest Accrual Period ................  With respect to any distribution date, the calendar month immediately
                                          preceding the month in which the
                                          distribution date occurs. Calculations
                                          of interest due in respect of the
                                          certificates will be made on the basis
                                          of a 360-day year consisting of twelve
                                          30-day months.

                              CERTIFICATES OFFERED

General ................................  The Depositor is offering hereby the following 13 classes of commercial
                                          mortgage pass-through certificates:

                                          o   Class A-1

                                          o   Class A-2

                                          o   Class A-3

                                          o   Class A-4

                                          o   Class A-AB

                                          o   Class A-5A

                                          o   Class A-5B

                                          o   Class A-1A

                                          o   Class X-P

                                          o   Class A-J

                                          o   Class B

                                          o   Class C

                                          o   Class D

                                          The trust created by the Depositor
                                          will consist of a total of 27 classes,
                                          the following 14 of which are not
                                          being offered through this prospectus
                                          supplement and the accompanying
                                          prospectus: Class X-C, Class E, Class
                                          F, Class G, Class H, Class J, Class K,
                                          Class L, Class M, Class N, Class O,
                                          Class P, Class R and Class LR.

                                          The certificates will represent
                                          beneficial ownership interests in the
                                          trust. The trust's assets will
                                          primarily consist of 137 mortgage
                                          loans secured by first liens on 189
                                          commercial, multifamily and
                                          manufactured housing community
                                          properties.

Certificate Balances ...................  Your certificates have the approximate aggregate initial certificate
                                          balance/notional balance set forth
                                          below, subject to a permitted variance
                                          of plus or minus 5%.

                                          Class A-1 ........  $  48,000,000 principal balance

                                          Class A-2 ........  $ 184,500,000 principal balance

                                          Class A-3 ........  $  59,100,000 principal balance

                                          Class A-4 ........  $  35,500,000 principal balance

                                          Class A-AB .......  $  71,900,000 principal balance

                                          Class A-5A .......  $ 792,716,000 principal balance

                                          Class A-5B .......  $ 113,246,000 principal balance

                                          Class A-1A .......  $ 513,040,000 principal balance

                                          Class X-P ........  $2,221,001,000 notional balance

                                          Class A-J ........  $ 170,438,000 principal balance

                                          Class B ..........  $  45,450,000 principal balance

                                          Class C ..........  $  19,884,000 principal balance

                                          Class D ..........  $  36,928,000 principal balance

                                          The certificates that are not offered
                                          in this prospectus supplement (other
                                          than the Class R and Class LR
                                          Certificates) will have the initial
                                          aggregate certificate balances or
                                          notional balance, as applicable, as
                                          set forth under "Executive
                                          Summary--The Certificates" in this
                                          prospectus supplement.

                                          The Class X-C and Class X-P
                                          Certificates will not have certificate
                                          balances or entitle their holders to
                                          distributions of principal. The Class
                                          X-C and Class X-P Certificates will,
                                          however, represent the right to
                                          receive distributions of interest
                                          accrued as described in this
                                          prospectus supplement on a notional
                                          balance. The notional balance of the
                                          Class X-C Certificates will be based
                                          on the aggregate of the certificate
                                          balances of all of the certificates
                                          (other than the Class X-C, Class X-P,
                                          Class R and Class LR Certificates).
                                          The notional balance of the Class X-P
                                          Certificates, for any
                                          distribution date, will equal the sum
                                          of the principal balances of one or
                                          more classes of principal balance
                                          certificates or designated components
                                          of those classes, and those classes
                                          and components and their principal
                                          balances will vary over time. The
                                          classes of certificates and designated
                                          components of those classes that will
                                          form part of the total notional
                                          balance of the Class X-P Certificates
                                          for each distribution date are
                                          described under "Description of the
                                          Offered Certificates-General" in this
                                          prospectus supplement.

                                          See "DESCRIPTION OF THE OFFERED
                                          CERTIFICATES--GENERAL" and
                                          "--DISTRIBUTIONS" in this prospectus
                                          supplement.

Pass-Through Rates .....................  The certificates will accrue interest at an annual rate called a
                                          pass-through rate which is set forth
                                          below:

                                          o  The pass-through rates applicable
                                             to the Class A-1, Class A-2, Class
                                             A-3, Class A-4 and Class A-AB
                                             Certificates are fixed at 4.7350%,
                                             4.9990%, 5.1440%, 5.1680% and
                                             5.0770%, respectively.

                                          o  The Pass-Through Rate applicable to
                                             the Class A-5A, Class A-5B, Classs
                                             A-1A and Class A-J will, at all
                                             times, be equal to the lesser of
                                             (i) the Weighted Average Net
                                             Mortgage Pass-Through Rate and (ii)
                                             (a) 5.1160%, with respect to the
                                             Class A-5A Certificates, (b)
                                             5.1670%, with respect to the Class
                                             A-5B Certificates, (c) 5.0880%,
                                             with respect to the Class A-1A
                                             Certificates and (d) 5.2090%, with
                                             respect to the Class A-J
                                             Certificates.

                                          o  The pass-through rate applicable to
                                             the Class B and Class C
                                             Certificates will, at all times,
                                             equal the weighted average net
                                             mortgage pass-through rate less
                                             0.0590% and 0.0390%, respectively.

                                          o  The pass-through rate applicable to
                                             the Class D, Class E, Class F,
                                             Class G and Class H Certificates
                                             will, at all times, equal the
                                             weighted average net mortgage
                                             pass-through rate.

                                          o  The pass-through rates applicable
                                             to the Class J, Class K, Class L,
                                             Class M, Class N, Class O and Class
                                             P Certificates will, at all times,
                                             will be equal to 4.8840% per annum
                                             subject to a cap of the weighted
                                             average net mortgage pass-through
                                             rate.

                                          o  The Class R and Class LR
                                             Certificates will not have
                                             pass-through rates. See
                                             "DESCRIPTION OF THE OFFERED
                                             CERTIFICATES--DISTRIBUTIONS--
                                             METHOD, TIMING AND AMOUNT" and
                                             "--PAYMENT PRIORITIES" in this
                                             prospectus supplement.

                                          o  The pass-through rate applicable to
                                             the Class X-C Certificates for the
                                             initial distribution date will
                                             equal approximately 0.0398% per
                                             annum. The pass-through rate for
                                             the Class X-C Certificates for each
                                             distribution date subsequent to the
                                             initial distribution date will
                                             equal the weighted average of
                                             certain strip rates applicable to
                                             the respective classes of principal
                                             balance certificates or to
                                             designated components of those
                                             classes, with the relevant
                                             weighting to be done based upon the
                                             relative sizes of those classes or
                                             components. In that
                                             regard, although the outstanding
                                             principal balance of each class of
                                             principal balance certificates is
                                             represented in the total notional
                                             amount of the Class X-C
                                             Certificates, in the case of one or
                                             more classes of principal balance
                                             certificates, that principal
                                             balance is divided into two or more
                                             components for purposes of the
                                             calculation of the pass-through
                                             rate for the Class X-C Certificates
                                             from time to time.

                                          o  The pass-through rate applicable to
                                             the Class X-P Certificates for the
                                             initial distribution date will be
                                             0.3026% per annum. The pass-through
                                             rate for the Class X-P
                                             Certificates, for each distribution
                                             date subsequent to the initial
                                             distribution date through and
                                             including the August 2012
                                             distribution date, will equal the
                                             weighted average of certain
                                             respective strip rates applicable
                                             to certain classes of principal
                                             balance certificates or designated
                                             components of those classes that in
                                             either case form a part of the
                                             total notional amount of the Class
                                             X-P Certificates outstanding
                                             immediately prior to the related
                                             distribution date, with the
                                             relevant weighting to be done based
                                             upon the relative sizes of those
                                             classes or components. The strip
                                             rates applicable to the calculation
                                             of the pass-through rates for the
                                             Class X-C and X-P Certificates are
                                             described under "DESCRIPTION OF THE
                                             OFFERED CERTIFICATES--PAYMENT
                                             PRIORITIES--DISTRIBUTIONS" in this
                                             prospectus supplement.

Distributions ..........................  On each distribution date, you will be entitled to receive interest and
                                          principal distributions from available
                                          funds in an amount equal to your
                                          certificate's interest and principal
                                          entitlement, subject to:

                                          (i)  payment of the respective
                                               interest entitlement for any
                                               class of certificates bearing an
                                               earlier alphabetical designation
                                               (except in respect of the
                                               distribution of interest among
                                               the Class A-1, Class A-2, Class
                                               A-3, Class A-4, Class A-AB, Class
                                               A-5, Class A-1A, Class X-C and
                                               Class X-P Certificates, which
                                               will have the same senior
                                               priority and except that
                                               distributions to the Class A-J
                                               Certificates are paid after
                                               distributions to the foregoing
                                               classes, PROVIDED that if any
                                               interest is distributed to the
                                               Class A-5 Certificates it will be
                                               applied first to the Class A-5A
                                               Certificates up to its interest
                                               entitlement and then to the Class
                                               A-5B Certificates up its interest
                                               entitlement), and

                                          (ii) if applicable, payment of the
                                               respective principal entitlement
                                               for such distribution date to
                                               outstanding classes of
                                               certificates having an earlier
                                               alphanumeric designation;
                                               PROVIDED, HOWEVER, that the Class
                                               A-AB Certificates have certain
                                               priority with respect to reducing
                                               the principal balance of those
                                               certificates to their planned
                                               principal balance, as described
                                               in this prospectus supplement,
                                               and provided, that the Class A-J
                                               Certificates receive
                                               distributions only after
                                               distributions are made to the
                                               Class A-1, Class A-2, Class A-3,
                                               Class A-4, Class A-AB, Class A-5
                                               and Class A-1A Certificates; and
                                               provided, further, that principal
                                               distributed to the Class A-5
                                               Certificates will be applied
                                               first to the Class

                                               A-5A Certificates until reduced
                                               to zero and then to the Class
                                               A-5B Certificates until reduced
                                               to zero.

                                          For purposes of making distributions
                                          to the Class A-1, Class A-2, Class
                                          A-3, Class A-4, Class A-AB, Class A-5
                                          and Class A-1A Certificates, the pool
                                          of mortgage loans will be deemed to
                                          consist of two distinct groups, Loan
                                          Group 1 and Loan Group 2. Loan Group 1
                                          will consist of 102 mortgage loans,
                                          representing approximately 77.42% of
                                          the outstanding pool balance, and Loan
                                          Group 2 will consist of 35 mortgage
                                          loans, representing approximately
                                          22.58% of the outstanding pool
                                          balance. Loan Group 2 will include
                                          approximately 88.04% of all the
                                          mortgage loans secured by multifamily
                                          properties and approximately 39.81% of
                                          all the mortgage loans secured by
                                          manufactured housing community
                                          properties. Annex A-1 to this
                                          prospectus supplement will set forth
                                          the Loan Group designation with
                                          respect to each of these mortgage
                                          loans.

                                          The Class A-1, Class A-2, Class A-3,
                                          Class A-4, Class A-AB, Class A-5A and
                                          Class A-5B Certificates will have
                                          priority to payments received in
                                          respect of mortgage loans included in
                                          Loan Group 1. The Class A-1A
                                          Certificates will have priority to
                                          payments received in respect of
                                          mortgage loans included in Loan Group
                                          2. A description of the principal and
                                          interest entitlement of each class of
                                          certificates offered in this
                                          prospectus supplement for each
                                          distribution date can be found in
                                          "DESCRIPTION OF THE OFFERED
                                          CERTIFICATES--DISTRIBUTIONS--METHOD,
                                          TIMING AND AMOUNT," "--PAYMENT
                                          PRIORITIES" and "--DISTRIBUTION OF
                                          AVAILABLE FUNDS" in this prospectus
                                          supplement. The Class X-C and Class
                                          X-P certificates will not be entitled
                                          to any distributions of principal.

Prepayment Premiums;
  Yield Maintenance Charges ............  Prepayment premiums and yield maintenance charges will be allocated
                                          as described in "DESCRIPTION OF THE
                                          OFFERED CERTIFICATES--PREPAYMENT
                                          PREMIUMS AND YIELD MAINTENANCE
                                          CHARGES" in this prospectus
                                          supplement.

Prepayment and Yield
  Considerations .......................  The yield to investors will be sensitive to the timing of
                                          prepayments, repurchases or purchases
                                          of mortgage loans, and the magnitude
                                          of losses on the mortgage loans due to
                                          liquidations. The yield to maturity on
                                          each class of certificates offered in
                                          this prospectus supplement will be
                                          sensitive to the rate and timing of
                                          principal payments (including both
                                          voluntary and involuntary prepayments,
                                          defaults and liquidations) on the
                                          mortgage loans and payments with
                                          respect to repurchases thereof that
                                          are applied in reduction of the
                                          certificate balance of that class. See
                                          "RISK FACTORS--RISKS RELATED TO THE
                                          OFFERED CERTIFICATES-- RISKS RELATED
                                          TO PREPAYMENTS AND REPURCHASES" and
                                          "--YIELD CONSIDERATIONS" and "YIELD
                                          AND MATURITY CONSIDERATIONS" in this
                                          prospectuS supplement and "Yield and
                                          Maturity Considerations" in the
                                          prospectus.

Subordination; Allocation of
  Losses and Certain Expenses ..........  The chart below describes the manner in which the rights of various classes
                                          will be senior to the rights of other
                                          classes. This subordination will be
                                          effected in two ways: entitlement to
                                          receive principal and interest on any
                                          distribution date is in descending
                                          order and loan losses are allocated in
                                          ascending order. (However, no
                                          principal payments or principal losses
                                          will be allocated to the Class X-C or
                                          Class X-P Certificates, although
                                          mortgage loan losses will reduce the
                                          notional balances of the Class X-C
                                          Certificates and may reduce the
                                          notional balance of the Class X-P
                                          Certificates and, therefore, the
                                          amount of interest those classes
                                          accrue.)

                                 -----------------------------------------------
                                   Class A-1, Class A-2, Class A-3, Class A-4,
                                      Class A-AB*, Class A-5, Class A-1A**,
                                          Class X-C*** and Class X-P***
                                 -----------------------------------------------
                                                       |
                                                       |
                                                 ---------------
                                                    Class A-J
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class B
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class C
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class D
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class E
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class F
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class G
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class H
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class J
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class K
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class L
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class M
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class N
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class O
                                                 ---------------
                                                       |
                                                       |
                                                 ---------------
                                                     Class P
                                                 ---------------


                                          *    The Class A-AB Certificates have
                                               certain priority with respect to
                                               reducing the principal balance of
                                               those certificates to their
                                               planned principal balance, as
                                               described in this prospectus
                                               supplement.

                                          **   The Class A-1A Certificates have
                                               a priority entitlement to
                                               principal payments received in
                                               respect of mortgage loans
                                               included in Loan Group 2. The
                                               Class A-1, Class A-2, Class A-3,
                                               Class A-4, Class A-AB and Class
                                               A-5 Certificates have a priority
                                               entitlement to principal payments
                                               received in respect of mortgage
                                               loans included in Loan Group 1.
                                               Principal payments allocated to
                                               Class A-5 Certificates will be
                                               applied first to the Class A-5A
                                               Certificates up to their
                                               principal entitlement and then to
                                               the Class A-5B Certificates up to
                                               their principal entitlement. See
                                               "DESCRIPTION OF THE OFFERED
                                               CERTIFICATES--DISTRIBUTIONS--
                                               METHOD, TIMING AND AMOUNT" in
                                               this prospectus supplement.

                                          ***  The Class X-C Certificates are
                                               not offered by this prospectus
                                               supplement and the Class X-C and
                                               Class X-P Certificates are not
                                               entitled to distributions of
                                               principal.

                                          No other form of credit enhancement
                                          will be available for the benefit of
                                          the holders of the certificates
                                          offered in this prospectus supplement.

                                          Losses allocated to the Class A-5
                                          Certificates will be applied first to
                                          the Class A-5B Certificates until
                                          reduced to zero and then to the Class
                                          A-5A Certificates until reduced to
                                          zero.

                                          In certain circumstances, shortfalls
                                          in mortgage loan interest that are the
                                          result of the timing of prepayments
                                          and that are in excess of the sum of
                                          (x) all or a portion of the servicing
                                          fee payable to the applicable servicer
                                          and (y) the amount of mortgage loan
                                          interest that accrues and is collected
                                          with respect to any principal
                                          prepayment that is made after the date
                                          on which interest is due will be
                                          allocated to, and be deemed
                                          distributed to, each class of
                                          certificates (other than the Class
                                          X-C, Class X-P, Class R and Class LR
                                          Certificates), PRO RATA, based upon
                                          amounts distributable in respect of
                                          interest to each class. See
                                          "DESCRIPTION OF THE OFFERED
                                          CERTIFICATES--PREPAYMENT INTEREST
                                          SHORTFALLS" in this prospectus
                                          supplement.

Shortfalls in Available Funds ..........  The following types of shortfalls in available funds will be allocated in
                                          the same manner as mortgage loan
                                          losses:

                                          o  shortfalls resulting from
                                             additional servicing compensation
                                             which each servicer or special
                                             servicer is entitled to receive;

                                          o  shortfalls resulting from interest
                                             on advances made by the servicers,
                                             the special servicer or the trustee
                                             (to the extent not covered by
                                             default interest and late payment
                                             fees paid by the related borrower);

                                          o  shortfalls resulting from
                                             unanticipated expenses of the trust
                                             (including, but not limited to,
                                             expenses relating to environmental
                                             assessments, appraisals, any
                                             administrative or judicial
                                             proceeding, management of REO
                                             properties, maintenance of
                                             insurance policies, and permissible
                                             indemnification); and

                                          o  shortfalls resulting from a
                                             reduction of a mortgage loan's
                                             interest rate by a bankruptcy court
                                             or from other unanticipated or
                                             default-related expenses of the
                                             trust.

                                THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.    General ..........................  For a more complete description of the mortgage loans, see the following
                                          sections in this prospectus
                                          supplement:

                                          o  Description of the Mortgage Pool;

                                          o  Annex A-1 (Certain Characteristics
                                             of the Mortgage Loans); and

                                          o  Annex A-2 (Certain Characteristics
                                             of the Multifamily and Manufactured
                                             Housing Loans).

                                          All numerical information provided in
                                          this prospectus supplement with
                                          respect to the mortgage loans is
                                          approximate. All weighted average
                                          information regarding the mortgage
                                          loans reflects weighting of the
                                          mortgage loans by their respective
                                          principal balances as of the cut-off
                                          date.

                                          When information with respect to
                                          mortgaged properties is expressed as a
                                          percentage of the outstanding pool
                                          balance, the Loan Group 1 balance or
                                          the Loan Group 2 balance, the
                                          percentages are based upon the
                                          outstanding principal balance as of
                                          the cut-off date of the related
                                          mortgage loan or allocated loan amount
                                          attributed to such mortgaged property.

                                          The information contained in the
                                          footnotes to the chart below is
                                          applicable throughout this prospectus
                                          supplement, unless otherwise
                                          indicated.

                                                                    ALL MORTGAGE LOANS                 LOAN GROUP 1
                                                                 --------------------------      --------------------------
Number of Mortgage Loans ......................................                         137                             102
Number of Mortgaged Properties ................................                         189                             148
Number of Balloon Mortgage Loans(1) ...........................                          75                              62
Number of Hyper-Amortizing Loans ..............................                           0                               0
Number of Fully Amortizing Mortgage Loans .....................                           3                               3
Number of Interest-Only Mortgage Loans(2) .....................                          12                               6
Number of Partial Interest-Only Balloon
  Mortgage Loans(3) ...........................................                          47                              31
Aggregate Initial Principal Balance (plus or minus 5%) ........              $2,272,502,889                  $1,759,462,135
Range of Mortgage Loan Principal Balances .....................  $1,297,373 to $218,000,000      $1,297,373 to $218,000,000
Average Mortgage Loan Principal Balance .......................                 $16,587,612                     $17,249,629
Range of Mortgage Rates .......................................          4.7250% to 6.0000%              4.7250% to 6.0000%
Weighted Average Mortgage Rate(4) .............................                     5.3514%                         5.3783%
Range of Remaining Terms to Maturity ..........................                54 months to                    54 months to
                                                                                 299 months                      299 months
Weighted Average Remaining Term to Maturity ...................                  110 months                      114 months
Range of Remaining Amortization Term(5) .......................               177 months to                   177 months to
                                                                                 360 months                      360 months
Weighted Average Remaining Amortization Term(5) ...............                  349 months                      346 months
Weighted Average Loan-to-Value Ratio(6)(7) ....................                      68.04%                          66.06%
Weighted Average Debt Service Coverage Ratio(6)(7) ............                       1.60x                           1.66x


                                                                        LOAN GROUP 2
                                                                   -------------------------
Number of Mortgage Loans ......................................                           35
Number of Mortgaged Properties ................................                           41
Number of Balloon Mortgage Loans(1) ...........................                           13
Number of Hyper-Amortizing Loans ..............................                            0
Number of Fully Amortizing Mortgage Loans .....................                            0
Number of Interest-Only Mortgage Loans(2) .....................                            6
Number of Partial Interest-Only Balloon
  Mortgage Loans(3) ...........................................                           16
Aggregate Initial Principal Balance (plus or minus 5%) ........                 $513,040,753
Range of Mortgage Loan Principal Balances .....................    $1,573,664 to $85,000,000
Average Mortgage Loan Principal Balance .......................                  $14,658,307
Range of Mortgage Rates .......................................           4.9950% to 5.8000%
Weighted Average Mortgage Rate(4) .............................                      5.2592%
Range of Remaining Terms to Maturity ..........................                 58 months to
                                                                                  120 months
Weighted Average Remaining Term to Maturity ...................                    98 months
Range of Remaining Amortization Term(5) .......................                299 months to
                                                                                  360 months
Weighted Average Remaining Amortization Term(5) ...............                   359 months
Weighted Average Loan-to-Value Ratio(6)(7) ....................                       74.82%
Weighted Average Debt Service Coverage Ratio(6)(7) ............                        1.41x

                                          ----------------
                                          (1)  Does not include interest-only
                                               mortgage loans or partial
                                               interest-only mortgage loans.

                                          (2)  12 mortgage loans, representing
                                               34.42% of the outstanding pool
                                               balance and 34.15% of the Loan
                                               Group 1 balance and 35.35% of the
                                               Loan Group 2 balance as of the
                                               cut-off date, pay interest-only
                                               for the entirety of their term.
                                               Annual debt service, monthly debt
                                               service and the debt service
                                               coverage ratios are calculated
                                               using the interest payments for
                                               the first twelve payment periods.

                                          (3)  The interest-only period for
                                               these mortgage loans ranges from
                                               5 to 70 months following the
                                               cut-off date. Mortgage loans that
                                               closed during the period from the
                                               cut-off date through the closing
                                               date for which the borrower's
                                               first loan payment will be made
                                               on the payment date in October
                                               are not considered partial
                                               interest-only loans for purposes
                                               of this chart. For information on
                                               these mortgage loans, see Annex
                                               A-1.

                                          (4)  With respect to the Mortgage
                                               Loans known as the "Lakewood
                                               Center" loan and the "General
                                               Motors Building" loan, the
                                               interest rate used in this
                                               calculation is 5.5127% and
                                               5.2420%, respectively. The
                                               interest rates for the Lakewood
                                               Center loan and the General
                                               Motors Building loan will vary
                                               throughout the respective loan
                                               term. The interest rates for the
                                               Lakewood Center loan and the
                                               General Motors Building loan are
                                               set forth on Annex A-4 and A-5
                                               hereto, respectively.

                                          (5)  Excludes 12 mortgage loans, each
                                               of which pays interest-only for
                                               the entirety of its term.

                                          (6)  In the case of 2 mortgage loans,
                                               representing 7.66% of the
                                               outstanding pool balance and
                                               9.89% of the outstanding Loan
                                               Group 1 balance as of the cut-off
                                               date, with one or more companion
                                               loans that are not included in
                                               the trust, DSCR and LTV ratio
                                               have been calculated based on the
                                               mortgage loans included in the
                                               trust and the mortgage loans that
                                               are not included in the trust but
                                               are pari passu in right of
                                               payment with the mortgage loans
                                               included in the trust and, unless
                                               otherwise indicated, excluding
                                               the related subordinate companion
                                               loan. In addition, in the case of
                                               five mortgage loans, representing
                                               11.18% of the outstanding pool
                                               balance and 14.43% of the
                                               outstanding Loan Group 1 balance
                                               as of the cut-off date, each with
                                               one subordinate companion loan
                                               that is not included in the
                                               trust, unless otherwise
                                               indicated, DSCR and LTV ratio
                                               have been calculated based on the
                                               mortgage loan included in the
                                               trust, but excluding the
                                               subordinate companion loan.

                                          (7)  Calculated based on mortgage loan
                                               principal balance, as of the
                                               cut-off date, after netting out
                                               holdback reserve amounts for 4
                                               mortgage loans aggregating
                                               $8,450,000, as described in the
                                               definition of "UW NCF DSCR" and
                                               "LTV" in the "DESCRIPTION OF THE
                                               MORTGAGE POOL--ADDITIONAL LOAN
                                               INFORMATION-DEFINITIONS" in this
                                               prospectus supplement.

B. Split Loan Structures ...............  The mortgaged properties securing the mortgage loans known as the Lakewood
                                          Center loan, the General Motors
                                          Building loan, the Loews Universal
                                          Hotel Portfolio loan, the Indian Trail
                                          Shopping Center loan, the Walker
                                          Springs Community Shopping Center
                                          loan, the High Point Center loan and
                                          the CVS-Eckerds-Kansas City loan also
                                          secure companion loans that are not
                                          included in the mortgage pool.

                                          The mortgage loan known as the
                                          "Lakewood Center" loan, representing
                                          9.59% of the outstanding pool balance
                                          and 12.39% of the Loan Group 1 balance
                                          as of the cut-off date and with an
                                          outstanding principal balance as of
                                          the cut-off date of $218,000,000, is
                                          evidenced by two PARI PASSU notes,
                                          both of which are included in the
                                          trust. The Lakewood Center loan is
                                          secured by a mortgaged property that
                                          also secures one subordinate companion
                                          loan that is not included in the trust
                                          with an outstanding principal balance
                                          as of the cut-off date of

                                          $32,000,000. The Lakewood Center
                                          subordinate companion loan is
                                          currently held by Teachers Insurance
                                          and Annuity Association of America.

                                          The holder of the Lakewood Center
                                          subordinate companion loan has certain
                                          rights with respect to the Lakewood
                                          Center loan as described under
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--RIGHTS OF
                                          THE HOLDER OF THE LAKEWOOD CENTER B
                                          LOAN." The pooling and servicing
                                          agreement will govern the servicing of
                                          the Lakewood Center loan and the
                                          Lakewood Center subordinate companion
                                          loan. For additional information
                                          regarding the Lakewood Center loan,
                                          see "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--THE
                                          LAKEWOOD CENTER LOAN" in this
                                          prospectus supplement and "THE
                                          LAKEWOOD CENTER LOAN" in Annex B to
                                          this prospectus supplement.

                                          The mortgage loan known as the
                                          "General Motors Building" loan,
                                          representing 4.80% of the outstanding
                                          pool balance and 6.20% of the Loan
                                          Group 1 balance as of the cut-off date
                                          and with an outstanding principal
                                          balance as of the cut-off date of
                                          $109,000,000, is secured by a
                                          mortgaged property that also secures
                                          five companion loans that are not
                                          included in the trust. Four of the
                                          companion loans are PARI PASSU in
                                          right of payment with the General
                                          Motors Building loan and have
                                          outstanding principal balances as of
                                          the cut-off date of $260,000,000,
                                          $82,500,000, $82,500,000 and
                                          $180,000,000. The other companion loan
                                          is subordinate in right of payment to
                                          the General Motors Building loan and
                                          the other General Motors Building
                                          companion loans and has an outstanding
                                          principal balance as of the cut-off
                                          date of $86,000,000. The General
                                          Motors Building companion loans were
                                          deposited into the commercial
                                          securitizations indicated in the table
                                          below:

                                          OUTSTANDING
                                          PRINCIPAL BALANCE
                                          AS OF THE                                                             SUBORDINATE/
                                          CUT-OFF DATE              SECURITIZATION                               PARI PASSU
                                          ------------------        ------------------------------------        -------------
                                          $260,000,000              COMM 2005-LP5 Commercial                     PARI PASSU
                                                                    Mortgage Pass-Through Certificates

                                          $165,000,000              GE Commercial Mortgage                       PARI PASSU
                                                                    Corporation Commercial
                                                                    Mortgage Pass-Through
                                                                    Certificates, Series 2005-C2(1)

                                          $180,000,000              GMAC Commercial Mortgage                     PARI PASSU
                                                                    Corporation, Series 2005-C1
                                                                    Mortgage Pass-Through
                                                                    Certificates

                                          $86,000,000               COMM 2005-LP5 Commercial                     Subordinate
                                                                    Mortgage Pass-Through Certificates

                                          --------------
                                          (1) Represents two PARI PASSU notes.

                                          The General Motors Building loan is
                                          evidenced by two pari passu notes,
                                          both of which are included in the
                                          trust. The General Motors Building
                                          loan and the General Motors Building
                                          companion loans are being serviced and
                                          administered by Midland Loan Services,
                                          Inc., as master servicer, and by LNR
                                          Partners, Inc., as special servicer,
                                          pursuant to a separate pooling and
                                          servicing agreement entered into in
                                          connection with the issuance of the
                                          COMM 2005-LP5 Commercial Mortgage
                                          Pass-Through Certificates. For
                                          additional information regarding the
                                          General Motors Building loan, see
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL-SPLIT LOAN STRUCTURES--THE
                                          GENERAL MOTORS BUILDING LOAN" and "THE
                                          POOLING AND SERVICING
                                          AGREEMENT--SERVICING OF THE
                                          NON--SERVICED MORTGAGE LOANS" in this
                                          prospectus supplement and "THE GENERAL
                                          MOTORS BUILDING LOAN" in Annex B to
                                          this prospectus supplement.

                                          The interests in the General Motors
                                          Building subordinate companion loan is
                                          represented by designated classes of
                                          certificates issued in connection with
                                          the securitization of the COMM
                                          2005-LP5 Commercial Mortgage
                                          Pass-Through Certificates. The holder
                                          of more than 50%, by certificate
                                          balance, of the most subordinate class
                                          of Class GMB Certificates (as
                                          determined pursuant to the related
                                          pooling and servicing agreement) has
                                          certain rights with respect to the
                                          General Motors Building loan and the
                                          General Motors Building PARI PASSU
                                          companion loans as described under
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--RIGHTS OF
                                          THE CLASS GMB DIRECTING
                                          CERTIFICATEHOLDER AND THE HOLDERS OF
                                          THE GENERAL MOTORS BUILDING SENIOR
                                          LOANS" in this prospectuS supplement.

                                          The mortgage loan known as the "Loews
                                          Universal Hotel Portfolio" loan,
                                          representing 2.86% of the outstanding
                                          pool balance and 3.69% of the Loan
                                          Group 1 balance as of the cut-off date
                                          and with an outstanding principal
                                          balance as of the cut-off date of
                                          $65,000,000, is secured by mortgaged
                                          properties that also secure six
                                          companion loans that are not included
                                          in the trust. Four of the companion
                                          loans are pari passu in right of
                                          payment with the Loews Universal Hotel
                                          Portfolio loan and have outstanding
                                          principal balances as of the cut-off
                                          date of $100,000,000, $100,000,000,
                                          $80,000,000 and $55,000,000,
                                          respectively. The other companion
                                          loans are subordinate in right of
                                          payment to the Loews Universal Hotel
                                          Portfolio loan and the other Loews
                                          Universal Hotel Portfolio pari passu
                                          companion loans and have outstanding
                                          principal balances as of the cut-off
                                          date of $25,000,000 and $25,000,000,
                                          respectively. Two of the Loews
                                          Universal Hotel Portfolio pari passu
                                          companion loans with an outstanding
                                          principal balance as of the cut-off
                                          date of $80,000,000 and $55,000,000,
                                          respectively, and one Loews Universal
                                          Hotel Portfolio subordinate companion
                                          loan are currently held by German
                                          American Capital Corporation, one of
                                          the mortgage loan sellers, and any one
                                          of these companion loans may be sold
                                          or further divided at any time
                                          (subject to compliance with the terms
                                          of the related intercreditor
                                          agreement). Two of the Loews Universal
                                          Hotel Portfolio pari passu companion
                                          loans with an outstanding principal
                                          balance as of the cut-off date of
                                          $100,000,000 and $100,000,000 and one

                                          Loews Universal Hotel Portfolio
                                          subordinate companion loan are
                                          currently held by JPMorgan Chase Bank,
                                          N.A. and may be sold or further
                                          divided at any time (subject to
                                          compliance with the terms of the
                                          related intercreditor agreement). It
                                          is anticipated that one of the Loews
                                          Universal Hotel Portfolio pari passu
                                          companion loans, currently held by
                                          JPMorgan Chase Bank, N.A. with an
                                          outstanding principal balance as of
                                          the cut-off date of $100,000,000 and
                                          the Loews Universal Hotel Portfolio
                                          subordinate companion loans, which are
                                          currently held by German American
                                          Capital Corporation and JPMorgan Chase
                                          Bank, N.A., will be deposited into the
                                          trust related to the J.P. Morgan Chase
                                          Commercial Mortgage Securities Corp.
                                          Series 2005-CIBC12 Commercial Mortgage
                                          Pass-Through Certificates. The Loews
                                          Universal Hotel Portfolio loan and the
                                          Loews Universal Hotel Portfolio
                                          companion loans are being serviced and
                                          administered by GMAC Commercial
                                          Mortgage Corporation, as master
                                          servicer, and by J.E. Robert Company,
                                          Inc., as special servicer, pursuant to
                                          a separate pooling and servicing
                                          agreement entered into in connection
                                          with the issuance of the J.P. Morgan
                                          Chase Commercial Mortgage Securities
                                          Corp. Series 2005-CIBC12 Commercial
                                          Mortgage Pass-Through Certificates.
                                          For additional information regarding
                                          the Loews Universal Hotel Portfolio
                                          loan, see "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--THE LOEWS
                                          UNIVERSAL HOTEL PORTFOLIO LOAN" and
                                          "THE POOLING AND SERVICING
                                          AGREEMENT--SERVICING OF THE
                                          NON---SERVICED MORTGAGE LOANS" in this
                                          prospectus supplement and "THE LOEWS
                                          UNIVERSAL HOTEL PORTFOLIO LOAN" in
                                          Annex B to this prospectus supplement.

                                          The interests in the Loews Universal
                                          Hotel Portfolio subordinate companion
                                          loans is represented by designated
                                          classes of certificates issued in
                                          connection with the securitization of
                                          the J.P. Morgan Chase Commercial
                                          Mortgage Securities Corp. Series
                                          2005-CIBC12 Commercial Mortgage
                                          Pass-Through Certificates. The holder
                                          of more than 50%, by certificate
                                          balance, of the most subordinate class
                                          of Class UHP Certificates (as
                                          determined pursuant to the related
                                          pooling and servicing agreement) has
                                          certain rights with respect to the
                                          Loews Universal Hotel Portfolio loan
                                          and the Loews Universal Hotel
                                          Portfolio pari passu companion loans
                                          as described under "DESCRIPTION OF THE
                                          MORTGAGE POOL--SPLIT LOAN
                                          STRUCTURES--RIGHTS OF THE CLASS UHP
                                          DIRECTING CERTIFICATEHOLDER AND THE
                                          HOLDERS OF THE LOEWS UNIVERSAL HOTEL
                                          PORTFOLIO SENIOR LOANS" in this
                                          prospectus supplement.

                                          Each of the mortgage loans known as
                                          the "Indian Trail Shopping Center"
                                          loan, the "Walker Springs Community
                                          Shopping Center" loan, the "High Point
                                          Center" loan and the
                                          "CVS-Eckerds-Kansas City" loan,
                                          representing in the aggregate
                                          approximately 1.58% of the outstanding
                                          pool balance and 2.04% of the Loan
                                          Group 1 balance as of the cut-off
                                          date, is secured by a mortgaged
                                          property that also secures a
                                          subordinate companion loan that is not
                                          included in the trust. The outstanding
                                          principal balances of such loans and
                                          their related subordinate companion
                                          loans as of the cut-off date are as
                                          follows:

                                                                                                         COMPANION
                                                                                      POOL LOAN             LOAN
                                                                                     -----------         ----------
                                          Indian Trail Shopping Center ...........   $18,287,000         $  400,000
                                          Walker Springs Community
                                            Shopping Center ......................     8,000,000            250,000
                                          High Point Center ......................     5,520,000            150,000
                                          CVS-Eckerds-Kansas City ................     4,146,207            250,028
                                                                                     -----------         ----------
                                            Total ................................   $35,953,207         $1,050,028
                                                                                     ===========         ==========

                                          Each subordinate companion loan listed
                                          in the chart above is currently held
                                          by CBA Mezzanine Capital Funding, Ltd.

                                          With respect to each of the above four
                                          loans, the holder of the related
                                          subordinate companion loan has certain
                                          rights with respect to the senior loan
                                          included in the trust as described
                                          under "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--RIGHTS OF
                                          THE HOLDERS OF THE PNC/MEZZ CAP B
                                          LOANS." The pooling and servicing
                                          agreement will govern the servicing of
                                          each of these loans and their
                                          corresponding subordinate companion
                                          loan. For additional information
                                          regarding each of those loans, see
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--SPLIT LOAN STRUCTURES--THE
                                          PNC/MEZZ CAP WHOLE LOANS" in this
                                          prospectus supplement.

                                          Each of the mortgage loans described
                                          in this section "-Split Loan
                                          Structures" has one or more companion
                                          loans. None of the companion loans
                                          will be included in the mortgage pool.

C. Nonrecourse .........................  Substantially all of the mortgage loans are or should be considered
                                          nonrecourse obligations. No mortgage
                                          loan will be insured or guaranteed by
                                          any governmental entity or private
                                          insurer, or by any other person.

D. Fee Simple/Leasehold Estate .........  Each mortgage loan is secured by, among other things, a first mortgage
                                          lien on the fee simple estate in an
                                          income-producing real property (or in
                                          the case of 15 mortgaged properties,
                                          securing mortgage loans which
                                          represent 6.73% of the outstanding
                                          pool balance and 8.69% of the Loan
                                          Group 1 balance as of the cut-off
                                          date, either (a) a leasehold estate in
                                          a portion of the mortgaged property
                                          and a fee estate in a portion of the
                                          mortgaged property or (b) a leasehold
                                          (or subleasehold) estate in the
                                          mortgaged property and no mortgage on
                                          the related fee estate).

E. Property Purpose ....................  The number of mortgaged properties, and the approximate percentage of the
                                          outstanding pool balance (as well as
                                          the approximate percentage of the
                                          applicable Loan Group balance) as of
                                          the cut-off date of the mortgage loans
                                          secured thereby, for each indicated
                                          purpose are:

                                                          AGGREGATE                           % OF           % OF
                                                           PRINCIPAL                         INITIAL        INITIAL
                                          NO. OF        BALANCE OF THE        % OF            LOAN           LOAN
                                         MORTGAGED         MORTGAGE          INITIAL         GROUP 1        GROUP 2
PROPERTY TYPE                           PROPERTIES         LOANS(1)           POOL           BALANCE        BALANCE
--------------------------------------  -----------      ------------        -------         -------        -------
Multifamily ..........................      50           $599,657,894         26.39%           4.92%        100.00%
  MULTIFAMILY ........................      45            568,810,521         25.03%           3.87%         97.61%
  MANUFACTURED HOUSING ...............       5             30,847,373          1.36%           1.06%          2.39%
Office ...............................      28            569,350,829         25.05%          32.36%          0.00%
Retail ...............................      44            549,214,628         24.17%          31.21%          0.00%
  ANCHORED ...........................      20            455,172,190         20.03%          25.87%          0.00%
  UNANCHORED .........................      10             60,410,023          2.66%           3.43%          0.00%
  SINGLE TENANT ......................      14              3,632,415          1.48%           1.91%          0.00%
Hotel ................................      18            209,482,713          9.22%          11.91%          0.00%
Mixed Use ............................       6            166,553,988          7.33%           9.47%          0.00%
Self Storage .........................      39            148,028,560          6.51%           8.41%          0.00%
Industrial ...........................       4             30,214,276          1.33%           1.72%          0.00%
                                           ---         --------------        ------          ------         ------
Total ................................     189         $2,272,502,889        100.00%         100.00%        100.00%

                                          ---------------
                                          (1)  Because this table presents
                                               information relating to the
                                               mortgaged properties and not the
                                               mortgage loans, the information
                                               for mortgage loans secured by
                                               more than one mortgaged property
                                               is based on allocated loan
                                               amounts (which amounts, if not
                                               specified in the related mortgage
                                               loan documents, are based on the
                                               appraised value or square footage
                                               of each mortgaged property and/or
                                               each mortgaged property's
                                               underwritten net cash flow).

F. Property Locations ..................  The tables below show the number of mortgaged properties, aggregate
                                          principal balance of the related
                                          mortgage loans, and percentage of
                                          initial pool balance, Loan Group 1
                                          balance and Loan Group 2 balance, as
                                          applicable, secured by mortgaged
                                          properties that are located in the top
                                          five jurisdictions of (i) the
                                          outstanding pool balance, (ii) Loan
                                          Group 1 balance and (iii) Loan Group 2
                                          balance, respectively, in each case,
                                          as of the cut-off date:

                                                                    ALL MORTGAGED PROPERTIES(1)

                                                                                            AGGREGATE
                                                                           NO. OF          PRINCIPAL
                                                                          MORTGAGED      BALANCE OF THE         % OF
                                          STATE                          PROPERTIES      MORTGAGE LOANS         POOL
                                          ------------------------     --------------    --------------        -------
                                          California .............           21           $  660,958,259        29.09%
                                          New York ...............           21              390,458,413        17.18%
                                          Florida ................           26              234,255,773        10.31%
                                          Texas ..................           28              216,304,311         9.52%
                                          Virginia ...............            4               85,700,000         3.77%
                                          Other(2) ...............           89              684,826,134        30.14%
                                                                            ---           --------------       ------
                                          Total ..................          189           $2,272,502,889       100.00%
                                                                            ===           ==============       ======

                                          ---------------
                                          (1)  Because this table presents
                                               information relating to the
                                               mortgaged properties and not the
                                               mortgage loans, the information
                                               for mortgage loans secured by
                                               more than one mortgaged property
                                               is based on allocated loan
                                               amounts (which amounts, if not
                                               specified in the related mortgage
                                               loan documents, are based on the
                                               appraised value or square footage
                                               of each mortgaged property and/or
                                               each mortgaged property's
                                               underwritten net cash flow).

                                          (2)  This reference consists of 26
                                               states.

                                                                           LOAN GROUP 1(1)
                                                                                                                % OF
                                                                                            AGGREGATE          INITIAL
                                                                           NO. OF          PRINCIPAL            LOAN
                                                                          MORTGAGED      BALANCE OF THE        GROUP 1
                                          STATE                          PROPERTIES      MORTGAGE LOANS        BALANCE
                                          ------------------------     --------------    --------------        -------
                                          California .............           17          $  644,638,259         36.64%
                                          New York ...............           12             254,909,074         14.49%
                                          Florida ................           23             180,755,773         10.27%
                                          Texas ..................           22             158,339,266          9.00%
                                          North Carolina .........           19              77,664,990          4.41%
                                          Other(2) ...............           55             443,154,774         25.19%
                                                                            ---          --------------        ------
                                          Total ..................          148          $1,759,462,135        100.00%
                                                                            ===          ==============        ======

                                          ----------------
                                          (1)  Because this table presents
                                               information relating to the
                                               mortgaged properties and not the
                                               mortgage loans, the information
                                               for mortgage loans secured by
                                               more than one mortgaged property
                                               is based on allocated loan
                                               amounts (which amounts, if not
                                               specified in the related mortgage
                                               loan documents, are based on the
                                               appraised value or square footage
                                               of each mortgaged property and/or
                                               each mortgaged property's
                                               underwritten net cash flow).

                                          (2)  This reference consists of 22
                                               states.

                                                                           LOAN GROUP 2(1)
                                                                                                                % OF
                                                                                            AGGREGATE          INITIAL
                                                                           NO. OF          PRINCIPAL            LOAN
                                                                          MORTGAGED      BALANCE OF THE        GROUP 1
                                          STATE                          PROPERTIES      MORTGAGE LOANS        BALANCE
                                          ------------------------     --------------    --------------        -------
                                          New York ...............            9           $135,549,339          26.42%
                                          Texas ..................            6             57,965,045          11.30%
                                          Alabama ................            4             54,793,664          10.68%
                                          Florida ................            3             53,500,000          10.43%
                                          Virginia ...............            1             50,000,000           9.75%
                                          Other(2) ...............           18            161,232,706          31.43%
                                                                             --           ------------         ------
                                          Total ..................           41           $513,040,753         100.00%
                                                                             ==           ============         ======

                                          ----------------
                                          (1)  Because this table presents
                                               information relating to the
                                               mortgaged properties and not the
                                               mortgage loans, the information
                                               for mortgage loans secured by
                                               more than one mortgaged property
                                               is based on allocated loan
                                               amounts (which amounts, if not
                                               specified in the related mortgage
                                               loan documents, are based on the
                                               appraised value or square footage
                                               of each mortgaged property and/or
                                               each mortgaged property's
                                               underwritten net cash flow).

                                          (2)  This reference consists of 12
                                               states.

                                          See  "Description of the Mortgage
                                          Pool-Aditional Loan Information" in
                                          this prospectus supplement.

G.    Amortization Types ..............   The mortgage loans have the
                                          amortization characteristics set forth
                                          in the following table:

                                                                                                AGGREGATE         % OF
                                                                                 NO. OF         PRINCIPAL        INITIAL
                                                                                MORTGAGE      BALANCE OF THE      POOL
                                          TYPE OF AMORTIZATION                    LOANS       MORTGAGE LOANS     BALANCE
                                          ----------------------------------   ----------     -------------      --------
                                          Partial Interest-only Balloon
                                            Loans(1) .......................       47         $  957,903,899       42.15%
                                          Interest-only loans ..............       12            782,150,000       34.42%
                                          Balloon Loans(2) .................       75            519,927,818       22.82%
                                          Fully Amortizing Loans ...........        3             12,521,172        0.55%
                                                                                  ---         --------------      ------
                                          Total ............................      137         $2,272,502,889      100.00%
                                                                                  ===         ==============      ======

                                          ----------------
                                          (1)  Includes 47 mortgage loans
                                               representing approximately 42.15%
                                               of the outstanding pool balance,
                                               42.17% of the Loan Group 1
                                               balance and 42.08% of the Loan
                                               Group 2 balance as of the cut-off
                                               date that pay interest-only for
                                               the first 5 to 70 scheduled
                                               payments from the cut-off date
                                               and thereafter provide for
                                               regularly scheduled payments of
                                               interest and principal based on
                                               an amortization period longer
                                               than the remaining term of the
                                               mortgage loan. Such mortgage
                                               loans therefore have an expected
                                               balloon balance at the maturity
                                               date. Mortgage loans that closed
                                               during the period from the
                                               cut-off date through the closing
                                               date for which the borrower's
                                               first loan payment will be made
                                               on the payment date in October
                                               2005 are not considered partial
                                               interest-only loans for purposes
                                               of this chart. For information on
                                               these mortgage loans, see Annex
                                               A-1.

                                          (2)  Does not include interest-only
                                               mortgage loans or partial
                                               interest-only mortgage loans.

H. Prepayment Provisions;
   Defeasance Loans ....................  As of the cut-off date, all of the mortgage loans (other than the County
                                          of Los Angeles Building loan,
                                          Yorktowne Plaza loan, Summer Trace
                                          Apartments loan and Dominion at Riata
                                          loan) prohibit voluntary prepayment or
                                          defeasance until at least two years
                                          after the closing date. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--CERTAIN TERMS AND CONDITIONS OF
                                          THE MORTGAGE LOANS--PREPAYMENT
                                          PROVISIONS" and "--PROPERTY RELEASES"
                                          in this prospectus supplement.

                                          125 of the mortgage loans,
                                          representing 95.89% of the outstanding
                                          pool balance, 98.55% of the Loan Group
                                          1 balance and 86.75% of the Loan Group
                                          2 balance as of the cut-off date,
                                          permit defeasance following a lock-out
                                          period of at least two years from the
                                          closing date except with respect to
                                          the Yorktowne Plaza loan, as described
                                          below.

                                          11 of the mortgage loans, representing
                                          3.79% of the outstanding pool balance,
                                          1.04% of the Loan Group 1 balance and
                                          13.25% of the Loan Group 2 balance as
                                          of the cut-off date, permit, following
                                          a lock-out period, prepayment with a
                                          yield maintenance charge (which charge
                                          is at least 1% of the prepaid amount),
                                          but do not permit defeasance.

                                          1 of the mortgage loans, representing
                                          0.32% of the outstanding pool balance
                                          and 0.41% of the Loan Group 1 balance
                                          as of the cut-off date, permits
                                          defeasance or prepayment with a yield
                                          maintenance charge (which charge is at
                                          least 1% of the prepaid amount)
                                          following a lock-out period of 34
                                          months from the closing date.

                                          With respect to the Yorktowne Plaza
                                          loan, representing 0.96% of the
                                          outstanding pool balance and 1.23% of
                                          the Loan Group 1 balance as of the
                                          cut-off date, the related mortgage
                                          loan documents prohibit voluntary
                                          prepayment (at any time prior to the
                                          payment date three months prior to the
                                          related maturity date) but permit
                                          defeasance on or after June 29, 2007.
                                          GMAC Commercial Mortgage Corporation,
                                          the related mortgage loan seller, will
                                          be required to purchase the mortgage
                                          loan from the trust immediately prior
                                          to the borrower defeasing such
                                          mortgage loan if the defeasance would
                                          occur prior to July 27, 2007,
                                          the date that is two years following
                                          the loan REMIC start-up date, at a
                                          price at least equal to the
                                          outstanding principal balance of the
                                          mortgage loan and accrued interest
                                          thereon plus certain expenses,
                                          together with a yield maintenance
                                          charge. The Yorktowne Plaza loan is
                                          the primary asset of a separate REMIC.

                                          The mortgage loans generally provide
                                          for a period prior to maturity
                                          (generally 1 to 7 months) during which
                                          prepayments may be made without
                                          penalty or yield maintenance charge.

                                          All of the mortgage loans that permit
                                          prepayments or defeasances require
                                          that the prepayment or defeasance be
                                          made on the due date or, if on a
                                          different date, that any prepayment or
                                          defeasance be accompanied by the
                                          interest that would be due on the next
                                          due date.

I. Mortgage Loans with
   Related Borrowers ...................  Several mortgage loans have related borrowers that are affiliated with one
                                          another through partial or complete
                                          direct or indirect common ownership,
                                          with the three largest of these groups
                                          representing 8.54%, 2.50% and 1.73%,
                                          respectively, of the outstanding pool
                                          balance. See Annex A-1 for additional
                                          information.

ADVANCES
A. General .............................  The applicable servicer is required to advance delinquent monthly mortgage
                                          loan payments if that servicer
                                          determines that the advance will be
                                          recoverable from proceeds of the
                                          related mortgage loan. A principal and
                                          interest advance will generally equal
                                          the delinquent portion of the monthly
                                          mortgage loan payment. The servicers
                                          will not be required to advance
                                          interest in excess of a mortgage
                                          loan's regular interest rate (I.E.,
                                          not including any default rate). The
                                          servicers also are not required to
                                          advance, among other things,
                                          prepayment premiums or yield
                                          maintenance charges, or balloon
                                          payments. If an advance is made, the
                                          servicers will defer (rather than
                                          advance) servicing fees, but will
                                          advance the trustee's fees. Neither
                                          the servicers nor the trustee will be
                                          required to make a principal and
                                          interest advance on any companion
                                          loan. In addition, neither the
                                          servicers nor the trustee will make an
                                          advance if the special servicer
                                          determines that such advance is not
                                          recoverable from proceeds of the
                                          related mortgage loan.

                                          If a borrower fails to pay amounts due
                                          on the maturity date of the related
                                          mortgage loan, the applicable servicer
                                          will be required on and after such
                                          date and until final liquidation
                                          thereof, to advance only an amount
                                          equal to the interest (at the mortgage
                                          loan's regular interest rate, as
                                          described above) and principal portion
                                          of the constant mortgage loan payment
                                          due immediately prior to the maturity
                                          date, subject to a recoverability
                                          determination.

                                          In addition to principal and interest
                                          advances, the applicable servicer will
                                          also be obligated (subject to the
                                          limitations described
                                          in this prospectus supplement and
                                          except with respect to the General
                                          Motors Building mortgage loan and the
                                          Loews Universal Hotel Portfolio
                                          mortgage loan) to make advances to pay
                                          delinquent real estate taxes,
                                          assessments and hazard insurance
                                          premiums and to cover other similar
                                          costs and expenses necessary to
                                          preserve the priority of the related
                                          mortgage, enforce the terms of any
                                          mortgage loan or to protect, manage
                                          and maintain each related mortgaged
                                          property. In addition, the special
                                          servicer may under certain
                                          circumstances make property advances
                                          on an emergency basis with respect to
                                          the mortgage loans that have been
                                          transferred to special servicing. The
                                          applicable servicer will also be
                                          required to make property advances
                                          with respect to the mortgaged property
                                          securing the Lakewood Center whole
                                          loan, the Indian Trail Shopping Center
                                          whole loan, the Walker Springs
                                          Community Shopping Center whole loan,
                                          the High Point Center whole loan and
                                          the CVS-Eckerds-Kansas City whole loan
                                          (each of which includes a loan that is
                                          included in the trust and a related
                                          subordinate companion loan).

                                          The servicer under the COMM 2005-LP5
                                          Commercial Mortgage Pass-Through
                                          Certificates commercial mortgage
                                          securitization will be obligated to
                                          make property advances with respect to
                                          the General Motors Building whole loan
                                          (which includes the General Motors
                                          Building loan and the General Motors
                                          Building pari passu and subordinate
                                          companion loans) in accordance with
                                          the terms of the related pooling and
                                          servicing agreement.

                                          The servicer under the J.P. Morgan
                                          Chase Commercial Mortgage Securities
                                          Corp. Series 2005-CIBC12 Commercial
                                          Mortgage Pass-Through Certificates
                                          commercial mortgage securitization
                                          will be obligated to make property
                                          advances with respect to the Loews
                                          Universal Hotel Portfolio whole loan
                                          (which includes the Loews Universal
                                          Hotel Portfolio loan and the Loews
                                          Universal Hotel Portfolio pari passu
                                          and subordinate companion loans) in
                                          accordance with the terms of the
                                          related pooling and servicing
                                          agreement.

                                          If the servicers fail to make any
                                          required advance, the trustee will be
                                          required to make the advance. The
                                          obligation of the servicers and the
                                          trustee to make an advance will also
                                          be subject to a determination of
                                          recoverability. The trustee will be
                                          entitled to conclusively rely on the
                                          determination of recoverability made
                                          by the servicers.

                                          Principal and interest advances are
                                          intended to maintain a regular flow of
                                          scheduled interest and principal
                                          payments to the certificateholders and
                                          are not intended to guarantee or
                                          insure against losses. Advances which
                                          cannot be reimbursed out of
                                          collections on, or in respect of, the
                                          related mortgage loans will be
                                          generally reimbursed directly from any
                                          other collections on the mortgage
                                          loans as provided in this prospectus
                                          supplement and thus will cause losses
                                          to be borne by certificateholders in
                                          the priority specified in this
                                          prospectus supplement. The servicers
                                          and the trustee will be entitled to
                                          interest on any advances made.

                                          This interest will accrue at the rate
                                          and is payable under the circumstances
                                          described in this prospectus
                                          supplement. Interest accrued on
                                          outstanding advances may result in
                                          reductions in amounts otherwise
                                          available for payment on the
                                          certificates.

                                          See "THE POOLING AND SERVICING
                                          AGREEMENT--ADVANCES" in this
                                          prospectus supplement.

B.  Appraisal Reduction Event
    Advances ..........................   Certain adverse events affecting a
                                          mortgage loan, called appraisal
                                          reduction events, will require the
                                          special servicer to obtain a new
                                          appraisal (or, with respect to
                                          mortgage loans having a principal
                                          balance under $2,000,000, at the
                                          special servicer's option, an estimate
                                          of value prepared by the special
                                          servicer or with the consent of the
                                          directing certificateholder (which is
                                          generally (except with respect to any
                                          loan that is part of a split loan
                                          structure) the holder of the majority
                                          interest of the most subordinate class
                                          then outstanding), an appraisal on the
                                          related mortgaged property (except
                                          with respect to mortgaged properties
                                          securing the General Motors Building
                                          loan and the Loews Universal Hotel
                                          Portfolio loan). Based on the estimate
                                          of value or appraised value in such
                                          appraisal, as applicable, it may be
                                          necessary to calculate an appraisal
                                          reduction amount. The amount required
                                          to be advanced in respect of a
                                          mortgage loan that has been subject to
                                          an appraisal reduction event will be
                                          reduced so that the servicers will not
                                          be required to advance interest to the
                                          extent of the appraisal reduction
                                          amount. Due to the payment priorities
                                          described above, this will reduce the
                                          funds available to pay interest on the
                                          most subordinate class or classes of
                                          certificates then outstanding.

                                          The General Motors Building loan and
                                          the Loews Universal Hotel Portfolio
                                          loan are subject to provisions in the
                                          pooling and servicing agreement under
                                          which they are serviced relating to
                                          appraisal reductions that are
                                          substantially similar but not
                                          identical to the provisions set forth
                                          above. The existence of an appraisal
                                          reduction in respect of the General
                                          Motors Building loan and the Loews
                                          Universal Hotel Portfolio loan will
                                          proportionately reduce the servicer's
                                          or the trustee's, as the case may be,
                                          obligation to make principal and
                                          interest advances on such mortgage
                                          loan.

                            ADDITIONAL CONSIDERATIONS

                                          See "DESCRIPTION OF THE OFFERED
                                          CERTIFICATES--APPRAISAL REDUCTIONS" in
                                          this prospectus supplement.

Optional Termination. .................   On any distribution date on which the
                                          remaining aggregate principal balance
                                          of the mortgage loans is less than 1%
                                          of the outstanding pool balance as of
                                          the cut-off date, each of (i) the
                                          holder of the majority interest of the
                                          most subordinate class then
                                          outstanding, (ii) the Midland Loan
                                          Services, Inc. servicer, (iii) the
                                          GMAC Commercial Mortgage Corporation
                                          servicer or (iv) the special servicer,
                                          in that order, may exercise an option
                                          to purchase
                                          all of the mortgage loans (and all
                                          property acquired through the exercise
                                          of remedies in respect of any mortgage
                                          loan). Exercise of this option will
                                          effect the termination of the trust
                                          and retirement of the then outstanding
                                          certificates. The trust could also be
                                          terminated in connection with an
                                          exchange by a sole remaining
                                          certificateholder of all the then
                                          outstanding certificates (including
                                          the Class X-C and Class X-P
                                          Certificates), excluding the Class R
                                          and Class LR Certificates (PROVIDED,
                                          HOWEVER, that the Class A through
                                          Class D Certificates are no longer
                                          outstanding) for the mortgage loans
                                          remaining in the trust.

                                          See "THE POOLING AND SERVICING
                                          AGREEMENT--OPTIONAL TERMINATION" in
                                          this prospectus supplement and
                                          "DESCRIPTION OF THE
                                          CERTIFICATES--TERMINATION" in the
                                          prospectus.

Certain Federal Income
  Tax Consequences ....................   Elections will be made to treat
                                          portions of the trust as two separate
                                          REMICs, known as the Lower-Tier REMIC
                                          and the Upper-Tier REMIC for federal
                                          income tax purposes. In addition, a
                                          separate REMIC election will be made
                                          with respect to the Yorktowne Plaza
                                          loan for federal income tax purposes.
                                          In the opinion of counsel, such
                                          portions of the trust and the loan
                                          will qualify for this treatment
                                          pursuant to their elections.

                                          Federal income tax consequences of an
                                          investment in the certificates offered
                                          in this prospectus supplement include:

                                          o  Each class of certificates offered
                                             in this prospectus supplement will
                                             constitute a class of "regular
                                             interests" in the Upper Tier REMIC.

                                          o  The regular interests will be
                                             treated as newly originated debt
                                             instruments for federal income tax
                                             purposes.

                                          o  Beneficial owners of the
                                             certificates offered in this
                                             prospectus supplement will be
                                             required to report income on those
                                             certificates in accordance with the
                                             accrual method of accounting.

                                          o  It is anticipated that the
                                             certificates offered in this
                                             prospectus supplement, other than
                                             the Class X-P Certificates, will be
                                             issued at a premium, and that the
                                             Class X-P Certificates will be
                                             issued with original issue
                                             discount.

                                          In addition, the portion of the trust
                                          consisting of certain yield
                                          maintenance amounts that may be paid
                                          by the GMAC Commercial Mortgage
                                          Corporation, the related mortgage loan
                                          seller, in respect of a repurchase of
                                          the Yorktowne Plaza loan and the
                                          related proceeds in the grantor trust
                                          distribution account will be treated
                                          as a grantor trust for federal income
                                          tax purposes.

                                          See "Certain Federal Income Tax
                                          Consequences" in this prospectus
                                          supplement and "Certain Federal Income
                                          Tax Consequences--Federal Income Tax
                                          Consequences for REMIC Certificates"
                                          in the prospectus.

ERISA Considerations ..................   A fiduciary of an employee benefit
                                          plan should review with its legal
                                          advisors whether the purchase or
                                          holding of the certificates offered in
                                          this prospectus supplement could give
                                          rise to a transaction that is
                                          prohibited or is not otherwise
                                          permitted under either ERISA or
                                          Section 4975 of the Internal Revenue
                                          Code of 1986, as amended, or whether
                                          there exists any statutory, regulatory
                                          or administrative exemption applicable
                                          thereto. The United States Department
                                          of Labor has granted to Deutsche Bank
                                          Securities Inc. an administrative
                                          exemption, Department Final
                                          Authorization Number 97-03E, as
                                          amended by Prohibited Transaction
                                          Exemption ("PTE") 2002-41, which
                                          generally exempts from the application
                                          of certain of the prohibited
                                          transaction provisions of Section 406
                                          of ERISA and the excise taxes imposed
                                          on such prohibited transactions by
                                          Sections 4975(a) and (b) of the
                                          Internal Revenue Code of 1986, as
                                          amended, transactions relating to the
                                          purchase, sale and holding of
                                          pass-through certificates underwritten
                                          by the underwriters and the servicing
                                          and operation of the related asset
                                          pool, provided that certain conditions
                                          are satisfied.

                                          The Depositor expects that the
                                          exemption granted to Deutsche Bank
                                          Securities Inc. will generally apply
                                          to the certificates offered in this
                                          prospectus supplement, PROVIDED, that
                                          certain conditions are satisfied. See
                                          "ERISA CONSIDERATIONS" in this
                                          prospectus supplement and "CERTAIN
                                          ERISA CONSIDERATIONS" in the
                                          prospectus.

Ratings ...............................   It is a condition to their issuance
                                          that the certificates offered in this
                                          prospectus supplement receive from
                                          Standard & Poor's Ratings Services, a
                                          division of The McGraw-Hill Companies,
                                          Inc., and Moody's Investors Service,
                                          Inc., the credit ratings indicated
                                          below.

                                                               S&P      MOODY'S
                                                              -----     -------
                                          Class A-1 .......    AAA        Aaa
                                          Class A-2 .......    AAA        Aaa
                                          Class A-3 .......    AAA        Aaa
                                          Class A-4 .......    AAA        Aaa
                                          Class A-AB ......    AAA        Aaa
                                          Class A-5A ......    AAA        Aaa
                                          Class A-5B ......    AAA        Aaa
                                          Class A-1A ......    AAA        Aaa
                                          Class X-P .......    AAA        Aaa
                                          Class A-J .......    AAA        Aaa
                                          Class B .........    AA         Aa2
                                          Class C .........    AA-        Aa3
                                          Class D .........     A         A2

                                          See "Ratings" in this prospectus
                                          supplement and "Rating" in the
                                          prospectus for a discussion of the
                                          basis upon which ratings are given,
                                          the limitations of and restrictions on
                                          the ratings, and the conclusions that
                                          should not be drawn from a rating.

Legal Investment ......................   The certificates will not constitute
                                          "mortgage related securities" within
                                          the meaning of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment activities
                                          are subject to legal investment laws
                                          and regulations,
                                          regulatory capital requirements, or
                                          review by regulatory authorities, then
                                          you may be subject to restrictions on
                                          investment in the certificates.
                                          Investors should consult their own
                                          legal advisors for assistance in
                                          determining the suitability and
                                          consequences of the purchase,
                                          ownership, and sale of the
                                          certificates. See "Legal Investment"
                                          in this prospectus supplement and in
                                          the prospectus.

Denominations; Clearance
  and Settlement ......................   The certificates offered in this
                                          prospectus supplement will be issuable
                                          in registered form, in minimum
                                          denominations of certificate balance
                                          of (i) $10,000 with respect to the
                                          Class A-1, Class A-2, Class A-3, Class
                                          A-4, Class A-AB, Class A-5A, Class
                                          A-5B, Class A-1A and Class A-J
                                          Certificates, (ii) $25,000 with
                                          respect to the Class B, Class C and
                                          Class D Certificates and (iii)
                                          $1,000,000 with respect to the Class
                                          X-P Certificates.

                                          Investments in excess of the minimum
                                          denominations may be made in multiples
                                          of $1.

                                          You may hold your certificates through
                                          (i) The Depository Trust Company
                                          ("DTC") (in the United States) or (ii)
                                          Clearstream Banking Luxembourg, a
                                          division of Clearstream International,
                                          societe anonyme ("CLEARSTREAM") or The
                                          Euroclear System ("EUROCLEAR") (in
                                          Europe). Transfers within DTC,
                                          Clearstream or Euroclear will be in
                                          accordance with the usual rules and
                                          operating procedures of the relevant
                                          system. See "DESCRIPTION OF THE
                                          OFFERED CERTIFICATES--DELIVERY, FORM
                                          AND DENOMINATION," "--BOOK-ENTRY
                                          REGISTRATION" and "--DEFINITIVE
                                          CERTIFICATES" in this prospectus
                                          supplement and "DESCRIPTION OF THE
                                          CERTIFICATES--BOOK-ENTRY REGISTRATION
                                          AND DEFINITIVE CERTIFICATES" in the
                                          prospectus.

                                  RISK FACTORS

       You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

       The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

       If any of the following risks actually occur, your investment could be materially and adversely affected.

       This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

       Payments under the mortgage loans are not insured or guaranteed by any person or entity.

       Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

       All of the mortgage loans were originated within 14 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

            COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

       The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

       The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

       The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

       o    the age, design and construction quality of the mortgaged property;

       o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

       o    the proximity and attractiveness of competing properties;

       o    the adequacy of the mortgaged property's management and maintenance;

       o increases in operating expenses at the mortgaged property and in relation to competing properties;

       o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

       o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

       o    a decline in the financial condition of a major tenant;

       o    an increase in vacancy rates; and

       o a decline in rental rates as leases are renewed or entered into with new tenants.

       Others factors are more general in nature, such as:

       o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

       o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

       o    demographic factors;

       o    decreases in consumer confidence;

       o    changes in consumer tastes and preferences;

       o    retroactive changes in building codes;

       o    changes or continued weakness in specific industry segments; and

       o    the public's perception of safety for customers and clients.

       The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

       o the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

       o    the creditworthiness of tenants;

       o    tenant defaults;

       o in the case of rental properties, the rate at which new rentals occur; and

       o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

       A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

       Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

       Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For instance, the mortgage loan known as The Bush Tower, which is located in New York City and representing approximately 1.85% of the initial outstanding pool balance and 2.39% of the initial loan group 1 balance, is secured by a mortgaged property listed on the National Register of Historic Places.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

       Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

       o changes in governmental regulations, fiscal policy, zoning or tax laws;

       o potential environmental legislation or liabilities or other legal liabilities;

       o    the availability of refinancing; and

       o    changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

       A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

       In the case of the following 35 mortgaged properties, collectively representing 6.74% of the outstanding pool balance (and 8.71% of the Loan Group 1 balance), as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant:

       o    Bureau of Customs and Border Protection

       o    AmeriCenter - Bloomfield

       o    AmeriCenter - Livionia

       o    AmeriCenter - Schaumburg

       o    AmeriCenter - Southfield

       o    AmeriCenter - Troy, MI

       o    The Island One Building

       o    County of Los Angeles Building

       o    Input/Output Office Complex Bldg 2 & 3

       o    AIS Headquarters

       o    CVS - Eckerds - Kansas City

       o    Petco - Pembroke Pines

       o    Petco - Plantation

       o    Petco - Overland Park

       o    Petco - Boardman

       o    Petco - Canton

       o    Petco - Mentor

       o    Input/Output Office Complex Bldg 1

       o    Kerr Drug - Bryson City

       o    Kerr Drug - Dobson

       o    Kerr Drug - Archdale

       o    Kerr Drug - Ramseur

       o    Kerr Drug - Carthage

       o    Kerr Drug - Durham

       o    Kerr Drug - Benson

       o    Kerr Drug - Nashville

       o    Kerr Drug - Southport

       o    Kerr Drug - Pembroke

       o    Kerr Drug - Pittsboro

       o    Kerr Drug - Zebulon

       o    Walgreens (Greenville)

       o    Henry Mayo Hospital Ambulatory Care Center

       o    West Tower at Doctor's Hospital

       o    Rosemead Levitz Furniture

       o    9287 Airway Road

For lease maturity dates with respect to the above mortgage loans see Annex A-1.

       The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.

       Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. For instance, Kerr Drug is the sole or a significant tenant at 12 mortgaged properties, representing security for 1.07% of the outstanding pool balance and Petco is the sole or a significant tenant at 6 mortgaged properties, representing security for 1.01% of the outstanding pool balance. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

       If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

       If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. This risk may be mitigated when mortgaged properties are leased to unrelated third parties.

RISKS RELATED TO LOAN CONCENTRATION

       Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately 43.91% of the outstanding pool balance, approximately 49.03% of the Loan Group 1 balance and 26.31% of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

       The ten largest loans are described in Annex B to this prospectus supplement.

       Each of the other mortgage loans represents no more than 2.02% of the outstanding pool balance as of the cut-off date.

RISKS RELATED TO BORROWER CONCENTRATION

       Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 8.54%, 2.50% and 1.73%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately 1.81%, 1.79% and 1.40%, respectively, of the Loan Group 1 balance and the three largest of the related loan groups in Loan Group 2 representing approximately 9.85%, 7.67% and 7.31% of the Loan Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

       A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-J and Class B through Class P Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

       The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

       o 50 multifamily and manufactured housing community properties representing 26.39% of the outstanding pool balance, 4.92% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

       o 28 office properties representing 25.05% of the outstanding pool balance and 32.36% of the Loan Group 1 balance as of the cut-off date;

       o 44 retail properties representing 24.17% of the outstanding pool balance and 31.21% of the Loan Group 1 balance as of the cut-off date;

       o 18 hotel properties representing 9.22% of the outstanding pool balance and 11.91% of the Loan Group 1 balance as of the cut-off date;

       o 6 mixed use properties representing 7.33% of the outstanding pool balance and 9.47% of the Loan Group 1 balance as of the cut-off date;

       o 39 self storage properties representing 6.51% of the outstanding pool balance and 8.41% of the Loan Group 1 balance as of the cut-off date; and

       o 4 industrial properties representing 1.33% of the outstanding pool balance and 1.72% of the Loan Group 1 balance as of the cut-off date.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

       As of the cut-off date, the mortgaged properties are located in 31 states. 21 mortgaged properties, securing mortgage loans representing 29.09% of the outstanding pool balance, are located in California. 21 mortgaged properties, securing mortgage loans representing 17.18% of the outstanding pool balance, are located in New York. 26 mortgaged properties, securing mortgage loans representing 10.31% of the outstanding pool balance as of the cut-off date, are located in Florida. 28 mortgaged properties, securing mortgage loans representing 9.52% of the outstanding pool balance as of the cut-off date, are located in Texas. See the table entitled "GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS" under "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement. Also for certain legal aspects of mortgage loans secured by mortgaged properties located in California, see "LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 3.75% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

       The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

       o certain developments particularly affecting industries concentrated in such state or region;

       o conditions in the real estate markets where the mortgaged properties are located;

       o    changes in governmental rules and fiscal policies;

       o acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--PROPERTY INSURANCE" in this prospectus supplement; and

       o    other factors which are beyond the control of the borrowers.

       For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

       50 of the mortgaged properties (including 5 manufactured housing community properties), which represent security for 26.39% of the outstanding pool balance, 4.92% of the Loan Group 1 balance and 100% of the Loan Group 2 balance as of the cut-off date, are multifamily properties. 2 of these mortgaged properties, representing security for 0.60% of the outstanding pool balance and 2.64% of the Loan Group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

       A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

       o the physical attributes of the apartment building (E.G., its age, appearance and construction quality);

       o the location of the property (E.G., a change in the neighborhood over time);

       o the ability of management to provide adequate maintenance and insurance;

       o    the types of services the property provides;

       o    the property's reputation;

       o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

       o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

       o    the presence of competing properties in the local market;

       o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

       o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

       o    state and local regulations;

       o    government assistance/rent subsidy programs; and

       o    national, state, or local politics.

       Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

       In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

       Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

       MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS. 5 of the mortgaged properties, which represent security for 1.36% of the outstanding pool balance, 1.06% of the Loan Group 1 balance and 2.39% of the Loan Group 2 balance as of the cut-off date, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

       The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

       o    other manufactured housing community properties;

       o    apartment buildings; and

       o    site-built single family homes.

       Other factors may also include:

       o the physical attributes of the community, including its age and appearance;

       o    the location of the manufactured housing property;

       o the ability of management to provide adequate maintenance and insurance;

       o    the type of services or amenities it provides;

       o    the property's reputation; and

       o state and local regulations, including rent control and rent stabilization.

       The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

       Certain of the manufactured housing community mortgaged properties may be recreational vehicle parks. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

OFFICE PROPERTIES HAVE SPECIAL RISKS

       28 of the mortgaged properties, which represent security for 25.05% of the outstanding pool balance and 32.36% of the Loan Group 1 balance as of the cut-off date, are office properties.

       Various factors may adversely affect the value of office properties, including:

       o    the quality of an office building's tenants;

       o    an economic decline in the business operated by the tenants;

       o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

       o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

       o    the desirability of the area as a business location;

       o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

       o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

       Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

       44 of the mortgaged properties, which represent security for 24.17% of the outstanding pool balance and 31.21% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 20 mortgaged properties, representing security for 20.03% of the outstanding pool balance and 25.87% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 10 mortgaged properties, representing security for

2.66% of the outstanding pool balance and 3.43% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. 14 mortgaged properties, representing security for 1.48% of the outstanding pool balance and 1.91% of the Loan Group 1 balance as of the cut-off date, are single tenant properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

       The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

       o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

       o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

       o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

       o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

       If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

       Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

       o    factory outlet centers;

       o    discount shopping centers and clubs;

       o    catalogue retailers;

       o    home shopping networks;

       o    internet web sites; and

       o    telemarketers.

       Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

       In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

HOTEL PROPERTIES HAVE SPECIAL RISKS

       There are 18 hotel properties, securing approximately 9.22% of the outstanding pool balance as of the cut-off date (or approximately 11.91% of the Loan Group 1 balance as of the cut-off date). 6 of such hotel properties are considered full service, securing approximately 4.53% of the outstanding pool balance as of the cut-off date (or approximately 5.85% of the Loan Group 1 balance as of the cut-off date), 8 of such hotel properties, securing approximately 2.74% of the outstanding pool balance as of the cut-off date (or approximately 3.54% of the Loan Group 1 balance as of the cut-off date), are considered limited service; and 4 of such hotel properties, securing approximately 1.94% of the outstanding pool balance as of the cut-off date (or approximately 2.51% of the Loan Group 1 balance as of the cut-off date), are considered extended stay.

       Various factors may adversely affect the economic performance of a hotel, including:

       o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

       o    the construction of competing hotels or resorts;

       o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

       o    conversion to alternative uses which may not be readily made;

       o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

       o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

       o    management ability of property managers;

       o    desirability of particular locations;

       o location, quality and hotel management company's affiliation, each of which affects the economic performance of a hotel; and

       o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

       Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

       Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

       The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

       The hotel properties are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

       o the continued existence, reputation, and financial strength of the franchisor or hotel management company;

       o the public perception of the franchise or management company or hotel chain service mark; and

       o the duration of the franchise licensing agreement or management agreement.

       Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

       Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

       No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

Self Storage Properties Have Special Risks

       There are 39 self storage properties, securing approximately 6.51% of the outstanding pool balance and 8.41% of the loan group 1 balance, as of the cut-off date.

       The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

       Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

       There are 4 industrial properties, securing approximately 1.33% of the outstanding pool balance and 1.72% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

       o    the quality of tenants;

       o    building design and adaptability; and

       o    the location of the property.

       Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

       Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

       Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

       Some of the mortgage loans are secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. For example, the MacArthur Portfolio mortgage loan, representing 2.29% of the outstanding pool balance and 2.96% of the Loan Group 1 balance as of the cut-off date, is secured by the borrower's fee simple interest in condominium units. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner's ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

       Due to the nature of condominiums and a borrower's ownership interest therein, a default on a mortgage loan secured by the borrower's interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

       The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

       o    space in the mortgaged properties could not be leased or re-leased;

       o    tenants were unable to meet their lease obligations;

       o    a significant tenant were to become a debtor in a bankruptcy case;
            or

       o    rental payments could not be collected for any other reason.

       Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

       Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

       Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants' leases were terminated.

       Certain of the mortgaged properties may be leased to tenants under leases that provide that tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

       Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

TENANT BANKRUPTCY ENTAILS RISKS

       The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

       Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

       Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

       The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower's ability to repay its mortgage loan.

       In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL CONSIDERATIONS" in the prospectus.

       In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

       o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

       o a responsible third party was identified as being responsible for the remedial action; or

       o the related originator of the subject mortgage loan generally required the related borrower to:

            (a)        take investigative and/or remedial action;

            (b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

            (c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

            (d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

            (e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

            (f) the circumstance or condition has been remediated in all material respects.

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

       The mortgage loan sellers have represented to the Depositor that all but 1 of the mortgaged properties within the 14 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. In the case of 1 mortgaged property, securing 0.09% of the outstanding pool balance or 0.12% of the Loan Group 1 balance as of the cut-off date, a lenders' environmental insurance policy was obtained with respect to the related mortgaged property in lieu of obtaining an environmental site assessment or update. Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN UNDERWRITING MATTERS--ENVIRONMENTAL SITE ASSESSMENTS" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower's environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

       For more information regarding environmental considerations, see "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL CONSIDERATIONS" in the prospectus.

       The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See "THE POOLING AND SERVICING AGREEMENT--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL CONSIDERATIONS" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON THE MATURITY DATE

       134 mortgage loans, representing 99.45% of the outstanding pool balance, 99.29% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date, are balloon loans that provide for substantial payments of principal due at their stated maturities. 111 of the 134 mortgage loans identified above, representing 77.21% of the outstanding pool balance, or 80.62% of the Loan

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Group 1 balance and 65.51% of the Loan Group 2 balance as of the cut-off date, have a balloon payment date in the year 2015.

       Balloon loans involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a balloon loan on its maturity date typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

       o the availability of, and competition for, credit for commercial real estate projects;

       o    prevailing interest rates;

       o    the fair market value of the related properties;

       o    the borrower's equity in the related properties;

       o    the borrower's financial condition;

       o    the operating history and occupancy level of the property;

       o    tax laws; and

       o    prevailing general and regional economic conditions.

       The availability of funds in the credit markets fluctuates over time.

       There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

       In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the General Motors Building loan and the Loews Universal Hotel Portfolio loan, which are being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under "THE POOLING AND SERVICING AGREEMENT--SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS" in this prospectus supplement. The applicable servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See "THE POOLING AND SERVICING AGREEMENT--MODIFICATIONS" in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Neither the servicers nor the special servicer will have the ability to extend or modify the General Motors Building loan or the Loews Universal Hotel Portfolio loan, because such mortgage loans are being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the General Motors Building loan or the Loews Universal Hotel Portfolio loan, will likely extend the weighted average life of such class of certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

       Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These

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provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

       With respect to 6 mortgage loans, representing 5.28% of the outstanding pool balance, 3.76% of the Group 1 Loan Balance and 10.51% of the Group 2 Loan Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

       o    Communities at Southwood

       o    Glendale Shopping Center - Glendale, CA

       o    Marshall & Isley Bldg

       o    County of Los Angeles Building

       o    Trussville Office Park

       o    Wildwood Apartments

       Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure. For information related to the sponsor or advisor to the sponsor of the Mortgage Loan known as "MARSHALL & ISLEY BLDG," SEE "--RISKS RELATED TO LITIGATION" below.

RISKS RELATED TO ADDITIONAL DEBT

       The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--OTHER FINANCING."

       Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--OTHER FINANCING."

       Although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are generally set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--OTHER FINANCING."

       Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

       When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

       Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

       Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

       Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

       o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

       o    reduce monthly payments due under a mortgage loan;

       o    change the rate of interest due on a mortgage loan; or

       o    otherwise alter the mortgage loan's repayment schedule.

       Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

       Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

       As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

       Certain of the mortgage loans may have had a sponsor that has filed for bankruptcy protection more than ten years ago. An indirect equity owner of the mortgage loan known as "Private Mini Storage Porfolio" filed for bankruptcy protection in 2003. In all cases, the related entity or person has emerged from bankruptcy. However, we cannot assure you that these sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

       The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

       o    responding to changes in the local market;

       o    planning and implementing the rental structure;

       o    operating the property and providing building services;

       o    managing operating expenses; and

       o assuring that maintenance and capital improvements are carried out in a timely fashion.

       Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

       A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

       No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

       With respect to 1 mortgage loan, representing 0.42% of the outstanding pool balance and 0.54% of the outstanding loan group 1 balance as of the cut-off date, Triple Net Properties Realty, Inc. is the property manager. See "--RISKS RELATED TO LITIGATION" below.

RISKS OF INSPECTIONS RELATING TO PROPERTY

       Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

       On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties,
(ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--PROPERTY INSURANCE" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

       The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

PROPERTY INSURANCE

       Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

       In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

       There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

       Following the September 11, 2001 terrorist attacks, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated an intention to eliminate acts of terrorism from their reinsurance coverage. Absent such coverage, primary insurers would have had to assume this risk themselves causing insurers to either eliminate such coverage, increase the amount of deductible for acts of terrorism or charge higher premiums. In order to redress the potential lack of terrorism insurance coverage, Congress passed the Terrorism Risk Insurance Act of 2002, thereby establishing the Terrorism Insurance Program.

       The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides insurers with financial assistance from the United States government in the event a qualifying terrorist attack results in insurance claims. Pursuant to the provisions of the Terrorism Risk Insurance Act of 2002, the federal share of compensation equals 90% of the portion of insured loss that exceeds an applicable deductible paid by the insurer during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible will not be liable for the payment of any aggregate losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

       Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their standard extended coverage policies. The Terrorism Insurance Program provides that any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. It also provides that any state approval of terrorism insurance exclusions that were in force on

November 26, 2002 is also voided. The statute does not require policy holders to purchase terrorism coverage nor does it stipulate the pricing of such coverage. Moreover, most of the insurance policies written in 2005 contain sunset clauses that void the terrorism coverage in December 2005 unless Congress extends the coverage. There can be no assurance that each borrower under the mortgage loans has purchased terrorism coverage.

       The Terrorism Risk Insurance Act of 2002 only applies to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government, and does not cover acts of purely domestic terrorism. Further, any such act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review.

       Under its own terms, the Terrorism Insurance Program will terminate on December 31, 2005. There can be no assurance that this temporary program will create any long-term changes in the availability and cost of terrorism insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. In this regard, the United States Department of Treasury issued a report on June 30, 2005 to Congress discussing whether the Terrorism Insurance Program should be extended beyond December 31, 2005. The report noted the Administration's opposition to extending TRIA but noted that an extension may be acceptable only if certain significant changes were made to the current version. One such change includes increasing the deductible under TRIA from the current $5 million to $500 million, which would mean that each borrower would now be responsible for the first $500 million of the loss.

       Further, new legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased.

       The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

       With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

       With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In those cases, some borrowers obtained supplemental terrorism insurance. In other cases, the lender waived the requirement that such insurance be maintained or the mortgage loan documents do not contain such a requirement.

       Some of the mortgage loans specifically require terrorism insurance, but in many cases, this insurance may be required only to the extent it can be obtained for premiums less than or equal to the "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

       Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either
(a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under "THE POOLING AND SERVICING AGREEMENT--SPECIAL SERVICING--THE DIRECTING CERTIFICATEHOLDER" in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the applicable servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

       As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

       An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Appendix A to this prospectus supplement for illustrative purposes only. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL LOAN INFORMATION" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

       If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

       Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC or the loan REMIC in connection with the Yorktowne Plaza loan, as applicable, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of

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building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "THE POOLING AND SERVICING AGREEMENT--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement.

       In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

       Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATED TO ENFORCEABILITY

       All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

       If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

       5 mortgage loans, representing 14.46% of the outstanding pool balance, 16.15% of the Loan Group 1 balance and 8.64% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property. In addition, there are 4 groups of crossed-collateralized and crossed-defaulted mortgage loans representing 3.95% of the outstanding pool balance, 5.10% of the Loan Group 1 balance.

       Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

                                      S-59
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LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

       15 mortgaged properties, which represent security for 6.73% of the outstanding pool balance, or 8.69% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on (i) the borrower's leasehold (subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower's leasehold interest in portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

       Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

       The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

       In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (I.E., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

       If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (E.G., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

RISKS RELATED TO ZONING LAWS

       Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the

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mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

       In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Certain mortgaged properties may currently have a temporary certificate of occupancy related to renovations at the mortgaged property. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material.

RISKS RELATED TO LITIGATION

       There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

       With respect to the mortgage loan known as "Marshall & Isley Bldg" Triple Net Properties, LLC ("TRIPLE NET") is the sponsor of this mortgage loan and an affiliate of G REIT, Inc. Triple Net Properties Realty, Inc., an affiliate of Triple Net, is the property manager at the mortgaged properties securing the Marshall & Isley Bldg mortgage loan. This loan represents approximately 0.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.54% of the aggregate principal balance of Loan Group 1 as of the cut-off date). Triple Net has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc. indicated that the SEC has requested information relating to disclosure in securities offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.) and exemptions from the registration requirement of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved. In addition, the SEC has requested financial information regarding these REITs as well as other companies advised by Triple Net.

       In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of Triple Net's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of G REIT, Inc. or Triple Net. Neither the depositor nor the mortgage loan sellers are aware of any litigation currently pending. We cannot assure you that if litigation were to commence, it would not have a material adverse effect on your certificates.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

       Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection

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with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                              CONFLICTS OF INTEREST

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

       The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing certificateholder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing certificateholder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing certificateholder, with respect to the mortgage loans that are part of a split loan structure and are serviced by the servicer, is as described in "THE POOLING AND SERVICING AGREEMENT--SPECIAL SERVICING--THE DIRECTING CERTIFICATEHOLDER" in this prospectus supplement. The directing certificateholder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See "THE POOLING AND SERVICING AGREEMENT--SPECIAL SERVICING--THE DIRECTING CERTIFICATEHOLDER" in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. See also "--Conflicts Between Certificateholders and Holders of Companion Loans" in this prospectus supplement.

RELATED PARTIES MAY ACQUIRE CERTIFICATES

       Affiliates of the Depositor, the mortgage loan sellers, the servicers or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the servicers' or the special servicer's duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing certificateholder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES" in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the servicers, the special servicer or any of their affiliates. See "THE POOLING AND SERVICING AGREEMENT--SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS" in this prospectus supplement.

       Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

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       Additionally, the servicers and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicers or the special servicer.

       The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

       A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

       THE LAKEWOOD CENTER LOAN

       With respect to the Lakewood Center loan, representing 9.59% of the outstanding pool balance and 12.39% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures the Lakewood Center subordinate companion loan. The Lakewood Center whole loan (which includes the Lakewood Center loan and the Lakewood Center subordinate companion loan) will be serviced under the pooling and servicing agreement.

       Prior to the occurrence of a control appraisal event described under "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--RIGHTS OF THE HOLDER OF THE LAKEWOOD CENTER B LOAN" in this prospectus supplement, the holder of the Lakewood Center subordinate companion loan will have the right under certain circumstances to advise and direct the applicable servicer or special servicer, as applicable, with respect to various servicing matters affecting the Lakewood Center whole loan and to approve various decisions affecting the Lakewood Center whole loan. Such holder also generally has the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the Lakewood Center whole loan. In addition, the initial holder of the Lakewood Center subordinate companion loan will have the right to appoint or serve as a primary servicer of the Lakewood Center Whole Loan, pursuant to a sub-servicing agreement between itself and the related servicer. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

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       Following the occurrence of such control appraisal event, any decision with respect to the Lakewood Center whole loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer and appointing a successor special servicer) will require the approval of the controlling class representative. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the applicable servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

       No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holder of the Lakewood Center subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.

       THE GENERAL MOTORS BUILDING LOAN

       With respect to the General Motors Building loan, representing 4.80% of the outstanding pool balance and 6.20% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures five pari passu companion loans and one subordinate companion loan. The General Motors Building whole loan (which includes the General Motors Building loan and the General Motors Building pari passu and subordinate companion loans) will be serviced under the pooling and servicing agreement related to the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates.

       Prior to the occurrence of a control appraisal event described under "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--RIGHTS OF THE CLASS GMB DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE GENERAL MOTORS BUILDING SENIOR LOANS" in this prospectus supplement, the holder of more than 50%, by certificate balance, of the most subordinate class of Class GMB Certificates (as determined pursuant to the related pooling and servicing agreement) will have the right under certain circumstances to advise and direct the servicer or special servicer, as applicable, appointed under the pooling and servicing agreement related to the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates with respect to various servicing matters affecting the General Motors Building whole loan and to approve various decisions affecting the General Motors Building whole loan. Such holder also generally has the right to terminate the special servicer appointed under the pooling and servicing agreement related to the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates and to appoint a successor special servicer but only with respect to the General Motors Building whole loan. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

       Following the occurrence of such control appraisal event, any decision with respect to the General Motors Building whole loan which requires the approval of the majority certificateholder of the controlling class appointed under the pooling and servicing agreement related to COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the General Motors Building loan and the General Motors Building pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the majority certificateholder of the controlling class appointed under the pooling and servicing agreement related to COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates.

       No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the companion loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the General Motors Building loan represents approximately 15.27% of the aggregate principal balance of the General Motors Building senior loans (which includes the General Motors Building loan and the General Motors Building pari passu companion loans) secured by the related mortgaged property. As a

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result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer, as applicable, appointed under the pooling and servicing agreement related to COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

       THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN

       With respect to the Loews Universal Hotel Portfolio loan, representing 2.86% of the outstanding pool balance and 3.69% of the Loan Group 1 balance as of the cut-off date, the related mortgaged properties also secures four pari passu companion loans and two subordinate companion loans. The Loews Universal Hotel Portfolio whole loan (which includes the Loews Universal Hotel Portfolio loan and the Loews Universal Hotel Portfolio pari passu and subordinate companion loans) will be serviced under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates.

       Prior to the occurrence of a control appraisal event described under "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--RIGHTS OF THE CLASS UHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE LOEWS UNIVERSAL HOTEL PORTFOLIO SENIOR LOANS" in this prospectus supplement, the holder of more than 50%, by certificate balance, of the most subordinate class of Class UHP Certificates (as determined pursuant to the related pooling and servicing agreement) will have the right under certain circumstances to advise and direct the servicer or special servicer, as applicable, appointed under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates with respect to various servicing matters affecting the Loews Universal Hotel Portfolio whole loan and to approve various decisions affecting the Loews Universal Hotel Portfolio whole loan. Such holder also generally has the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the Loews Universal Hotel Portfolio whole loan. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

       Following the occurrence of such control appraisal event, any decision with respect to the Loews Universal Hotel Portfolio whole loan which requires the approval of the majority certificateholder of the controlling class under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates or otherwise requires approval under the related intercreditor agreement (including terminating the related special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Loews Universal Hotel Portfolio loan and the Loews Universal Hotel Portfolio pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the majority certificateholder of the controlling class appointed under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates.

       No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the companion loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Loews Universal Hotel Portfolio loan represents approximately 16.25% of the aggregate principal balance of the Loews Universal Hotel Portfolio senior loans (which includes the Loews Universal Hotel Portfolio loan and the Loews Universal Hotel Portfolio pari passu companion loans) secured by the related mortgaged properties. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer, as applicable, appointed under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

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       PNC/MEZZ CAP LOANS

       With respect to each of the mortgage loans known as the "Indian Trail Shopping Center" loan, the "Walker Springs Community Shopping Center" loan, the "High Point Center" loan and the "CVS-Eckerds-Kansas City" loan, representing in the aggregate approximately 1.58% of the outstanding pool balance and 2.04% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. Each of the PNC/Mezz Cap whole loans (each of which includes one of the PNC/Mezz Cap loans identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement except that prior to or after the curing of a material default, payments with respect to the related subordinate companion loan may be collected by a separate servicer for such loan.

       The holder of any such subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the related whole loan. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

       No certificateholder may take any action against any holder of any such subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of each such subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement.

YOU WILL HAVE LESS CONTROL OVER THE SERVICING OF THE GENERAL MOTORS BUILDING LOAN AND THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN

       The General Motors Building loan and the Loews Universal Hotel Portfolio loan are secured by mortgaged properties that also secure mortgage loans that are not assets of the trust. The General Motors Building loan is serviced and administered by Midland Loan Services, Inc., the master servicer under a separate pooling and servicing agreement entered into in connection with the issuance of the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates, and, if applicable, will be specially serviced by LNR Partners, Inc., the special servicer under such pooling and servicing agreement. The Loews Universal Hotel Portfolio loan is serviced and administered by GMAC Commercial Mortgage Corporation, the master servicer under a separate pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates, and, if applicable, will be specially serviced by J.E. Robert Company, Inc., as special servicer, pursuant this separate pooling and servicing agreement. These other pooling and servicing agreements provide for a servicing arrangements that are similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the General Motors Building loan and the Loews Universal Hotel Portfolio loan than you would have if such mortgage loans were being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See "THE POOLING AND SERVICING AGREEMENT--SERVICING OF THE NON--SERVICED MORTGAGE LOANS" in this prospectus supplement.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

       The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan noteholder or other party with such option or the related mortgage loan seller's repurchase of the Yorktowne Plaza loan immediately prior to the related borrower defeasing the Yorktowne Plaza loan prior to July 27, 2007, which is the date that is two years beyond the loan REMIC start-up date.

       In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

       The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

       Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" and "--PROPERTY RELEASES" in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

       o    the terms of the mortgage loans;

       o    the length of any prepayment lock-out period;

       o    the level of prevailing interest rates;

       o    the availability of mortgage credit;

       o    the applicable yield maintenance charges or prepayment premiums;

       o the servicer's or special servicer's ability to enforce those charges or premiums;

       o    the occurrence of casualties or natural disasters; and

       o    economic, demographic, tax, legal or other factors.

       Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to the Lakewood Center loan, the General Motors Building loan, the Loews Universal Hotel Portfolio loan, the Indian Trail Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan and the CVS-Eckerds-Kansas City loan, each of which is secured by a mortgaged property that also secures a subordinate companion loan, yield maintenance charges may not be payable if the holder of the related subordinate companion loan purchases the related mortgage loan upon the occurrence of certain default circumstances under such mortgage loan. This circumstance generally would have the same effect on the certificates offered in this prospectus supplement as a prepayment in full of such mortgage loan.

       With respect to the Yorktowne Plaza loan, representing 0.96% of the outstanding pool balance and 1.23% of the Loan Group 1 balance as of the cut-off date, the related mortgage loan documents permit the borrower to defease the mortgage loan on or after June 29, 2007. GMACCM will be required to purchase the mortgage loan from the trust immediately prior to the borrower defeasing such mortgage loan if the defeasance would occur prior to July 27, 2007, which is two years following the loan REMIC start-up date (the "YORKTOWNE PLAZA DEFEASANCE DATE"), at a price equal to the outstanding principal balance of the Mortgage Loan and accrued interest thereon, plus certain expenses, together with a yield maintenance charge. However, there can be no assurance that GMACCM will be in a financial position to effect such repurchase. In the event that GMACCM fails to purchase or is unable to purchase such Mortgage Loan prior to the Yorktowne Plaza Defeasance Date, the special servicer will be required to sell the mortgage loan on behalf of the Trust. In this case, the sale price will determine the amount of proceeds available for distribution to the Certificateholders and it is likely that a loss will result.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS

       Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS

       The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

       o    the interest rate for such certificate;

       o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

       o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

       o the timing and severity of any interest shortfalls resulting from prepayments;

       o    the timing and severity of any appraisal reductions; and

       o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

       The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

       The rate and timing of delinquencies or defaults on the mortgage loans will affect:

       o the aggregate amount of distributions on the certificates offered in this prospectus supplement;

       o    their yield to maturity;

       o    the rate of principal payments; and

       o    their weighted average life.

       Unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B or Class A-1A Certificates, and with respect to interest-only Class X-P Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X-C and Class X-P Certificates. See "Description of the Offered Certificates-Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, pro rata, and with respect to interest losses only, the Class X-C and Class X-P Certificates based on their respective entitlements, provided that losses allocated to the Class A-5 Certificates will be applied first to the Class A-5B Certificates until they are reduced to zero and then to the Class A-5A Certificates until they are reduced to zero.

       Each class of certificates (other than the Class P, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

       If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

       Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

       Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATED TO CERTAIN PAYMENTS

       To the extent described in this prospectus supplement, the servicers, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

       There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

       As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A or, with respect to interest-only, Class X-P Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-J Certificates, to the rights of the holders of the foregoing specified classes) and the Class X-C and Class X-P Certificates, provided that interest and principal, if applicable, distributed to the Class A-5 Certificates will be applied first to the Class A-5A Certificates up to their entitlement and then to the Class A-5B Certificates up to their entitlement. See "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS" and "--SUBORDINATION" in this prospectus supplement.

RISK OF LIMITED ASSETS

       The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

       You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the servicers, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders' interests.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

       As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading "--RISKS RELATED TO THE MORTGAGE LOANS." Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

       The "Risk Factors" section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

       A trust (the "TRUST" or "TRUST FUND") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "DEPOSITOR") will consist of a pool (the "MORTGAGE POOL") of 137 fixed-rate mortgage loans (each, a "Mortgage Loan," and collectively, the "MORTGAGE LOANS") secured by first liens on 189 commercial, multifamily and manufactured housing community properties (each a "MORTGAGED PROPERTY," and collectively, the "MORTGAGED PROPERTIES"). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $2,272,502,889 (the "INITIAL OUTSTANDING POOL BALANCE"). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "CUT-OFF DATE BALANCE") will range from $1,297,373 to $218,000,000 and the average Cut-off Date Balance will be $16,587,612 subject to a variance of plus or minus 5%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups ("LOAN GROUP 1" and "LOAN GROUP 2" and, collectively, the "LOAN GROUPS"). Loan Group 1 will consist of 102 Mortgage Loans, representing 77.42% of the Initial Outstanding Pool Balance (the "INITIAL LOAN GROUP 1 BALANCE"). Loan Group 2 will consist of 35 Mortgage Loans (or 88.04% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 39.81% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing community properties), representing 22.58% of the Initial Pool Balance (the "INITIAL LOAN GROUP 2 BALANCE"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

       Each of the Lakewood Center loan, the General Motors Building loan, Loews Universal Hotel Portfolio loan, the Indian Trail Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan and the CVS-Eckerds-Kansas City loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a "COMPANION LOAN." Each Mortgage Loan together with its related Companion Loans is referred to in this prospectus supplement as a "WHOLE LOAN." None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are PARI PASSU in right of payment with the related Mortgage Loan. Each PARI PASSU Companion Loan is referred to in this prospectus supplement as a "PARI PASSU COMPANION LOAN." Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loan, if any. Each subordinate Companion Loan is referred to in this prospectus supplement as a "B LOAN." The Companion Loans related to the Lakewood Center loan, the Indian Trail Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan and the CVS-Eckerds-Kansas City loan are being serviced under the Pooling and Servicing Agreement, except that with respect to each PNC/Mezz Cap Loan (defined below), prior to or after the curing of a Material Default (defined below), payments with respect to the related Companion Loan may be collected by a separate servicer for such Companion Loan, and each such Companion Loan is sometimes referred to in this prospectus supplement as a "SERVICED COMPANION LOAN" and together with the related Mortgage Loan, as a, "SERVICED WHOLE LOAN"). Each of the General Motors Building loan and the Loews Universal Hotel Portfolio loan is not being serviced under the Pooling and Servicing Agreement and is sometimes referred to in this prospectus supplement as a "NON-SERVICED MORTGAGE LOAN" and collectively as the "NON-SERVICED MORTGAGE LOANS."

       Each Mortgage Loan is evidenced by one or more promissory notes (each, a "NOTE") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                                                       % OF                      % OF                       % OF
                INTEREST OF                     INITIAL OUTSTANDING      INITIAL LOAN GROUP 1       INITIAL LOAN GROUP 2
            BORROWER ENCUMBERED                   POOL BALANCE(1)             BALANCE(1)                 BALANCE(1)
--------------------------------------------    -------------------      --------------------       --------------------
Fee Simple Estate(2) .......................           93.27%                   91.31%                    100.00%

Partial Fee/Partial Leasehold Estate .......            1.88%                    2.43%                      0.00%

Leasehold Estate ...........................            4.84%                    6.25%                      0.00%
                                                      ------                   ------                     ------

Total ......................................          100.00%                  100.00%                    100.00%
                                                      ======                   ======                     ======

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

(2) Includes Mortgage Loans secured by the borrower's leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.


SECURITY FOR THE MORTGAGE LOANS

       None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of German American Capital Corporation ("GACC"), GMAC Commercial Mortgage Corporation ("GMACCM") or PNC Bank, National Association ("PNC BANK" and together with GMACCM and GACC, the "MORTGAGE LOAN SELLERS"), Midland Loan Services, Inc. (as servicer with respect to mortgage loans sold by GACC and PNC Bank excluding the Loews Universal Hotel Portfolio Loan, in such capacity, the "MIDLAND SERVICER"), GMAC Commercial Mortgage Corporation (as servicer with respect to mortgage loans sold by it, as well as the Loews Universal Hotel Portfolio Loan in such capacity, the "GMACCM SERVICER" and collectively with the Midland Servicer, the "SERVICERS"), GMAC Commercial Mortgage Corporation (the "SPECIAL SERVICER"), Wells Fargo Bank, N.A. (the "TRUSTEE") or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "RESERVE ACCOUNTS"). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

       The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, GMACCM and PNC Bank pursuant to three separate mortgage loan purchase agreements (each, a "MORTGAGE LOAN PURCHASE AGREEMENT"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

       GACC. 31 Mortgage Loans, which represent security for 42.36% of the Initial Outstanding Pool Balance, 39.21% of the Initial Loan Group 1 Balance and 53.17% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated by GACC or an affiliate of

GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

       GMACCM. 62 Mortgage Loans, which represent security for 41.95% of the Initial Outstanding Pool Balance, 43.81% of the Initial Loan Group 1 Balance and 35.57% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GMACCM. GMACCM, a California Corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation.

       General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in the indirect parent of GMACCM, to a consortium of investors comprising Five Mile Capital Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the current GMAC Commercial Holding Corp. management team will also invest in GMACCommercial Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year.

       GMACCM is an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the Underwriters. GMACCM is the servicer of all of the loans sold by GMACCM and is the Special Servicer to all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans). The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044-8015.

       PNC BANK. 44 Mortgage Loans, which represent security for 15.69% of the Initial Outstanding Pool Balance, 16.99% of the Initial Loan Group 1 Balance and 11.25% of the Initial Loan Group 2 Balance, will be sold to the Depositor by PNC Bank. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC FINANCIAL"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC Bank had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. The Midland Servicer is a wholly-owned subsidiary of PNC Bank. The principal offices of PNC Bank are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

       Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan. See "THE POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION" in this prospectus supplement.

       The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Sellers make any representation or warranty as to the accuracy or completeness of such information.

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CERTAIN UNDERWRITING MATTERS

       ENVIRONMENTAL SITE ASSESSMENTS. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 16-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

       o the circumstance or condition has been remediated in all material respects,

       o    the borrower has escrowed funds to effect the remediation,

       o a responsible party (not related to the borrower or, if the cost of remediation is less than the lesser of 2% of the original principal balance of the related mortgage loan or $50,000, the borrower or its sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

       o    an operations and maintenance plan has been or will be implemented,

       o environmental insurance with respect to such condition has been obtained,

       o an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

       o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

       o upon further investigation, an environmental consultant recommended no further investigation or remediation.

       For more information regarding environmental conditions, see "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL CONDITION" in this prospectus supplement.

       In the case of 1 Mortgaged Property, securing 0.09% of the Initial Outstanding Pool Balance, and 0.12% of the Initial Loan Group 1 Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining an environmental site assessment or update. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, PROVIDED, HOWEVER, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

       The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicers, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

       PROPERTY CONDITION ASSESSMENTS. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 15-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

       APPRAISALS AND MARKET ANALYSIS. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 14-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS" in this prospectus supplement.

       PROPERTY, LIABILITY AND OTHER INSURANCE. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Whole Loan), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Whole Loan, (2) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

       Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--PROPERTY INSURANCE" in this prospectus supplement.

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

       GENERAL. All of the Mortgage Loans sold to the Depositor by GACC were originated or purchased by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, hotel, self storage and industrial properties as well as manufactured housing community properties located in the United States.

       LOAN ANALYSIS. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property's market and the utility of the mortgaged property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

       LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

       DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GACC's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

                                                                   LTV RATIO
                   PROPERTY TYPE               DSCR GUIDELINE      GUIDELINES
         --------------------------------    -----------------   ---------------
         Office .........................         1.25x               75%
         Anchored Retail ................         1.25x               75%
         Unanchored Retail ..............         1.30x               70%
         Multifamily ....................         1.20x               80%
         Manufactured housing ...........         1.20x               80%
         Industrial/Warehouse ...........         1.25x               75%
         Self Storage ...................         1.30x               70%
         Hotel ..........................         1.60x               70%

       The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination and, with respect to the Whole Loans, are calculated (unless otherwise specified) without regard to any B Loan, if any, but including each Mortgage Loan and any related Pari Passu Companion Loan. Therefore, the debt service coverage ratio for each Mortgage Loan as reported elsewhere in this prospectus supplement and Annex A-1 may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the Mortgage Loans originated or purchased by GACC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A-1 to this prospectus supplement.

       ESCROW REQUIREMENTS. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, and in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

       TAXES AND INSURANCE--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

       REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

            Office .....................  $0.20 per square foot
            Retail .....................  $0.20 per square foot of in-line space
            Multifamily ................  $2.50 per unit
            Manufactured housing .......  $50 per pad
            Industrial/Warehouse .......  $0.20 per square foot
            Self storage ...............  $0.15 per square foot
            Hotel ......................  5% Of gross revenue

       RE-TENANTING--Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

       DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves for environmental remediation.

       Mortgage Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each Mortgage Loan originated or purchased by GACC conforms in its entirety to the guidelines described above.

GMACCM'S UNDERWRITING STANDARDS

       GENERAL. GMACCM has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage Loans were generally originated in accordance with these guidelines.

       PROPERTY ANALYSIS. GMACCM generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. The inspection generally includes an evaluation of some combination of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. GMACCM assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, GMACCM evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

       CASH FLOW ANALYSIS. GMACCM reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL LOAN INFORMATION" in this prospectus supplement.

       APPRAISAL AND LOAN-TO-VALUE RATIO. For each Mortgaged Property, GMACCM obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must include an estimate of the current market value of the Mortgaged Property in its current condition. GMACCM then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

       EVALUATION OF BORROWER. GMACCM evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

       GMACCM evaluates the financial capacity of the borrower and the related principals to meet any obligations that may arise with respect to such liabilities.

       ENVIRONMENTAL SITE ASSESSMENT. Prior to origination, GMACCM either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, GMACCM reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, GMACCM requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition or is otherwise satisfied that no further action is necessary.

       PHYSICAL ASSESSMENT REPORT. Prior to origination (or in certain limited cases, after origination), GMACCM obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. GMACCM reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, GMACCM generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months, to execute an indemnity agreement with respect to the condition or is otherwise satisfied that no further action is necessary.

       TITLE INSURANCE POLICY. The borrower is required to provide, and GMACCM reviews, a title insurance policy for each Mortgaged Property that must be acceptable to GMACCM.

       PROPERTY INSURANCE. The borrower is required to provide, and GMACCM reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted.

PNC BANK'S UNDERWRITING STANDARDS

       GENERAL. PNC Bank has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage Loans sold to the Depositor by PNC Bank were generally originated in accordance with such guidelines. In some instances, certain of such guidelines were waived or modified by PNC Bank where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

       PROPERTY ANALYSIS. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

       CASH FLOW ANALYSIS. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL LOAN INFORMATION" in this prospectus supplement.

       APPRAISAL AND LOAN-TO-VALUE RATIO. For each Mortgaged Property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the then current use of the Mortgaged Property and must include an estimate of the then current market value of the Mortgaged Property in its then current condition although in certain cases, PNC Bank may also obtain a value on a stabilized basis. PNC Bank then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

       EVALUATION OF BORROWER. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity, obtaining and verifying credit references and/or business and trade references, and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals or affiliated entities, may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

       ENVIRONMENTAL SITE ASSESSMENT. Prior to origination, PNC Bank either (i) obtains or updates an ESA for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. Where the ESA identifies such violations, PNC Bank generally (a) determines that another party with adequate financial resources is responsible for taking remedial actions,
(b) determines that no further investigation or remediation, other than an operations and maintenance program, is warranted based upon the further investigation and recommendation of an environmental consultant and, if applicable, requires the borrower to implement an operations and maintenance program or (c) requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan, to place sufficient funds in escrow or provide other sufficient security at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property, to provide a guaranty or indemnity agreement with respect to such condition or to receive adequate evidence that applicable governmental authorities have no current intention of taking any action or requiring any action with respect to such condition.

       PHYSICAL ASSESSMENT REPORT. Prior to origination or, if applicable, in connection with the acquisition of a mortgage loan, PNC Bank obtains a PAR for each Mortgaged Property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the Mortgaged Property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. Where the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within a specified time period, generally not more than 12 months.

       TITLE INSURANCE POLICY. The borrower is required to provide, and PNC Bank reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan; (c) the protection and benefits must run to the lender and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

       PROPERTY INSURANCE. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted. Such insurance generally may include: (a) commercial general liability insurance for bodily injury or death and property damage; (b) a standard "extended coverage insurance policy" providing "special" form coverage; (c) if applicable, boiler and machinery coverage; (d) if any improvements on the Mortgaged Property are located in a flood hazard area, flood insurance; and (e) such other coverage as PNC Bank may require based on the specific characteristics of the Mortgaged Property.

SPLIT LOAN STRUCTURES

THE LAKEWOOD CENTER LOAN

       With respect to the Mortgage Loan known as the "Lakewood Center" loan (the "LAKEWOOD CENTER LOAN"), representing approximately 9.59% of the Initial Outstanding Pool Balance, 12.39% of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of $218,000,000 the related Mortgaged Property also secures one other loan (the "LAKEWOOD CENTER B LOAN" and, together with the Lakewood Center Loan, the "LAKEWOOD CENTER WHOLE LOAN") that is subordinate to the Lakewood Center Loan and has a Cut-off Date Balance of $32,000,000. The Lakewood Center B Loan has the same maturity date as the Lakewood Center Loan, but an interest rate of 5.305% per annum. The Lakewood Center Whole Loan is an interest-only loan. Only the Lakewood Center Loan, evidenced by two PARI PASSU notes, is included in the trust. The Lakewood Center B Loan is not an asset of the trust.

       The Lakewood Center B Loan is owned by Teachers Insurance and Annuity Association of America.

       For the purpose of the information presented in this prospectus supplement with respect to the Lakewood Center Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Lakewood Center Loan, but excludes the Lakewood Center B Loan.

       GENERAL. The Lakewood Center Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Lakewood Center Whole Loan will be effected in accordance with the Pooling and Servicing Agreement). The Midland Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Lakewood Center Loan unless the Midland Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Lakewood Center Whole Loan, and (ii) Property Advances with respect to the Lakewood Center Whole Loan unless the Midland Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Lakewood Center Whole Loan.

       DISTRIBUTIONS. The holders of the Lakewood Center Loan and the Lakewood Center B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Lakewood Center Whole Loan and provides, in general, that:

       o if no monetary event of default or other material non-monetary event of default that results in a transfer of the Lakewood Center Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Lakewood Center B Loan has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the Lakewood Center B Loan will generally be entitled to receive its scheduled principal and interest payments after (i) the Midland Servicer and/or the Special Servicer, as applicable, receive their servicing fee, advance and interest thereon, workout fee and liquidation fee,
            (ii) the Midland Servicer and the Special Servicer, receive their PRO RATA share of indemnity payments related to the Lakewood Center Whole Loan that may be required, if any, (iii) the holder of the Lakewood Center Loan receives its advance interest and scheduled interest payments (including default interest) and (iv) the holder of the Lakewood Center Loan receives any scheduled payments of principal and its percentage interest of any unscheduled payments of principal. Once both the Lakewood Center Loan and the Lakewood Center B Loan receive their respective interest and principal payments, then any distribution of yield maintenance premium, collected from the borrower during such distribution period, will be allocated first to the holder of the Lakewood Center Loan (up to the amounts allocated to such loan) and then to the holder of the Lakewood Center B Loan (up to the amounts allocated to such loan); and

       o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Lakewood Center B Loan exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the Lakewood Center B Loan will not be entitled to receive payments of principal or interest until the holder of the Lakewood Center Loan receives all accrued interest (including default interest and advance interest) and outstanding principal in full.

RIGHTS OF THE HOLDER OF THE LAKEWOOD CENTER B LOAN

       CONSULTATION AND CONSENT. Unless a Lakewood Center Control Appraisal Event has occurred and is continuing: (i) the Midland Servicer or the Special Servicer, as the case may be, will be required to consult with the holder of the Lakewood Center B Loan upon the occurrence of any event of default for the Lakewood Center Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the holder of the Lakewood Center B Loan and to consult with the holder of the Lakewood Center B Loan with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related Mortgage Loan Documents has occurred) the Midland Servicer and the Special Servicer will be required to consult with the holder of the Lakewood Center B Loan (1) with respect to proposals to take any significant action with respect to the Lakewood Center Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the Lakewood Center B Loan and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Lakewood Center Whole Loan, the Midland Servicer and the Special Servicer will be required to notify in writing the holder of the Lakewood Center B

Loan of any proposal to take any of such actions (and to provide the holder of the Lakewood Center B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the Lakewood Center B Loan in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the Lakewood Center B Loan (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the holder of the Lakewood Center B Loan of written notice of the applicable action, together with information reasonably requested by the holder of the Lakewood Center B Loan) with respect to:

       o any modification or amendment of, or waiver with respect to, the Lakewood Center Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Lakewood Center Whole Loan, modification or waiver of any other monetary term of the Lakewood Center Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Lakewood Center Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

       o any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

       o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

       o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under "--Purchase Option" the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

       o any release of the related borrower, any guarantor or other obligor from liability;

       o any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

       o any substitution or release of collateral or acceptance of additional collateral for such Whole Loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

       o any adoption or approval of a plan in a bankruptcy of the related borrower;

       o consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender's approval is required under the related Mortgage Loan Documents;

       o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

       o any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

       Such rights will terminate and will be exercised by the Controlling Class Representative at any time that a Lakewood Center Control Appraisal Event has occurred and is continuing.

       Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Midland Servicer by the holder of the Lakewood Center B Loan or the Controlling Class Representative, as applicable, in no event will the Special Servicer or the Midland Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

       Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Midland Servicer and the Special Servicer, at any time, regarding the Lakewood Center Whole Loan.

       In the event that the Midland Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Lakewood Center Whole Loan (as a collective whole), the Midland Servicer or the Special Servicer may take any such action without waiting for the instruction of the holders of Lakewood Center Whole Loan.

       A "LAKEWOOD CENTER CONTROL APPRAISAL EVENT" will be deemed to have occurred and be continuing if (i) the initial principal balance of the Lakewood Center B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Lakewood Center B Loan and any appraisal reduction amounts and realized losses allocated to the Lakewood Center B Loan, is less than 25% of the initial principal balance of the Lakewood Center B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Lakewood Center B Loan) or (ii) if the holder of the Lakewood Center B Loan is an affiliate of the related borrower.

       CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the Lakewood Center Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the Lakewood Center B Loan (in accordance with the related intercreditor agreement) will have the right to cure such event of default (each such cure, a "LAKEWOOD CENTER CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the Lakewood Center B Loan to effect a Lakewood Center Cure Event is subject to the limitation that there be no more than three consecutive Lakewood Center Cure Events and, no more than an aggregate of three Lakewood Center Cure Events in any twelve calendar month period and no more than nine Lakewood Center Cure Events during the term of the Lakewood Center Whole Loan. So long as the holder of the Lakewood Center B Loan is exercising its cure right, neither the Midland Servicer nor the Special Servicer will be permitted to:

       o    accelerate the Lakewood Center Whole Loan,

       o treat such event of default as such for purposes of transferring the Lakewood Center Whole Loan to special servicing, or

       o    commence foreclosure proceedings.

       The holder of the Lakewood Center B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

       PURCHASE OPTION. So long as no Lakewood Center Control Appraisal Event exists, the holder of the Lakewood Center B Loan has the option of purchasing the Lakewood Center Mortgage Loan from the trust at any time after the Lakewood Center Whole Loan becomes a Specially Serviced Loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Lakewood Center Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the Lakewood Center Whole Loan has not become a Corrected Mortgage Loan.

       The purchase price required to be paid by the holder of the Lakewood Center B Loan will generally equal the outstanding principal balance of the Lakewood Center Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Lakewood Center Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Lakewood Center B Loan's purchase, a 1% liquidation fee (which will be paid to the Special Servicer).

       Additionally, if at any time the Lakewood Center Mortgage Loan becomes a Specially Serviced Loan and the Lakewood Center Loan is subject to a purchase option, as described under "--The Pooling and Servicing Agreement--Sale of Defaulted Mortgage Loans" in this Prospectus Supplement, or a repurchase option (other than a "clean up call"), the holder of the Lakewood Center B Loan will have the right to purchase from the purchasing person the Lakewood Center Loan at a price equal to the price paid for the Lakewood Center Loan by the purchasing person.

       TERMINATION OF SPECIAL SERVICER. So long as no Lakewood Center Control Appraisal Event exists, the holder of the Lakewood Center B Loan is permitted to terminate, at its expense, the Special Servicer for the Lakewood Center Whole Loan at any time with or without cause, and to appoint a replacement special servicer for the Lakewood Center Whole Loan, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. If a Lakewood Center Control Appraisal Event exists, or if the holder of the Lakewood Center B Loan is an affiliate of the related borrower, the Controlling Class Representative will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

THE GENERAL MOTORS BUILDING LOAN

       With respect to the Mortgage Loan known as the "General Motors Building" loan (the "GENERAL MOTORS BUILDING LOAN"), representing approximately 4.80% of the Initial Outstanding Pool Balance, 6.20% of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of $109,000,000, the related Mortgaged Property also secures five other mortgage loans (the "GENERAL MOTORS BUILDING COMPANION LOANS"). Four of the General Motors Building Companion Loans (the "GENERAL MOTORS BUILDING PARI PASSU LOANS" and, together with the General Motors Building Loan, the "GENERAL MOTORS BUILDING SENIOR LOANS") are PARI PASSU in right of payment with the General Motors Building Loan and have Cut-off Date Balances of $260,000,000, $82,500,000, $82,500,000 and $180,000,000. The other General
Motors Building Companion Loan is subordinate in right of payment to the General Motors Building Senior Loans (the "GENERAL MOTORS BUILDING B LOAN" and together with the General Motors Building Senior Loans, the "GENERAL MOTORS BUILDING WHOLE LOAN") and has a Cut-off Date Balance of $86,000,000. The General Motors Building Senior Loans have the same interest rate and maturity date. The General Motors Building B Loan has the same maturity date as the General Motors Building Senior Loans, but an interest rate of 5.375690697674420% per annum. Only the General Motors Building Loan, which is evidenced by two PARI PASSU notes, is included in the trust. The General Motors Building Companion Loans are not assets of the trust.

       The General Motors Building Companion Loans were deposited into the commercial securitizations indicated in the table below.

    OUTSTANDING PRINCIPAL
BALANCE AS OF THE CUT-OFF DATE                              SECURITIZATION                         SUBORDINATE/PARI PASSU
------------------------------      -------------------------------------------------------      --------------------------
       $260,000,000                 COMM 2005-LP5 Commercial Mortgage Pass-Through
                                    Certificates                                                         Pari Passu

       $165,000,000                 GE Commercial Mortgage Corporation Commercial
                                    Mortgage Pass-Through Certificates, Series 2005-C2(1)                Pari Passu

       $180,000,000                 GMAC Commercial Mortgage Securities, Inc., Series
                                    2005-C1 Mortgage Pass-Through Certificates                           Pari Passu

       $86,000,000                  COMM 2005-LP5 Commercial Mortgage Pass-Through
                                    Certificates                                                         Subordinate

------------
(1) Represents two PARI PASSU notes.

       For the purpose of the information presented in this prospectus supplement with respect to the General Motors Building Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the General Motors Building Senior Loans, but excludes the General Motors Building B Loan.

       GENERAL. The General Motors Building Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates (the "COMM 2005-LP5 POOLING AND SERVICING AGREEMENT") for which Midland Loan Services, Inc. is the initial master servicer (in such capacity and any successor thereto, the "COMM 2005-LP5 SERVICER"), and LNR Partners, Inc. is the initial special servicer (in such capacity and any successor thereto, the "COMM 2005-LP5 SPECIAL SERVICER") (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the General Motors Building Whole Loan will be effected in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement). However, the applicable Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the General Motors Building Loan unless such Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Loan.

       DISTRIBUTIONS. The holders of the General Motors Building Senior Loans and the General Motors Building B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the General Motors Building Whole Loan and provides, in general, that:

       o if no monetary event of default or other material non-monetary event of default that results in a transfer of the General Motors Building Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the General Motors Building B Loan has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5 Pooling and Servicing Agreement), the holder of the General Motors Building B Loan will generally be entitled to receive its scheduled interest payments after the holders of the General Motors Building Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the General Motors Building Senior Loans and the General Motors Building B Loan are repaid as and when required under the COMM 2005-LP5 Pooling and Servicing Agreement (PROVIDED, that P&I Advances generally may only be paid from funds allocable to the related loan, or to the extent of any Nonrecoverable Advances, from general collections of the Mortgage
            Pool), and the holders of the General Motors Building Senior Loans and the General Motors Building B Loan will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a PRO RATA basis; and

       o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the General Motors Building B Loan exercising its cure rights in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5 Pooling and Servicing Agreement), the holder of the General Motors Building B Loan will not be entitled to receive payments of interest until the holders of the General Motors Building Senior Loans receive all accrued interest and (to the extent actually collected, after allocating payments to interest on the General Motors Building Whole Loan) scheduled principal payments due and owing on the General Motors Building Senior Loans, and the holder of the General Motors Building B Loan will not be entitled to receive payments of principal until the holders of the General Motors Building Senior Loans receive all of their respective outstanding principal in full.

       In addition, the holders of the General Motors Building Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

       o the General Motors Building Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

       o all payments, proceeds and other recoveries on or in respect of the General Motors Building Senior Loans will be applied to the General Motors Building Senior Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2005-LP5 Servicer, the COMM 2005-LP5 Special Servicer and the related trustee, and any other service providers with respect to the General Motors Building Senior Loans, in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement).

RIGHTS OF THE CLASS GMB DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE GENERAL MOTORS BUILDING SENIOR LOANS

       CLASS GMB CERTIFICATES. The Class GMB Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the General Motors Building B Loan under the COMM 2005-LP5 Pooling and Servicing Agreement and the related intercreditor agreement, as described below under "--Consultation and Consent"; PROVIDED, that in no event will such rights and powers be exercised by the Class GMB Directing Certificateholder at any time it is an affiliate of the related borrower.

       The "CLASS GMB DIRECTING CERTIFICATEHOLDER" is generally the majority certificateholder of the Class GMB Controlling Class.

       The "CLASS GMB CONTROLLING CLASS" means, as of any time of determination, the most subordinate class of Class GMB Certificates then outstanding that has a certificate balance at least equal to 25% of the initial certificate balance of that Class. For purposes of determining the identity of the Class GMB Controlling Class, the certificate balance of each Class of Class GMB Certificates will be reduced by the amount of any appraisal reductions allocated to that class in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement.

       The "CLASS GMB CERTIFICATES" means the designated classes of certificates issued under the COMM 2005-LP5 Pooling and Servicing Agreement backed by the General Motors Building B Loan.

       Following the occurrence and during the continuance of a General Motors Building Control Appraisal Event, the Class GMB Directing Certificateholder will not be entitled to exercise any of these rights, and any decision to be made with respect to the General Motors Building Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2005-LP5 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans. If the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement within 45 days after receipt of a request for consent to any action by the COMM 2005-LP5 Servicer or the COMM 2005-LP5 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2005-LP5 Pooling and Servicing Agreement will be entitled to direct the COMM 2005-LP5 Servicer or the COMM 2005-LP5 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2005-LP5 Pooling and Servicing Agreement (including that such action does not violate the related servicing standard, any applicable REMIC provisions or another provision of the COMM 2005-LP5 Pooling and Servicing Agreement or the General Motors Building Whole Loan), and the COMM 2005-LP5 Servicer or the COMM 2005-LP5 Special Servicer, as applicable, will be required to implement the course of action in accordance with the related servicing standard and the REMIC provisions.

       In the event that the COMM 2005-LP5 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the General Motors Building Whole Loan (as a collective whole), the COMM 2005-LP5 Special Servicer may take any such action without waiting for the instruction of the holders of General Motors Building Senior Loans.

       A "GENERAL MOTORS BUILDING CONTROL APPRAISAL EVENT" will be deemed to have occurred and be continuing if (i) the initial principal balance of the General Motors Building B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the General Motors Building B Loan and any appraisal reduction amounts and realized losses allocated to the General Motors Building B Loan, is less than 25% of the initial principal balance of the General Motors Building B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the General Motors Building B Loan) or
(ii) if the Class GMB Directing Certificateholder is an affiliate of the related borrower.

       CONSULTATION AND CONSENT. Unless a General Motors Building Control Appraisal Event has occurred and is continuing: (i) the COMM 2005-LP5 Servicer or the COMM 2005-LP5 Special Servicer, as the case may be, will be required to consult with the Class GMB Directing Certificateholder upon the occurrence of any event of default for the General Motors Building Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the Class GMB Directing Certificateholder and to consult with the Class GMB Directing Certificateholder with respect to certain determinations made by the COMM 2005-LP5 Special Servicer pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related Mortgage Loan Documents has occurred) the COMM 2005-LP5 Servicer and the COMM 2005-LP5 Special Servicer will be required to consult with the Class GMB Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the General Motors Building Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class GMB Directing Certificateholder and
(2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the General Motors Building Whole Loan, the COMM 2005-LP5 Servicer and the COMM 2005-LP5 Special Servicer will be required to notify in writing the Class GMB Directing Certificateholder of any proposal to take any of such actions (and to provide the Class GMB Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class GMB Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class GMB Directing Certificateholder (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class GMB Directing Certificateholder of written notice of the applicable action, together with information reasonably requested by the Class GMB Directing Certificateholder) with respect to:

       o any modification or amendment of, or waiver with respect to, the General Motors Building Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the General Motors Building Whole Loan, modification or waiver of any other monetary term of the General Motors Building Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the General Motors Building Whole Loan that restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

       o any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

       o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

       o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under "--Purchase Option," the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

       o any release of the related borrower, any guarantor or other obligor from liability;

       o any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

       o any substitution or release of collateral or acceptance of additional collateral for such Whole Loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

       o any adoption or approval of a plan in a bankruptcy of the related borrower;

       o consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender's approval is required under the related Mortgage Loan Documents;

       o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

       o any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

       Such rights will terminate and will be exercised by the holders of the General Motors Building Senior Loans (as described above) at any time that a General Motors Building Control Appraisal Event has occurred and is continuing.

       Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2005-LP5 Special Servicer or the COMM 2005-LP5 Servicer by the Class GMB Directing Certificateholder or noteholders then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans, as applicable, in no event will the COMM 2005-LP5 Special Servicer or the COMM 2005-LP5 Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the related servicing standard, violate any REMIC provisions of the Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

       Notwithstanding anything herein to the contrary, the Controlling Class Representative and the holders of the General Motors Building Pari Passu Loans (or their designees) will have the right to consult with the COMM 2005-LP5 Servicer and the COMM 2005-LP5 Special Servicer, at any time, regarding the General Motors Building Whole Loan.

       CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the General Motors Building Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the General Motors Building B Loan (in accordance with the related intercreditor agreement) will have the right to cure such event of default (each such cure, a "GENERAL MOTORS BUILDING CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; PROVIDED that the right of the holder of the General Motors Building B Loan to effect a General Motors Building Cure Event is subject to the limitation that there be no more than three consecutive General Motors Building Cure Events and, no more than an aggregate of three General Motors Building Cure Events in any twelve calendar month period and no more than nine

       General Motors Building Cure Events during the term of the General Motors Building Whole Loan. So long as the holder of the General Motors Building B Loan is exercising its cure right, neither the COMM 2005-LP5 Servicer nor the COMM 2005-LP5 Special Servicer will be permitted to:

       o    accelerate the General Motors Building Whole Loan,

       o reat such event of default as such for purposes of transferring the General Motors Building Whole Loan to special servicing, or

       o    commence foreclosure proceedings.

       Pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, such rights may be exercised on behalf of the holder of the General Motors Building B Loan by any one or more holders of Class GMB Certificates. If holders from more than one Class of Class GMB Certificates exercise cure rights, the COMM 2005-LP5 Servicer or COMM 2005-LP5 Special Servicer, as applicable, is required to accept cure payments from the most subordinate class of Class GMB Certificates exercising cure rights, and return any cure payments made by a more senior class of Class GMB Certificates.

       No Class GMB Certificateholder will be permitted to exercise any cure rights if it is an affiliate of the related borrower.

       PURCHASE OPTION. So long as no General Motors Building Control Appraisal Event exists, the Class GMB Directing Certificateholder has the option of purchasing the General Motors Building Loan from the trust, together with the General Motors Building Pari Passu Loans, at any time after the General Motors Building Whole Loan becomes a specially serviced loan under the terms of the COMM 2005-LP5 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the General Motors Building Whole Loan, PROVIDED that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the General Motors Building Whole Loan has not become a corrected mortgage loan under the terms of the COMM 2005-LP5 Pooling and Servicing Agreement.

       The purchase price required to be paid by the Class GMB Directing Certificateholder will generally equal the aggregate outstanding principal balance of the General Motors Building Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the General Motors Building Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class GMB Directing Certificateholder's purchase, a 1% liquidation fee (which will be paid to the COMM 2005-LP5 Special Servicer).

       SALE OF DEFAULTED MORTGAGE LOAN. Under the COMM 2005-LP5 Pooling and Servicing Agreement, if the General Motors Building Loan that was deposited into the related securitization is subject to a fair value purchase option, the COMM 2005-LP5 Special Servicer will be required to determine the purchase price for the other General Motors Building Senior Loans. The Controlling Class Representative will have an option to purchase the General Motors Building Loan and each holder of a General Motors Building Pari Passu Loan (or its designees) will have an option to purchase its respective General Motors Building Pari Passu Loan, at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5 Pooling and Servicing Agreement. In addition, the Class GMB Directing Certificateholder will have the option to purchase the General Motors Building B Loan at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5 Pooling and Servicing Agreement.

       TERMINATION OF THE COMM 2005-LP5 SERVICER. Prior to the occurrence of a General Motors Building Control Appraisal Event, if an event of default under the COMM 2005-LP5 Pooling and Servicing Agreement occurs with respect to the COMM 2005-LP5 Servicer that affects any holder of a certificate represented by a General Motors Building B Loan or a holder of the General Motors Building Pari Passu Loan that is not held by the trust related to the COMM 2005-LP5 Pooling and Servicing Agreement or any class of securities backed thereby or the Certificateholders, and the COMM 2005-LP5 Servicer is not otherwise terminated, then, the Class GMB Directing Certificateholder or any holder of a General Motors Building Pari Passu Loan or the Controlling Class Representative shall be entitled to direct the COMM 2005-LP5 Trustee to appoint a sub-servicer solely with respect to the Whole Loan or, if such Whole Loan is currently being sub-serviced, to replace, the then-current sub-servicer with a new sub-servicer, but only if the then-current sub-servicer is in default under the related sub-servicing agreement) with respect to such Whole Loan. The sub-servicer shall be selected by the holders of a majority of the outstanding principal balance of the General Motors Building Whole Loan; PROVIDED, that, if a majority of such holders (or their respective designees) fail to agree on such sub-servicer within 45 days, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the COMM 2005-LP5 Pooling and Servicing Agreement, PROVIDED, FURTHER, that if a General Motors Building Control Appraisal Event exists, then the Class GMB Directing Certificateholder will not have the right to terminate the COMM 2005-LP5 Servicer as specified above.

       TERMINATION OF COMM 2005-LP5 SPECIAL SERVICER. So long as no General Motors Building Control Appraisal Event exists, the Class GMB Directing Certificateholder is permitted to terminate, at its expense, the COMM 2005-LP5 Special Servicer for the General Motors Building Whole Loan at any time with or without cause, and to appoint a replacement special servicer for the General Motors Building Whole Loan, subject to satisfaction of the conditions contained in the COMM 2005-LP5 Pooling and Servicing Agreement. If a General Motors Building Control Appraisal Event exists, or if the Class GMB Directing Certificateholder is an affiliate of the related borrower, the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2005-LP5 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies.

THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN

       With respect to the Mortgage Loan known as the "Loews Universal Hotel Portfolio" loan (the "LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN"), representing approximately 2.86% of the Initial Outstanding Pool Balance, 3.69% of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of $65,000,000, the related Mortgaged Property also secures six other mortgage loans (the "LOEWS UNIVERSAL HOTEL PORTFOLIO COMPANION LOANS"). Four of the Loews Universal Hotel Portfolio Companion Loans (the "LOEWS UNIVERSAL HOTEL PORTFOLIO PARI PASSU LOANS" and, together with the Loews Universal Hotel Portfolio Loan, the "LOEWS UNIVERSAL HOTEL PORTFOLIO SENIOR LOANS") are pari passu in right of payment with the Loews Universal Hotel Portfolio Loan and have Cut-off Date Balances of $100,000,000, $100,000,000, $80,000,000 and $55,000,000, respectively. The other
Loews Universal Hotel Portfolio Companion Loans are subordinate in right of payment to the Loews Universal Hotel Portfolio Senior Loans (collective, the "LOEWS UNIVERSAL HOTEL PORTFOLIO B LOANS" and together with the Loews Universal Hotel Portfolio Senior Loans, the "LOEWS UNIVERSAL HOTEL PORTFOLIO WHOLE LOAN") and have an aggregate Cut-off Date Balance of $50,000,000. The Loews Universal Hotel Portfolio Senior Loans have the same interest rate and maturity date. The Loews Universal Hotel Portfolio B Loans have the same maturity date as the Loews Universal Hotel Portfolio Senior Loans, but an interest rate of 5.580% per annum. The Loews Universal Hotel Portfolio Whole Loan is an interest-only loan. Only the Loews Universal Hotel Portfolio Loan is included in the trust. The Loews Universal Hotel Portfolio Companion Loans are not assets of the trust.

       It is anticipated that the Loews Universal Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the cut off date of $100,000,000 and the Loews Universal Hotel Portfolio B Loans will be deposited into the trust that issued the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass Through Certificates. The Loews Universal Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the cut off date of $100,000,000 is owned by JPMorgan Chase Bank, N.A.

       The Loews Universal Hotel Portfolio Pari Passu Loans with an outstanding principal balance as of the cut off date of $80,000,000 and $55,000,000 are owned by GACC, one of the Mortgage Loan Sellers.

       The related intercreditor agreement also permits GACC and JPMorgan Chase Bank, N.A. or an affiliate thereof, so long as it is the holder of a Loews Universal Hotel Portfolio Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" PARI PASSU notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided, that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable Loews Universal Hotel Portfolio Pari Passu Loan prior to such amendments.

       For the purpose of the information presented in this prospectus supplement with respect to the Loews Universal Hotel Portfolio Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Loews Universal Hotel Portfolio Senior Loans, but excludes the Loews Universal Hotel Portfolio B Loans.

       GENERAL. The Loews Universal Hotel Portfolio Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass Through Certificates (the "SERIES 2005-CIBC12 POOLING AND SERVICING AGREEMENT") for which GMAC Commercial Mortgage Corporation is the initial master servicer (in such capacity and any successor thereto, the "SERIES 2005-CIBC12 SERVICER"), and J.E. Robert Company, Inc. is the initial special servicer (in such capacity and any successor thereto, the "SERIES 2005-CIBC12 SPECIAL SERVICER") (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Loews Universal Hotel Portfolio Whole Loan will be effected in accordance with the Series 2005-CIBC12 Pooling and Servicing Agreement). However, the GMACCM Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Loews Universal Hotel Portfolio Loan unless the GMACCM Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Loews Universal Hotel Portfolio Loan.

       DISTRIBUTIONS. The holders of the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Loews Universal Hotel Portfolio Whole Loan and provides, in general, that:

       o if no monetary event of default or other material non-monetary event of default that results in a transfer of the Loews Universal Hotel Portfolio Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Loews Universal Hotel Portfolio B Loans has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement), the payments and proceeds received with respect to the Loews Universal Hotel Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds: (i) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, PRO RATA; (ii) each holder of the Loews Universal Hotel Portfolio B Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, PRO RATA; (iii) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive scheduled or unscheduled principal payments in respect of the Loews Universal Hotel Portfolio Whole Loan, PRO RATA, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans); (iv) each holder of the Loews Universal Hotel Portfolio B Loans will receive scheduled or unscheduled principal payments in respect of the Loews Universal Hotel Portfolio Whole Loan, PRO RATA, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans); (v) to repay the Class UHP Directing Certificateholder (prior to the occurrence of any Loews Universal Hotel Portfolio Control Appraisal Event) any cure payments made by it pursuant to the Loews Universal Hotel Portfolio Intercreditor Agreement; (vi) any prepayment premium allocable to the Loews

            Universal Hotel Portfolio Senior Loans to each holder of the Loews Universal Hotel Portfolio Senior Loans, PRO RATA, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans) and any prepayment premium allocable to the Loews Universal Hotel Portfolio B Loans to each holder of the Loews Universal Hotel Portfolio B Loans, PRO RATA, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans); and (vii) any remaining amount to be allocated among the Loews Universal Hotel Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Loans, PRO RATA.

       o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Loews Universal Hotel Portfolio B Loans exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement) after payment of all amounts then payable or reimbursable under the Series 2005-CIBC12 Pooling and Servicing Agreement (including reimbursements of advances on the Loews Universal Hotel Portfolio Whole Loan), payments and proceeds received with respect to the Loews Universal Hotel Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds: (i) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, PRO RATA; (ii) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive principal collected in respect of the related note, PRO RATA (to the extent actually collected, after allocating collections on the Loews Universal Hotel Portfolio Whole Loan to interest on such Whole Loan in accordance with the terms of the Mortgage Loan Documents and the Series 2005-CIBC12 Pooling and Servicing Agreement), until the principal balance of each such loan has been paid in full; (iii) each holder of the Loews Universal Hotel Portfolio B Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, PRO RATA; (iv) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive, PRO RATA, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full; (v) each holder of the Loews Universal Hotel Portfolio B Loans will receive, PRO RATA, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full; (vi) to repay the Class UHP Directing Certificateholder (prior to the occurrence of any Loews Universal Hotel Portfolio Control Appraisal Event) any cure payments made by it pursuant to the Loews Universal Hotel Portfolio Intercreditor Agreement; (vii) any prepayment premium allocable to the Loews Universal Hotel Portfolio Senior Loans to each holder of the Loews Universal Hotel Portfolio Senior Loans, PRO RATA, and any prepayment premium allocable to the Loews Universal Hotel Portfolio B Loan to each holder of the Loews Universal Hotel Portfolio B Loans, PRO RATA; (viii) any default interest in excess of the interest paid in accordance with clause (i) and clause (iii) above will be paid first to each holder of the Loews Universal Hotel Portfolio Senior Loans, PRO RATA, and then to each holder of the Loews Universal Hotel Portfolio B Loans, PRO RATA; (ix) any late payment charges will be paid first to each holder of the Loews Universal Hotel Portfolio Senior Loans, PRO RATA, and then to each holder of the Loews Universal Hotel Portfolio B Loans, PRO RATA; and
            (x) if any excess amount is paid by the borrower that is not otherwise applied in accordance with clauses (i) through (ix) above, such amount will be paid to each holder of the Loews Universal Hotel Portfolio Senior Loans and Loews Universal Hotel Portfolio B Loan, PRO RATA.

       o the Loews Universal Hotel Portfolio Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

       o all payments, proceeds and other recoveries on or in respect of the Loews Universal Hotel Portfolio Senior Loans will be applied to the Loews Universal Hotel Portfolio Senior Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Series 2005-CIBC12 Servicer, the Series 2005-CIBC12 Special Servicer and the related trustee, and any other service providers with respect to the Loews Universal Hotel Portfolio Senior Loans, in accordance with the terms of the Series 2005-CIBC12 Pooling and Servicing Agreement).

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

RIGHTS OF THE CLASS UHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE LOEWS UNIVERSAL HOTEL PORTFOLIO SENIOR LOANS.

       CLASS UHP CERTIFICATES. The "Class UHP Certificates" is comprised of the Class of Certificates issued under Series 2005-CIBC12 Pooling and Servicing Agreement. This Class is backed by the Loews Universal B Loans. The Class UHP Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the Loews Universal Hotel Portfolio B Loans under the Series 2005-CIBC12 Pooling and Servicing Agreement and the related intercreditor agreement, as described below under "--Consultation and Consent"; provided, that in no event will such rights and powers be exercised by the Class UHP Directing Certificateholder at any time it is an affiliate of the related borrower.

       The "CLASS UHP DIRECTING CERTIFICATEHOLDER" means the Majority Note B Holder Designee, as designated by the Majority Note B Holders.

       The "CLASS UHP CERTIFICATES" means the designated classes of certificates issued under the Series 2005-CIBC12 Pooling and Servicing Agreement backed by the Loews Universal Hotel Portfolio B Loans.

       Following the occurrence and during the continuance of a Loews Universal Hotel Portfolio Control Appraisal Event, the Class UHP Directing Certificateholder will not be entitled to exercise any of these rights, and any decision to be made with respect to the Loews Universal Hotel Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Loews Universal Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans. If the holders of the Loews Universal Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the Series 2005-CIBC12 Pooling and Servicing Agreement within 45 days after receipt of a request for consent to any action by the Series 2005-CIBC12 Servicer or the Series 2005-CIBC12 Special Servicer, as applicable, the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement will be entitled to direct the Series 2005-CIBC12 Servicer or the Series 2005-CIBC12 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Series 2005-CIBC12 Pooling and Servicing Agreement (including that such action does not violate the related servicing standard, any applicable REMIC provisions or another provision of the Series 2005-CIBC12 Pooling and Servicing Agreement or the Loews Universal Hotel Portfolio Whole Loan), and the Series 2005-CIBC12 Servicer or the Series 2005-CIBC12 Special Servicer, as applicable, will be required to implement the course of action in accordance with the related servicing standard and the REMIC provisions.

       In the event that the Series 2005-CIBC12 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Loews Universal Hotel Portfolio Whole Loan (as a collective whole), the Series 2005-CIBC12 Special Servicer may take any such action without waiting for the instruction of the holders of Loews Universal Hotel Portfolio Senior Loans.

       A "LOEWS UNIVERSAL HOTEL PORTFOLIO CONTROL APPRAISAL EVENT" will be deemed to have occurred and be continuing if (i) the initial principal balance of the Loews Universal Hotel Portfolio B Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Loews Universal Hotel Portfolio B Loans and any appraisal reduction amounts and realized losses allocated to the Loews Universal Hotel Portfolio B Loans, is less than 25% of the initial principal balance of the Loews Universal Hotel Portfolio B Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Loews Universal Hotel Portfolio B Loans) or (ii) if the Class UHP Directing Certificateholder is an affiliate of the related borrower.

       CONSULTATION AND CONSENT. Unless a Loews Universal Hotel Portfolio Control Appraisal Event has occurred and is continuing: (i) the Series 2005-CIBC12 Servicer or the Series 2005-CIBC12 Special Servicer, as the case may be, will be required to consult with the Class UHP Directing Certificateholder upon the occurrence of any event of default for the Loews Universal Hotel Portfolio Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the Class UHP Directing Certificateholder and to consult with the Class UHP Directing Certificateholder with respect to certain determinations made by the Series 2005-CIBC12 Special Servicer pursuant to the Series 2005-CIBC12 Pooling and Servicing Agreement,
(ii) at any time (whether or not an event of default for such Whole Loan under the related Mortgage Loan Documents has occurred) the Series 2005-CIBC12 Servicer and the Series 2005-CIBC12 Special Servicer will be required to consult with the Class UHP Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Loews Universal Hotel Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class UHP Directing Certificateholder and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Loews Universal Hotel Portfolio Whole Loan, the Series 2005-CIBC12 Servicer and the Series 2005-CIBC12 Special Servicer will be required to notify in writing the Class UHP Directing Certificateholder of any proposal to take any of such actions (and to provide the Class UHP Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class UHP Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class UHP Directing Certificateholder (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class UHP Directing Certificateholder of written notice of the applicable action, together with information reasonably requested by the Class UHP Directing Certificateholder) with respect to:

       o any modification or amendment of, or waiver with respect to, the Loews Universal Hotel Portfolio Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews Universal Hotel Portfolio Whole Loan, modification or waiver of any other monetary term of the Loews Universal Hotel Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provisions of the Loews Universal Hotel Portfolio Whole Loan that restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

       o any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

       o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

       o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under "--Purchase Option," the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

       o any release of the related borrower, any guarantor or other obligor from liability;

       o any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

       o any substitution or release of collateral or acceptance of additional collateral for such Whole Loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

       o any adoption or approval of a plan in a bankruptcy of the related borrower;

       o consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender's approval is required under the related Mortgage Loan Documents;

       o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

       o any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

       Such rights will terminate and will be exercised by the holders of the Loews Universal Hotel Portfolio Senior Loans (as described above) at any time that a Loews Universal Hotel Portfolio Control Appraisal Event has occurred and is continuing.

       Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Series 2005-CIBC12 Special Servicer or the Series 2005-CIBC12 Servicer by the Class UHP Directing Certificateholder or noteholders then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans, as applicable, in no event will the Series 2005-CIBC12 Special Servicer or the Series 2005-CIBC12 Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the related servicing standard, violate any REMIC provisions of the Code or violate any other provisions of the Series 2005-CIBC12 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

       Notwithstanding anything herein to the contrary, the Controlling Class Representative and the holders of the Loews Universal Hotel Portfolio Pari Passu Loans (or their designees) will have the right to consult with the Series 2005-CIBC12 Servicer and the Series 2005-CIBC12 Special Servicer, at any time, regarding the Loews Universal Hotel Portfolio Whole Loan.

       CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the Loews Universal Hotel Portfolio Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the party designated by the majority holder of the Loews Universal Hotel Portfolio B Loans (in accordance with the related intercreditor agreement) will have the right to cure such event of default (each such cure, a "LOEWS UNIVERSAL HOTEL PORTFOLIO CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the Loews Universal Hotel Portfolio B Loans to effect a Loews Universal Hotel Portfolio Cure Event is subject to the limitation that there be no more than three consecutive Loews Universal Hotel Portfolio Cure Events and, no more than an aggregate of three Loews Universal Hotel Portfolio Cure Events in any twelve calendar month period and no more than nine Loews Universal Hotel Portfolio Cure Events during the term of the Loews Universal Hotel Portfolio Whole Loan. So long as the holder of the Loews Universal Hotel Portfolio B Loans is exercising its cure right, neither the Series 2005-CIBC12 Servicer nor the Series 2005-CIBC12 Special Servicer will be permitted to:

       o    accelerate the Loews Universal Hotel Portfolio Whole Loan,

       o treat such event of default as such for purposes of transferring the Loews Universal Hotel Portfolio Whole Loan to special servicing, or

       o    commence foreclosure proceedings.

       The party designated by the majority holder of the Loews Universal Hotel Portfolio B Loans will not be permitted to exercise any cure rights if the majority holder of the Loews Universal Hotel Portfolio B Loans is an affiliate of the related borrower.

       PURCHASE OPTION. So long as no Loews Universal Hotel Portfolio Control Appraisal Event exists, the Class UHP Directing Certificateholder has the option of purchasing the Loews Universal Hotel Portfolio Loan from the trust, together with the Loews Universal Hotel Portfolio Pari Passu Loans, at any time after the Loews Universal Hotel Portfolio Whole Loan becomes a specially serviced loan under the terms of the Series 2005-CIBC12 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Loews Universal Hotel Portfolio Whole Loan, PROVIDED that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the Loews Universal Hotel Portfolio Whole Loan has not become a corrected mortgage loan under the terms of the Series 2005-CIBC12 Pooling and Servicing Agreement.

       The purchase price required to be paid by the Class UHP Directing Certificateholder will generally equal the aggregate outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Loews Universal Hotel Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class UHP Directing Certificateholder's purchase, a 1% liquidation fee (which will be paid to the Series 2005-CIBC12 Special Servicer).

       SALE OF DEFAULTED MORTGAGE LOAN. Under the Series 2005-CIBC12 Pooling and Servicing Agreement, if the Loews Universal Hotel Portfolio Loan that was deposited into the related securitization is subject to a fair value purchase option, the Series 2005-CIBC12 Special Servicer will be required to determine the purchase price for the other Loews Universal Hotel Portfolio Senior Loans. The Controlling Class Representative will have an option to purchase the Loews Universal Hotel Portfolio Loan and each holder of a Loews Universal Hotel Portfolio Pari Passu Loan (or its designees) will have an option to purchase its respective Loews Universal Hotel Portfolio Pari Passu Loan, at the purchase price determined by the Series 2005-CIBC12 Special Servicer under the Series 2005-CIBC12 Pooling and Servicing Agreement.

       TERMINATION OF THE SERIES 2005-CIBC12 SERVICER. Prior to the occurrence of a Loews Universal Hotel Portfolio Control Appraisal Event, if an event of default under the Series 2005-CIBC12 Pooling and Servicing Agreement occurs with respect to the Series 2005-CIBC12 Servicer that affects any holder of a certificate represented by a Loews Universal Hotel Portfolio B Loan or a holder of the Loews Universal Hotel Portfolio Pari Passu Loan that is not held by the trust related to the Series 2005-CIBC12 Pooling and Servicing Agreement or any class of securities backed thereby or the Certificateholders, and the Series 2005-CIBC12 Servicer is not otherwise terminated, then, the Class UHP Directing Certificateholder or any holder of a Loews Universal Hotel Portfolio Pari Passu Loan or the Controlling Class Representative shall be entitled to direct the Series 2005-CIBC12 Trustee to appoint, a successor servicer solely with respect to the Whole Loan. The successor servicer shall be selected by the holders of a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Whole Loan; PROVIDED, that, if a majority of such holders (or their respective designees) fail to agree on such successor servicer within 45 days, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement, provided, further, that if a Loews Universal Hotel Portfolio Control Appraisal Event exists, then the Class UHP Directing Certificateholder will not have the right to terminate the Series 2005-CIBC12 Servicer as specified above.

       TERMINATION OF SERIES 2005-CIBC12 SPECIAL SERVICER. So long as no Loews Universal Hotel Portfolio Control Appraisal Event exists, the Class UHP Directing Certificateholder is permitted to terminate, at its expense, the Series 2005-CIBC12 Special Servicer for the Loews Universal Hotel Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer for the Loews Universal Hotel Portfolio Whole Loan, subject to satisfaction of the conditions contained in the Series 2005-CIBC12 Pooling and Servicing Agreement. If a Loews Universal Hotel Portfolio Control Appraisal Event exists, or if the Class UHP Directing Certificateholder is an affiliate of the related borrower, the holders of the Loews Universal Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies.

THE PNC/MEZZ CAP WHOLE LOANS

       With respect to each of the Mortgage Loans known as the "Indian Trail Shopping Center" loan, the "Walker Springs Community Shopping Center" loan, the "High Point Center" loan and the "CVS-Eckerds-Kansas City" loan (collectively, the "PNC/MEZZ CAP LOANS"), representing in aggregate approximately 1.58% of the Initial Outstanding Pool Balance and 2.04% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (each, a "PNC/MEZZ CAP B LOAN" and, together with the related PNC/Mezz Cap Loan, each a "PNC/MEZZ CAP WHOLE LOAN") that is subordinate to the related PNC/Mezz Cap Loan. The Cut Off Date Balances of the PNC/Mezz Cap Loans and the PNC/Mezz Cap B Loans are as follows:

                                                                   PNC/MEZZ CAP            PNC/MEZZ CAP B
                                                                       LOAN                     LOAN
                                                                 -----------------       ------------------
              Indian Trail Shopping Center                          $18,287,000              $  400,000
              Walker Springs Community Shopping Center                8,000,000                 250,000
              High Point Center                                       5,520,000                 150,000
              CVS-Eckerds-Kansas City                                 4,146,207                 250,028
                                                                    -----------              ----------
              TOTAL:                                                $35,953,207              $1,050,028

       Each PNC/Mezz Cap B Loan has the same maturity date and amortization term as the related PNC/Mezz Cap Loan, but an interest rate of 12.75% per annum. Only the PNC/Mezz Cap Loans are included in the trust. The PNC/Mezz Cap B Loans are not assets of the trust.

       Each PNC/Mezz Cap B Loan is owned by CBA Mezzanine Capital Funding, Ltd.

       For the purpose of the information presented in this prospectus supplement with respect to each PNC/Mezz Cap Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the PNC/Mezz Cap Loans, but exclude the related PNC/Mezz Cap B Loan.

       GENERAL. Each PNC/Mezz Cap Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the PNC/Mezz Cap Whole Loan will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Midland Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on any PNC/Mezz Cap Loan unless the Midland Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the PNC/Mezz Cap Whole Loan, and (ii) Property Advances with respect to any PNC/Mezz Cap Whole Loan unless the Midland Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the PNC/Mezz Cap Whole Loan.

       DISTRIBUTIONS. The holders of each PNC/Mezz Cap Loan and the related PNC/Mezz Cap B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the applicable PNC/Mezz Cap Whole Loan and provides, in general, that:

       o if no Material Default (defined below) has occurred and is continuing (or if a Material Default has occurred but is not continuing) with respect to the applicable PNC/Mezz Cap Whole Loan, the holder of the PNC/Mezz Cap B Loan will generally be entitled to receive its scheduled principal and interest payments after (i) the holder of the PNC/Mezz Cap Loan receives its scheduled interest payments, (ii) the holder of the PNC/Mezz Cap Loan receives its scheduled payments of principal and (iii) the holder of the PNC/Mezz Cap Loan receives all amounts in prepayment of principal up to the unpaid principal balance thereof (other than a prepayment resulting from the payment of insurance proceeds or condemnation awards or during the continuance of an event of default under the PNC/Mezz Cap Whole Loan) including the corresponding prepayment or yield maintenance premium with respect to the amount prepaid on the related PNC/Mezz Cap Loan. For each PNC/Mezz Cap Whole Loan, a "Material Default" consists of any of the following events: (a) the acceleration of the PNC/Mezz Cap Loan or the related PNC/Mezz Cap B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

       o if a Material Default has occurred and is continuing, or if a partial or full prepayment of the PNC/Mezz Cap Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the PNC/Mezz Cap B Loan will not be entitled to receive payments of principal or interest until the holder of the PNC/Mezz Cap Loan receives the unreimbursed costs and expenses of the Midland Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the PNC/Mezz Cap Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

RIGHTS OF THE HOLDERS OF THE PNC/MEZZ CAP B LOANS

       CONSENT TO MODIFICATIONS. Prior to agreeing to any of the following with respect to any PNC/Mezz Cap Whole Loan, the Midland Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the related PNC/Mezz Cap B Loan with respect to any amendment, deferral, extension, waiver or other modification of the PNC/Mezz Cap Whole Loan which:

       o    adversely affects the lien priority of the Mortgage;

       o increases the interest rate or principal amount of the related PNC/Mezz Cap Loan;

       o increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

       o decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the related PNC/Mezz Cap B Loan or forgives, waives, decreases, defers or releases all or any portion of such PNC/Mezz Cap B Loan;

       o    shortens the scheduled maturity date of the related PNC/Mezz Cap
            Loan;

       o increases the term of the related PNC/Mezz Cap B Loan to a date occurring after the maturity date of the related PNC/Mezz Cap Loan;

       o accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the related PNC/Mezz Cap B Loan;

       o modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

       o cross-defaults the related PNC/Mezz Cap Loan with any other indebtedness;

       o obtains any contingent interest, additional interest or other "kicker" measured on the basis of the cash flow or appreciation of the Mortgaged Property;

       o releases the lien of the Mortgage as security for the related PNC/Mezz Cap B Loan except in connection with a payment in full of the related PNC/Mezz Cap Whole Loan or the release of a DE MINIMUS portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the related PNC/Mezz Cap Whole Loan;

       o spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the related PNC/Mezz Cap B Loan;

       o extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the related PNC/Mezz Cap Loan when none is required under the Mortgage Loan Documents in effect at the origination of the related PNC/Mezz Cap Loan or after the current maturity date of the related PNC/Mezz Cap Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the related PNC/Mezz Cap B Loan.

       The consent of the holder of the related PNC/Mezz Cap B Loan will not be required in connection with any such modification of a PNC/Mezz Cap Whole Loan after the expiration of such holder's right to purchase the related PNC/Mezz Cap Loan (as described under "--Purchase Option" below).

       Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of the PNC/Mezz Cap B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code (collectively, the "REMIC REQUIREMENTS"). In addition, neither the Midland Servicer nor the Special Servicer shall agree to any modification of a PNC/Mezz Cap Whole Loan if such modification would constitute a "significant modification" of either the PNC/Mezz Cap Loan under the Pooling and Servicing Agreement or the PNC/Mezz Cap B Loan under a pooling and servicing agreement affecting such loan under the REMIC provisions of the Code unless such modification is permitted by such REMIC provisions.

       Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Midland Servicer and the Special Servicer, at any time, regarding any PNC/Mezz Cap Whole Loan.

       If, during the period of time during which the holder of a PNC/Mezz Cap B Loan or its designee has the right to purchase the related PNC/Mezz Cap Loan as provided in the intercreditor agreement, the Midland Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the related PNC/Mezz Cap Whole Loan (as a collective whole), the Midland Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days' prior written notice to) the holder of the PNC/Mezz Cap B Loan PROVIDED that such modification would not violate the REMIC Requirements.

       CURE RIGHTS. The holder of a PNC/Mezz Cap B Loan does not have any rights to cure any defaults with respect to the related PNC/Mezz Cap Whole Loan.

       PURCHASE OPTION. Upon the occurrence of any one of certain defaults that are set forth in each intercreditor agreement (which generally includes (i) any payment of principal or interest under the PNC/Mezz Cap Whole Loan is 90 or more days delinquent, (ii) the principal balance of either the PNC/Mezz Cap Loan or the PNC/Mezz Cap B Loan is not paid at maturity or (iii) a Material Default occurs), the holder of the PNC/Mezz Cap B Loan will have the right to purchase the related PNC/Mezz Cap Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the PNC/Mezz Cap Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the Midland Servicer, the Special Servicer or the Trustee with respect to the PNC/Mezz Cap Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the PNC/Mezz Cap Loan by the Midland Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the Midland Servicer or the Trustee with respect to the PNC/Mezz Cap Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any "success fees" or similar fees or termination compensation) and (g) out of pocket expenses incurred by the Midland Servicer, the Special Servicer or the Trustee with respect to the PNC/Mezz Cap Whole Loan together with advance interest thereon. The right of the holder of the PNC/Mezz Cap B Loan to purchase the PNC/Mezz Cap Loan is subject to the holder the PNC/Mezz Cap B Loan giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the PNC/Mezz Cap Loan of notice of such right.

ADDITIONAL LOAN INFORMATION

       GENERAL. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

       Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property's operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

       DEFINITIONS. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

              1. "ANNUAL DEBT SERVICE" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

              2. "APPRAISED VALUE" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

              3. "BALLOON BALANCE" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

              4. "CUT-OFF DATE LOAN-TO-VALUE RATIO," "LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV," "CUT-OFF DATE LTV RATIO," "CURRENT LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

       For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 5.50% of the Initial Outstanding Pool Balance, 6.31% of the Initial Loan Group 1 Balance and 2.72% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Tropicana Center," by $4,000,000, (ii) with respect to the Mortgage Loan known as "888 South Figueroa" by $2,500,000, (iii) with respect to the Mortgage Loan known as "Chamber Ridge Apartments" by $1,250,000, (iv) "Maytag Industrial Office" by $700,000. Including such holdback reserve amounts, the Cut-off Date LTV Ratio is 84.85%, 69.70%, 86.41% and 75.44%, respectively.

              In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan, if any, excluding the related B Loan, if any. For a calculation of the loan-to-value ratio for each of these Mortgage Loans including any related Pari Passu Companion Loan, if any, and any related B Loan see footnotes 6 and 8 to Annex A-1.

              5. "GLA" means gross leasable area.

              6. "LTV RATIO AT MATURITY" means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property.

       For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 5.50% of the Initial Outstanding Pool Balance, 6.31% of the Initial Loan Group 1 Balance and 2.72% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Tropicana Center," by $4,000,000, (ii) with respect to the Mortgage Loan known as "888 South Figueroa" by $2,500,000, (iii) with respect to the Mortgage Loan known as "Chamber Ridge Apartments" by $1,250,000, (iv) "Maytag Industrial Office" by $700,000. Including such holdback reserve amounts, the LTV Ratio at Maturity is 75.14%, 64.52%, 71.90% and 69.68% respectively.

       In the case of Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan, if any, excluding the related B Loan, if any. For a calculation of the loan-to-value ratio at maturity for each of these Mortgage Loans including any related Pari Passu Companion Loan, if any, and any related B Loan see footnotes 6 and 8 to Annex A-1.

              7. "MORTGAGE RATE" or "INTEREST RATE" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

              8. "NRA" means net rentable area.

              9. "OCCUPANCY RATE" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

              10. "SERVICING FEE RATE" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

              11. "SQUARE FEET" or "SQ. FT." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

              12. "TERM TO MATURITY" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

              13. "UNDERWRITTEN NET CASH FLOW," "UNDERWRITTEN NCF" or "UW NCF," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or each Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

              In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (E.G., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

              14. "UNITS," "ROOMS" or "PADS" means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

              15. "UW NCF DSCR," "UNDERWRITTEN NCF DSCR," "DEBT SERVICE COVERAGE RATIO" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by
       (b) the Annual Debt Service for such Mortgage Loan.

       For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 5.50% of the Initial Outstanding Pool Balance, 6.31% of the Initial Loan Group 1 Balance and 2.72% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Tropicana Center," by $4,000,000, (ii) with respect to the Mortgage Loan known as "888 South Figueroa" by $2,500,000, (iii) with respect to the Mortgage Loan known as "Chamber Ridge Apartments" by $1,250,000, (iv) "Maytag Industrial Office" by $700,000. Including such holdback reserve amounts, the UW NCF DSCR is 1.12x, 1.14x, 1.15x and 1.18x respectively. In the case of the Mortgage Loan known as "1710 Broadway," the Mortgage Loan is fully recourse to the sponsor (up to $13,000,000, which amount may be reduced under certain circumstances) until the Mortgaged Property achieves a minimum DSCR of 1.25. The DSCR for the Mortgage Loan is shown throughout this prospectus supplement at 1.25x, reflecting the threshold at which the full recourse guaranty will be released.

       For purposes of calculating such amounts in the following tables and in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, with respect to the mortgage loans known as the "Lakewood Center" loan and the "General Motors Building" loan, the interest rates used in this calculation are 5.5127% and 5.2420%, respectively. The interest rate for the Lakewood Center loan and the General Motors Building loan will vary throughout its respective Mortgage Loan term. The interest rates for the Lakewood Center loan and the General Motors Building loan are set forth on Annex A-4 and Annex 5, respectively.

              In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan, if any, excluding the related B Loan, if any. For a calculation of the debt service coverage ratio for each of these Mortgage Loans including any related Pari Passu Companion Loan, if any, and any related B Loan see footnotes 6 and 8 to Annex A-1.

              In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

              16. "UW REVENUE" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                         % OF
          RANGE OF                  OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF        LTV
        CUT-OFF DATE             MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
          BALANCES                 LOANS        BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------    --------   --------------  --------------   ---------  ------------  -------   ---------  ---------
1,297,373 - 1,999,999 .......      10        $  17,839,603       0.79%         5.382%       142        1.49X      72.54%     51.52%
2,000,000 - 2,999,999 .......      11           26,069,044       1.15          5.497%       106        1.46       69.62%     58.76%
3,000,000 - 3,999,999 .......      19           64,884,142       2.86          5.475%       127        1.41       71.26%     57.54%
4,000,000 - 5,999,999 .......      14           70,053,518       3.08          5.452%       116        1.64       64.65%     53.59%
6,000,000 - 6,999,999 .......      14           90,695,721       3.99          5.497%       107        1.45       71.96%     60.25%
7,000,000 - 9,999,999 .......      18          147,118,130       6.47          5.391%       115        1.45       71.23%     59.50%
10,000,000 - 14,999,999 .....      17          214,143,321       9.42          5.394%       112        1.41       75.67%     64.58%
15,000,000 - 29,999,999 .....      17          353,048,913      15.54          5.364%       106        1.36       74.44%     66.65%
30,000,000 - 69,999,999 .....      11          513,905,597      22.61          5.230%       118        1.63       70.19%     64.98%
70,000,000 - 218,000,000 ....       6          774,744,899      34.09          5.365%       103        1.81       60.41%     58.82%
                                  ----      --------------     -------        -------     -------     -------    -------  ----------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ====      ==============     =======        =======     =======     =======    =======  ==========

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                                    WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
          RANGE OF                  OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF        LTV
        CUT-OFF DATE             MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
          BALANCES                 LOANS        BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------    --------   --------------  --------------   ---------  ------------  -------   ---------  ---------
1,297,373 - 1,999,999 .......       9       $   16,265,939       0.92%         5.399%       144        1.51x      71.85%     50.69%
2,000,000 - 2,999,999 .......      10           23,476,667       1.33          5.486%       104        1.48       68.50%     57.85%
3,000,000 - 3,999,999 .......      11           36,852,822       2.09          5.568%       137        1.36       74.38%     56.43%
4,000,000 - 5,999,999 .......      11           54,969,843       3.12          5.460%       115        1.49       69.96%     57.70%
6,000,000 - 6,999,999 .......      12           77,951,979       4.43          5.530%       109        1.47       71.58%     58.84%
7,000,000 - 9,999,999 .......      13          104,730,069       5.95          5.405%       114        1.47       69.58%     56.09%
10,000,000 - 14,999,999 .....      12          151,921,004       8.63          5.449%       115        1.42       75.66%     63.77%
15,000,000 - 29,999,999 .....      11          229,948,913      13.07          5.346%       106        1.39       73.22%     64.05%
30,000,000 - 49,999,999 .....       5          200,600,000      11.40          5.292%       112        1.37       72.08%     67.76%
50,000,000 - 69,999,999 .....       3          173,000,000       9.83          5.165%       137        2.11       63.16%     56.05%
70,000,000 - 218,000,000 ....       5          689,744,899      39.20          5.410%       109        1.85       58.41%     56.63%
                                  ----      --------------     -------        -------     -------     -------    -------  ----------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ====      ==============     =======        =======     =======     =======    =======  ==========

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                                    WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
          RANGE OF                  OF        AGGREGATE        % OF LOAN                   STATED                CUT-OFF       LTV
        CUT-OFF DATE             MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
          BALANCES                 LOANS        BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------    --------   --------------  --------------   ---------  ------------  -------   ---------  ---------
1,573,664 - 1,999,999 .......       1         $ 1,573,664        0.31%         5.210%       119        1.25x      79.68%     60.12%
2,000,000 - 2,999,999 .......       1           2,592,377        0.51          5.590%       117        1.28       79.77%     67.02%
3,000,000 - 3,999,999 .......       8          28,031,320        5.46          5.353%       114        1.46       67.17%     58.99%
4,000,000 - 6,999,999 .......       5          27,827,417        5.42          5.365%       105        1.81       58.58%     52.47%
7,000,000 - 9,999,999 .......       5          42,388,061        8.26          5.358%       118        1.42       75.32%     67.91%
10,000,000 - 14,999,999 .....       5          62,222,318       12.13          5.260%       104        1.39       75.72%     66.57%
15,000,000 - 29,999,999 .....       6         123,100,000       23.99          5.397%       107        1.30       76.70%     71.49%
30,000,000 - 85,000,000 .....       4         225,305,597       43.92          5.137%        85        1.41       76.31%     73.74%
                                  ----      -------------      -------        -------     -------     -------    -------  ----------
TOTAL/WEIGHTED
  AVERAGE ...................      35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ====      =============      =======        =======     =======     =======    =======  ==========

                TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS



                                                                    % OF                      CUT-OFF DATE
                              NUMBER OF         AGGREGATE        OUTSTANDING     NUMBER OF     BALANCE PER
                              MORTGAGED          CUT-OFF        INITIAL POOL     UNITS OR     # OF UNITS OR
      PROPERTY TYPE          PROPERTIES       DATE BALANCE         BALANCE          NRA            NRA
------------------------     ----------      --------------     -------------   -----------  ---------------
Multifamily ............         50           $ 599,657,894         26.39%          10,613       56,502.20
  Multifamily ..........         45             568,810,521         25.03            9,597       59,269.62
  Manufactured
    Housing ............          5              30,847,373          1.36            1,016       30,361.59
Office .................         28             569,350,829         25.05        5,245,476          108.54
Retail .................         44             549,214,628         24.17        4,549,268          120.73
  ANCHORED .............         20             455,172,190         20.03        4,185,446          108.75
  UNANCHORED ...........         10              60,410,023          2.66          187,957          321.40
  SINGLE TENANT ........         14              33,632,415          1.48          175,865          191.24
Hotel ..................         18             209,482,713          9.22            4,380       47,827.10
Mixed Use ..............          6             166,553,988          7.33          528,968          314.87
Self Storage ...........         39             148,028,560          6.51           23,485        6,303.11
Industrial .............          4              30,214,276          1.33          887,089           34.06
                                ---          --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..............        189          $2,272,502,889        100.00%
                                ===          ==============        ======


                                                           WEIGHTED AVERAGES
                             -------------------------------------------------------------------------------

                                            STATED                                    CUT-OFF         LTV
                              MORTGAGE     REMAINING                                   DATE        RATIO AT
      PROPERTY TYPE             RATE      TERM (MOS.)     OCCUPANCY        DSCR      LTV RATIO     MATURITY
------------------------     ---------   -------------   ------------    --------   -----------   ----------
Multifamily ............       5.270%         99            94.16%         1.40x       74.26%        68.58%
  Multifamily ..........       5.273%         98            93.88%         1.41        74.31%        68.79%
  Manufactured
    Housing ............       5.223%        123            99.32%         1.35        73.27%        64.79%
Office .................       5.232%        105            92.94%         1.65        65.22%        60.33%
Retail .................       5.445%        123            97.74%         1.67        65.48%        58.71%
  ANCHORED .............       5.407%        119            97.61%         1.74        65.34%        59.85%
  UNANCHORED ...........       5.758%        159            97.44%         1.28        63.69%        51.21%
  SINGLE TENANT ........       5.397%        121           100.00%         1.51        70.61%        56.82%
Hotel ..................       5.370%        111            77.80%         2.22        65.49%        56.81%
Mixed Use ..............       5.280%        115            98.25%         1.31        69.08%        60.25%
Self Storage ...........       5.839%        120            77.62%         1.42        64.46%        60.02%
Industrial .............       5.386%         95            96.47%         1.40        73.65%        64.20%

TOTAL/WEIGHTED
  AVERAGE ..............       5.351%        110            92.47%         1.60x       68.04%        61.82%



                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1



                                                                    % OF                      CUT-OFF DATE
                              NUMBER OF         AGGREGATE           LOAN         NUMBER OF     BALANCE PER
                              MORTGAGED          CUT-OFF           GROUP 1       UNITS OR     # OF UNITS OR
      PROPERTY TYPE          PROPERTIES       DATE BALANCE         BALANCE          NRA            NRA
------------------------     ----------      --------------     -------------   -----------  ---------------
Office .................         28           $ 569,350,829         32.36%       5,245,476          108.54
Retail .................         44             549,214,628         31.21        4,549,268          120.73
  Anchored .............         20             455,172,190         25.87        4,185,446          108.75
  Unanchored ...........         10              60,410,023          3.43          187,957          321.40
  Single Tenant ........         14              33,632,415          1.91          175,865          191.24
Hotel ..................         18             209,482,713         11.91            4,380       47,827.10
Mixed Use ..............          6             166,553,988          9.47          528,968          314.87
Self Storage ...........         39             148,028,560          8.41           23,485        6,303.11
Multifamily ............          9              86,617,141          4.92            1,429       60,613.81
  Multifamily ..........          6              68,049,768          3.87              878       77,505.43
  Manufactured
    Housing ............          3              18,567,373          1.06              551       33,697.59
Industrial .............          4              30,214,276          1.72          887,089           34.06
                                ---          --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..............        148          $1,759,462,135        100.00%
                                ===          ==============        ======


                                                            WEIGHTED AVERAGES
                              -------------------------------------------------------------------------------

                                             STATED                                    CUT-OFF         LTV
                               MORTGAGE     REMAINING                                   DATE        RATIO AT
      PROPERTY TYPE              RATE      TERM (MOS.)     OCCUPANCY        DSCR      LTV RATIO     MATURITY
------------------------      ---------   -------------   ------------    --------   -----------   ----------
Office .................        5.232%        105            92.94%         1.65X       65.22%        60.33%
Retail .................        5.445%        123            97.74%         1.67        65.48%        58.71%
  Anchored .............        5.407%        119            97.61%         1.74        65.34%        59.85%
  Unanchored ...........        5.758%        159            97.44%         1.28        63.69%        51.21%
  Single Tenant ........        5.397%        121           100.00%         1.51        70.61%        56.82%
Hotel ..................        5.370%        111            77.80%         2.22        65.49%        56.81%
Mixed Use ..............        5.280%        115            98.25%         1.31        69.08%        60.25%
Self Storage ...........        5.839%        120            77.62%         1.42        64.46%        60.02%
Multifamily ............        5.335%        102            82.92%         1.39        70.95%        61.27%
  Multifamily ..........        5.358%         96            78.53%         1.42        68.66%        59.22%
  Manufactured
    Housing ............        5.250%        126            99.02%         1.28        79.35%        68.79%
Industrial .............        5.386%         95            96.47%         1.40        73.65%        64.20%

TOTAL/WEIGHTED
  AVERAGE ..............        5.378%        114            91.42%         1.66X       66.06%        59.49%


                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2



                                                                    % OF                      CUT-OFF DATE
                              NUMBER OF         AGGREGATE           LOAN         NUMBER OF     BALANCE PER
                              MORTGAGED          CUT-OFF           GROUP 2       UNITS OR     # OF UNITS OR
      PROPERTY TYPE          PROPERTIES       DATE BALANCE         BALANCE          NRA            NRA
------------------------     ----------      --------------     -------------   -----------  ---------------
Multifamily ............        39            $500,760,753          97.61%          8,719        $57,433.28
Manufactured
  Housing ..............         2              12,280,000           2.39             465         26,408.60
                               ---            ------------         ------
TOTAL/WEIGHTED
  AVERAGE ..............        41            $513,040,753         100.00%          9,184
                               ===            ============         ======

                                                           WEIGHTED AVERAGES
                             -------------------------------------------------------------------------------

                                            STATED                                    CUT-OFF        LTV
                              MORTGAGE     REMAINING                                   DATE        RATIO AT
      PROPERTY TYPE             RATE      TERM (MOS.)     OCCUPANCY        DSCR      LTV RATIO     MATURITY
------------------------     ---------   -------------   ------------    --------   -----------   ----------
Multifamily ............       5.261%         98           95.97%          1.40x       75.08%        70.09%
Manufactured
  Housing ..............       5.183%        118           99.77%          1.46        64.07%        58.74%

TOTAL/WEIGHTED
  AVERAGE ..............       5.259%         98           96.06%          1.41x       74.82%        69.81%


        MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                         % OF
                                    OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF       LTV
                                 MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
STATE/LOCATION                  PROPERTIES      BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
California ..................      21         $660,958,259      29.09%         5.309%       118        1.74x      62.08%     58.71%
  Southern ..................      18          503,765,243      22.17          5.367%       118        1.78       59.91%     55.67%
  Northern ..................       3          157,193,016       6.92          5.123%       119        1.61       69.05%     68.48%
New York ....................      21          390,458,413      17.18          5.301%        87        1.66       63.64%     60.26%
Florida .....................      26          234,255,773      10.31          5.322%       108        2.05       66.62%     61.46%
Texas .......................      28          216,304,311       9.52          5.512%       112        1.38       70.93%     63.30%
Virginia ....................       4           85,700,000       3.77          5.315%       113        1.40       76.13%     68.31%
North Carolina ..............      19           77,664,990       3.42          5.442%       123        1.46       73.75%     59.79%
Alabama .....................       8           69,119,090       3.04          5.222%       118        1.48       77.89%     74.83%
Maryland ....................       5           62,794,122       2.76          5.603%       120        1.37       71.28%     56.67%
Nevada ......................       2           61,100,000       2.69          5.040%       119        1.21       78.57%     68.58%
Pennsylvania ................       5           60,945,694       2.68          5.391%       118        1.29       78.88%     69.46%
Arizona .....................       7           54,580,767       2.40          5.504%        94        1.49       72.61%     63.87%
Michigan ....................       7           39,069,626       1.72          5.390%       119        1.35       75.63%     65.50%
Georgia .....................       4           33,879,603       1.49          5.499%       119        1.36       73.21%     65.72%
Washington ..................       2           31,545,658       1.39          5.343%       119        1.30       70.70%     54.65%
Kentucky ....................       2           25,387,000       1.12          5.276%       119        1.33       78.39%     66.00%
Oregon ......................       1           22,800,000       1.00          5.485%       118        1.20       72.38%     68.38%
Colorado ....................       2           22,500,000       0.99          5.220%        58        1.36       73.89%     70.76%
South Carolina ..............       5           19,351,531       0.85          5.752%       155        1.45       70.25%     49.26%
Tennessee ...................       3           17,896,994       0.79          5.258%       119        1.38       78.99%     64.99%
Oklahoma ....................       2           14,558,971       0.64          5.416%       117        1.29       76.23%     63.69%
Ohio ........................       3           11,851,275       0.52          5.600%       118        1.28       72.45%     60.83%
Connecticut .................       1            9,250,000       0.41          5.190%       118        1.78       68.52%     68.52%
Illinois ....................       2            9,221,721       0.41          5.646%       118        1.36       76.07%     63.96%
Indiana .....................       1            9,090,398       0.40          5.030%        59        1.27       69.63%     63.87%
Massachusetts ...............       1            7,440,000       0.33          5.390%       118        1.40       80.00%     69.90%
Louisiana ...................       1            6,500,000       0.29          5.340%       119        1.52       79.75%     73.93%
Minnesota ...................       2            6,183,354       0.27          5.762%       143        1.81       65.76%     39.07%
Missouri ....................       1            4,146,207       0.18          5.620%       119        1.24       78.23%     65.65%
Kansas ......................       1            3,143,707       0.14          5.600%       118        1.28       72.45%     60.83%
New Mexico ..................       1            2,754,426       0.12          5.550%        58        1.30       74.44%     69.35%
Nebraska ....................       1            2,051,000       0.09          5.260%       120        1.29       74.58%     56.29%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     189       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======

           MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
                                 MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
STATE/LOCATION                  PROPERTIES      BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
California ..................      17        $ 644,638,259      36.64%         5.308%       118        1.72x      62.81%     59.46%
  Southern ..................      15          490,445,243      27.87          5.367%       118        1.76       60.66%     56.41%
  Northern ..................       2          154,193,016       8.76          5.123%       119        1.60       69.65%     69.17%
New York ....................      12          254,909,074      14.49          5.413%       102        1.82       57.51%     53.40%
Florida .....................      23          180,755,773      10.27          5.283%       118        2.21       64.10%     58.07%
Texas .......................      22          158,339,266       9.00          5.553%       109        1.42       68.57%     61.80%
North Carolina ..............      19           77,664,990       4.41          5.442%       123        1.46       73.75%     59.40%
Nevada ......................       2           61,100,000       3.47          5.040%       119        1.21       78.57%     68.58%
Arizona .....................       6           50,980,767       2.90          5.536%        92        1.48       72.75%     63.39%
Maryland ....................       3           42,014,122       2.39          5.788%       121        1.40       69.55%     51.62%
Pennsylvania ................       3           39,005,634       2.22          5.383%       118        1.29       78.93%     71.98%
Virginia ....................       3           35,700,000       2.03          5.309%       104        1.37       77.60%     68.36%
Washington ..................       1           25,961,984       1.48          5.285%       119        1.31       69.23%     52.38%
Michigan ....................       6           22,569,626       1.28          5.565%       119        1.43       74.15%     60.92%
Colorado ....................       2           22,500,000       1.28          5.220%        58        1.36       73.89%     70.76%
South Carolina ..............       5           19,351,531       1.10          5.752%       155        1.45       70.25%     49.26%
Kentucky ....................       1           18,287,000       1.04          5.290%       119        1.32       77.77%     63.42%
Tennessee ...................       3           17,896,994       1.02          5.258%       119        1.38       78.99%     64.99%
Georgia .....................       3           17,579,603       1.00          5.776%       120        1.49       67.99%     59.04%
Alabama .....................       4           14,325,426       0.81          5.640%       120        1.36       70.07%     62.24%
Ohio ........................       3           11,851,275       0.67          5.600%       118        1.28       72.45%     60.83%
Illinois ....................       2            9,221,721       0.52          5.646%       118        1.36       76.07%     63.96%
Indiana .....................       1            9,090,398       0.52          5.030%        59        1.27       69.63%     63.87%
Massachusetts ...............       1            7,440,000       0.42          5.390%       118        1.40       80.00%     69.90%
Minnesota ...................       2            6,183,354       0.35          5.762%       143        1.81       65.76%     39.07%
Missouri ....................       1            4,146,207       0.24          5.620%       119        1.24       78.23%     65.65%
Kansas ......................       1            3,143,707       0.18          5.600%       118        1.28       72.45%     60.83%
New Mexico ..................       1            2,754,426       0.16          5.550%        58        1.30       74.44%     69.35%
Nebraska ....................       1            2,051,000       0.12          5.260%       120        1.29       74.58%     56.29%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     148       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======

           MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
                                 MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
STATE/LOCATION                  PROPERTIES      BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
New York ....................       9        $135,549,339       26.42%         5.090%        60        1.35x      75.16%     73.17%
Texas .......................       6          57,965,045       11.30          5.399%       118        1.28       77.36%     67.40%
Alabama .....................       4          54,793,664       10.68          5.113%       117        1.52       79.93%     78.12%
Florida .....................       3          53,500,000       10.43          5.457%        76        1.51       75.12%     72.93%
Virginia ....................       1          50,000,000        9.75          5.320%       120        1.42       75.08%     68.27%
Oregon ......................       1          22,800,000        4.44          5.485%       118        1.20       72.38%     68.38%
Pennsylvania ................       2          21,940,061        4.28          5.405%       117        1.29       78.81%     64.99%
Maryland ....................       2          20,780,000        4.05          5.228%       119        1.32       74.78%     66.87%
Michigan ....................       1          16,500,000        3.22          5.150%       118        1.24       77.65%     71.77%
California ..................       4          16,320,000        3.18          5.321%       119        2.30       33.27%     29.03%
Georgia .....................       1          16,300,000        3.18          5.200%       118        1.22       78.84%     72.93%
Oklahoma ....................       2          14,558,971        2.84          5.416%       117        1.29       76.23%     63.69%
Connecticut .................       1           9,250,000        1.80          5.190%       118        1.78       68.52%     68.52%
Kentucky ....................       1           7,100,000        1.38          5.240%       120        1.34       80.00%     72.65%
Louisiana ...................       1           6,500,000        1.27          5.340%       119        1.52       79.75%     73.93%
Washington ..................       1           5,583,675        1.09          5.615%       117        1.24       77.55%     65.21%
Arizona .....................       1           3,600,000        0.70          5.060%       119        1.63       70.59%     70.59%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...................      41        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======

        RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL
                                 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                        % OF
                                    OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF       LTV
RANGE OF DEBT SERVICE            MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
COVERAGE RATIO                     LOANS       BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
1.20x - 1.29x ...............      40         $548,695,402      24.14%         5.386%       117        1.24x      73.82%     64.58%
1.30x - 1.39x ...............      26          369,552,852      16.26          5.286%       111        1.33       73.32%     63.95%
1.40x - 1.49x ...............      22          430,438,699      18.94          5.467%       105        1.43       71.07%     64.84%
1.50x - 1.59x ...............      23          211,918,724       9.33          5.372%       109        1.54       74.25%     66.69%
1.60x - 1.74x ...............      14          266,808,011      11.74          5.214%       117        1.65       68.46%     65.24%
1.75x - 1.99x ...............       5           35,909,200       1.58          5.557%       117        1.82       65.64%     54.53%
2.00x - 2.49x ...............       5          340,180,000      14.97          5.415%        98        2.26       48.66%     48.49%
2.50x - 3.61x ...............       2           69,000,000       3.04          4.759%       119        3.60       51.02%     50.86%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF DEBT SERVICE            MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
COVERAGE RATIO                    LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
1.20x - 1.29x ...............      26        $ 363,595,268      20.67%         5.412%       124        1.24x      72.87%     62.77%
1.30x - 1.39x ...............      18          306,982,232      17.45          5.243%       110        1.33       72.96%     63.59%
1.40x - 1.49x ...............      19          283,738,699      16.13          5.652%       116        1.43       68.63%     60.78%
1.50x - 1.59x ...............      18          118,598,724       6.74          5.506%       120        1.54       71.07%     58.26%
1.60x - 1.74x ...............      13          263,208,011      14.96          5.216%       117        1.65       68.43%     65.16%
1.75x - 1.99x ...............       4           26,659,200       1.52          5.684%       117        1.83       64.63%     49.68%
2.00x - 2.49x ...............       3          331,680,000      18.85          5.419%        97        2.26       49.06%     49.00%
2.50x - 3.61x ...............       1           65,000,000       3.69          4.725%       119        3.61       52.84%     52.84%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF DEBT SERVICE            MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
COVERAGE RATIO                    LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
1.20X - 1.24X ...............       6        $ 95,427,417       18.60%         5.354%       114        1.21X      76.66%     70.12%
1.25x - 1.34x ...............      12         112,939,181       22.01          5.322%        93        1.27       75.46%     66.58%
1.35x - 1.49x ...............       7         186,004,155       36.26          5.207%        92        1.41       75.20%     70.84%
1.50x - 1.74x ...............       6          96,920,000       18.89          5.198%        96        1.55       78.01%     77.15%
1.75x - 1.99x ...............       1           9,250,000        1.80          5.190%       118        1.78       68.52%     68.52%
2.00x - 3.40x ...............       3          12,500,000        2.44          5.267%       119        2.59       29.20%     25.42%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...................      35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======


         RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                        % OF
                                    OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF      LTV
RANGE OF LTV RATIOS             MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE             LOANS       BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
21.51% - 50.00% .............       8        $ 139,529,101       6.14%         5.250%        71        2.30x      41.72%     38.79%
50.01% - 60.00% .............       6          351,491,972      15.47          5.433%       126        2.30       53.65%     51.21%
60.01% - 70.00% .............      22          641,936,766      28.25          5.365%       115        1.48       66.69%     61.36%
70.01% - 75.00% .............      51          398,580,234      17.54          5.428%       103        1.41       72.98%     63.85%
75.01% - 80.00% .............      49          724,094,816      31.86          5.279%       109        1.34       78.29%     70.58%
80.01% - 80.33% .............       1           16,870,000       0.74          5.300%       120        1.47       80.33%     66.68%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF LTV RATIOS              MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE            LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
32.16% - 50.00% .............       4         $123,209,101       7.00%         5.241%        65        2.31x      42.84%     40.08%
50.01% - 60.00% .............       6          351,491,972      19.98          5.433%       126        2.30       53.65%     51.21%
60.01% - 70.00% .............      20          626,443,024      35.60          5.369%       116        1.48       66.65%     61.23%
70.01% - 75.00% .............      42          269,995,876      15.35          5.460%       108        1.44       72.97%     62.05%
75.01% - 80.00% .............      29          371,452,163      21.11          5.333%       118        1.30       78.87%     68.62%
80.01% - 80.33% .............       1           16,870,000       0.96          5.300%       120        1.47       80.33%     66.68%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF LTV RATIOS              MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE            LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
21.51% - 60.00% .............       4         $16,320,000        3.18%         5.321%       119        2.30x      33.27%     29.03%
60.01% - 70.00% .............       2          15,493,742        3.02          5.214%        94        1.55       68.56%     66.53%
70.01% - 75.00% .............       9         128,584,358       25.06          5.359%        91        1.33       73.00%     67.62%
75.01% - 77.50% .............       6         184,558,971       35.97          5.172%        84        1.42       76.21%     72.76%
77.51% - 80.00% .............      14         168,083,682       32.76          5.276%       118        1.35       79.28%     72.52%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...................      35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======


        RANGE OF LTV RATIOS AS OF THE MATURITY DATES--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                        % OF
                                    OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF      LTV
RANGE OF LTV RATIOS             MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE MATURITY DATE           LOANS        BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
0.00% - 30.00% ..............       6         $ 26,701,172       1.17%         5.329%       167        2.00x      40.93%     13.21%
30.01% - 40.00% .............       1            3,000,000       0.13          5.130%       119        2.09       38.17%     33.14%
40.01% - 50.00% .............      10          193,483,065       8.51          5.483%        99        1.94       50.23%     44.11%
50.01% - 60.00% .............      37          743,690,640      32.73          5.444%       118        1.87       61.30%     55.27%
60.01% - 70.00% .............      63          874,958,012      38.50          5.313%       110        1.40       73.74%     66.51%
70.01% - 75.00% .............      16          257,470,000      11.33          5.285%       107        1.32       78.06%     72.99%
75.01% - 80.00% .............       4          173,200,000       7.62          5.104%        82        1.45       77.87%     77.39%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======

           RANGE OF LTV RATIOS AS OF THE MATURITY DATES--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF LTV RATIOS              MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE MATURITY DATE           LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
0.00% - 40.00% ..............       4         $ 17,201,172       0.98%         5.339%       193        1.58x      48.97%      7.82%
40.01% - 50.00% .............       9          189,663,065      10.78          5.483%        98        1.95       50.30%     44.17%
50.01% - 60.00% .............      36          740,138,832      42.07          5.443%       118        1.87       61.25%     55.25%
60.01% - 70.00% .............      44          632,189,066      35.93          5.295%       112        1.42       73.42%     66.43%
70.01% - 75.08% .............       9          180,270,000      10.25%         5.297%       108        1.32       78.23%     73.55%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======


           RANGE OF LTV RATIOS AS OF THE MATURITY DATES--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF LTV RATIOS              MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE MATURITY DATE           LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
18.75% - 40.00%                     3        $ 12,500,000        2.44%         5.267%       119        2.59x      29.20%     25.42%
40.01% - 50.00%                     1           3,820,000        0.74          5.500%       119        1.35       46.59%     40.81%
50.01% - 60.00%                     1           3,551,808        0.69          5.690%       119        1.28       71.04%     59.74%
60.01% - 70.00%                    19         242,768,946       47.32          5.360%       106        1.34       74.57%     66.70%
70.01% - 75.00%                     8          95,900,000       18.69          5.281%       108        1.32       78.05%     72.36%
75.01% - 80.00%                     3         154,500,000       30.11          5.071%        78        1.48       77.67%     77.67%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE                          35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======


       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF MORTGAGE RATES          MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE            LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
4.725% - 4.999% .............       2        $ 150,000,000       6.60          4.878%        86        2.37X      66.29%     66.29%
5.000% - 5.249% .............      30          746,964,009      32.87          5.147%       107        1.59       67.79%     63.23%
5.250% - 5.449% .............      48          571,081,210      25.13          5.308%       104        1.39       73.08%     65.00%
5.450% - 5.749% .............      39          498,079,660      21.92          5.543%       118        1.75       64.20%     57.36%
5.750% - 6.000% .............      18          306,378,010      13.48          5.850%       129        1.41       66.34%     57.49%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======


          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF MORTGAGE RATES          MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE            LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
4.725% - 4.999% .............       1        $  65,000,000       3.69%         4.725%       119        3.61x      52.84%     52.84%
5.000% - 5.249% .............      19          618,760,346      35.12          5.150%       105        1.62       66.04%     61.30%
5.250% - 5.449% .............      35          356,763,407      20.28          5.308%       110        1.37       72.72%     63.50%
5.450% - 5.749% .............      30          428,560,372      24.36          5.544%       118        1.82       62.65%     56.21%
5.750% - 6.000% .............      17          290,378,010      16.50          5.853%       129        1.41       65.94%     57.01%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF MORTGAGE RATES          MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
AS OF THE CUT-OFF DATE            LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
4.995% - 4.999% .............       1        $ 85,000,000       16.57%         4.995%        60        1.42x      76.58%     76.58%
5.000% - 5.249% .............      11         128,203,664       24.99          5.133%       118        1.44       76.28%     72.53%
5.250% - 5.449% .............      13         214,317,803       41.77          5.309%        94        1.42       73.68%     67.50%
5.450% - 5.749% .............       9          69,519,287       13.55          5.537%       118        1.27       73.76%     64.50%
5.750% - 5.800% .............       1          16,000,000        3.12          5.800%       118        1.38       73.56%     66.21%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...................      35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======


       RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER                        % OF
                                    OF        AGGREGATE      OUTSTANDING                   STATED               CUT-OFF      LTV
RANGE OF REMAINING              MORTGAGE    CUT-OFF DATE    INITIAL POOL    MORTGAGE     REMAINING             DATE LTV    RATIO AT
TERMS TO MATURITY                 LOANS        BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
54 - 84 .....................      18        $ 419,443,382      18.46%         5.218%        61        1.64x      65.89%     63.56%
85 - 119 ....................      83        1,312,354,073      57.75          5.345%       118        1.67       68.41%     62.38%
120 - 299 ...................      36          540,705,434      23.79          5.470%       129        1.41       68.82%     59.10%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     137       $2,272,502,889     100.00%         5.351%       110        1.60X      68.04%     61.82%
                                  ===       ==============     ======


          RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF REMAINING               MORTGAGE    CUT-OFF DATE       GROUP 1      MORTGAGE     REMAINING             DATE LTV    RATIO AT
TERMS TO MATURITY                 LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
54 - 84 .....................      12        $ 242,494,043      13.78%         5.275%        63        1.82x      58.96%     56.14%
85 - 119 ....................      58        1,082,682,658      61.53          5.339%       118        1.73       67.42%     61.81%
120 - 299 ...................      32          434,285,434      24.68          5.533%       131        1.39       66.65%     55.56%
                                  ---       --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...................     102       $1,759,462,135     100.00%         5.378%       114        1.66X      66.06%     59.49%
                                  ===       ==============     ======


          RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 2

                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                  NUMBER
                                    OF        AGGREGATE        % OF LOAN                   STATED               CUT-OFF       LTV
RANGE OF REMAINING               MORTGAGE    CUT-OFF DATE       GROUP 2      MORTGAGE     REMAINING             DATE LTV    RATIO AT
TERMS TO MATURITY                 LOANS         BALANCE         BALANCE        RATE      TERM (MOS.)    DSCR      RATIO     MATURITY
-----------------------------   ----------  --------------  --------------   ---------  ------------  -------   ---------  ---------
58 - 84 .....................       6        $176,949,339       34.49%         5.139%        60        1.40x      75.38%     73.72%
85 - 119 ....................      25         229,671,414       44.77          5.373%       118        1.38       73.05%     65.06%
120 - 120 ...................       4         106,420,000       20.74          5.215%       120        1.47       77.69%     73.57%
                                  ---        ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...................      35        $513,040,753      100.00%         5.259%        98        1.41X      74.82%     69.81%
                                  ===        ============      ======

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

       CALCULATION OF INTEREST. 14.39% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 18.59% based on Initial Loan Group 1 Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Six of these mortgage loans, representing 1.80% of the Initial Outstanding Pool Balance or 1.39% of the Initial Loan Group 1 Balance and 3.18% of the Initial Loan Group 2 Balance, require fixed payments of interest during the respective initial interest-only period. Five of these mortgage loans are followed by a period of required scheduled amortization with interest accruing during such period on the basis of a 360-day year and the actual number of days elapsed and a monthly payment of principal and interest for the remaining term of the applicable Mortgage Loan. 85.61% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 81.41% based on Initial Loan Group 1 Balance and 100.00% based on Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

       AMORTIZATION OF PRINCIPAL. The Mortgage Loans provide for one or more of the following:

       75 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 22.88% of the Initial Outstanding Pool Balance, 22.97% of the Initial Loan Group 1 Balance and 22.57% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

       12 Mortgage Loans, representing 34.42% of the Initial Outstanding Pool Balance, 34.15% of the Initial Loan Group 1 Balance and 35.35% of the Initial Loan Group 2 Balance, are interest-only for the entire term of the Mortgage Loans.

       47 Mortgage Loans, representing 42.15% of the Initial Outstanding Pool Balance, 42.17% of the Initial Loan Group 1 Balance and 42.08% of the Initial Loan Group 2 Balance, provide for payments of interest-only for the first 5 to 70 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

       3 Mortgage Loans, representing 0.55% of the Initial Outstanding Pool Balance and 0.71% of the Initial Loan Group 1 Balance are fully amortizing.

       PREPAYMENT PROVISIONS. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (including the maturity date). All of the Yield Maintenance Mortgage Loans prohibit voluntary prepayment for a specified period (the "YIELD MAINTENANCE LOCK-OUT PERIOD") and all of the Defeasance Loans (other than the Yorktowne Plaza loan) prohibit Defeasance (as defined below) for at least two years from the Closing Date (the "DEFEASANCE LOCK-OUT PERIOD" and collectively with the Yield Maintenance Lock-Out Period the "LOCK-OUT PERIOD"). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 26 months. Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

              (1) 125 of the Mortgage Loans (the "DEFEASANCE LOANS"), representing approximately 95.89% of the Initial Outstanding Pool Balance, 98.55% of the Initial Loan Group 1 Balance and 86.75% of the Initial Loan Group 2 Balance, permit only defeasance after the expiration of a Defeasance Lock-Out Period (except with respect to the Yorktowne Plaza loan, which permits defeasance on the Yorktowne Plaza Defeasance
       Date). The Defeasance Loans permit defeasance during the "DEFEASANCE PERIOD"' as set forth on Annex A-1 under the heading "Prepayment Provisions Payments (# of payments)." In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between 110% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the "ALLOCATED LOAN AMOUNT"). Exceptions include:

       o the Lakewood Center Loan, which permits partial defeasance with defeasance collateral in an amount equal to 100% of the current appraised value of the parcel to be released;

       o the Kaiser Center Loan, which permits partial defeasance with defeasance collateral in an amount equal to the product of (i) the original principal balance of such Mortgage Loan and (ii) the percentage obtained by dividing the value of the portion of the Mortgaged Property being released by the total value of the Mortgaged Property prior to such release;

       o the Private Mini Storage Portfolio loan, which permits partial defeasance, under certain limited circumstances with defeasance collateral in an amount equal to 100% of the Allocated Loan Amount of the parcel to be released; (see "--Property Releases in this prospectus supplement");

       o the Barrett Apartments loan and the Snowmass Village Mall loan, both of which permit partial defeasance with defeasance collateral in an amount equal to a predetermined amount set forth in the related Mortgage Loan Documents; and

       o the Maytag Industrial Office loan permits partial defeasance with defeasance collateral in an amount equal to the amount necessary to reduce the principal amount of the related Mortgage Loan such that the remaining portion of the Mortgaged Property satisfies certain LTV and/or DSCR tests.

              (2) 11 of the Mortgage Loans (the "YIELD MAINTENANCE LOANS"), representing approximately 3.79% of the Initial Outstanding Pool Balance, 1.04% of the Initial Loan Group 1 Balance and 13.25% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the "YIELD MAINTENANCE PERIOD"). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading "Prepayment Provisions (# of Payments)"; or

              (3) 1 of the Mortgage Loans, representing 0.32% of the outstanding pool balance and 0.41% of the Loan Group 1 balance as of the cut-off date, permits defeasance or prepayment with a Yield Maintenance Charge (which charge is at least 1% of the prepaid amount) following a Defeasance Lock-Out Period.

       One of the Mortgage Loans, representing approximately 0.96% of the initial Outstanding Pool Balance and 1.23% of the Initial Loan Group 1 Balance, permits defeasance on or after June 29, 2007. GMACCM will be required to purchase such Mortgage Loan from the Trust immediately prior to the borrower defeasing such Mortgage Loan if the defeasance would occur prior to the Yorktowne Plaza Defeasance Date at the Repurchase Price plus the Yorktowne Plaza Yield Maintenance Amount.

       "YIELD MAINTENANCE CHARGE" means (and with respect to the Yorktowne Plaza loan, the Yorktowne Plaza Yield Maintenance Amount (as defined below)):

       o with respect to the Mortgage Loans known as (1) "The Villas of Bristol Height Apartments," representing approximately 1.23% of the Initial Outstanding Pool Balance and 5.46% of the Initial Loan Group 2 Balance, (2) "Livermore Valley Shopping Center," representing approximately 0.32% of the Initial Outstanding Pool Balance and 0.41% of the Initial Loan Group 1 Balance, (3) "County of Los Angeles Building," representing approximately 0.31% of the Initial Outstanding Pool Balance and 0.40% of the Initial Loan Group 1 Balance, (4) "Wyndham on the Creek Apartments," representing approximately 0.16% of the Initial Outstanding Pool Balance and 0.69% of the Initial Loan Group 2 Balance, (5) "Saddlewood Center," representing approximately 0.27% of the Initial Outstanding Pool Balance and 0.35% of the Initial Loan Group 1 Balance, (6) "Swarts & Swarts Office Building," representing approximately 0.22% of the Initial Outstanding Pool Balance and 0.29% of the Initial Loan Group 1 Balance, (7) "Oaks of Ashford Apartment Homes," representing approximately 0.39% of the Initial Outstanding Pool Balance and 1.71% of the Initial Loan Group 2 Balance, (8) "The Center Place Apartments," representing approximately 0.15% of the Initial Outstanding Pool Balance and 0.65% of the Initial Loan Group 2 Balance, (9) "Ridge Park Apartments," representing approximately 0.15% of the Initial Outstanding Pool Balance and 0.68% of the Initial Loan Group 2 Balance and (10) "Oaks of Ashford Point Apt Homes II," representing approximately 0.11% of the Initial Outstanding Pool Balance and 0.51% of the Initial Loan Group 2 Balance, an amount equal to the greater of (i) 1% of the principal amount being prepaid (or repurchased, as applicable) or (ii) the present value, as of the prepayment (or repurchase, as applicable) date, of the remaining scheduled payments of principal and interest from the prepayment (or repurchase, as applicable) date through the maturity date (including any Balloon Payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid.The term "DISCOUNT RATE" in connection with these Mortgage Loans generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "TREASURY RATE" in connection with these Mortgage Loans means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("RELEASE H.15") under the heading U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of Securities/Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the respective Mortgage Loan. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate;

       o with respect to the Mortgage Loans known as (1) Dominion at Riata representing approximately 0.51% of the Initial Outstanding Pool Balance and 2.28% of the Initial Loan Group 2 Balance, (2) Summer Trace Apartments, representing approximately 0.29% of the Initial Outstanding Pool Balance and 1.27% of the Initial Loan Group 2 Balance and (3), the Yorktowne Plaza loan, representing 0.96% of the Initial Outstanding Pool Balance and 1.23% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) 1% of the principal amount being prepaid or, with respect to the Yorktowne Plaza loan, the outstanding principal balance of such loan, or the excess, if any, of (ii) the present value, as of the prepayment date or, with respect to the Yorktowne Plaza loan, the repurchase date, of the remaining scheduled payments of principal and interest from the prepayment date or, with respect to the Yorktowne Plaza loan, the repurchase date, through the maturity date determined by discounting such payments at the Discount Rate, based on a 360-day year of twelve 30-day months, less the amount of principal being prepaid or, with respect to the Yorktowne Plaza loan, the outstanding principal balance (such amount, when paid by GMACCM in connection with a repurchase of the Yorktowne Plaza loan upon an early defeasance thereof, the "YORKTOWNE PLAZA YIELD MAINTENANCE AMOUNT"). The term "DISCOUNT RATE" in connection with these Mortgage Loans generally means the rate, which is equivalent to the Treasury Rate and the term "TREASURY RATE" in connection with these Mortgage Loans means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("RELEASE H.15") under the heading U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the prepayment date, of Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the respective Mortgage Loan. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate; and

       "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

       Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "DESCRIPTION OF THE OFFERED CERTIFICATES--PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES."

       All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

       Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See "RISK FACTORS--RISKS RELATED TO THE OFFERED CERTIFICATES--RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE CHARGES AND DEFEASANCE Provisions" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus.

       In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

       Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

       Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "RISK FACTORS--RISKS RELATED TO THE OFFERED CERTIFICATES--RISK RELATED TO PREPAYMENTS AND REPURCHASES" and "--YIELD CONSIDERATIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus.

       PROPERTY RELEASES. Certain of the Mortgage Loans contain provisions that permit the related borrower to release all or a portion of the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan.

       All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage ("DEFEASANCE" or, the option to cause a Defeasance, the "DEFEASANCE OPTION"), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the "RELEASE DATE") (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the "DEFEASANCE COLLATERAL") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance Loans (other than Yorktowne Plaza mortgage loan, the Defeasance Lock-Out Period is at least two years from the Closing Date.

       With respect to the Mortgage Loan known as "Yorktowne Plaza," representing approximately 0.96% of the Initial Outstanding Pool Balance and 1.23% of the Initial Loan Group 1 Balance, the borrower is permitted to defease the Mortgage Loan on or after June 29, 2007. GMACCM will be

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required to purchase such Mortgage Loan from the Trust immediately prior to the borrower defeasing such Mortgage Loan if the defeasance occurs prior to the Yorktowne Plaza Defeasance Date at the Repurchase Price plus the Yorktowne Plaza Yield Maintenance Amount.

       In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower's obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

       In the case of the cross collateralized and cross defaulted Mortgage Loans identified on Annex A-1 as:

       o Indian Trail Shopping Center, Walker Springs Community Shopping Center and High Point Center, collectively representing 1.40% of the Initial Outstanding Pool Balance and 1.81% of the Initial Loan Group 1 Balance,

       o Petco - Pembroke Pines, Petco- Plantation, Petco - Overland Park, Petco - Boardman, Petco - Canton and Petco - Mentor, collectively representing 1.01% of the Initial Outstanding Pool Balance and 1.30% of the Initial Loan Group 1 Balance, or

       o Independence - East Lansing, and Independence - Raleigh, collectively representing 0.95% of the Initial Outstanding Pool Balance and 1.22% of the Initial Loan Group 1 Balance,

the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross collateralization in the event of a defeasance of such Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests.

       In the case of the Mortgage Loan known as the Private Mini Storage Portfolio loan, representing approximately 6.37% of the Initial Outstanding Pool Balance and 8.23% of the Initial Loan Group 1 Balance, in the event (i) the Mortgage Loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property securing such Mortgage Loan,
(ii) the lender does not make condemnation or casualty proceeds available to the borrower for restoration, or (iii) an individual property is determined by the borrower to be no longer economically viable and the lender approves such determination, the borrower is permitted to obtain a release of such affected property upon partial defeasance of such Mortgage Loan in an amount equal to 100% of the allocated loan amount for such individual property. Such partial defeasance must be performed in compliance with the conditions generally applicable to Defeasances as described above.

       The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "RISK FACTORS--RISKS RELATED TO THE OFFERED CERTIFICATES--RISKS RELATED TO PREPAYMENTS AND REPURCHASES" and "--YIELD CONSIDERATIONS" in this prospectus supplement.

       In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release of a Mortgaged Property or portion thereof as follows:

       o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant and non-income producing or was given no material value or little value in connection with loan origination and underwriting criteria; and

       o with respect to the Mortgage Loan known as the "Lakewood Center" loan, representing approximately 9.59% of the Initial Outstanding Pool Balance and 12.39% of the Initial Loan Group 1 Balance, the Mortgage Loan Documents permit (i) the partial defeasance and release of a currently undetermined portion of the Mortgaged Property (subject to the satisfaction of certain conditions in the Mortgage Loan Documents, including that the borrower deliver defeasance collateral in an amount equal to the then current appraised value of the parcel to be released and that the release of this parcel will not result in a loss of more than 25,000 rentable square feet of retail space), (ii) the borrower to purchase a parcel (not currently part of the

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            Mortgaged Property) that is improved with a Macy's store (the
            "Macy's Parcel"), to extend the lien of the Mortgage to include the Macy's Parcel, and thereafter, permit the borrower to obtain the free release of the Macy's Parcel from the lien of the Mortgage, (iii) the free release of (1) each of the Mervyn's parcel and the May Department Stores parcel, in each case after December 31, 2005 and (2) unimproved, non-income producing portions of the Mortgaged Property, provided that the aggregate fair market value of the unimproved parcels released does not exceed $5,000,000; and

       o with respect to the Mortgage Loan known as the Private Mini Storage Portfolio loan, representing approximately 6.37% of the Initial Outstanding Pool Balance and 8.23% of the Initial Loan Group 1 Balance, the related Mortgage Loan Documents permit substitution of individual properties securing such Mortgage Loan provided the borrower complies with certain conditions, including, without limitation: (i) no event of default existing under the Mortgage Loan Documents, (ii) confirmation in writing from each rating agency then rating any Certificates that such substitution will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, and (iii) satisfaction of certain DSCR and LTV tests. In addition, in the event (A) the Mortgage Loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property securing such Mortgage Loan, (B) the lender does not make condemnation or casualty proceeds available to the borrower for restoration, or (C) an individual property is determined by the borrower to be no longer economically viable and the lender approves such determination, the borrower has the right to substitute a new property for the affected individual property. Such substitution must be performed in accordance with the provisions of the Mortgage Loan Documents relating to property substitutions.

       ESCROWS. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

       OTHER FINANCING. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan with respect to the Lakewood Center Loan, the General Motors Building Loan, the Loews Universal Hotel Portfolio Loan, the Indian Trail Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan and the CVS-Eckerds-Kansas City loan, collectively representing approximately 18.83% of the Initial Outstanding Pool Balance and 24.32% of Initial Loan Group 1 Balance, the related mortgaged property or properties also secure one or more Pari Passu Loans and/or B Loans. See "DESCRIPTION OF THE MORTGAGE POOL--SPLIT LOAN STRUCTURES--THE LAKEWOOD CENTER LOANS," "--THE GENERAL MOTORS BUILDING LOAN," "--THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN" and "--THE PNC/MEZZ CAP WHOLE LOANS" above.

       The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

       o with respect to the Mortgage Loan known as "230 South Broad Street", representing approximately 0.82% of the Initial Outstanding Pool Balance and 1.06% of the Initial Loan Group 1 Balance, the borrower incurred $3,300,000 of unsecured debt from an affiliate. The debt is subject to a subordination and standstill agreement and is payable only from excess cash available at the Mortgaged Property.

       o with respect to the Mortgage Loan known as "Capitol Hill Apartments," representing 0.09% of the Initial Outstanding Pool Balance and 0.12% of the Initial Loan Group 1 Balance, the borrower incurred $1,000,000 of unsecured subordinated debt. This unsecured debt is subject to a subordination and standstill agreement;

       o with respect to the Mortgage Loan known as "9701 Apollo Drive," representing 0.33% of the Initial Outstanding Pool Balance and 0.42% of the Initial Loan Group 1 Balance, the borrower is permitted to incur unsecured debt from an affiliate in an amount not greater than $2,000,000 provided, among other things, the affiliate executes a standstill agreement.

       The Mortgage Loan Documents generally prohibit the pledge or transfer of controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

       o    transfers related to family and estate planning,

       o transfers related to the death or physical or mental disability of a controlling holder,

       o    transfers of less than a controlling interest in the borrower,

       o transfers among existing members, partners or shares in the borrower,

       o    transfers of publicly traded entities,

       o transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

       o transfers to any person or entity so long as certain specified persons or entities remain in control of the day to day operations of the borrower, or

       o transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

       In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy net worth and/or experience related tests. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the "due-on-sale" provision in the related Mortgage Loan Documents.

       In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

       o with respect to the Mortgage Loan known as "General Motors Building," representing approximately 4.80% of the Initial Outstanding Pool Balance and 6.20% of the Initial Loan Group 1 Balance, equity owners of the borrower incurred mezzanine debt with an original aggregate balance of $300,000,000. The mezzanine lenders each entered into an intercreditor agreement;

       o with respect to the Mortgage Loan known as the Private Mini Storage Portfolio loan, representing approximately 6.37% of the Initial Outstanding Pool Balance and 8.23% of Initial Loan Group 1 Balance, equity owners of the borrower incurred mezzanine debt with an original principal balance of $33,000,000 secured by pledges of direct and indirect equity interests in the borrower and certain affiliates of the borrower ("Affiliate Collateral"), which equity interests are owned by the mezzanine borrower. The mezzanine lender entered into an intercreditor agreement. In addition, the Mortgage Loan Documents permit future junior mezzanine debt up to $10,000,000 secured by pledge of equity interests in the mezzanine borrower, subject to the satisfaction of certain conditions, including without limitation, a combined DSCR (after giving effect to the Affiliate Collateral) of not less than 1.0x, a combined LTV not exceeding the LTV as of the date of the closing of such Mortgage Loan, and confirmation in writing from each rating agency then rating any Certificates that such mezzanine debt will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates;

       o with respect to the Mortgage Loan known as the "Longacre House" loan, representing 3.74% of the Initial Outstanding Pool Balance and 16.57% of the Initial Loan Group 2 balance, the indirect parents of the borrower incurred portfolio debt with other debtors unrelated to any of the assets in the Trust Fund in the current outstanding amount of $29,133,329.91. The debt is secured by an indirect equity interest in the borrower.

       o with respect to the Mortgage Loan known as the Communities at Southwood loan, representing approximately 2.20% of the Initial Outstanding Pool Balance and 9.75% of the Initial Loan Group 2 Balance, equity owners of the borrower incurred mezzanine debt with an original aggregate balance of $4,000,000. The mezzanine loan is a ten year, fixed rate loan, with monthly amortization based on a 20-year schedule, secured by a pledge of equity interests in the mezzanine borrower. The mezzanine lender has entered into an intercreditor agreement;

       o with respect to the Mortgage Loan known as "San Brisas Apartments" representing approximately 1.48% of the Initial Outstanding Pool Balance and 1.91% of the Initial Loan Group 1 Balance, the owner of the beneficial interest in the borrower incurred mezzanine debt with an original aggregate balance of $10,000,000. The mezzanine lenders each entered into an intercreditor agreement;

       o with respect to the Mortgage Loan known as the "Loews Universal Hotel Portfolio," representing approximately 2.86% of the Initial Outstanding Pool Balance and 3.69% of the Initial Loan Group 1 Balance, the Mortgage Loan Documents permit future mezzanine debt up to $50,000,000, subject to the satisfaction of certain conditions including a combined LTV ratio (as determined by a new appraisal) of not greater than 55% and the DSCR for the combined debt is at least equal to 110% of the DSCR as of the loan closing date;

       o with respect to the Mortgage Loan known as the "Tropicana Center" loan, representing approximately 2.46% of the Initial Outstanding Pool Balance and 3.18% of the Initial Loan Group 1 Balance, the Mortgage Loan Documents permit future mezzanine debt, subject to the satisfaction of certain conditions including a combined DSCR of at least 1.25x and a combined LTV ratio of not greater than 80%, in each case on the full Mortgage Loan balance, including the initial holdback escrow portion);

       o with respect to the Mortgage Loan known as the "1710 Broadway" loan, representing approximately 1.54% of the Initial Outstanding Pool Balance and 1.99% of the Initial Loan Group 1 Balance, the Mortgage Loan Documents permit future mezzanine debt, subject to the satisfaction of certain conditions including a combined DSCR of at least 1.10x and a combined LTV ratio of not greater than 90%;

       o with respect to the Mortgage Loan known as "Hampton Inn Downtown -- Ft. Lauderdale City Center," representing approximately 0.60% of the Initial Outstanding Pool Balance and 0.77% of the Initial Loan Group 1 Balance, future mezzanine debt is permitted subject to the satisfaction of certain conditions including (i) delivery of an acceptable intercreditor agreement and (ii) based on a combined Mortgage Loan balance and mezzanine loan balance, a DSCR and an aggregate LTV approved by the lender, subject to industry standards as of the application for approval of the proposed mezzanine debt;

       o with respect to the Mortgage Loan known as "Hampton Inn & Suites -- Miami Airport," representing approximately 0.48% of the Initial Outstanding Pool Balance and 0.63% of the Initial Loan Group 1 Balance, future mezzanine debt is permitted subject to the satisfaction of certain conditions including (i) delivery of an acceptable intercreditor agreement and (ii) based on a combined Mortgage Loan balance and mezzanine loan balance, a DSCR and an aggregate LTV approved by the lender, subject to industry standards as of the application for approval of the proposed mezzanine debt;

       o with respect to the Mortgage Loan known as the "Wyndwood Apartments" loan, representing approximately 0.41% of the Initial Outstanding Pool Balance and 1.80% of the Initial Loan Group 2 Balance, the Mortgage Loan Documents permit future mezzanine debt from an institutional lender in connection with the sale of the Mortgaged Property and assumption of the Mortgage Loan, subject to the satisfaction of certain conditions, including a combined DSCR of at least 1.20x and a combined LTV ratio of not greater than 80%;

       o with respect to the Mortgage Loan known as "Livermore Valley Shopping Center," representing approximately 0.32% of the Initial Outstanding Pool Balance and 0.41% of the Initial Loan Group 1 Balance, future mezzanine debt is permitted subject to the satisfaction of certain conditions including (i) delivery of an acceptable intercreditor agreement and (ii) based on a combined Mortgage Loan balance and mezzanine loan balance, a DSCR of not less than 1.30x and an aggregate LTV of not greater than 70%;

       o with respect to the Mortgage Loan known as "Saddlewood Center," representing approximately 0.27% of the Initial Outstanding Pool Balance and 0.35% of the Initial Loan Group 1 Balance, future mezzanine debt is permitted subject to the satisfaction of certain conditions including (i) delivery of an acceptable intercreditor agreement and (ii) based on a combined Mortgage Loan balance and mezzanine loan balance, a DSCR of not less than 1.07x and an aggregate LTV of not greater than 85%. The related Mortgage Loan Seller has been informed that the principals of the borrower currently intend to obtain a $600,000.00 loan from a third party lender secured by a pledge of their respective rights to receive any profits or distributions made by Borrower. The Mortgage Loan Seller has indicated to the borrower that it will require an estoppel agreement waiving the right to obtain the mezzanine debt described above, and containing the third party lender's acknowledgement that a change in one or more managers of the borrower, a change in control of the borrower, or a transfer of over 49% of the members' equity or non-economic membership rights, without the consent of the lender, will be a default under the Mortgage Loan Documents.

       Certain risks relating to additional debt are described in "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--RISKS RELATED TO ADDITIONAL DEBT" in this prospectus supplement.

       "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires each Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loans and subject to the rights of the Directing Certificateholder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See "-Other Financing," in this prospectus supplement and "Description of the Pooling Agreements-Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

       LOANS SUBJECT TO GOVERNMENT ASSISTANCE. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

       DELINQUENCY. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

       BORROWER CONCENTRATIONS. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 8.54%, 2.50%, and 1.73%, respectively, of the Initial Outstanding Pool Balance, the three largest of the related loan groups in Loan Group 1 representing approximately

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1.81%, 1.79% and 1.40%, respectively, of the Initial Loan Group 1 Balance and the three largest of the related loan groups in Loan Group 2 representing approximately 9.85%, 7.67% and 7.31%, respectively, of the Initial Loan Group 2 Balance. See Annex A-1 for Mortgage Loans with related borrowers.

       SINGLE-TENANT MORTGAGE LOANS. In the case of 35 Mortgaged Properties, representing 6.74% of the Initial Outstanding Pool Balance and 8.71% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "SINGLE-TENANT MORTGAGE LOAN"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally, but not in all cases, has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

       GEOGRAPHIC LOCATION. The Mortgaged Properties are located throughout 31 states, with the largest concentrations by Initial Outstanding Pool Balance located in California, New York and Florida. See "SUMMARY OF THE PROSPECTUS SUPPLEMENT--THE MORTGAGE POOL-CHARACTERISTICS OF THE MORTGAGE POOL--PROPERTY LOCATIONS" in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

       CROSS-COLLATERALIZATION AND CROSS-DEFAULT. 4 groups of the Mortgage Loans, collectively representing approximately 3.95% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The Mortgage Loans known as the AmeriCenter-Bloomfield, AmeriCenter-Livionia, AmeriCenter-Schaumburg,
AmeriCenter-Southfield and AmeriCenter-Troy, MI loans, collectively representing 0.60% of the Initial Outstanding Pool Balance and 0.77% of the Initial Loan Group 1 Balance, are cross-defaulted and cross-collateralized with each other; the Mortgage Loans known as the Indian Trail Shopping Center, High Point Center and Walker Springs Community Shopping Center, collectively representing 1.40% of the Initial Outstanding Pool Balance and 1.81% of the Initial Loan Group 1 Balance are cross-defaulted and cross-collateralized with each other; the Mortgage Loans known as the Independence - East Lansing and Independence - Raleigh, collectively representing 0.95% of the Initial Outstanding Pool Balance and 1.22% of the Initial Loan Group 1 Balance are cross-defaulted and cross-collateralized with each other, and the Mortgage Loans known as the Petco-Pembroke Pines, Petco-Plantation, Petco-Overland Park, Petco-Boardman, Petco-Canton and Petco-Mentor, collectively representing 1.01% of the Initial Outstanding Pool Balance and 1.30% of the Initial Loan Group 1 Balance are cross-defaulted and cross-collateralized with each other. There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See "--PROPERTY RELEASES" above.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

       The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

       A Current Report on Form 8-K (the "FORM 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

       The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 27 classes (each, a "CLASS") to be designated as the Class X-C Certificates, Class X-P Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5A Certificates, Class A-5B Certificates, Class A-1A Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class R Certificates and Class LR Certificates (collectively, the "CERTIFICATES"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class X-P, Class A-J, Class B, Class C and Class D Certificates (the "OFFERED CERTIFICATES") are offered hereby. The Class X-C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (the "PRIVATE CERTIFICATES") are not offered hereby.

       The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loans) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO PROPERTY"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO ACCOUNT"); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender's right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust's interests therein.

       Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "PRINCIPAL BALANCE CERTIFICATES" and each a "PRINCIPAL BALANCE CERTIFICATE") will have the following aggregate principal balances (each, a "CERTIFICATE BALANCE"), in each case, subject to a variance of plus or minus 5%:

                                                                          APPROXIMATE PERCENT
                                            INITIAL AGGREGATE            OF INITIAL OUTSTANDING        APPROXIMATE PERCENT
CLASS                                       CERTIFICATE BALANCE               POOL BALANCE              OF CREDIT SUPPORT
                                           ----------------------       -------------------------     ----------------------
OFFERED CERTIFICATES
Class A-1 ...........................           $48,000,000                       2.11%                     20.000%(1)
Class A-2 ...........................          $184,500,000                       8.12%                     20.000%(1)
Class A-3 ...........................           $59,100,000                       2.60%                     20.000%(1)
Class A-4 ...........................           $35,500,000                       1.56%                     20.000%(1)
Class A-AB ..........................           $71,900,000                       3.16%                     20.000%(1)
Class A-5A ..........................          $792,716,000                      34.88%                     30.000%(1)
Class A-5B ..........................          $113,246,000                       4.98%                     20.000%(1)
Class A-1A ..........................          $513,040,000                      22.58%                     20.000%(1)
Class A-J ...........................          $170,438,000                       7.50%                     12.500%
Class B .............................           $45,450,000                       2.00%                     10.500%
Class C .............................           $19,884,000                       0.87%                      9.625%
Class D .............................           $36,928,000                       1.62%                      8.000%
PRIVATE CERTIFICATES
Class E .............................           $28,406,000                       1.25%                      6.750%
Class F .............................           $25,566,000                       1.13%                      5.625%
Class G .............................           $25,565,000                       1.12%                      4.500%
Class H .............................           $22,726,000                       1.00%                      3.500%
Class J .............................           $14,203,000                       0.62%                      2.875%
Class K .............................           $11,362,000                       0.50%                      2.375%
Class L .............................            $5,681,000                       0.25%                      2.125%
Class M .............................           $14,203,000                       0.62%                      1.500%
Class N .............................            $2,840,000                       0.12%                      1.375%
Class O .............................            $5,681,000                       0.25%                      1.125%
Class P .............................           $25,567,889                       1.13%                      0.000%


-------------
(1) Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates in the aggregate. In addition, the Class A-5A Certificates have additional credit support provided by the Class A-5B Certificates.

       The Class X-C and Class X-P Certificates will each have a notional balance (the "NOTIONAL BALANCE"), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X-C Certificates will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The initial Notional Balance of the Class X-C Certificates will be $2,272,502,889. The initial Notional Balance of the Class X-P Certificates will be $2,221,001,000.

       The Notional Balance of the Class X-P Certificates will equal:

       o during the period from the Closing Date through and including the Distribution Date occurring in February 2006, the sum of (a) the lesser of $45,403,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $512,427,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2006 through and including the Distribution Date occurring in August 2006, the sum of (a) the lesser of $41,880,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $511,628,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2006 through and including the Distribution Date occurring in February 2007, the sum of (a) the lesser of $8,414,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $502,425,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2007 through and including the Distribution Date occurring in August 2007, the sum of (a) the lesser of $491,780,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $154,254,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2007 through and including the Distribution Date occurring in February 2008, the sum of (a) the lesser of $481,250,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $115,435,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
            (c) the lesser of $10,255,000 and the Certificate Balance of the Class K Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2008 through and including the Distribution Date occurring in August 2008, the sum of (a) the lesser of $470,952,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $77,394,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
            (c) the lesser of $6,227,000 and the Certificate Balance of the Class J Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2008 through and including the Distribution Date occurring in February 2009, the sum of (a) the lesser of $460,820,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $40,236,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
            (c) the lesser of $11,331,000 and the Certificate Balance of the Class H Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2009 through and including the Distribution Date occurring in August 2009, the sum of (a) the lesser of $450,916,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $3,841,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
            (c) the lesser of $19,877,000 and the Certificate Balance of the Class G Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2009 through and including the Distribution Date occurring in February 2010, the sum of (a) the lesser of $404,034,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $36,921,000 and the Certificate Balance of the Class A-AB Certificates outstanding from time to time, (c) the lesser of $3,446,000 and the Certificate Balance of the Class G Certificates outstanding from time to time and (d) the aggregate of the Certificate

            Balances of the Class A-5A, Class A-5B, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2010 through and including the Distribution Date occurring in August 2010, the sum of (a) the lesser of $298,865,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $747,960,000 and the Certificate Balance of the Class A-5A Certificates outstanding from time to time, (c) the lesser of $13,242,000 and the Certificate Balance of the Class F Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-5B, Class A-J, Class B, Class C, Class D and Class E Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2010 through and including the Distribution Date occurring in February 2011, the sum of (a) the lesser of $292,099,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $717,184,000 and the Certificate Balance of the Class A-5A Certificates outstanding from time to time, (c) the lesser of $28,232,000 and the Certificate Balance of the Class E Certificate and (d) the aggregate of the Certificate Balances of the Class A-5B, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2011 through and including the Distribution Date occurring in August 2011, the sum of (a) the lesser of $285,648,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $686,856,000 and the Certificate Balance of the Class A-5A Certificates outstanding from time to time, (c) the lesser of $15,409,000 and the Certificate Balance of the Class E Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-5B, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in August 2011 through and including the Distribution Date occurring in February 2012, the sum of (a) the lesser of $279,384,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $657,676,000 and the Certificate Balance of the Class A-5A Certificates outstanding from time to time, (c) the lesser of $3,051,000 and the Certificate Balance of the Class E Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-5B, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time;

       o during the period following the Distribution Date occurring in February 2012 through and including the Distribution Date occurring in August 2012, the sum of (a) the lesser of $270,745,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $590,773,000 and the Certificate Balance of the Class A-5A Certificates outstanding from time to time, (c) the lesser of $28,125,000 and the Certificate Balance of the Class D Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class A-5B, Class A-J, Class B and Class C Certificates outstanding from time to time; and

       o    following the Distribution Date occurring in August 2012, $0.

       It is anticipated that Holders of the Class X-P Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in August 2012. Upon initial issuance, the aggregate initial Notional Balance of the Class X-C Certificates and Class X-P Certificates will be $2,272,502,889 and $2,221,001,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Balance of the Class X-C and Class X-P Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

       The Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

       The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; PROVIDED, HOWEVER, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--DISTRIBUTIONS-PAYMENT PRIORITIES" in this prospectus supplement.

       The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X-C and Class X-P Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates. The Notional Balance of the Class X-P Certificates will be reduced to the extent of all reductions in the Certificate Balance (or any portion thereof) of any Class of Certificates included in the calculation of the Notional Balance of the Class X-P Certificates on the related Distribution Date.

DISTRIBUTIONS

       METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, then on the next succeeding business day, commencing in September 2005 (each, a "DISTRIBUTION DATE"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the "RECORD DATE"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated PRO RATA among the outstanding Certificates of that Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

       The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "AVAILABLE FUNDS" for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the applicable Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the applicable Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the applicable Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by such Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period,
(iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the applicable Servicer to the appropriate Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The

Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

              (a) all amounts permitted to be used to reimburse the Servicers, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement--Advances";

              (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicers and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (E.G., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicers and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--Special Servicing Compensation"), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Servicers or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

              (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

              (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Servicers, the Special Servicer, any subservicer and the Trustee are entitled;

              (e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Servicers, the Special Servicer or the Trustee and other amounts permitted to be retained by the Servicers or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

              (f) Prepayment Premiums and Yield Maintenance Charges;

              (g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

              (h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

              (i) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

              (j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

       The "MONTHLY PAYMENT" with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

       "UNSCHEDULED PAYMENTS" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Servicers (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See "YIELD AND MATURITY CONSIDERATIONS--YIELD CONSIDERATIONS--CERTAIN RELEVANT FACTORS" in this prospectus supplement.

       "NET REO PROCEEDS" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

       "PRINCIPAL PREPAYMENTS" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

       The "COLLECTION PERIOD" with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, PROVIDED, that with respect to the payment by a borrower of a Balloon Payment on its related Due Date or during its related grace period, the Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

       If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of either Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the respective Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Servicers and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

       The "DETERMINATION DATE" is the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

       "NET DEFAULT INTEREST" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicers, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain related expenses.

       "DEFAULT INTEREST" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

       The "DEFAULT RATE" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

       PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

       The "INTEREST ACCRUAL AMOUNT" with respect to any Distribution Date and any Class of Certificates (other than the Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

       "APPRAISAL REDUCTION AMOUNT" is the amount described under "--Appraisal Reductions" below.

       The "INTEREST ACCRUAL PERIOD" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

       An "INTEREST SHORTFALL" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

       The "PASS-THROUGH RATE" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates is a fixed per annum rate equal to 4.7350%, 4.9990%, 5.1440%, 5.1680% and 5.0770%, respectively. The
Pass-Through Rate applicable to the Class A-5A, Class A-5B, Class A-1A and Class A-J Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) (a) 5.1160%, with respect to the Class A-5A Certificates, (b) 5.1670%, with respect to the Class A-5B Certificates, (c) 5.0880%, with respect to the Class A-1A Certificates and (d) 5.2090%, with respect to the Class A-J Certificates. The Pass-Through Rate applicable to the Class B and Class C Certificates will, at all times, equal the
(i) Weighted Average Net MortgagePass-Through Rate less (ii) (a) 0.0590%, with respect to the Class BCertificates and (b) 0.0390%, with respect to the Class CCertificates. The Pass-Through Rates applicable to the Class D, Class E, Class F, Class Gand Class H Certificates will, at all times, equal the Weighted Average Net Mortgage Pass-Through Rate, which initially will be approximately 5.4587%. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, be equal to 4.8840% per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date is equal to approximately 0.0398% per annum. The Pass-Through Date applicable to the Class X-P Certificates for the initial Distribution Date is equal to approximately 0.3026% per annum.

       The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.0398% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "CLASS X-C STRIP RATES") at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Balance of the Class X-C Certificates; PROVIDED that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under the definition of Notional Balance, as described above, as being part of the total Notional Balance of the Class X-P Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Balance of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent a separate component of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2012, on any particular component of the total Notional Balance of the Class X-C Certificates immediately prior to the related Distribution Date, the applicable Class X-C Strip Rate will be calculated as follows:

       o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
            (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) (x) with respect to the components relating to the Class B and Class C Certificates, the sum of (i) the Class X-P Fixed Strip Rate for the applicable Class X-P component and (ii) the Pass-Through Rate in effect on such Distribution Date for the Class B Certificates (with respect to the components relating to the Class B Certificates) and the Class C Certificates (with respect to the components relating to the Class C Certificates) and (y) for each other applicable Class of Certificates the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-3 attached hereto and
            (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates

       o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) (x) with respect to the components relating to the Class B and Class C Certificates, the sum of (i) the Class X-P Fixed Strip Rate for the applicable Class X-P component and (ii) the Pass-Through Rate in effect on such Distribution Date for the Class B Certificates (with respect to the components relating to the Class B Certificates) and the Class C Certificates (with respect to the components relating to the Class C Certificates) and (y) for each other applicable Class of Certificates the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-3 attached hereto and
            (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates

       o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

       o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

       For any Distribution Date occurring after August 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Balance of the Class X-C Certificates, and the applicable Class X-C Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-C Strip Rate be less than zero.

       The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.3026% per annum. The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in August 2012 will equal the weighted average of the respective strip rates (the "CLASS X-P STRIP RATES") at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-P Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under the definition of Notional Balance, as described above, as being part of the total Notional Balance of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Balance of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2012, on any particular component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal (a) 0.0590% with respect to the components relating to the Class B Certificates and 0.0390%, with respect to the components relating to the Class C Certificates (each a "CLASS X-P FIXED STRIP RATE") and (b) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

       o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex A-3 attached hereto and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over

       o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

       Under no circumstances will the Class X-P Strip Rate be less than zero. Each of the Class R and Class LR Certificates will not have a Pass-Through Rate.

       The "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

       The "DUE DATE" with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

       The "NET MORTGAGE PASS-THROUGH RATE" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates, the Net Mortgage Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

       The "MORTGAGE RATE" with respect to each Mortgage Loan, Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced

Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by each Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

       So long as both the Class A-5B and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of the Class A-5B or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

       The "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the sum of the following items without duplication:

              (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

              (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

              (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement-Sale of Defaulted Mortgage Loans" and "--Optional Termination";

              (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

              (v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

              (vi) all other Principal Prepayments received in the related Collection Period; and

              (vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are Nonrecoverable Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a Workout-Delayed Reimbursement Amount, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances (that are Nonrecoverable Advances or part of a Workout-Delayed Reimbursement Amount), the Serviced Whole Loans, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Whole Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

       The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

       The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

       The "ASSUMED SCHEDULED PAYMENT" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and
(b) interest at the applicable Net Mortgage Pass-Through Rate.

       An "REO LOAN" is any Mortgage Loan (other than the Non-Serviced Mortgage Loans) as to which the related Mortgaged Property has become an REO Property.

       DISTRIBUTION OF AVAILABLE FUNDS. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

       FIRST, to pay interest, pro rata,

       o on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements, PROVIDED that interest distributed to the Class A-5 Certificates will be applied first to the Class A-5A Certificates up to their interest entitlement and then to the Class A-5B Certificates up to their interest entitlement,

       o on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for each such Class, and

       o on the Class X-C and Class X-P Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

PROVIDED, HOWEVER, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause FIRST, the Available Funds for such Distribution Date will be allocated among all those Classes PRO RATA, in accordance with their respective interest entitlements;

       SECOND, PRO RATA, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A and Class X-C and Class X-P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes, PROVIDED that interest distributed to the Class A-5 Certificates will be applied first to the Class A-5A Certificates up to their interest entitlement and then to the Class A-5B Certificates up to their interest entitlement;

       THIRD, in reduction of the Certificate Balances thereof,

              (A) to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates:

              (i) FIRST, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-7 for such Distribution Date,

              (ii) THEN, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero,

              (iii) THEN, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero,

              (iv) THEN, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

              (v) THEN, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

              (vi) THEN, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

              (vii) THEN, to the Class A-5A Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-5A Certificates have been reduced to zero,

              (viii) THEN, to the Class A-5B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5A Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5A Certificates have been made on such Distribution Date, until the Class A-5B Certificates have been reduced to zero, and

              (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-5B Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A and Class A-5B Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

       FOURTH, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, PRO RATA, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, provided that such amounts in respect of the Class A-5 Certificates will be allocated first to the Class A-5A Certificates until such unreimbursed Realized Losses are reimbursed together with all applicable interest at the applicable Pass-Through Rate and then to the Class A-5B Certificates;

       FIFTH, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       SIXTH, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       SEVENTH, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       EIGHTH, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       NINTH, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       TENTH, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       ELEVENTH, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       TWELFTH, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       THIRTEENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FOURTEENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FIFTEENTH, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       SIXTEENTH, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       SEVENTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       EIGHTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       NINETEENTH, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       TWENTIETH, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       TWENTY-FIRST, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       TWENTY-SECOND, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       TWENTY-THIRD, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       TWENTY-FOURTH, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       TWENTY-FIFTH, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       TWENTY-SIXTH, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       TWENTY-SEVENTH, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       TWENTY-EIGHTH, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       TWENTY-NINTH, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       THIRTIETH, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       THIRTY-FIRST, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       THIRTY-SECOND, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       THIRTY-THIRD, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       THIRTY-FOURTH, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       THIRTY-FIFTH, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       THIRTY-SIXTH, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       THIRTY-SEVENTH, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       THIRTY-EIGHTH, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       THIRTY-NINTH, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       FORTIETH, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       FORTY-FIRST, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FORTY-SECOND, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FORTY-THIRD, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       FORTY-FOURTH, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       FORTY-FIFTH, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FORTY-SIXTH, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FORTY-SEVENTH, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       FORTY-EIGHTH, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       FORTY-NINTH, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FIFTIETH, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FIFTY-FIRST, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       FIFTY-SECOND, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       FIFTY-THIRD, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FIFTY-FOURTH, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FIFTY-FIFTH, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

       FIFTY-SIXTH, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       FIFTY-SEVENTH to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       FIFTY-EIGHTH, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       FIFTY-NINTH, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       SIXTIETH, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       SIXTY-FIRST, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       SIXTY-SECOND, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       SIXTY-THIRD, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

       SIXTY-FOURTH, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

       SIXTY-FIFTH, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

       All references to "PRO RATA" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

       Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, provided that Principal Distribution Amounts distributed to the Class A-5 Certificates will be applied first to the Class A-5A Certificates until the aggregate Certificate Balance of such Class is reduced to zero and then to the Class A-5B Certificates until the aggregate Certificate Balance of such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes, provided that such amounts with respect to the Class A-5 Certificates will be allocated first to the Class A-5A Certificates until such unreimbursed Realized Losses are reimbursed, together with interest at the applicable Pass-Through Rate, and then to the Class A-5B Certificates. The "CROSSOVER DATE" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, have been reduced to zero. The Class X-C and Class X-P Certificates will not be entitled to any distribution of principal.

CLASS A-AB PLANNED PRINCIPAL BALANCE

       On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Distributions of Available Funds" above. The "PLANNED PRINCIPAL BALANCE" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-7 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-7. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-7. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

PREPAYMENT PREMIUMS, YIELD MAINTENANCE CHARGES AND THE YORKTOWNE PLAZA YIELD MAINTENANCE AMOUNT

       On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates and, in the case of the Yorktowne Plaza Yield Maintenance Amount, only to the holders of the Class A-1, Class X-C and Class X-P Certificates as described below) in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

       Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X-C Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

       In the event GMACCM is required to purchase the Yorktowne Plaza loan immediately prior to the Yorktowne Plaza Defeasance Date, the Yorktowne Plaza Yield Maintenance Amount will be allocated as follows: 25% of the Yorktowne Plaza Yield Maintenance Amount collected during the related Collection Period will be distributed to the holders of the Class A-1 Certificates, 50% of the Yorktowne Plaza Yield Maintenance Amount will be distributed to the Class X-C Certificates and 25% of the Yorktowne Plaza Yield Maintenance Amount will be distributed to the holders of the Class X-P Certificates.

       No Yield Maintenance Charges, Prepayment Premiums or Yorktowne Plaza Yield Maintenance Amount in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

       On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

       Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X-C Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

       The "BASE INTEREST FRACTION" for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by each Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds
(ii) the yield rate (as provided by the applicable Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; PROVIDED, HOWEVER, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

       In the case of the Serviced Whole Loans (other than with respect to the Indian Trail Shopping Center whole loan, the Walker Springs Community Shopping Center whole loan, the High Point Center whole loan and the CVS-Eckerds-Kansas City whole loan (collectively, the PNC/Mezz Cap Whole Loans) as described under "Description of the Mortgage Pool--Split Loan Structures--The PNC/Mezz Cap Whole Loans--Distributions" in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Whole Loan will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.

REALIZED LOSSES

       The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, "REALIZED LOSS" with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X-C and Class X-P Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH, to the Class L Certificates, SIXTH, to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, FIFTEENTH, to the Class A-J Certificates and FINALLY, PRO RATA, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates based on their respective Certificate Balances, PROVIDED that losses allocated to the Class A-5 Certificates will be applied first to the Class A-5B Certificates and then to the Class A-5A Certificates. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

       o interest on Advances (to the extent not covered by Default Interest and late payment fees);

       o additional servicing compensation (including the special servicing fee);

       o extraordinary expenses of the Trust and other additional expenses of the Trust;

       o a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

       o a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement-Modifications," in this prospectus supplement or otherwise.

       Net Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, PRO RATA, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class X-C and Class X-P Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

       The "STATED PRINCIPAL BALANCE" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

       With respect to each Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to a Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the related Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.

PREPAYMENT INTEREST SHORTFALLS

       For any Distribution Date, a "PREPAYMENT INTEREST SHORTFALL" will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

       In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a "PREPAYMENT

INTEREST EXCESS" will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicers.

       With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Certificateholder), the Servicer of such Mortgage Loan will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the "SERVICER PREPAYMENT INTEREST SHORTFALL"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Servicing Fees that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) serviced by the applicable Servicer; PROVIDED, HOWEVER, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (PROVIDED that the applicable Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Servicing Fees computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Mortgage Loans and Non-Serviced Mortgage Loans).

       "NET PREPAYMENT INTEREST SHORTFALL" means with respect to the Mortgage Loans serviced by the applicable servicer, the aggregate Prepayment Interest Shortfalls in excess of the Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, PRO RATA, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

       To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the applicable Servicer exceeds such Prepayment Interest Shortfalls for all Mortgage Loans serviced by the applicable Servicer as of any Distribution Date, such excess amount (the "NET PREPAYMENT INTEREST EXCESS") will be payable to such Servicer as additional compensation.

SUBORDINATION

       As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class X-C and Class X-P Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "SUBORDINATE CERTIFICATES") to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class X-C and Class X-P Certificates, provided that distributions of interest and principal (if applicable) with respect to the Class A-5 Certificates will be allocated first to the Class A-5A Certificates up to their entitlement and then to the Class A-5B Certificates up to their entitlement. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,

Class M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH, to the Class L Certificates, SIXTH, to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, FIFTEENTH, to the Class A-J Certificates, and FINALLY, PRO RATA, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses, PROVIDED that losses allocated to the Class A-5 Certificates will be applied first to the Class A-5B Certificates and then to the Class A-5A Certificates. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

       Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates (collectively, the "CLASS A CERTIFICATES") will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

APPRAISAL REDUCTIONS

       With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Whole Loan and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; PROVIDED, HOWEVER, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and PROVIDED, further, if the related borrower has delivered to the applicable Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an

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"APPRAISAL REDUCTION EVENT"), an Appraisal Reduction Amount will be calculated.
The "APPRAISAL REDUCTION AMOUNT" for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Whole Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the applicable Servicer as Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Whole Loans having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicers or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Whole Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Whole Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Whole Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicers, the Special Servicer or the Trustee, as applicable); PROVIDED, HOWEVER, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Whole Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) or an applicable Serviced Whole Loan having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loans) or an applicable Serviced Whole Loan having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "SMALL LOAN APPRAISAL ESTIMATE") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

       At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Controlling Class Representative may, at its own expense, obtain and deliver to the applicable Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Whole Loan based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding

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paragraph) and will be required to notify the Trustee, the applicable Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

       Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan, any extension of the maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or
(iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "UPDATED APPRAISAL") or a Small Loan Appraisal Estimate, as applicable, PROVIDED, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Whole Loan remains specially serviced.

       Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction on a Serviced Whole Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan and the related Pari Passu Companion Loan, if any, PRO RATA, based on each such loan's outstanding principal balance.

       In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the applicable Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

       Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the applicable Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on a Non-Serviced Mortgage Loan will generally be allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan and related Pari Passu Companion Loans, if any, PRO RATA, based on each such loan's outstanding principal balance.

       A "MODIFIED MORTGAGE LOAN" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

       The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-

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AB, Class A-5A, Class A-5B, Class A-1A and Class A-J Certificates and multiples of $1 in excess thereof; (ii) $25,000 with respect to Classes B, C and D Certificates and multiples of $1 in excess thereof; and (iii) $1,000,000 with respect to the Class X-P Certificates and multiples of $1 in excess thereof.

       The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "DEFINITIVE CERTIFICATE") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates-Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme ("CLEARSTREAM") and Euroclear participating organizations, the "PARTICIPANTS"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; PROVIDED, HOWEVER, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

       Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "CERTIFICATE REGISTRAR") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

       A "CERTIFICATEHOLDER" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicers, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Servicers, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; PROVIDED, HOWEVER, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by either Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicers or Special Servicer or otherwise benefit the Servicers or the Special Servicer in any material respect; PROVIDED, FURTHER, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, PROVIDED, FURTHER, HOWEVER, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

       Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

       Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

       Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

       The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

       Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of

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principal of, and interest on, the Offered Certificates. Participants and
Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

       Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

       DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

       Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

       Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

       Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Servicers, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

       The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

       Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("CERTIFICATE OWNERS") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

       Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Servicers will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("HOLDERS"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

       Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

       GENERAL. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

       PASS-THROUGH RATE. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the "Pass-Through Rate" in the "Description of the Offered Certificates--Distributions" in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

       See "YIELD AND MATURITY CONSIDERATIONS" in the prospectus, "DESCRIPTION OF THE OFFERED CERTIFICATES" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "--RATE AND TIMING OF PRINCIPAL PAYMENTS" below.

       RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See "THE

POOLING AND SERVICING AGREEMENT--AMENDMENT" and "--MODIFICATIONS" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--FORECLOSURE" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See "RISK FACTORS--RISKS RELATED TO THE MORTGAGE LOANS--BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON THE MATURITY DATE" in this prospectus supplement.

       The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

       LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, PRO RATA, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

       CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "RISK FACTORS" and "YIELD AND MATURITY CONSIDERATIONS--YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

       The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement.

       DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

       UNPAID INTEREST. As described under "Description of the Offered Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

       The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

       Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

       The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool-Additional Loan Information" and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"):

              (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

              (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

              (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in September 2005;

              (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

              (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

              (vi) all Mortgage Loans accrue interest under the method specified in Annex A-1 PROVIDED, HOWEVER, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period. See "Description of the Mortage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement;

              (vii) no party exercises its right of optional termination described herein;

              (viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file or, with respect to the Yorktowne Plaza loan, in connection with an early defeasance, and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the Series 2005-CIBC12 Pooling and Servicing Agreement, the COMM 2005-LP5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund; and the holder of the Lakewood Center B Loan, the General Motors Building B Loan, the Loews Universal Hotel Portfolio B Loan, the Indian Trail Shopping Center B Loan, the Walker Springs Community Shopping Center B Loan, the High Point Center B Loan and the CVS-Eckerds-Kansas City B Loan will not exercise its option to purchase the related Mortgage Loan;

              (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

              (x) there are no additional Trust expenses;

              (xi) distributions on the Certificates are made on the 10th day of each month, commencing in September 2005;

              (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

              (xiii) the Closing Date is August 19, 2005;

              (xiv) with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan. With respect to the Non-Serviced Mortgage Loans, separate servicing fees as set forth in the Series 2005-CIBC12 Pooling and Servicing Agreement and the COMM 2005-LP5 Pooling and Servicing Agreement are each calculated on an actual/360 basis or 30/360 basis, respectively;

              (xv) The Lakewood Center Loan, the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan were modeled based on the principal balance of the related Whole Loan but only the portions of such cash flow due with respect to the Cut-off Date Balance of the related Mortgage Loan (and not the B Loans, if any, or the Pari Passu Loans, if any) were included in the tables presented herein. For the interest rates used to model the General Motors Building

       Mortgage Loan and the General Motors Building Whole Loan see Annex A-5 and Annex A-6, respectively; and

              (xvi) the Mortgage Loan known as "Livermore Valley Shopping Center" permits the related borrower following the Lock-Out Period, to either defease the Mortgage Loan or prepay the Mortgage Loan with a Yield Maintenance Charge. For purposes of the Modeling Assumptions it was assumed that if the Mortgage Loan is prepaid following the Lock-Out Period, the borrower will be required to pay the Yield Maintenance Charge.

       To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class X-P, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

       Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

       Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class A-J, Class B, Class C Class D Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................        86         86          86           86           86
August 2007 ............................        69         69          69           69           69
August 2008 ............................        44         44          44           44           44
August 2009 ............................        14         14          14           14           14
August 2010 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      2.62       2.61        2.60         2.60         2.60

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      4.63       4.62        4.60         4.56         4.34


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      6.88       6.87        6.85         6.83         6.66

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................        39         39          39           39           39
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.04       9.03        9.02         9.01         8.89

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................        98         98          98           98           98
August 2011 ............................        73         73          73           73           73
August 2012 ............................        51         51          51           51           51
August 2013 ............................        24         24          24           24           24
August 2014 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      6.96       6.96        6.96         6.96         6.96


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-5A CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.82       9.80        9.78         9.74         9.55

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-5B CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.89       9.89        9.89         9.89         9.67

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................        99         99          99           99           99
August 2008 ............................        99         99          99           99           99
August 2009 ............................        98         98          98           98           98
August 2010 ............................        65         65          65           65           65
August 2011 ............................        64         64          64           64           64
August 2012 ............................        62         62          62           62           62
August 2013 ............................        61         61          61           61           61
August 2014 ............................        60         60          60           60           60
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      7.93       7.92        7.90         7.88         7.70

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.98       9.97        9.95         9.93         9.73

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.98       9.98        9.98         9.98         9.73

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.98       9.98        9.98         9.98         9.73

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

              DATE                           0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------    ---------  ---------   ----------   ---------   ----------
Initial ................................       100%       100%        100%         100%         100%
August 2006 ............................       100        100         100          100          100
August 2007 ............................       100        100         100          100          100
August 2008 ............................       100        100         100          100          100
August 2009 ............................       100        100         100          100          100
August 2010 ............................       100        100         100          100          100
August 2011 ............................       100        100         100          100          100
August 2012 ............................       100        100         100          100          100
August 2013 ............................       100        100         100          100          100
August 2014 ............................       100        100         100          100          100
August 2015 and thereafter .............         0          0           0            0            0
Weighted Average Life (in years) .......      9.98       9.98        9.98         9.98         9.73

CERTAIN PRICE/YIELD TABLES

       The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates (other than the Class X-P Certificates) under the Modeling Assumptions.

       The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 19, 2005 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-

Through Rate as stated on the cover of this prospectus supplement from and including August 1, 2005 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
99.750000 ..............................      4.837%      4.837%      4.838%       4.838%       4.838%
99.875000 ..............................      4.785       4.785       4.785        4.785        4.785
100.000000 .............................      4.732       4.732       4.732        4.732        4.732
100.125000 .............................      4.680       4.679       4.679        4.679        4.679
100.250000 .............................      4.628       4.627       4.627        4.627        4.627
100.375000 .............................      4.575       4.574       4.574        4.574        4.574
100.500000 .............................      4.523       4.522       4.522        4.522        4.522
100.625000 .............................      4.471       4.470       4.469        4.469        4.469
100.750000 .............................      4.420       4.418       4.417        4.417        4.417
Weighted Average Life (yrs) ............      2.621       2.606       2.603        2.603        2.603
First Principal Payment Date ...........    9/10/05     9/10/05     9/10/05      9/10/05      9/10/05
Last Principal Payment Date ............    2/10/10    11/10/09    10/10/09     10/10/09     10/10/09

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.020%      5.020%      5.020%       5.020%       5.019%
100.125000 .............................      4.989       4.989       4.989        4.989        4.986
100.250000 .............................      4.959       4.958       4.958        4.958        4.953
100.375000 .............................      4.928       4.928       4.927        4.926        4.921
100.500000 .............................      4.897       4.897       4.896        4.895        4.888
100.625000 .............................      4.866       4.866       4.865        4.864        4.856
100.750000 .............................      4.836       4.835       4.834        4.833        4.823
100.875000 .............................      4.805       4.805       4.804        4.802        4.791
101.000000 .............................      4.775       4.774       4.773        4.771        4.759
Weighted Average Life (yrs) ............      4.628       4.615       4.596        4.564        4.344
First Principal Payment Date ...........    2/10/10    11/10/09    10/10/09     10/10/09     10/10/09
Last Principal Payment Date ............    7/10/10     7/10/10     7/10/10      7/10/10      7/10/10

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.177%      5.177%      5.177%       5.177%       5.176%
100.125000 .............................      5.155       5.155       5.155        5.154        5.153
100.250000 .............................      5.133       5.133       5.132        5.132        5.131
100.375000 .............................      5.111       5.111       5.110        5.110        5.108
100.500000 .............................      5.089       5.089       5.088        5.088        5.086
100.625000 .............................      5.067       5.067       5.066        5.066        5.063
100.750000 .............................      5.045       5.045       5.045        5.044        5.041
100.875000 .............................      5.023       5.023       5.023        5.022        5.018
101.000000 .............................      5.001       5.001       5.001        5.000        4.996
Weighted Average Life (yrs) ............      6.876       6.868       6.854        6.833        6.655
First Principal Payment Date ...........    6/10/12     3/10/12     3/10/12      3/10/12      3/10/12
Last Principal Payment Date ............    8/10/12     8/10/12     8/10/12      8/10/12      8/10/12

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.206%      5.206%      5.206%       5.206%       5.205%
100.125000 .............................      5.188       5.188       5.188        5.188        5.187
100.250000 .............................      5.170       5.170       5.170        5.170        5.170
100.375000 .............................      5.153       5.153       5.153        5.152        5.152
100.500000 .............................      5.135       5.135       5.135        5.135        5.134
100.625000 .............................      5.118       5.117       5.117        5.117        5.116
100.750000 .............................      5.100       5.100       5.100        5.100        5.098
100.875000 .............................      5.082       5.082       5.082        5.082        5.081
101.000000 .............................      5.065       5.065       5.065        5.065        5.063
Weighted Average Life (yrs) ............      9.038       9.032       9.022        9.007        8.886
First Principal Payment Date ...........    7/10/14     4/10/14     4/10/14      4/10/14      4/10/14
Last Principal Payment Date ............    1/10/15    12/10/14    12/10/14     12/10/14     11/10/14

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.109%      5.109%      5.109%       5.109%       5.109%
100.125000 .............................      5.087       5.087       5.087        5.087        5.087
100.250000 .............................      5.065       5.065       5.065        5.065        5.065
100.375000 .............................      5.043       5.043       5.043        5.043        5.043
100.500000 .............................      5.022       5.022       5.022        5.022        5.022
100.625000 .............................      5.000       5.000       5.000        5.000        5.000
100.750000 .............................      4.978       4.978       4.978        4.978        4.978
100.875000 .............................      4.957       4.956       4.956        4.956        4.956
101.000000 .............................      4.935       4.935       4.935        4.935        4.935
Weighted Average Life (yrs) ............      6.963       6.960       6.960        6.960        6.960
First Principal Payment Date ...........    7/10/10     7/10/10     7/10/10      7/10/10      7/10/10
Last Principal Payment Date ............    7/10/14     7/10/14     7/10/14      7/10/14      7/10/14

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-5A CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.154%      5.154%      5.154%       5.154%       5.153%
100.125000 .............................      5.137       5.137       5.137        5.137        5.137
100.250000 .............................      5.121       5.121       5.121        5.121        5.120
100.375000 .............................      5.104       5.104       5.104        5.104        5.103
100.500000 .............................      5.088       5.088       5.088        5.087        5.086
100.625000 .............................      5.072       5.071       5.071        5.071        5.069
100.750000 .............................      5.055       5.055       5.055        5.054        5.052
100.875000 .............................      5.039       5.039       5.038        5.038        5.036
101.000000 .............................      5.022       5.022       5.022        5.021        5.019
Weighted Average Life (yrs) ............      9.824       9.804       9.779        9.741        9.545
First Principal Payment Date ...........    1/10/15    12/10/14    12/10/14     12/10/14     11/10/14
Last Principal Payment Date ............    7/10/15     7/10/15     7/10/15      7/10/15      4/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-5B CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.206%      5.206%      5.206%       5.206%       5.206%
100.125000 .............................      5.189       5.189       5.189        5.189        5.189
100.250000 .............................      5.173       5.173       5.173        5.173        5.172
100.375000 .............................      5.156       5.156       5.156        5.156        5.155
100.500000 .............................      5.140       5.140       5.140        5.140        5.139
100.625000 .............................      5.124       5.124       5.124        5.124        5.122
100.750000 .............................      5.107       5.107       5.107        5.107        5.105
100.875000 .............................      5.091       5.091       5.091        5.091        5.089
101.000000 .............................      5.075       5.075       5.075        5.075        5.072
Weighted Average Life (yrs) ............      9.892       9.892       9.892        9.892        9.668
First Principal Payment Date ...........    7/10/15     7/10/15     7/10/15      7/10/15      4/10/15
Last Principal Payment Date ............    7/10/15     7/10/15     7/10/15      7/10/15      5/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.122%      5.122%      5.122%       5.122%       5.121%
100.125000 .............................      5.102       5.102       5.102        5.102        5.101
100.250000 .............................      5.082       5.082       5.082        5.082        5.081
100.375000 .............................      5.062       5.062       5.062        5.062        5.060
100.500000 .............................      5.043       5.043       5.042        5.042        5.040
100.625000 .............................      5.023       5.023       5.023        5.022        5.020
100.750000 .............................      5.003       5.003       5.003        5.002        5.000
100.875000 .............................      4.984       4.983       4.983        4.983        4.980
101.000000 .............................      4.964       4.964       4.963        4.963        4.959
Weighted Average Life (yrs) ............      7.933       7.918       7.903        7.880        7.696
First Principal Payment Date ...........    9/10/05     9/10/05     9/10/05      9/10/05      9/10/05
Last Principal Payment Date ............    8/10/15     7/10/15     7/10/15      7/10/15      5/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.249%      5.249%      5.249%       5.249%       5.248%
100.125000 .............................      5.232       5.232       5.232        5.232        5.232
100.250000 .............................      5.216       5.216       5.216        5.216        5.215
100.375000 .............................      5.200       5.200       5.199        5.199        5.198
100.500000 .............................      5.183       5.183       5.183        5.183        5.182
100.625000 .............................      5.167       5.167       5.167        5.167        5.165
100.750000 .............................      5.151       5.151       5.150        5.150        5.148
100.875000 .............................      5.134       5.134       5.134        5.134        5.132
101.000000 .............................      5.118       5.118       5.118        5.118        5.115
Weighted Average Life (yrs) ............      9.975       9.972       9.954        9.928        9.725
First Principal Payment Date ...........    8/10/15     7/10/15     7/10/15      7/10/15      5/10/15
Last Principal Payment Date ............    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE---
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.348%      5.348%      5.349%       5.349%       5.348%
100.125000 .............................      5.332       5.332       5.332        5.332        5.331
100.250000 .............................      5.316       5.316       5.316        5.316        5.314
100.375000 .............................      5.299       5.299       5.299        5.299        5.297
100.500000 .............................      5.283       5.283       5.283        5.283        5.281
100.625000 .............................      5.266       5.266       5.266        5.267        5.264
100.750000 .............................      5.250       5.250       5.250        5.250        5.247
100.875000 .............................      5.234       5.234       5.234        5.234        5.230
101.000000 .............................      5.217       5.217       5.217        5.218        5.214
Weighted Average Life (yrs) ............      9.975       9.975       9.975        9.975        9.725
First Principal Payment Date ...........    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15
Last Principal Payment Date ............    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
100.000000 .............................      5.369%      5.369%      5.369%       5.369%       5.368%
100.125000 .............................      5.352       5.352       5.352        5.353        5.351
100.250000 .............................      5.336       5.336       5.336        5.336        5.334
100.375000 .............................      5.319       5.319       5.320        5.320        5.318
100.500000 .............................      5.303       5.303       5.303        5.303        5.301
100.625000 .............................      5.287       5.287       5.287        5.287        5.284
100.750000 .............................      5.270       5.270       5.270        5.270        5.267
100.875000 .............................      5.254       5.254       5.254        5.254        5.251
101.000000 .............................      5.238       5.238       5.238        5.238        5.234
Weighted Average Life (yrs) ............      9.975       9.975       9.975        9.975        9.725
First Principal Payment Date ...........    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15
Last Principal Payment Date ............    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
99.767000 ..............................      5.439%      5.439%      5.440%       5.440%       5.439%
99.892000 ..............................      5.423       5.423       5.423        5.423        5.422
100.017000 .............................      5.406       5.406       5.406        5.407        5.405
100.142000 .............................      5.390       5.390       5.390        5.390        5.389
100.267000 .............................      5.373       5.373       5.373        5.373        5.372
100.392000 .............................      5.357       5.357       5.357        5.357        5.355
100.517000 .............................      5.340       5.340       5.340        5.341        5.338
100.642000 .............................      5.324       5.324       5.324        5.324        5.321
100.767000 .............................      5.307       5.308       5.308        5.308        5.305
Weighted Average Life (yrs) ............      9.975       9.975       9.975        9.975        9.725
First Principal Payment Date ...........    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15
Last Principal Payment Date ............    8/10/15     8/10/15     8/10/15      8/10/15      5/10/15

WEIGHTED AVERAGE LIFE AND YIELD SENSITIVITY OF THE CLASS X-P CERTIFICATES

       The yield to maturity of the Class X-P Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X-P Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-P Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

       The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X-P Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X-P Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of the Class X-P Certificates is as specified below interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X-P Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

       The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 19, 2005 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class X-P Certificates from and including August 1, 2005 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates (and accordingly does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered).

       Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-P Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

       There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class X-P Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-P Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

       In addition, holders of the Class X-P Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X-P Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

   PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND LAST PAYMENT DATE FOR THE CLASS X-P CERTIFICATES AT THE SPECIFIED CPRS
           0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--
                           OTHERWISE AT INDICATED CPR

         ASSUMED PRICE (IN %)                0% CPR     25% CPR     50% CPR      75% CPR     100% CPR
----------------------------------------   ----------  ---------  -----------   ---------   ----------
0.895437 ...............................      7.250%      7.250%      7.250%       7.250%       7.250%
0.911062 ...............................      6.637       6.637       6.637        6.637        6.637
0.926687 ...............................      6.041       6.041       6.041        6.041        6.041
0.942312 ...............................      5.460       5.460       5.460        5.460        5.460
0.957937 ...............................      4.895       4.895       4.895        4.895        4.895
0.973562 ...............................      4.344       4.344       4.344        4.344        4.344
0.989187 ...............................      3.807       3.807       3.807        3.807        3.807
1.004812 ...............................      3.284       3.284       3.284        3.284        3.284
1.020437 ...............................      2.773       2.773       2.773        2.773        2.773
Weighted Average Life (yrs)* ...........      5.633       5.633       5.633        5.633        5.633
First Payment Date .....................    9/10/05     9/10/05     9/10/05      9/10/05      9/10/05
Last Payment Date ......................    8/10/12     8/10/12     8/10/12      8/10/12      8/10/12

----------
*Based on reduction in the Notional Balance of the X-P Certificates.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

       The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), entered into by the Depositor, the Servicers, the Special Servicer and the Trustee.

       Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (COMM 2005-C6).

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

       The Pooling and Servicing Agreement requires the Midland Servicer, GMAC Servicer and the Special Servicer to diligently service and administer their respective Mortgage Loans (other than the General Motors Building Loan, which will be serviced pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement and the Loews Universal Hotel Portfolio Loan, which will be serviced pursuant to the Series 2005-CIBC12 Pooling and Servicing Agreement) and the Serviced Whole Loans.

       The Midland Servicer is required to diligently service and administer the Mortgage Loans that it is servicing (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans, in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Whole Loan, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by the Midland Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans or Serviced Whole Loans, as applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

       o the same manner in which, and with the same care, skill, prudence and diligence with which the Midland Servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by the Midland Servicer in its reasonable judgment); and

       o the same care, skill, prudence and diligence with which the Midland Servicer services and administers commercial and multifamily mortgage loans owned, if any, by the Midland Servicer with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan (as a collective whole but giving due consideration to the subordinate nature of the related B Loan, as determined by the Midland Servicer in its reasonable judgment) but without regard to:

              (A) any relationship that the Midland Servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

              (B) the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by the Midland Servicer or any affiliate of it;

              (C)    the Midland Servicer's obligation to make Advances;

              (D) the Midland Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

              (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Midland Servicer or any affiliate of the Midland Servicer, as applicable; and

              (F) any debt that the Midland Servicer or any affiliate of the Midland Servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "GENERAL SERVICING STANDARD").

       For so long as the Servicer of the GMACCM Mortgage Loans is GMAC Commercial Mortgage Corporation, and/or GMAC Commercial Mortgage Corporation is the Special Servicer (initially of all the Mortgage Loans), the Pooling and Servicing Agreement requires the GMACCM Servicer and the Special Servicer, as the case may be, to service and administer the Mortgage Loans or Serviced Whole Loans, as applicable that it is servicing (other than the General Motors Building Loan, which will be serviced pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement and the Loews Universal Hotel Portfolio Loan, which will be serviced pursuant to the Series 2005-CIBC12 Pooling and Servicing Agreement) on behalf of the Trust in the best interests of and for the benefit of all of the Certificateholders and Serviced Companion Loan holder if applicable (as determined by the GMACCM Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment but giving due consideration to the subordinate nature of the related B Loan, if any) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loan Documents and to the extent not inconsistent with the foregoing, further as follows:

       o with the same care, skill and diligence as is normal and usual by the GMACCM Servicer or the Special Servicer, as the case may be, in its mortgage servicing on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

       o with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or if the Mortgage Loan or Serviced Whole Loan comes into and continues in default and in the good faith reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Morgage Loan to the Certificateholders (as a collective whole) and, with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan (as a collective whole but giving due consideration to the subordinate nature of the related B Loan, as determined by the Special Servicer in its reasonable judgment) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related net Mortgage Rate); and

       o      without regard to--

              (A) any relationship that the GMACCM Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower;

              (B) the ownership of any Certificate by the GMACCM Servicer or the Special Servicer, as the case may be, or by any affiliate thereof;

              (C)    the GMACCM Servicer's obligation to make Advances; and

              (D) the right of the GMACCM Servicer or the Special Servicer, as the case may be (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "GMACCM SERVICING STANDARD").

       As used in this prospectus supplement, the term "SERVICING STANDARD" means (a) with respect to the GMACCM Servicer and the Special Servicer, the GMACCM Servicing Standard and (b) all other servicers, the General Servicing Standard.

       For a description of the servicing of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, see "--SERVICING OF THE NON-SERVICED MORTGAGE LOANS" below and "DESCRIPTION OF THE MORTGAGE POOL-SPLIT LOAN STRUCTURES--THE GENERAL MOTORS BUILDING LOAN" and "--THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN" in this prospectus supplement.

       The Servicers and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicers, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

       The Pooling and Servicing Agreement requires the Servicers or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans) and the Serviced Whole Loans, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, each Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

ADVANCES

       The Servicers will be obligated to advance, on the business day immediately preceding a Distribution Date (the "SERVICER REMITTANCE DATE") an amount (each such amount, a "P&I ADVANCE") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that a Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, a Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

       P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicers nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicers without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

       With respect to the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, the applicable Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Midland Servicer or the GMACCM Servicer determines that a proposed P&I Advance with respect to the General Motors Building Loan or the Loews Universal Hotel Portfolio Loan, respectively, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Midland Servicer or the GMACCM Servicer will be required to provide the servicer of the related securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Midland Servicer or the GMACCM Servicer receives written notice from any such related servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Midland Servicer, the GMACCM Servicer, nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Midland Servicer or the GMACCM Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Whole Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; PROVIDED, HOWEVER, that such determination will not be so binding on the Certificateholders, the Midland Servicer, the GMACCM Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Midland Servicer or the GMACCM Servicer, as applicable, will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Midland Servicer or the GMACCM Servicer or the applicable Servicer receives written notice of such nonrecoverability determination by any of the other servicers with respect to the applicable Pari Passu Companion Loan, neither the Midland Servicer nor the GMACCM Servicer, nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

       With respect to each Mortgage Loan that is part of a Whole Loan, the Midland Servicer (or with respect to the Loews Universal Hotel Portfolio Loan, the GMACCMServicer)will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; PROVIDED that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan may also be made first from amounts collected on the B Loan.

       Neither the Servicers nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

       In addition to P&I Advances, the Servicers will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loans) to make advances

("PROPERTY ADVANCES," and together with P&I Advances, "ADVANCES") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property (other than with respect to the Mortgaged Properties securing the Non-Serviced Mortgage Loans). In addition if the Special Servicer requests that a Servicer make a Property Advance and such Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Midland Servicer will also be obligated to make Property Advances with respect to the Serviced Whole Loans.

       With respect to a nonrecoverable Property Advance on each of the Serviced Whole Loans, the Midland Servicer will be entitled to reimbursement FIRST from collections on, and proceeds of, the related B Loan and SECOND, from collections on, and proceeds of, the related Mortgage Loan and THEN from general collections of the Trust.

       The COMM 2005-LP5 Servicer and the Series 2005-CIBC12 Servicer are obligated to make property advances with respect to the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan, respectively.

       With respect to a nonrecoverable property advance on each of the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan, the applicable servicer under the related pooling and servicing agreement governing such Non-Serviced Mortgage Loan will be entitled to reimbursement FIRST from collections on, and proceeds of, the related B Loan, if any, SECOND, from collections on, and proceeds of, the related Mortgage Loan and any related Pari Passu Companion Loan, on a PRO RATA basis (based on each such loan's outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a PRO RATA basis (based on each such loan's outstanding principal balance).

       To the extent that a Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicers or Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

       Each Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in its reasonable judgment that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Whole Loans).

       Each Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "ADVANCE RATE") (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Whole Loans). Each Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the

Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, such Servicer or the Trustee, as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent that such Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "PRIME RATE" is the rate, for any day, set forth as such in the "Money Rates" section of THE WALL STREET JOURNAL, EASTERN EDITION.

       The obligation of the Servicers or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the applicable Servicer's or the Trustee's, as applicable, determination that such Advances are recoverable.

       With respect to the payment of insurance premiums and delinquent tax assessments, in the event that a Servicer determines that a Property Advance of such amounts would not be recoverable, that Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of that Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Whole Loan, the holder of the related Serviced Companion Loan). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Whole Loan, the holder of the related Serviced Companion Loan), the Special Servicer will be required to direct the applicable Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

       RECOVERY OF ADVANCES. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Servicers, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, from any amounts collected in respect of such Serviced Whole Loan) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, from any amounts collected in respect of such Serviced Whole Loan) ("RELATED PROCEEDS") prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, will not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a "NONRECOVERABLE ADVANCE"). Any such determination with respect to the recoverability of Advances by either the Servicers or the Special Servicer must be evidenced by an officer's certificate delivered to the other and to the Depositor and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Servicers and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Servicers, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Servicers, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); PROVIDED, HOWEVER, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicers and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicers, the Special Servicer and the Trustee.

       Subject to the discussion in this section relating to Whole Loans, each of the Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, FIRST, out of general funds on deposit in the custodial account related to such Serviced Whole Loan and THEN, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest collections. If the funds in the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (PROVIDED, HOWEVER, that any deferment over six months will require the consent of the Controlling Class Representative). In addition, the Servicers, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Whole Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "WORKOUT-DELAYED REIMBURSEMENT AMOUNT"), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Whole Loan, first out of the related custodial account) and second, only upon a determination by the Servicers, the Special Servicer or the Trustee, as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicers, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of each Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the applicable Servicing Standard in the case of each Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of each Servicer or the Special Servicer, as applicable, and each Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Whole Loan, as described above) will represent a portion of the losses to be borne by the Certificateholders.

       In addition, the Servicers, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Servicers, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to

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delinquent amounts due on any Companion Loan. Any requirement of the Servicers or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

       "UNLIQUIDATED ADVANCE" means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Whole Loan or REO Property in respect of which the Advance was made.

ACCOUNTS

       COLLECTION ACCOUNT. Each Servicer will establish and maintain one or more segregated accounts (collectively, the "COLLECTION ACCOUNT") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Whole Loan, a separate custodial account) all payments in respect of the Mortgage Loans serviced by it, other than amounts permitted to be withheld by each Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Whole Loan will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

       DISTRIBUTION ACCOUNTS. The Trustee will establish and maintain one or more segregated accounts (the "DISTRIBUTION ACCOUNT") in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Servicers will remit on or before each Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Servicers fail to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.

       INTEREST RESERVE ACCOUNT. The Trustee will establish and maintain an "INTEREST RESERVE ACCOUNT" in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan (other than the Mortgage Loans specified in footnote 15 of Annex A-1 to this prospectus supplement during their respective interest-only periods) that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "WITHHELD AMOUNTS"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

       The Withheld Amount for each applicable Distribution Date for the Lakewood Center Loan and the General Motors Building Loan will be equal to 1/30th of the interest accrued in respect of the immediately preceding Due Date, and the Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each will be equal to 1/31st of the interest accrued in respect of the immediately preceding Due Date, in each case to the extent a Monthly Payment or P&IAdvance is made in respect thereof.

       The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for the "Loan REMIC Distribution Account", the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," the "Grantor Trust Distribution Account" and the "Excess Liquidation Proceeds Account," each in its own name for the benefit of the holders of the Certificates.

       The Collection Account, the separate custodial account for each Serviced Whole Loan, the Loan REMIC Distribution Account," the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Servicers on behalf of the Trustee) on behalf of the holders of Certificates, and, in the case of the Serviced Whole Loans, the holder of the related Serviced Companion Loan and, with respect to the Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Whole Loan, any REO Account, the Loan REMICDistribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P and "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least "AA-" by S&P and "Aa3" by Moody's or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicers, or (iv) with PNC Bank so long as PNC Bank's long-term unsecured debt rating is at least "A" from S&P and "A1" from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short-term deposit or short-term unsecured debt rating is at least "A-1" from S&P or "P-1" from Moody's (if the deposits to be held in accounts for 30 days or less).

       Amounts on deposit in the Collection Account, the separate custodial account for each Serviced Whole Loan and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("PERMITTED INVESTMENTS"). Interest or other income earned on funds in the Collection Account and the separate custodial account for each Serviced Whole Loan will be paid to the applicable Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. The Servicers or the Special Servicer, as applicable, will be required to bear any losses resulting from the investment of such funds in accounts maintained by the applicable Servicer or the Special Servicer, as applicable, other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

       Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested.

       The Servicers may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Whole Loan), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

       In most cases, the Mortgage Loans and Serviced Whole Loans contain provisions in the nature of "due-on-sale" clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loans will (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, (b) provide that the Mortgage Loans or Serviced Whole Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Whole Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. Each Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the applicable Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the applicable Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, such Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that
(a) the credit status of the prospective transferee is in compliance with such Servicer's or the Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) each Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody's with respect to any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Servicers or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, such expense will be allocated (i) FIRST to the related B Loan (up to the full Stated Principal Balance thereof), and, THEN,
(ii) to the holders of the Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and to any determination by the applicable Servicer that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to transfer or assumption of such Mortgage Loan or Serviced Whole Loan have been satisfied; and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special Servicer will also be required to obtain the consent of the Directing

Certificateholder with respect to any assumption with respect to a Specially Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing."

       In most cases, the Mortgage Loans and Serviced Whole Loans contain provisions in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loans will (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender, PROVIDED certain conditions are satisfied. The Servicers or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or
(ii) withhold its consent to such lien or encumbrance if the applicable Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; PROVIDED, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody's, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Servicers or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and to any determination by the applicable Servicer that the conditions to further encumbrance of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. If the Special Servicer, in accordance with the Servicing Standard,
(a) notifies the applicable Servicer of its determination with respect to any Mortgage Loan or Serviced Whole Loan, (which by its terms permits transfer, assumption or further encumbrance without lender consent, PROVIDED certain conditions are satisfied) that the conditions required under the related Mortgage Loan Documents have not been satisfied or (b) the Special Servicer objects in writing to the applicable Servicer's determination that such conditions have been satisfied, then such Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan or Serviced Whole Loan.

       Neither the Servicers nor the Special Servicer will be responsible for enforcing a "due-on-sale" or a "due-on-encumbrance" clause with respect to any Non-Serviced Mortgage Loan.

INSPECTIONS

       Each Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property serviced by it (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2006; PROVIDED, HOWEVER, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the applicable Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Servicers or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be in accordance with the terms of the related pooling and servicing agreement governing such Non-Serviced Mortgage Loans.

INSURANCE POLICIES

       In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loans), the Servicers will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, each Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

              (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

              (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, PROVIDED, HOWEVER, that:

              (i) the Servicers will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Whole Loan, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the applicable Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

              (ii) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicers must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

              (iii) the Servicers will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the applicable Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

              (iv) except as provided below (including under clause (vii)), in no event will the applicable Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Servicer in accordance with the Servicing Standard, not less frequently than annually, and such Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

              (v) the reasonable efforts of a Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to such Servicer on a force-placed basis;

              (vi) to the extent the applicable Servicer itself is required to maintain insurance that the borrower does not maintain, such Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

              (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the applicable Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the applicable Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

PROVIDED, HOWEVER, that any determination by the Servicers that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Certificateholder; PROVIDED, FURTHER, that the Servicers will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Certificateholder; and, PROVIDED, FURTHER, that while approval is pending, the Servicers will not be in default or liable for any loss.

       Notwithstanding the provision described in clause (iv) above, each Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Whole Loan, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--MODIFICATIONS" and "--SPECIAL SERVICING"). The Servicers will be entitled to conclusively rely on the determination of the Special Servicer.

       In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicers from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicers as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Servicers, with respect to that Mortgage Loan.

       With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct each Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicers will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under "--ADVANCES" in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct each Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the applicable Servicer to cause that coverage to be maintained under the Servicer's force-placed insurance policy. In such case, the applicable Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under such Servicer's existing force-placed policy.

       If either (x) the applicable Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loans or REO Properties, as applicable, as to which it is the Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Servicer (or its corporate parent) or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and the applicable Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the applicable Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

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       The costs of the insurance premiums incurred by the Servicers or the
Special Servicer may be recovered by the Servicers or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicers or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

       No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Whole Loans, nor will any Mortgage Loan be subject to FHA insurance.

ASSIGNMENT OF THE MORTGAGE LOANS

       The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, GMACCM and PNC Bank pursuant to three separate mortgage loan purchase agreements (the "MORTGAGE LOAN PURCHASE AGREEMENTS"). See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

       On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "CUSTODIAN"), the Note and certain other documents and instruments (the "MORTGAGE LOAN DOCUMENTS") with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing
Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicers, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

       In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

       Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

              (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

              (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or

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       encumbrances of any nature whatsoever (other than certain rights of the holder of a companion loan, if applicable, or certain servicing rights);

              (3) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

              (4) each Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

              (5) each assignment of leases creates a valid collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations on enforceability set forth in (4) above;

              (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the Note, Mortgage(s) or other agreements executed in connection with the Mortgage Loan, subject to limitations on enforceability set forth in (4) above, and as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

              (7) each related assignment of Mortgage and assignment of assignment of leases will constitute the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforceability set forth in (4) above;

              (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject to the limitations on enforceability set forth in (4) above and subject to the title exceptions;

              (9) all real estate taxes and governmental assessments or charges that if left unpaid, would be a lien on the related Mortgaged Property and that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

              (10) except as set forth in engineering reports, to the Mortgage Loan Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

              (11) each Mortgaged Property is covered by a title insurance policy (or a "pro forma" title policy or a "marked up" commitment) insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

              (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage and such insurance was in full force and effect at origination;

              (13) other than payments due but not yet 30 days or more delinquent, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, PROVIDED, HOWEVER, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the related Mortgage Loan Purchase Agreement or any exception to any representation and warranty made in the Mortgage Loan Purchase Agreement;

              (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace or cure period;

              (15) the Mortgaged Property, or any material portion thereof, is not the subject of, and no borrower is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding;

              (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the Mortgaged Property or any direct equity interest in the borrower is directly or indirectly pledged, transferred or sold, other than by reason of certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions making loans secured by property that is comparable to the related Mortgaged Property or transfers that are subject to the approval of the holder of the Mortgage Loan; and

              (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value, use or operation of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage.

       The Pooling and Servicing Agreement requires that the Custodian, each Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, each Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the applicable Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase,
(3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in "--Special Servicing--Special Servicing Compensation" and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the

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enforcement of the repurchase obligation (such price, the "REPURCHASE PRICE") or
(c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a "REPLACEMENT MORTGAGE LOAN") for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the "REMOVED MORTGAGE LOAN") and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; PROVIDED, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

       If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; PROVIDED, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the loan REMIC established in connection with the Yorktowne Plaza loan (the "Loan REMIC"), the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and PROVIDED, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

       Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each Rating Agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

       A "QUALIFYING SUBSTITUTE MORTGAGE LOAN" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed

Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Controlling Class Representative.

       The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Servicers, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

       With respect to the Yorktowne Plaza loan, the related Mortgage Loan Documents permit the borrower to defease the Mortgage Loan on or after June 29, 2007. GMACCM will be required to purchase such Mortgage Loan from the Trust immediately prior to the borrower defeasing such Mortgage Loan if the defeasance would occur prior to the Yorktowne Plaza Defeasance Date at the applicable Repurchase Price plus the Yorktowne Plaza Yield Maintenance Amount. In connection with such a repurchase or sale, the Special Servicer will effect a "qualified liquidation" of the Loan REMIC, within the meaning of the Code. There will be no yield maintenance payable on any repurchase of the Yorktowne Plaza loan by the related Mortgage Loan Seller except in the circumstances described above.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS AND THE SPECIAL SERVICER

       Each Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the applicable Servicer or Special Servicer may not otherwise resign from its obligations and duties as such Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and PROVIDED that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the applicable Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of such Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which such Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses.

       The Pooling and Servicing Agreement also provides that none of the Depositor, the Servicers or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicers or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Certificateholder), or for errors in judgment; PROVIDED, HOWEVER, that none of the

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Depositor, the Servicers or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicers and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of each Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicers and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicers and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Whole Loan, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Whole Loan will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Whole Loan (with respect to a Serviced Whole Loan, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan, except that with respect to a PNC/Mezz Cap Whole Loan, such allocation first to the related B Loan shall only apply during the occurence and continuance of a Material Default). If funds in the applicable custodial account relating to a Serviced Whole Loan are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

       The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the applicable Whole Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable pooling and servicing agreement.

       In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Servicers or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Servicers or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicers and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account, as described in the second preceding paragraph, except that with respect to a PNC/Mezz Cap Whole Loan, the Depositor will not be entitled to reimbursement).

       The Depositor is not obligated to monitor or supervise the performance of the Servicers, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicers or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicers or the Special Servicer or exercise any right of the Servicers or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a

Serviced Whole Loan, to the extent such reimbursement is allocable to such Serviced Whole Loan, from the related custodial account, except that with respect to a PNC/Mezz Cap Whole Loan, the Depositor will not be entitled to reimbursement), to the extent not recoverable from the Servicers or Special Servicer, as applicable. Any such action by the Depositor will not relieve the applicable Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

       Any person into which the applicable Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which such Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Servicer, the Special Servicer or the Depositor, will be the successor of such Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the applicable Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates.

EVENTS OF DEFAULT

       "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement with respect to each Servicer or the Special Servicer, as the case may be, will include, without limitation:

              (a) (i) any failure by a Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by a Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless such Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date or any failure by the Midland Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted;

              (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Servicers for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Servicers will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Servicers for any loss of income on such amount suffered by the Servicers due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicers;

              (c) any failure by a Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the applicable Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by such Servicer pursuant to the Pooling and Servicing Agreement and 5 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to such Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicers or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; PROVIDED, HOWEVER, if that failure (other than the failure to provide reports and items specified under

       "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the applicable Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

              (d) any breach on the part of a Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicers, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; PROVIDED, HOWEVER, if that breach is capable of being cured and the applicable Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

              (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the applicable Servicer or the Special Servicer, and certain actions by or on behalf of such Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

              (f) a Servicer or the Special Servicer has been removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal; and

              (g) a servicing officer of the applicable Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

       If an Event of Default with respect to a Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of such Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of a Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, such Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the applicable Servicer is also the Special Servicer and such Servicer is terminated, then such Servicer will also be terminated as Special Servicer. Except for the Directing Certificateholder's right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Servicers or Special Servicer if an Event of Default with respect to the Servicers or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

       On and after the date of termination following an Event of Default by a Servicer or the Special Servicer, the Trustee will succeed to all authority and power of such Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which such Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the applicable Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

       No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

       The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

       The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicers, the Special Servicer and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (PROVIDED, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

       The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans, affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Servicers or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and the consent of the holder of any affected Serviced Companion Loans.

VOTING RIGHTS

       At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "VOTING RIGHTS") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X-C and the Class X-P Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated PRO RATA, based on their respective Notional Balances at the time of determination, among the holders of the Class X-C and Class X-P Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

SALE OF DEFAULTED MORTGAGE LOANS

       The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A "DEFAULTED MORTGAGE LOAN" is a Mortgage Loan (other than a Non-Serviced Mortgage Loan) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Whole Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

       In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Whole Loan (and, with respect to a Whole Loan, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "PURCHASE OPTION") at a price (the "OPTION PRICE") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

       The Controlling Class Representative will also have a purchase option with respect to the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan. For a description of the purchase option relating to the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, see "Description of the Mortgage Pool--Split Loan Structures "--The General Motors Building Loan--Sale of Defaulted Mortgage Loan" and --The Loews Universal Hotel Portfolio Loan--Sale of Defaulted Mortgage Loan" in this prospectus supplement.

       With respect to the Lakewood Center Loan, the General Motors Building Loan, the Loews Universal Hotel Portfolio Loan, the Indian Trial Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan and the CVS-Eckerds-Kansas City loan (subject to the rights of the holder of the related B Loan as described under "Description of the Mortgage Pool--Split Loan Structures--The Lakewood Center Loan--Rights of the Holder of the Lakewood Center B--Purchase Option," "--The General Motors Building Loan-Rights of the Class GMB Directing Certificateholder and the Holders of the General Motors Building Senior Loans," "--The Loews Universal Hotel Portfolio Loan--Rights of the Class UHP Directing Certificateholder and the Holders of the Loews Universal Hotel Portfolio Senior Loans--Purchase Option" and "--The PNC/Mezz Cap Whole Loans--Rights of the Holders of the PNC/Mezz Cap B Loans--Purchase Option" in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan) and not any related Companion Loans.

       There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

       Except with respect to a Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Whole Loans, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

       If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see "Description of the Mortgage Pool--Split Loan Structures--The Lakewood Center Loan--Rights of the Holder of the Lakewood Center B--Purchase Option," "--The General Motors Building Loan--Rights of the Class GMB Directing Certificateholder and the Holders of the General Motors Building Senior Loans," "--The Loews Universal Hotel Portfolio Loan--Rights of the Class UHP Directing Certificateholder and the Holders of the Loews Universal Hotel Portfolio Senior Loans--Purchase Option" and "--The

PNC/Mezz Cap Whole Loans--Rights of the Holders of the PNC/Mezz Cap B Loans--Purchase Option" in this prospectus supplement. The purchase option for the Non-Serviced Mortgage Loans will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs such Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

       If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the applicable Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The applicable Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist such Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, such Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

       If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer's judgment with the consent of the Directing Certificateholder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

              (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

              (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

       Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the

Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

       If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

       In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO TAX"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

       Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the applicable Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the

Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), PROVIDED that the Special Servicer may retain in the REO Account permitted reserves.

       Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders and with respect to each Serviced Whole Loan, the holder of the related Serviced Companion Loan. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Whole Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "EXCESS LIQUIDATION PROCEEDS"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

       The Servicers or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a "MODIFICATION") without the consent of the Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

              (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans or Serviced Whole Loans, as described under the heading "---Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, neither the Servicers nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the applicable Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Whole Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Whole Loan or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan or Serviced Whole Loan has occurred or a default in respect of payment on such Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, on a present value basis than would liquidation;

              (ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Whole Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if the Serviced Whole loan is involved, the holder of the related Serviced Companion Loan (as a collective whole));

              (iii) neither the Servicers nor the Special Servicer may make or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan or Serviced Whole Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (PROVIDED that neither the Servicers nor the Special Servicer will be liable for judgments as regards decisions made under this subsection that were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicers or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

              (iv) neither the Servicers nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Whole Loan, which collateral constitutes real property, unless (i) the applicable Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the applicable Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates; and

              (v) with limited exceptions, neither the Servicers nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Whole Loan;

PROVIDED that notwithstanding clauses (i) through (v) above, none of the Servicer or the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

       The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the applicable Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such Modification, to the extent described in this prospectus supplement under "--Special Servicing." The Special Servicer is also required to obtain the consent of the Directing Certificateholder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Special Servicer" below.

       Subject to the provisions of the Pooling and Servicing Agreement, a Servicer, with the consent of the Directing Certificateholder, may extend the maturity of any Mortgage Loan or Serviced Whole Loan with an original term to maturity of 5 years or less for up to two six-month extensions; PROVIDED, HOWEVER, that the related borrower is in default with respect to the Mortgage Loan or Serviced Whole Loan or, in the judgment of such Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Certificateholder, extend the maturity of any Mortgage Loan or Serviced Whole Loan that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); PROVIDED that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Whole Loan has occurred.

       Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

       Furthermore, with respect to the Indian Trail Shopping Center whole loan, the Walker Springs Community Shopping Center whole loan, the High Point Center whole loan and the CVS-Eckerds-Kansas City whole loan, the rights of the Midland Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the intercreditor agreement as described under "Description of the Mortgage Pool--Split Loan Structures--The PNC/Mezz Cap Whole Loans--Rights of the Holders of the PNC/Mezz Cap B Loans--Consent to Modifications" in this prospectus supplement.

       See also "--Special Servicing--The Special Servicer" below for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

OPTIONAL TERMINATION

       Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Midland Servicer, and if the Midland Servicer does not exercise its option, the GMACCM Servicer, and if the GMACCM Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicers, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class R and Class LR Certificates), including the Class X-C and Class X-P Certificates (provided, however, that the Class A through Class D Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust.

THE TRUSTEE

       Wells Fargo Bank, N.A. ("WELLS FARGO BANK") will act as Trustee pursuant to the Pooling and Servicing Agreement and will serve as paying agent and registrar for the Certificates. Wells Fargo Bank maintains an office at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113 for certificate transfers and surrenders and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services, COMM 2005-C6. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

       The Trustee may resign at any time by giving written notice to the Depositor, the Servicers, the Special Servicer and the Rating Agencies, PROVIDED that no such resignation will be effective until a successor has been appointed. Upon such notice, the Servicers will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

       Either Servicer or the Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Servicers and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

       Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid a monthly fee calculated at the "TRUSTEE FEE RATE" as described in the Pooling and Servicing Agreement (the "TRUSTEE FEE"), which constitutes a portion of the Servicing Fee.

       The Trust will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee, or to the extent the Trustee is indemnified pursuant to the second succeeding sentence. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicers, the Special Servicer and the Depositor will indemnify the Trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

       At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

       The Trustee will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

       The Trustee (except for the information under the first paragraph of "--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicers or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicers or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the lock box accounts, Reserve Accounts, Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicers or the Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicers or the Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicers or the Special Servicer as described above under "--Rights Upon Event of Default").

       If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICERS

       Midland Loan Services, Inc. ("MIDLAND") will be responsible for servicing the Mortgage Loans and Serviced Whole Loans sold to the Depositor by GACC and PNC Bank (other than the Non-Serviced Mortgage Loans) pursuant to the Pooling and Servicing Agreement (in such capacity, the "MIDLAND SERVICER"). The General Motors Building Loan will be serviced by the COMM 2005-LP5 Servicer, which is Midland pursuant to a separate pooling and servicing agreement.

       Midland, a subsidiary of PNC Bank, National Association (one of the Mortgage Loan Sellers) and an affiliate of PNC Capital Markets, Inc. (one of the Underwriters), is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

       As of June 30, 2005, Midland was servicing approximately 15,879 commercial and multifamily loans with a principal balance of approximately $118.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,603 of such loans, with a total principal balance of approximately $84.3 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

       The Midland Servicer may elect to subservice some or all of its servicing duties with respect to each of the Mortgage Loans that it is servicing.

       The Midland Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

       The information set forth herein concerning Midland, as the Midland Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

       GMAC Commercial Mortgage Corporation ("GMACCM") will be responsible for servicing the Mortgage Loans sold to the Depositor by GMACCM (other than the Non-Serviced Mortgage Loans) pursuant to the Pooling and Servicing Agreement (in such capacity, the "GMACCM SERVICER"). The

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Loews Universal Hotel Loan will be serviced by the Series 2005-CIBC12 Servicer, which initially is GMAC Commercial Mortgage Corporation pursuant to a separate pooling and servicing agreement.

       GMACCM is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in the parent of the GMACCM Servicer, to a consortium of investors comprising Five Mile Capital Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the current GMAC Commercial Holding Capital Markets Corp. management team will also invest in GMAC Commercial Holding Capital Markets Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the GMACCM Servicer or as to the impact of any such changes.

       As of March 31, 2005, GMACCM and its affiliates were responsible for master or primary servicing loans, totaling approximately $197.4 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. GMACCM is also the Special Servicer, see "--Special Servicing--The Special Servicer" below.

       The information set forth herein concerning GMACCM, as a Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       Pursuant to the Pooling and Servicing Agreement, each Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account. The "MASTER SERVICING FEE" will be payable monthly and will accrue at a rate per annum (the "MASTER SERVICING FEE RATE") that is a component of the Servicing Fee Rate. In addition to the Master Servicing Fee, a separate primary servicing fee at (i) a rate per annum of 0.02% calculated based on a 360-day year consisting of twelve 30-day months will be charged by the COMM 2005-LP5 Servicer with respect to the General Motors Building Loan and (ii) a rate per annum of 0.01% calculated on the basis of the actual number of days elapsed and a 360-day year will be charged by the Series 2005-CIBC12 Servicer with respect to the Loews Universal Hotel Portfolio Loan. The "SERVICING FEE" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "SERVICING FEE RATE") set forth on Annex A-1 to this prospectus supplement (under the heading "Administrative Fee Rate") for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee and any fee for primary servicing functions (which varies with each Mortgage Loan) including amounts paid to the COMM 2005-LP5 Servicer and the Series 2005-CIBC12 Servicer. The Master Servicing Fee will be retained by the applicable Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. Such Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "SERVICING COMPENSATION")
(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), in each case, with respect to the Mortgage Loans that the applicable Servicer is servicing, (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the applicable Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan; PROVIDED, HOWEVER, that with respect to (i) the

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Lakewood Center Whole Loan, the related Net Default Interest and late payments fees shall be allocated PRO RATA between the Mortgage Loan and the related Companion Loan (after netting out Property Advances and certain other Trust expenses) in accordance with the related intercreditor agreement and the Pooling and Servicing Agreement and (ii) with respect to the PNC/Mezz Cap Whole Loans, assumption and similar fees will be allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related intercreditor agreement and default interest will be allocated first to the applicable PNC/Mezz Cap Loan and then to the related PNC/Mezz Cap B Loan. In addition, PROVIDED that a Non-Serviced Mortgage Loan is not in special servicing, the applicable Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the related Non-Serviced Mortgage Loan that are allocated to such Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Servicers will not be entitled to the amounts specified in clause (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loans. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as the Mortgage Loans except that with respect to each of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, the servicing fee of the COMM 2005-LP5 Servicer and the Series 2005-CIBC12 Servicer, respectively, will be calculated on the basis of 360-day year consisting of twelve 30-day months or the actual number of days elapsed and a 360-day year, respectively.

       In connection with any Servicer Prepayment Interest Shortfall, the applicable Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered Certificates--Prepayment Interest Shortfalls."

       Each Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

SPECIAL SERVICING

       THE SPECIAL SERVICER. GMAC Commercial Mortgage Corporation "GMACCM," is a California corporation and will initially be appointed under the Pooling and Servicing Agreement as special servicer of all of the Mortgage Loans other than the Non-Serviced Mortgage Loans (in such capacity, the "SPECIAL SERVICER").

       GMACCM is an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the underwriters. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in the parent of the Special Servicer, to a consortium of investors comprising Five Mile Capital Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the current GMAC Commercial Holding Capital Markets Corp. management team will also invest in GMAC Commercial Holding Capital Markets Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the Special Servicer or as to the impact of any such changes.

       As of June 30, 2005, GMACCM and its affiliates were responsible for performing certain special servicing functions with respect to a commercial and multifamily mortgage loan portfolio totaling approximately $101.4 billion in aggregate outstanding principal balance. GMACCM is also a Servicer, see "--The Servicer" above.

       The principal offices of GMACCM as Special Servicer are located at 550 California Street, 12th Floor, San Francisco, CA 94104, and its telephone number is 415-835-9200.

       Each of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan will be specially serviced by the COMM 2005-LP5 Special Servicer and the Series 2005-CIBC12 Special Servicer, respectively, pursuant to a separate pooling and servicing agreement. Initially, the COMM 2005-LP5 Special Servicer is LNR Property, Inc. and the Series 2005-CIBC12 Special Servicer is J.E. Robert Company, Inc.

       GMAC Commercial Holding Capital Markets Corp. through its subsidiaries, affiliates and joint ventures are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties, (ii) investing in high-yield real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

       The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans.

       The Pooling and Servicing Agreement will provide that more than one special servicer may be appointed, but only one special servicer may specially service any Mortgage Loan.

       The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

       The information set forth herein concerning GMACCM, as Special Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of this information.

       THE DIRECTING CERTIFICATEHOLDER. The Directing Certificateholder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer (other than with respect to the Non-Serviced Mortgage Loans) and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer, PROVIDED that in the event that the Directing Certificateholder is not the Controlling Class Representative, such Directing Certificateholder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Whole Loan. The Directing Certificateholder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the Rating Agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and
(iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

       With respect to each of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, the COMM 2005-LP5 Special Servicer and the Series 2005-CIBC12 Special Servicer, respectively,

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may be terminated and replaced with or without cause. See "Description of the
Mortgage Poo--Split Loan Structures"--the General Motors Building
Loan--Termination of COMM 2005-LP5 Special Servicer" and the Loews Universal Hotel Portfolio Loan--Termination of Series 2005-CIBC12 Special Servicer" in this prospectus supplement.

       The Directing Certificateholder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Certificateholder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Whole Loan, and that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Whole Loan, that the Directing Certificateholder may act solely in its own interest (and if the Directing Certificateholder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Certificateholder does not have any duties to the holders of any Class of Certificates or other holders of the related Whole Loan (and if the Directing Certificateholder is the Controlling Class Representative, other than the Controlling Class), that the Directing Certificateholder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Whole Loan (and if the Directing Certificateholder is the Controlling Class Representative, such Directing Certificateholder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Certificateholder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Certificateholder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Certificateholder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

       The "CONTROLLING CLASS" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B and Class A-1A Certificates collectively will be treated as one Class.

       The "DIRECTING CERTIFICATEHOLDER" means:

       o with respect to any Mortgage Loan, other than any Serviced Whole Loan, the Controlling Class Representative;

       o with respect to the Lakewood Center Whole Loan, (a) prior to a Lakewood Center Control Appraisal Event, the holder of the Lakewood Center B Loan and (b) so long as a Lakewood Center Control Appraisal Event exists, the Controlling Class Representative; and

       o with respect to the PNC/Mezz Cap Whole Loans, the Controlling Class Representative, except that the holder of the PNC/Mezz Cap B Loans will have certain rights as described under the "Description of the Mortgage Pool--Split Loan Structures--The PNC/Mezz Cap Whole Loans--Rights of the Holders of the PNC/Mezz Cap B Loans" in this prospectus supplement.

       The "CONTROLLING CLASS REPRESENTATIVE" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; PROVIDED, HOWEVER, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

       A "CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

       SERVICING TRANSFER EVENT. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "SPECIALLY SERVICED MORTGAGE LOAN" to include any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Whole Loan with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Whole Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Whole Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Whole Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; PROVIDED, HOWEVER, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and PROVIDED, FURTHER, if the related borrower has delivered to the applicable Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which each Servicer or the Special Servicer (with the Controlling Class Representative's consent) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holder of the related Serviced Companion Loan and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified, for 60 days and PROVIDED that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, PROVIDED that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Whole Loan will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vii) a default, of which the applicable Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of such Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the applicable Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a "SERVICING TRANSFER EVENT"); PROVIDED, HOWEVER, that a Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Mortgage Loan (each, a "CORRECTED MORTGAGE LOAN") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Whole Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Whole Loan, (B) with respect to the circumstances described in clause (iii), (iv),
(v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; PROVIDED, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

       If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loan. If a servicing transfer event under the pooling and servicing agreement governing a Non-Serviced Mortgage Loan, exists with respect to a Companion Loan, then it will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. The Whole Loans are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

       A Servicing Transfer Event under the Pooling and Servicing Agreement with respect to the Lakewood Center Whole Loan, will generally be delayed if the holder of the related B Loan is making all cure payments required by the related intercreditor agreement. See "Description of the Mortgage Pool--Split Loan Structures--The Lakewood Center Loan--Rights of the Holder of the Lakewood Center B--Cure Rights" in this prospectus supplement.

       Similarly, a servicing transfer event under the pooling and servicing agreement governing the General Motors Building Whole Loan or the Loews Universal Hotel Portfolio Whole Loan will generally be delayed if the holders of the related B Loans is making all cure payments required by the related intercreditor agreement. See "Description of the Mortgage Pool--Split Loan Structures "--The General Motors Building Loan--Rights of the Class GMB Directing Certificateholder and the Holders of the General Motors Building Senior Loans--Cure Rights" and The Loews Universal Hotel Portfolio Loan--Rights of the Class UHP Directing Certificateholder and the Holders of the Loews Universal Hotel Portfolio Senior Loans--Cure Rights" in this prospectus supplement.

       ASSET STATUS REPORT. The Special Servicer will prepare a report (the "ASSET STATUS REPORT") for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Whole Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicers, the Controlling Class Representative and the Rating Agencies and in the case of a PNC/Mezz Cap Whole Loan, the holder of the related PNC/Mezz Cap B Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; PROVIDED, HOWEVER, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; PROVIDED, HOWEVER, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the related Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the Directing Certificateholder (including, in the case of a PNC/Mezz Cap Whole Loan, the holder of the related PNC/Mezz Cap B Loan) shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Certificateholder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

       CERTAIN RIGHTS OF THE CONTROLLING CLASS REPRESENTATIVE. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses," whether or not the applicable Mortgage Loan or the Serviced Whole Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the applicable Servicer must notify the Special Servicer of any request for approval (a "REQUEST FOR APPROVAL") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the applicable Servicer's possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the applicable Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the Directing Certificateholder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Certificateholder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

       The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

       Neither the Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

       The applicable Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan that (i) is a Specially Serviced Mortgage Loan,
(ii) is delinquent, (iii) has been placed on a "Watch List" or (iv) has been identified by a Servicer or Special Servicer, as exhibiting deteriorating performance.

       With respect to the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan, any decision to be made with respect to the such Whole Loan that requires the approval of the majority certificateholder of the controlling class under the pooling and servicing agreement governing the General Motors Building Loan or the Loews Universal Hotel Portfolio Loan, as applicable, will (i) prior to a General Motors Building Control Appraisal Event or a Loews Universal Hotel Portfolio Control Appraisal Event, as applicable, require the approval of holder of the related B Loan and (ii) during a General Motors Building Control Appraisal Event or a Loews Universal Hotel Portfolio Control Appraisal Event, as applicable, require the approval of the pari passu noteholders (including the Controlling Class Representative) or their designees, then holding a majority of the outstanding principal balance of the related Whole Loan. If such pari passu noteholders (including the Controlling Class Representative) or their designees, then holding a majority of the outstanding principal balance of the related Whole Loan are not able to agree on a course of action that satisfies the servicing standard set forth under the pooling and servicing agreement governing the General Motors Building Whole Loan or the Loews Universal Hotel Portfolio Whole Loan, as applicable, within 45 days after receipt of a request for consent to any action by the servicer or the special servicer, as applicable, appointed under such pooling and servicing agreement, the majority certificateholder of the controlling class under such pooling and servicing agreement will be entitled to direct such servicer or such special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the pooling and servicing agreement governing the General Motors Building Whole Loan or the Loews Universal Hotel Portfolio Whole Loan, as applicable. The Controlling Class Representative will be designated in the Pooling and Servicing Agreement to be the party entitled exercise the rights of the holder of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan.

       SPECIAL SERVICING COMPENSATION. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the "SPECIAL SERVICING FEE") other than the Non-Serviced Mortgage Loans. The COMM 2005-LP5 Special Servicer and the Series 2005-CIBC12 Special Servicer will accrue a comparable special servicing fee with respect to the pooling and servicing agreement governing the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan, respectively.

       A "WORKOUT FEE" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan (other than a PNC/Mezz Cap B Loan) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan (other than a PNC/Mezz Cap B Loan), the Workout Fee will be payable out of, and will be calculated by application of, a "WORKOUT FEE RATE" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Whole Loan (other than a PNC/Mezz Cap B Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; PROVIDED that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan (other than a PNC/Mezz Cap B Loan) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Whole Loans that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The COMM 2005-LP5 Special Servicer will accrue a comparable workout fee with respect to the General Motors Building Whole Loan under the COMM 2005-LP5 Pooling and Servicing Agreement and the Series 2005-CIBC12 Special Servicer will accrue a comparable workout fee with respect to the Loews Universal Hotel Portfolio Whole Loan under the Series 2005-CIBC12 Pooling and Servicing Agreement.

       A "LIQUIDATION FEE" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("LIQUIDATION PROCEEDS"). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a "LIQUIDATION FEE RATE" of 1.0% to the related payment or proceeds. The COMM 2005-LP5 Special Servicer will accrue a comparable liquidation fee with respect to the General Motors Building Whole Loan under the COMM 2005-LP5 Pooling and Servicing Agreement and the Series 2005-CIBC12 Special Servicer will accrue a comparable liquidation fee with respect to the Loews Universal Hotel Portfolio Whole Loan under the Series 2005-CIBC12 Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

       o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Controlling Class Representative,

       o the purchase of all of the Mortgage Loans and REO Properties by the Servicers, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

       o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

       o the purchase of the Lakewood Center Loan, the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan by the holder of the related B Loan, unless such Loan is purchased more than 90 days after the holder of the related B Loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan;

       o the purchase of the Indian Trail Shopping Center loan, the Walker Springs Community Shopping Center loan, the High Point Center loan or the CVS-Eckerds-Kansas City loan by the holder of the related B Loan pursuant to the related intercreditor agreement, as described under "Description of the Mortgage Pool--Split Loan Structures--The PNC/Mezz Cap Whole Loans--Rights of the Holders of the PNC/Mezz Cap B Loans--Purchase Option" in this prospectus supplement; and

       o the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine documents require the purchaser to pay such fees.

       If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

       In addition, the Special Servicer will be entitled to receive:

       o any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans (which will not include the Non-Serviced Mortgage Loans),

       o      any income earned on deposits in the REO Accounts,

       o 50% of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans), and

       o any late payment fees collected by the Servicers during a Collection Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

       The COMM 2005-LP5 Special Servicer and the Series 2005-CIBC12 Special Servicer will be entitled to comparable fees with respect to the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan, respectively.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

THE GENERAL MOTORS BUILDING LOAN AND THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN

       Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans comprising the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan are being serviced under the provisions of the COMM 2005-LP5 Pooling and Servicing Agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement, respectively both which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

       o Wells Fargo Bank, N.A., which is the trustee under the COMM 2005-LP5 Pooling and Servicing Agreement (the "COMM 2005-LP5 TRUSTEE") and LaSalle Bank National Association which is the trustee under the Series 2005-CIBC12 Pooling and Servicing Agreement (the "SERIES 2005-CIBC12 TRUSTEE"), both are in that capacity, the lender of record with respect to the mortgaged property securing the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan, respectively;

       o Midland, which is the master servicer under the COMM 2005-LP5 Pooling and Servicing Agreement (the "COMM 2005-LP5 SERVICER") and GMAC Commercial Mortgage Corporation, which is the master servicer under the Series 2005-CIBC12 Pooling and Servicing Agreement (the "SERIES 2005-CIBC12 SERVICER"), both are, in that capacity, the master servicer for the General Motors Building Whole Loan and theLoews Universal Hotel Portfolio Whole Loan, respectively, under the related Pooling and Servicing Agreement. However, P&I Advances with respect to each of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan will be made by the Midland Servicer or the GMACCM Servicer, respectively, or the Trustee, as applicable, as described in "The Pooling and Servicing Agreement--Advances" in the prospectus supplement; and

       o LNR Partners, Inc., which is the special servicer under the COMM 2005-LP5 Pooling and Servicing Agreement (the "COMM 2005-LP5 SPECIAL SERVICER") and J.E. Robert Company, Inc., which is the special servicer under the Series 2005-CIBC12 Pooling and Servicing Agreement (the "SERIES 2005-CIBC12 SPECIAL SERVICER"), both are in that capacity, the special servicer for the General Motors Building Whole Loan and the Loews Universal Hotel Portfolio Whole Loan.

       The Controlling Class Representative will not have any rights with respect to the servicing and administration of each of the General Motors Building Loan and the Loews Universal Hotel Portfolio Loan under the COMM 2005-LP5 Pooling and Servicing Agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement, respectively, except as set forth under "Description of the Mortgage Pool--Split Loan Structures--The General Motors Building Loan" and "--The Loews Universal Hotel Portfolio Loan" in this prospectus supplement.

SERVICERS AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

       The Midland Servicer and the GMACCM Servicer as the initial Servicers, and GMACCM, the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the Servicers or Special Servicer could cause a conflict relating to the Servicers' or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicers' or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicers or Special Servicer will administer the Mortgage Loans or Serviced Whole Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Servicers or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

TRUSTEE REPORTS

       Based on information provided in monthly reports prepared by the Servicers and the Special Servicer and delivered to the Trustee, the Trustee will prepare and make available on each Distribution Date to each Certificateholder, the Depositor, the Servicers, the Special Servicer, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "DISTRIBUTION DATE STATEMENT") and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans." The Trustee will also be required to prepare a reconciliation of funds report, as specified in the Pooling and Servicing Agreement.

       Certain information regarding the Mortgage Loans will be made accessible at the website maintained by Wells Fargo Bank, N.A. initially located at www.ctslink.com/cmbs or such other mechanism as the Trustee may have in place from time to time.

       After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicers as the Servicers may have in place from time to time.

SERVICERS REPORTS

       Each Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

       o      A "comparative financial status report."

       o      A "delinquent loan status report."

       o A "historical loan modification and corrected mortgage loan report."

       o      A "historical liquidation report."

       o      An "REO status report."

       o      A "Servicer watch list."

       o      A loan level reserve/LOC report.

       In addition, each Servicer will deliver to the Trustee an additional monthly report regarding recoveries and reimbursements, if applicable, relating to, among other things, Workout Delayed Reimbursement Amounts.

       Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; PROVIDED, HOWEVER, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicers no later than four business days prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicers, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicers, the Special Servicer or the Trustee, as applicable.

       The Trustee, the Servicers and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Whole Loan and reasonably relied upon by such party.

       Each Servicer is also required to deliver to the Trustee and the Rating Agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

              (a) Annually, on or before June 30 of each year, commencing with June 30, 2006, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. Each Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

              (b) Within 60 days of receipt by the applicable Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by each Servicer or the Special Servicer in the other reports referenced above.

       The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicers upon request to the Depositor, each Underwriter, the Controlling Class Representative, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

       In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

       The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Servicers, the Special Servicer, any Rating Agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto,
(ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicers and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the applicable Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the Servicers and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicers', or the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee's possession.

                                 USE OF PROCEEDS

       The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC REGULATIONS") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

       Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the "TRUST REMICS"), as two separate REMICs within the meaning of Code Section 860D (the "LOWER-TIER REMIC," the "UPPER-TIER REMIC", respectively). In addition, a separate REMIC election will be made with respect to the Yorktowne Plaza loan (the "LOAN REMIC"). The Loan REMIC will hold the Yorktowne Plaza loan, proceeds thereof in this Collection Account, the Interest Reserve Account, and any related REO Property and REO Account and will issue one class of uncertificated regular interest to the Lower-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (other than the Yorktowne Plaza loan), proceeds thereof held in the Collection Account and the Interest Reserve Account, the uncertificated regular interest in the Loan REMIC, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the "LOWER-TIER REGULAR INTERESTS") to the Upper-Tier REMIC. The Class LR Certificates will represent the sole class of residual interests in the Loan REMIC and the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X-C, Class X-P, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "REGULAR CERTIFICATES") as classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement,
(iii) compliance with the Series 2005-CIBC12 Pooling and Servicing Agreement and the COMM 2005-LP5 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("TREASURY REGULATIONS") thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC. In addition, the portion of the Trust consisting of (i) the residual interest in the Loan REMIC and (ii) the Yorktowne Plaza Yield Maintenance Account and related amounts in the Grantor Trust Distribution Account will, in the opinion of Cadwalader, Wickersham & Taft LLP, be treated as a grantor trust under subpart E, Part I of subchapter J of the

Code, and (i) the Class LR Certificates and (ii) the Class A-1, Class X-C and Class X-P Certificates, respectively, will represent undivided beneficial interests therein.

       The Offered Certificates will be treated as "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties (other than recreational vehicle resorts). As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties) and manufactured housing community properties represented approximately 26.24% of the Mortgage Loans by Initial Outstanding Pool Balance.

       The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments, and any portion of the Class A-1 or Class X-P Certificates allocable to the Yorktowne Plaza Yield Maintenance Amounts, or receipt thereof, also will not qualify for the foregoing treatment.

       The Offered Certificates (other than the interest in the Class A-1 and Class X-P Certificates in the Yorktowne Plaza Yield Maintenance Amounts) will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

       The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID REGULATIONS"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.

       Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the Weighted Average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from August 1, 2005). Any "negative" amounts of original issue discount on the Class X-P Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals or original issue discount, if any. Finally, a holder of any Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

       Whether any holder of any Class of Offered Certificates, other than the Class X-P Certificates, will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates, other than the Class X-P Certificates, will be issued at a premium for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

       For purposes of accruing original issue discount, if any, determining whether such original issue discount is DE MINIMIS and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

       Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

       In addition, although the matter is not entirely clear, it is anticipated that any payments in respect of the Yorktowne Plaza Yield Maintenance Amount will be treated similarly for federal income tax purposes. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums, Yield Maintenance Charges and the Yorktowne Plaza Yield Maintenance Amount.

       The right of the Class A-1, Class X-C and Class X-P Certificates to receive the Yorktowne Plaza Yield Maintenance Amount will not be an asset of any REMIC. If the Yorktowne Plaza Yield Maintenance Amount has a value greater than zero, a Class A-1, Class X-C or Class X-P Certificateholder must allocate the price it pays for such certificate between the portion of such certificate that represents a REMIC regular interest and the portion that represents the right to receive the Yorktowne Plaza Yield Maintenance Amount. Although the matter is not free from doubt, the Depositor believes, and for information reporting purposes the Bond Administrator will be directed in the Pooling and Servicing Agreement to assume, that the right to receive the Yorktowne Plaza Yield Maintenance Amount has a value of zero. Thus, the initial Class A-1, Class X-C and Class X-P Certificateholders should not be required to allocate any portion of the purchase price of their Certificates to the right to receive the Yorktowne Plaza Yield Maintenance Amount. However, if the right to receive the Yorktowne Plaza Yield Maintenance Amount is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price would be allocable to such rights. Investors in the Class A-1, Class X-C and Class X-P Certificates should consult their own tax advisors in regard to the right to receive the Yorktowne Plaza Yield Maintenance Amount.

       For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

       The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "PLAN"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DEPARTMENT") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "EXEMPTION"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, PROVIDED that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

              Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

              (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

              (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

              (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

              (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

              (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

              The Trust must also meet the following requirements:

              (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

              (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

              (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

       If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

       Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

       The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, either Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a "sponsor" within the meaning of the Exemption, or any affiliate of such parties (the "RESTRICTED GROUP").

       The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

       Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

       The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

       The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

       No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regarding characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

       See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

       Subject to the terms and conditions set forth in an Underwriting Agreement, dated August 1, 2005 (the "UNDERWRITING AGREEMENT"), Deutsche Bank Securities Inc. ("DBS"), GMAC Commercial Holding Capital Markets Corp. ("GMAC COMMERCIAL HOLDING"), PNC Capital Markets, Inc. ("PNC CAPITAL"), Credit Suisse First Boston LLC ("CREDIT SUISSE FIRST BOSTON"), J.P. Morgan Securities Inc. ("JPMORGAN"), and Wachovia Capital Markets, LLC ("WACHOVIA SECURITIES"), (collectively, the "UNDERWRITERS") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about August 19, 2005, against payment therefor in immediately available funds. DBS will act as lead manager of the offering of the Offered Certificates and GMAC Commercial Holding, PNC Capital, Credit Suisse First Boston, JPMorgan and Wachovia Securities are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

       In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:

                                            GMAC
                                         COMMERCIAL
                        DEUTSCHE           HOLDING              PNC              CREDIT                               WACHOVIA
                          BANK            CAPITAL            CAPITAL             SUISSE           J.P. MORGAN          CAPITAL
                     SECURITIES INC.    MARKETS CORP.      MARKETS, INC.    FIRST BOSTON LLC    SECURITIES INC.     MARKETS, LLC
                     ---------------    -------------      -------------    ----------------    ---------------     ------------
Class A-1 ........      $48,000,000               $0                 $0                  $0                 $0               $0
Class A-2 ........     $184,500,000               $0                 $0                  $0                 $0               $0
Class A-3 ........      $59,100,000               $0                 $0                  $0                 $0               $0
Class A-4 ........      $35,500,000               $0                 $0                  $0                 $0               $0
Class A-AB .......      $71,900,000               $0                 $0                  $0                 $0               $0
Class A-5A .......     $767,716,000               $0                 $0                  $0        $25,000,000               $0
Class A-5B .......     $113,246,000               $0                 $0                  $0                 $0               $0
Class A-1A .......     $513,040,000               $0                 $0                  $0                 $0               $0
Class X-P ........   $2,221,001,000               $0                 $0                  $0                 $0               $0
Class A-J ........     $170,438,000               $0                 $0                  $0                 $0               $0
Class B ..........      $45,450,000               $0                 $0                  $0                 $0               $0
Class C ..........      $19,884,000               $0                 $0                  $0                 $0               $0
Class D ..........      $36,928,000               $0                 $0                  $0                 $0               $0

       The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

       The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 101.50% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

       DBS is an affiliate of GACC, one of the Mortgage Loan Sellers and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor; GMAC Commercial Holding is an affiliate of

GMACCM, one of the Mortgage Loan Sellers and one of the Servicers and the Special Servicer; and PNC Capital is an affiliate of PNC Bank, one of the Mortgage Loan Sellers and an affiliate of Midland Loan Services, Inc., one of the Servicers.

       The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

       There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Trustee discussed in this prospectus supplement under "The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

       The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

       It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investor's Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES"):

                  CLASS                       S&P        MOODY'S
                  ----------------------  -----------  -----------
                  CLASS A-1 ............      AAA          AAA
                  Class A-2 ............      AAA          Aaa
                  Class A-3 ............      AAA          Aaa
                  Class A-4 ............      AAA          Aaa
                  Class A-AB ...........      AAA          Aaa
                  Class A-5A ...........      AAA          Aaa
                  Class A-5B ...........      AAA          Aaa
                  Class A-1A ...........      AAA          Aaa
                  Class X-P ............      AAA          Aaa
                  Class A-J ............      AAA          Aaa
                  Class B ..............      AA           Aa2
                  Class C ..............      AA-          Aa3
                  Class D ..............      A            A2

       The "RATED FINAL DISTRIBUTION DATE" of each Class of Certificates is the Distribution Date in June 2044.

       The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-P Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-P Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-P Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-P Certificates. Accordingly, the ratings of the Class X-P Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

       There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

       The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                         LEGAL ASPECTS OF MORTGAGE LOANS

       The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 29.09% of the Initial Outstanding Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

       CALIFORNIA LAW. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                             INDEX OF DEFINED TERMS

Advance Rate .......................................................       S-170
Advances ...........................................................       S-170
Affiliate Collateral ...............................................       S-120
Annual Debt Service ................................................       S-100
Appraisal Reduction Amount .........................................       S-146
Appraisal Reduction Event ..........................................       S-146
Appraised Value ....................................................       S-100
Asset Status Report ................................................       S-203
Assumed Scheduled Payment ..........................................       S-135
Available Funds ....................................................       S-128
Balloon Balance ....................................................       S-101
Base Interest Fraction .............................................       S-142
CBE ................................................................       S-159
Certificate Balance ................................................       S-124
Certificate Owners .................................................       S-150
Certificate Registrar ..............................................       S-148
Certificateholder ..................................................       S-148
Certificates .......................................................       S-124
Class ..............................................................       S-124
Class A Certificates ...............................................       S-145
Class GMB Certificates .............................................        S-86
Class GMB Controlling Class ........................................        S-86
Class GMB Directing Certificateholder ..............................        S-86
Class UHP Certificates .............................................        S-93
Class UHP Directing Certificateholder ..............................        S-93
Class X-C Strip Rates ..............................................       S-131
Class X-P Fixed Strip Rate .........................................       S-133
Class X-P Strip Rates ..............................................       S-133
Clearstream ........................................................ S-34, S-148
Clearstream Participants ...........................................       S-150
Collection Account .................................................       S-173
Collection Period ..................................................       S-130
COMM 2005-LP5 Pooling and
  Servicing Agreement ..............................................        S-85
COMM 2005-LP5 Servicer ............................................. S-85, S-208
COMM 2005-LP5 Special Servicer ..................................... S-85, S-208
COMM 2005-LP5 Trustee ..............................................       S-207
Controlling Class ..................................................       S-201
Controlling Class Certificateholder ................................       S-202
Controlling Class Representative ...................................       S-202
Corrected Mortgage Loan ............................................       S-203
CPR ................................................................       S-153
Credit Suisse First Boston .........................................       S-217
Crossover Date .....................................................       S-140
Custodian ..........................................................       S-180
Cut-off Date Balance ...............................................        S-71
DBS ................................................................       S-217
Debt Service Coverage Ratio ........................................       S-103
Default Interest ...................................................       S-130
Default Rate .......................................................       S-131
Defaulted Mortgage Loan ............................................       S-189
Defeasance .........................................................       S-117
Defeasance Collateral ..............................................       S-117
Defeasance Lock-Out Period .........................................       S-114
Defeasance Option ..................................................       S-117
Definitive Certificate .............................................       S-148
Department .........................................................       S-214
Depositaries .......................................................       S-149
Depositor ..........................................................        S-71
Determination Date .................................................       S-130
Directing Certificateholder ........................................       S-201
Discount Rate ......................................................       S-116
Distribution Account ...............................................       S-173
Distribution Date ..................................................       S-128
Distribution Date Statement ........................................       S-208
DSCR ...............................................................       S-103
DTC ................................................................        S-34
Due Date ...........................................................       S-133
ERISA ..............................................................       S-213
ESA ................................................................        S-78
Euroclear ..........................................................        S-34
Euroclear Participants .............................................       S-150
Events of Default ..................................................       S-186
Excess Liquidation Proceeds ........................................       S-193
FIRREA .............................................................     S-78-79
Form 8-K ...........................................................       S-123
FPO Persons ........................................................         S-4
FSMA ...............................................................         S-4
GAAP ...............................................................       S-100
GACC ...............................................................        S-72
General Motors Building B Loan .....................................        S-84
General Motors Building Control Appraisal Event ....................        S-87
General Motors Building Cure Event .................................        S-88
General Motors Building Loan .......................................        S-84
General Motors Building Pari Passu Loans ...........................        S-84
General Motors Building Senior Loans ...............................        S-84
General Motors Building Whole Loan .................................        S-84
General Servicing Standard .........................................       S-167
GLA ................................................................       S-101
GMAC Commercial Holding ............................................       S-217
GMACCM ............................................................. S-72, S-197
GMACCM Servicer .................................................... S-72, S-197
GMACCM Servicing Standard ..........................................       S-168
Group 1 Principal Distribution Amount ..............................       S-135
Group 2 Principal Distribution Amount ..............................       S-135
Holders ............................................................       S-151
Indirect Participants ..............................................       S-149
Initial Loan Group 1 Balance .......................................        S-71
Initial Loan Group 2 Balance .......................................        S-71

Initial Outstanding Pool Balance ..................................         S-71
Interest Accrual Amount ...........................................        S-131
Interest Accrual Period ...........................................        S-131
Interest Rate .....................................................        S-101
Interest Reserve Account ..........................................        S-173
Interest Shortfall ................................................        S-131
JPMorgan ..........................................................        S-217
Lakewood Center B Loan ............................................         S-80
Lakewood Center Control Appraisal Event ...........................         S-83
Lakewood Center Cure Event ........................................         S-83
Lakewood Center Loan ..............................................         S-80
Lakewood Center Whole Loan ........................................         S-80
Liquidation Fee ...................................................        S-206
Liquidation Fee Rate ..............................................        S-206
Liquidation Proceeds ..............................................        S-206
Loan Group 1 ......................................................         S-71
Loan Group 2 ......................................................         S-71
Loan Groups .......................................................         S-71
Loan REMIC ........................................................        S-183
Lock-Out Period ...................................................        S-114
Loews Universal Hotel Portfolio Control Appraisal Event ...........         S-93
Lower-Tier Regular Interests ......................................        S-211
Lower-Tier REMIC ..................................................        S-211
LTV ...............................................................        S-101
LTV Ratio at Maturity .............................................        S-101
Macy's Parcel .....................................................        S-119
MAI ...............................................................         S-75
Master Servicing Fee ..............................................        S-198
Master Servicing Fee Rate .........................................        S-198
Material Default ..................................................         S-98
Midland ...........................................................        S-197
Midland Servicer ..................................................    S-72, 197
Modeling Assumptions ..............................................        S-153
Modification ......................................................        S-193
Modified Mortgage Loan ............................................        S-147
Monthly Payment ...................................................        S-129
Moody's ...........................................................   S-174, 218
Mortgage ..........................................................         S-71
Mortgage Loan Documents ...........................................        S-180
Mortgage Loan Purchase Agreement ..................................         S-72
Mortgage Loan Purchase Agreements .................................        S-180
Mortgage Loan Sellers .............................................         S-72
Mortgage Loans ....................................................         S-71
Mortgage Pool .....................................................         S-71
Mortgage Rate .....................................................   S-101, 133
Mortgaged Properties ..............................................         S-71
Net Default Interest ..............................................        S-130
Net Mortgage Pass-Through Rate ....................................        S-133
Net Prepayment Interest Excess ....................................        S-144
Net Prepayment Interest Shortfall .................................        S-144
Net REO Proceeds ..................................................        S-130
Non-Serviced Mortgage Loan ........................................         S-71
Nonrecoverable Advance ............................................        S-171
Note ..............................................................         S-71
Notional Balance ..................................................        S-125
NRA ...............................................................        S-101
Occupancy Rate ....................................................        S-101
Offered Certificates ..............................................        S-124
OID Regulations ...................................................        S-212
Option Price ......................................................        S-189
P&I Advance .......................................................        S-168
Pads ..............................................................        S-102
PAR ...............................................................         S-78
Participants ......................................................        S-148
Pass-Through Rate ................................................. S-131, S-151
PCIS Persons ......................................................          S-4
Percentage Interest ...............................................        S-128
Permitted Investments .............................................        S-174
Plan ..............................................................        S-214
Planned Principal Balance .........................................        S-141
PNC Bank ..........................................................         S-72
PNC Capital .......................................................        S-217
PNC Financial .....................................................         S-73
PNC/Mezz Cap B Loan ...............................................         S-97
PNC/Mezz Cap Loans ................................................         S-97
PNC/Mezz Cap Whole Loan ...........................................         S-97
Pooling and Servicing Agreement ...................................        S-166
Prepayment Interest Excess ........................................        S-143
Prepayment Interest Shortfall .....................................        S-143
Prepayment Premium ................................................        S-116
Prime Rate ........................................................        S-171
Principal Balance Certificate .....................................        S-124
Principal Balance Certificates ....................................        S-124
Principal Distribution Amount .....................................        S-134
Principal Prepayments .............................................        S-130
Private Certificates ..............................................        S-124
PTE ...............................................................  S-33, S-214
Purchase Option ...................................................        S-189
Qualifying Substitute Mortgage Loan ...............................        S-183
Rated Final Distribution Date .....................................        S-218
Rating Agencies ...................................................        S-218
Realized Loss .....................................................        S-142
Record Date .......................................................        S-128
Regular Certificates ..............................................        S-211
Related Proceeds ..................................................        S-171
Release Date ......................................................        S-117
Release H.15 ......................................................        S-116
Relevant Persons ..................................................          S-4
REMIC .............................................................        S-211
REMIC Regulations .................................................        S-211
REMIC Requirements ................................................         S-99
Removed Mortgage Loan .............................................        S-183
REO Account .......................................................        S-124

REO Loan ..........................................................        S-135
REO Tax ...........................................................        S-192
Replacement Mortgage Loan .........................................        S-183
Repurchase Price ..................................................        S-183
Request for Approval ..............................................        S-204
Reserve Accounts ..................................................         S-72
Restricted Group ..................................................        S-215
Rooms .............................................................        S-102
Rules .............................................................        S-149
S&P ...............................................................        S-218
Series 2005-CIBC12 Servicer .......................................  S-91, S-208
Series 2005-CIBC12 Special Servicer ...............................  S-91, S-208
Series 2005-CIBC12 Trustee ........................................        S-207
Serviced Companion Loan ...........................................         S-71
Serviced Whole Loan ...............................................         S-71
Servicer Prepayment Interest Shortfall ............................        S-144
Servicer Remittance Date ..........................................        S-168
Servicers .........................................................         S-72
Servicing Compensation ............................................        S-198
Servicing Fee .....................................................        S-198
Servicing Fee Rate ................................................ S-102, S-198
Servicing Standard ................................................        S-168
Servicing Transfer Event ..........................................        S-203
Similar Law .......................................................        S-214
Single-Tenant Mortgage Loan .......................................        S-123
Small Loan Appraisal Estimate .....................................        S-146
Special Servicer ..................................................  S-72, S-199
Special Servicing Fee .............................................        S-205
Specially Serviced Mortgage Loan ..................................        S-202
Sq. Ft ............................................................        S-102
Square Feet .......................................................        S-102
Stated Principal Balance ..........................................        S-143
Subordinate Certificates ..........................................        S-144
Term to Maturity ..................................................        S-102
Terms and Conditions ..............................................        S-150
Treasury Rate .....................................................        S-116
Treasury Regulations ..............................................        S-211
Triple Net ........................................................         S-61
Trust .............................................................         S-71
Trust Fund ........................................................         S-71
Trust REMICs ......................................................        S-211
Trustee ...........................................................         S-72
Trustee Fee .......................................................        S-196
Trustee Fee Rate ..................................................        S-196
Underwriters ......................................................        S-217
Underwriting Agreement ............................................        S-217
Underwritten NCF ..................................................        S-102
Unliquidated Advance ..............................................        S-173
Unscheduled Payments ..............................................        S-130
Updated Appraisal .................................................        S-147
Upper-Tier REMIC ..................................................        S-211
UW NCF DSCR .......................................................        S-103
UW Revenue ........................................................        S-103
Voting Rights .....................................................        S-189
Wachovia Securities ...............................................        S-217
Wells Fargo Bank ..................................................        S-195
Withheld Amounts ..................................................        S-173
Workout Fee .......................................................        S-205
Workout Fee Rate ..................................................        S-206
Yield Maintenance Charge ..........................................        S-115
Yield Maintenance Loans ...........................................        S-115
Yield Maintenance Lock-Out Period .................................        S-114
Yield Maintenance Period ..........................................        S-115
Yorktowne Plaza Defeasance Date ...................................         S-67
Yorktowne Plaza Yield Maintenance Amount ..........................        S-116

COMM 2005-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                             % OF                         % OF APPLICABLE                  MORTGAGE
                                                         INITIAL POOL      LOAN GROUP       LOAN GROUP        # OF           LOAN
  ID              PROPERTY NAME                             BALANCE        ONE OR TWO        BALANCE       PROPERTIES     SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------
    1    Lakewood Center                                     9.59%              1             12.39%            1            GACC
    2    Kaiser Center                                       6.47%              1             8.35%             1           GMACCM
    3    Private Mini Storage Portfolio                      6.37%              1             8.23%             38          GMACCM
 3.01    Private Mini Storage Midtown                        0.26%                            0.33%             1           GMACCM
 3.02    Private Mini - Clairmont                            0.25%                            0.32%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.03    Private Mini - Piedmont                             0.25%                            0.32%             1           GMACCM
 3.04    Private Mini - Rogerdale                            0.24%                            0.31%             1           GMACCM
 3.05    Private Mini Storage - Voss Road                    0.24%                            0.31%             1           GMACCM
 3.06    Private Mini - Dove Country                         0.22%                            0.29%             1           GMACCM
 3.07    Private Mini - Woodlands                            0.22%                            0.29%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.08    Private Mini Storage - Corpus Christi               0.21%                            0.27%             1           GMACCM
 3.09    Private Mini Storage - Capital Circle               0.20%                            0.26%             1           GMACCM
 3.10    Private Mini Storage - Burnet                       0.20%                            0.26%             1           GMACCM
 3.11    Private Mini - Phillips Highway                     0.20%                            0.25%             1           GMACCM
 3.12    Private Mini Storage - Lake Norman                  0.18%                            0.24%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.13    Private Mini of Pinellas Park                       0.17%                            0.22%             1           GMACCM
 3.14    Private Mini Storage - Austin                       0.17%                            0.22%             1           GMACCM
 3.15    Private Mini Storage - Fort Walton                  0.17%                            0.22%             1           GMACCM
 3.16    Private Mini Storage - Blanding Boulevard           0.17%                            0.22%             1           GMACCM
 3.17    Private Mini - Wurzbach                             0.17%                            0.21%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.18    Private Mini - Ocala                                0.17%                            0.21%             1           GMACCM
 3.19    Private Mini Storage - Birmingham                   0.16%                            0.21%             1           GMACCM
 3.20    Private Mini Storage - Fort Jackson                 0.16%                            0.21%             1           GMACCM
 3.21    Private Mini - Terrace Oaks                         0.16%                            0.21%             1           GMACCM
 3.22    Private Mini - Greenville                           0.16%                            0.20%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.23    Private Mini Storage - Fuqua                        0.16%                            0.20%             1           GMACCM
 3.24    Private Mini Storage - Pensacola                    0.15%                            0.20%             1           GMACCM
 3.25    Private Mini Storage - Clearlake                    0.15%                            0.20%             1           GMACCM
 3.26    Private Mini - Atlantic                             0.15%                            0.20%             1           GMACCM
 3.27    Private Mini - Dairy Ashford                        0.15%                            0.20%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.28    Private Mini Storage- Roper Mountain                0.14%                            0.19%             1           GMACCM
 3.29    Private Mini Storage - Sharon Road                  0.14%                            0.18%             1           GMACCM
 3.30    Private Mini - Plano Allen                          0.14%                            0.18%             1           GMACCM
 3.31    Private Mini Storage - Vestavia Hills               0.13%                            0.17%             1           GMACCM
 3.32    Private Mini Storage - Mooresville                  0.13%                            0.17%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.33    Private Mini of Belcher                             0.12%                            0.16%             1           GMACCM
 3.34    Private Mini - New Port Richey                      0.11%                            0.14%             1           GMACCM
 3.35    Private Mini Storage - Cedar Park                   0.11%                            0.14%             1           GMACCM
 3.36    Private Mini of Mobile                              0.08%                            0.11%             1           GMACCM
 3.37    Private Mini Storage I-26 at West Park              0.08%                            0.10%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 3.38    Private Mini Storage - Bissonnet                    0.07%                            0.09%             1           GMACCM
    4    General Motors Building                             4.80%              1             6.20%             1            GACC
    5    Longacre House                                      3.74%              2             16.57%            1            GACC
    6    One Colorado Shopping Center                        3.12%              1             4.04%             1           GMACCM
    7    Loews Universal Hotel Portfolio                     2.86%              1             3.69%             3            GACC
------------------------------------------------------------------------------------------------------------------------------------
 7.01    Portofino Bay Hotel                                 1.16%                            1.49%             1            GACC
 7.02    Royal Pacific Hotel                                 0.97%                            1.26%             1            GACC
 7.03    Hard Rock Hotel                                     0.73%                            0.94%             1            GACC
    8    Tropicana Center                                    2.46%              1             3.18%             1            GACC
    9    MacArthur Portfolio                                 2.29%              1             2.96%             7           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 9.01    305 East 72nd Street                                0.55%                            0.71%             1           GMACCM
 9.02    135 East 54th Street                                0.53%                            0.69%             1           GMACCM
 9.03    205 East 78th Street                                0.33%                            0.43%             1           GMACCM
 9.04    301 East 69th Street                                0.32%                            0.42%             1           GMACCM
 9.05    233 East 69th Street                                0.22%                            0.28%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
 9.06    125-10 Queens Boulevard                             0.19%                            0.25%             1           GMACCM
 9.07    233 East 70th Street                                0.14%                            0.19%             1           GMACCM
   10    Communities at Southwood                            2.20%              2             9.75%             1           GMACCM
   11    888 South Figueroa                                  2.02%              1             2.61%             1            GACC
   12    Ridge Crossings Apartments                          2.02%              2             8.97%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
   13    Wiener Apartment Portfolio X                        1.95%              2             8.64%             7            GACC
13.01    25-10 / 20-30 30th Road                             0.40%                            1.77%             1            GACC
13.02    86-06 35th Avenue                                   0.32%                            1.40%             1            GACC
13.03    76-09 34th Avenue                                   0.30%                            1.34%             1            GACC
13.04    85-05 35th Avenue                                   0.29%                            1.27%             1            GACC
------------------------------------------------------------------------------------------------------------------------------------
13.05    85-50 Forest Parkway                                0.28%                            1.26%             1            GACC
13.06    32-86 33rd Street                                   0.19%                            0.83%             1            GACC
13.07    86-20 Park Lane South                               0.17%                            0.76%             1            GACC
   14    Glendale Shopping Center - Glendale, CA             1.94%              1             2.50%             1             PNC
   15    The Bush Tower                                      1.85%              1             2.39%             1            GACC
------------------------------------------------------------------------------------------------------------------------------------
   16    1710 Broadway                                       1.54%              1             1.99%             1            GACC
   17    San Brisas Apartments                               1.48%              1             1.91%             1             PNC
   18    Indian Trail Shopping Center                        0.80%              1             1.04%             1             PNC
   19    Walker Springs Community Shopping Center            0.35%              1             0.45%             1             PNC
   20    High Point Center                                   0.24%              1             0.31%             1             PNC
------------------------------------------------------------------------------------------------------------------------------------
   21    Robertson Medical Center                            1.23%              1             1.59%             1           GMACCM
   22    The Villas of Bristol Heights Apartments            1.23%              2             5.46%             1             PNC
   23    2801 Alaskan Way                                    1.14%              1             1.48%             1            GACC
   24    Cornerstone Apartments                              1.03%              2             4.58%             1            GACC
   25    Hilton Suites - Phoenix                             1.02%              1             1.32%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
   26    Petco - Plantation                                  0.20%              1             0.26%             1             PNC
   27    Petco - Canton                                      0.18%              1             0.24%             1             PNC
   28    Petco - Boardman                                    0.17%              1             0.22%             1             PNC
   29    Petco - Mentor                                      0.17%              1             0.21%             1             PNC
   30    Petco - Pembroke Pines                              0.15%              1             0.19%             1             PNC
------------------------------------------------------------------------------------------------------------------------------------
   31    Petco - Overland Park                               0.14%              1             0.18%             1             PNC
   32    Village at Main Street Apartments                   1.00%              2             4.44%             1            GACC
   33    Snowmass Village Mall and Gateway Center            0.99%              1             1.28%             2           GMACCM
33.01    Snowmass Village Mall                               0.66%                            0.85%             1           GMACCM
33.02    Gateway Center                                      0.33%                            0.43%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------
   34    Yorktowne Plaza                                     0.96%              1             1.23%             1           GMACCM
   35    Independence- Raleigh                               0.55%              1             0.71%             1           GMACCM
   36    Independence- East Lansing                          0.40%              1             0.51%             1           GMACCM
   37    Ontario Plaza                                       0.87%              1             1.13%             1           GMACCM
   38    One Shoreline Plaza                                 0.84%              1             1.08%             1           GMACCM
------------------------------------------------------------------------------------------------------------------------------------

                              CUT-OFF        GENERAL             DETAILED                                                 INTEREST
              ORIGINAL         DATE          PROPERTY            PROPERTY              INTEREST       ADMINISTRATIVE      ACCRUAL
  ID          BALANCE         BALANCE        TYPE                TYPE                  RATE (2)        FEE RATE (3)        BASIS
------------------------------------------------------------------------------------------------------------------------------------
    1         218,000,000   218,000,000      Retail              Anchored              5.5127%           0.0308%           30/360
    2         147,000,000   147,000,000      Office              CBD                   5.1100%           0.1008%         Actual/360
    3         144,734,899   144,734,899      Self Storage        Self Storage          5.8400%           0.0258%         Actual/360
 3.01           5,863,356     5,863,356      Self Storage        Self Storage
 3.02           5,692,918     5,692,918      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.03           5,670,169     5,670,169      Self Storage        Self Storage
 3.04           5,516,893     5,516,893      Self Storage        Self Storage
 3.05           5,429,714     5,429,714      Self Storage        Self Storage
 3.06           5,099,100     5,099,100      Self Storage        Self Storage
 3.07           5,036,777     5,036,777      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.08           4,791,693     4,791,693      Self Storage        Self Storage
 3.09           4,585,430     4,585,430      Self Storage        Self Storage
 3.10           4,500,384     4,500,384      Self Storage        Self Storage
 3.11           4,437,861     4,437,861      Self Storage        Self Storage
 3.12           4,157,151     4,157,151      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.13           3,897,454     3,897,454      Self Storage        Self Storage
 3.14           3,872,129     3,872,129      Self Storage        Self Storage
 3.15           3,836,426     3,836,426      Self Storage        Self Storage
 3.16           3,786,093     3,786,093      Self Storage        Self Storage
 3.17           3,772,324     3,772,324      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.18           3,764,941     3,764,941      Self Storage        Self Storage
 3.19           3,742,685     3,742,685      Self Storage        Self Storage
 3.20           3,733,008     3,733,008      Self Storage        Self Storage
 3.21           3,680,077     3,680,077      Self Storage        Self Storage
 3.22           3,573,002     3,573,002      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.23           3,533,201     3,533,201      Self Storage        Self Storage
 3.24           3,488,914     3,488,914      Self Storage        Self Storage
 3.25           3,486,839     3,486,839      Self Storage        Self Storage
 3.26           3,470,892     3,470,892      Self Storage        Self Storage
 3.27           3,470,523     3,470,523      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.28           3,269,346     3,269,346      Self Storage        Self Storage
 3.29           3,192,253     3,192,253      Self Storage        Self Storage
 3.30           3,141,146     3,141,146      Self Storage        Self Storage
 3.31           3,049,391     3,049,391      Self Storage        Self Storage
 3.32           3,014,647     3,014,647      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.33           2,820,634     2,820,634      Self Storage        Self Storage
 3.34           2,527,861     2,527,861      Self Storage        Self Storage
 3.35           2,513,021     2,513,021      Self Storage        Self Storage
 3.36           1,913,874     1,913,874      Self Storage        Self Storage
 3.37           1,794,479     1,794,479      Self Storage        Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 3.38           1,608,294     1,608,294      Self Storage        Self Storage
    4         109,000,000   109,000,000      Office              CBD                   5.2420%           0.0308%           30/360
    5          85,000,000    85,000,000      Multifamily         Multifamily/Retail    4.9950%           0.0308%         Actual/360
    6          71,010,000    71,010,000      Mixed Use           Retail/Office         5.1000%           0.1008%         Actual/360
    7          65,000,000    65,000,000      Hotel               Full Service          4.7250%           0.0208%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
 7.01          26,288,889    26,288,889      Hotel               Full Service
 7.02          22,100,000    22,100,000      Hotel               Full Service
 7.03          16,611,111    16,611,111      Hotel               Full Service
    8          56,000,000    56,000,000      Retail              Anchored              5.0200%           0.0658%         Actual/360
    9          52,000,000    52,000,000      Various             Various               5.8700%           0.1008%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
 9.01          12,496,583    12,496,583      Retail              Unanchored
 9.02          12,082,005    12,082,005      Mixed Use           Retail/Office
 9.03           7,521,640     7,521,640      Retail              Unanchored
 9.04           7,343,964     7,343,964      Retail              Unanchored
 9.05           4,915,718     4,915,718      Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
 9.06           4,382,688     4,382,688      Retail              Unanchored
 9.07           3,257,403     3,257,403      Retail              Unanchored
   10          50,000,000    50,000,000      Multifamily         Conventional          5.3200%           0.1008%         Actual/360
   11          46,000,000    46,000,000      Office              CBD                   5.2500%           0.0308%         Actual/360
   12          46,000,000    46,000,000      Multifamily         Conventional          5.0900%           0.1008%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   13          44,350,000    44,305,597      Multifamily         Conventional          5.2500%           0.0308%         Actual/360
13.01           9,104,967     9,095,851      Multifamily         Conventional
13.02           7,195,861     7,188,656      Multifamily         Conventional
13.03           6,902,152     6,895,242      Multifamily         Conventional
13.04           6,535,017     6,528,474      Multifamily         Conventional
------------------------------------------------------------------------------------------------------------------------------------
13.05           6,461,589     6,455,120      Multifamily         Conventional
13.06           4,258,775     4,254,511      Multifamily         Conventional
13.07           3,891,639     3,887,743      Multifamily         Conventional
   14          44,000,000    44,000,000      Retail              Anchored              5.2400%           0.0608%         Actual/360
   15          42,000,000    42,000,000      Office              CBD                   5.2000%           0.0308%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   16          35,000,000    35,000,000      Mixed Use           Retail/Office         5.4750%           0.0308%         Actual/360
   17          33,600,000    33,600,000      Multifamily         Conventional          5.3400%           0.0508%         Actual/360
   18          18,287,000    18,287,000      Retail              Anchored              5.2900%           0.0408%         Actual/360
   19           8,000,000     8,000,000      Retail              Anchored              5.2900%           0.0408%         Actual/360
   20           5,520,000     5,520,000      Retail              Anchored              5.2900%           0.0408%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   21          28,080,000    28,051,272      Office              Medical               5.1600%           0.1008%         Actual/360
   22          28,000,000    28,000,000      Multifamily         Conventional          5.4300%           0.0608%         Actual/360
   23          26,000,000    25,961,984      Mixed Use           Retail/Office         5.2850%           0.0308%         Actual/360
   24          23,500,000    23,500,000      Multifamily         Conventional          5.3100%           0.0608%         Actual/360
   25          23,200,000    23,200,000      Hotel               Full Service          5.4100%           0.0461%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   26           4,500,000     4,491,010      Retail              Anchored              5.6000%           0.0708%         Actual/360
   27           4,175,000     4,166,659      Retail              Anchored              5.6000%           0.0708%         Actual/360
   28           3,925,000     3,917,158      Retail              Anchored              5.6000%           0.0708%         Actual/360
   29           3,775,000     3,767,458      Retail              Anchored              5.6000%           0.0708%         Actual/360
   30           3,375,000     3,368,257      Retail              Anchored              5.6000%           0.0708%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------
   31           3,150,000     3,143,707      Retail              Anchored              5.6000%           0.0708%         Actual/360
   32          22,800,000    22,800,000      Multifamily         Conventional          5.4850%           0.0308%         Actual/360
   33          22,500,000    22,500,000      Mixed Use           Retail/Office         5.2200%           0.1008%         Actual/360
33.01          14,926,108    14,926,108      Mixed Use           Retail/Office
33.02           7,573,892     7,573,892      Mixed Use           Retail/Office
------------------------------------------------------------------------------------------------------------------------------------
   34          22,000,000    21,728,658      Retail              Anchored              5.9900%           0.1008%         Actual/360
   35          12,500,000    12,500,000      Multifamily         Independent Living    5.4600%           0.1008%         Actual/360
   36           9,000,000     9,000,000      Multifamily         Independent Living    5.4600%           0.1008%         Actual/360
   37          19,800,000    19,800,000      Retail              Anchored              5.3000%           0.1008%         Actual/360
   38          19,000,000    19,000,000      Office              CBD                   5.2500%           0.1008%         Actual/360
------------------------------------------------------------------------------------------------------------------------------------

               ORIGINAL       STATED REMAINING      ORIGINAL       REMAINING        FIRST       MATURITY      ANNUAL       MONTHLY
           TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION    AMORTIZATION     PAYMENT        DATE         DEBT         DEBT
  ID        OR ARD (MOS.)      OR ARD (MOS.)       TERM (MOS.)    TERM (MOS.)        DATE        OR ARD     SERVICE (4)  SERVICE (4)
------------------------------------------------------------------------------------------------------------------------------------
    1             120                118                0              0           7/1/2005     6/1/2015    12,017,782   1,001,482
    2             120                119                0              0           8/1/2005     7/1/2015     7,616,029     634,669
    3             120                120               360            360          9/1/2005     8/1/2015    10,235,121    852,927
 3.01
 3.02
------------------------------------------------------------------------------------------------------------------------------------
 3.03
 3.04
 3.05
 3.06
 3.07
------------------------------------------------------------------------------------------------------------------------------------
 3.08
 3.09
 3.10
 3.11
 3.12
------------------------------------------------------------------------------------------------------------------------------------
 3.13
 3.14
 3.15
 3.16
 3.17
------------------------------------------------------------------------------------------------------------------------------------
 3.18
 3.19
 3.20
 3.21
 3.22
------------------------------------------------------------------------------------------------------------------------------------
 3.23
 3.24
 3.25
 3.26
 3.27
------------------------------------------------------------------------------------------------------------------------------------
 3.28
 3.29
 3.30
 3.31
 3.32
------------------------------------------------------------------------------------------------------------------------------------
 3.33
 3.34
 3.35
 3.36
 3.37
------------------------------------------------------------------------------------------------------------------------------------
 3.38
    4              60                 54                0              0           3/1/2005     2/1/2010     5,713,731     476,144
    5              60                 60                0              0           9/1/2005     8/1/2010     4,304,719     358,727
    6             120                120               360            360          9/1/2005     8/1/2015     4,626,584     385,549
    7             120                119                0              0           8/1/2005     7/1/2015     3,113,906     259,492
------------------------------------------------------------------------------------------------------------------------------------
 7.01
 7.02
 7.03
    8             120                119               360            360          8/1/2005     7/1/2015     3,615,660     301,305
    9             180                180               360            360          9/1/2005     8/1/2020     3,689,202     307,433
------------------------------------------------------------------------------------------------------------------------------------
 9.01
 9.02
 9.03
 9.04
 9.05
------------------------------------------------------------------------------------------------------------------------------------
 9.06
 9.07
   10             120                120               360            360          9/1/2005     8/1/2015     3,339,284     278,274
   11             120                118               360            360          7/1/2005     6/1/2015     3,048,164     254,014
   12             120                120                0              0           9/1/2005     8/1/2015     2,373,919     197,827
------------------------------------------------------------------------------------------------------------------------------------
   13              60                 59               360            359          8/1/2005     7/1/2010     2,938,828     244,902
13.01
13.02
13.03
13.04
------------------------------------------------------------------------------------------------------------------------------------
13.05
13.06
13.07
   14             120                119               360            360          8/1/2005     7/1/2015     2,912,366     242,697
   15             120                119                0              0           8/1/2005     7/1/2015     2,214,333     184,528
------------------------------------------------------------------------------------------------------------------------------------
   16             120                117               360            360          6/1/2005     5/1/2015     2,378,130     198,178
   17              84                 82               360            360          7/1/2005     6/1/2012     2,249,014     187,418
   18             120                119               300            300          8/1/2005     7/1/2015     1,320,197     110,016
   19             120                119               300            300          8/1/2005     7/1/2015       577,545      48,129
   20             120                119               300            300          8/1/2005     7/1/2015       398,506      33,209
------------------------------------------------------------------------------------------------------------------------------------
   21             120                119               360            359          8/1/2005     7/1/2015     1,841,967     153,497
   22             120                118               360            360          7/1/2005     6/1/2015     1,893,040     157,753
   23             120                119               300            299          8/1/2005     7/1/2015     1,876,101     156,342
   24              60                 58                0              0           7/1/2005     6/1/2010     1,265,181     105,432
   25              60                 59               300            300          8/1/2005     7/1/2010     1,694,689     141,224
------------------------------------------------------------------------------------------------------------------------------------
   26             120                118               360            358          7/1/2005     6/1/2015       310,003      25,834
   27             120                118               360            358          7/1/2005     6/1/2015       287,614      23,968
   28             120                118               360            358          7/1/2005     6/1/2015       270,391      22,533
   29             120                118               360            358          7/1/2005     6/1/2015       260,058      21,671
   30             120                118               360            358          7/1/2005     6/1/2015       232,502      19,375
------------------------------------------------------------------------------------------------------------------------------------
   31             120                118               360            358          7/1/2005     6/1/2015       217,002      18,083
   32             120                118               360            360          7/1/2005     6/1/2015     1,550,897     129,241
   33              60                 58               360            360          7/1/2005     6/1/2010     1,485,937     123,828
33.01
33.02
------------------------------------------------------------------------------------------------------------------------------------
   34             120                107               360            347          8/1/2004     7/1/2014     1,581,117     131,760
   35             121                121               300            300          9/1/2005     9/1/2015       917,552      76,463
   36             121                121               300            300          9/1/2005     9/1/2015       660,637      55,053
   37             120                119                0              0           8/1/2005     7/1/2015     1,064,558      88,713
   38             120                120               324            324          9/1/2005     8/1/2015     1,317,822     109,819
------------------------------------------------------------------------------------------------------------------------------------

               REMAINING                                                    CROSSED
             INTEREST ONLY                                      ARD           WITH      RELATED     DSCR(4)(6)      GRACE    PAYMENT
  ID       PERIOD (MOS.)(15)           LOCKBOX (5)            (YES/NO)    OTHER LOANS   BORROWER   (7)(8)(9)(10)   PERIOD     DATE
------------------------------------------------------------------------------------------------------------------------------------
    1             118        Hard                                No            No                      2.21           5         1
    2             119        Hard                                No            No                      1.61           5         1
    3              60        Soft                                No            No                      1.42           5         1
 3.01
 3.02
------------------------------------------------------------------------------------------------------------------------------------
 3.03
 3.04
 3.05
 3.06
 3.07
------------------------------------------------------------------------------------------------------------------------------------
 3.08
 3.09
 3.10
 3.11
 3.12
------------------------------------------------------------------------------------------------------------------------------------
 3.13
 3.14
 3.15
 3.16
 3.17
------------------------------------------------------------------------------------------------------------------------------------
 3.18
 3.19
 3.20
 3.21
 3.22
------------------------------------------------------------------------------------------------------------------------------------
 3.23
 3.24
 3.25
 3.26
 3.27
------------------------------------------------------------------------------------------------------------------------------------
 3.28
 3.29
 3.30
 3.31
 3.32
------------------------------------------------------------------------------------------------------------------------------------
 3.33
 3.34
 3.35
 3.36
 3.37
------------------------------------------------------------------------------------------------------------------------------------
 3.38
    4              54        Hard                                No            No        Yes - 1       2.38           6         1
    5              60        Hard                                No            No        Yes - 1       1.42           6         1
    6              24        Hard                                No            No                      1.33           5         1
    7             119        None at Closing, Springing Hard     No            No                      3.61           5         1
------------------------------------------------------------------------------------------------------------------------------------
 7.01
 7.02
 7.03
    8              35        Soft, Springing Hard                No            No                      1.20           5         1
    9              24        Hard                                No            No                      1.23           5         1
------------------------------------------------------------------------------------------------------------------------------------
 9.01
 9.02
 9.03
 9.04
 9.05
------------------------------------------------------------------------------------------------------------------------------------
 9.06
 9.07
   10              48        Soft, Springing Hard                No            No                      1.42           5         1
   11              58        None                                No            No                      1.20           5         1
   12             120        None                                No            No                      1.54           5         1
------------------------------------------------------------------------------------------------------------------------------------
   13                        None                                No            No        Yes - 2       1.25           5         1
13.01
13.02
13.03
13.04
------------------------------------------------------------------------------------------------------------------------------------
13.05
13.06
13.07
   14              59        Hard                                No            No                      1.30           5         1
   15             119        None                                No            No                      1.74           5         1
------------------------------------------------------------------------------------------------------------------------------------
   16              57        Hard                                No            No                      1.25           5         1
   17              22        Soft                                No            No                      1.36           5         1
   18              23        None                                No           Yes        Yes - 5       1.32           5         1
   19              23        None                                No           Yes        Yes - 5       1.32           5         1
   20              23        None                                No           Yes        Yes - 5       1.32           5         1
------------------------------------------------------------------------------------------------------------------------------------
   21                        None                                No            No                      1.69           5         1
   22              34        None                                No            No        Yes - 3       1.20           5         1
   23                        Soft, Springing Hard                No            No                      1.31           5         1
   24              58        Soft, Springing Hard                No            No        Yes - 4       1.55           5         1
   25              23        None                                No            No                      1.44           5         1
------------------------------------------------------------------------------------------------------------------------------------
   26                        Hard                                No           Yes        Yes - 10      1.28           5         1
   27                        Hard                                No           Yes        Yes - 10      1.28           5         1
   28                        Hard                                No           Yes        Yes - 10      1.28           5         1
   29                        Hard                                No           Yes        Yes - 10      1.28           5         1
   30                        Hard                                No           Yes        Yes - 10      1.28           5         1
------------------------------------------------------------------------------------------------------------------------------------
   31                        Hard                                No           Yes        Yes - 10      1.28           5         1
   32              70        Soft, Springing Hard                No            No                      1.20           5         1
   33              22        Hard                                No            No                      1.36           5         1
33.01
33.02
------------------------------------------------------------------------------------------------------------------------------------
   34                        None                                No            No                      1.28           5         1
   35                        None                                No           Yes        Yes - 11      1.46           5         1
   36                        None                                No           Yes        Yes - 11      1.46           5         1
   37             119        None                                No            No                      1.54           5         1
   38              36        Hard                                No            No                      1.32           5         1
------------------------------------------------------------------------------------------------------------------------------------

                                CUT-OFF
             APPRAISED          DATE LTV           LTV RATIO AT
  ID         (11)(12)      RATIO(6)(8)(9)(10)   MATURITY/ARD(6)(9)(10)                  ADDRESS                    CITY
------------------------------------------------------------------------------------------------------------------------------------
    1        416,700,000         52.32%               52.32%             500 Lakewood Center Mall                  Lakewood
    2        210,000,000         70.00%               70.00%             300 Lakeside Drive                        Oakland
    3        225,425,000         64.21%               59.93%             Various                                   Various
 3.01          8,290,000                                                 2420 Louisiana Street                     Houston
 3.02          8,630,000                                                 2885 Clairmont Road NE                    Atlanta
------------------------------------------------------------------------------------------------------------------------------------
 3.03          7,250,000                                                 2175 Piedmont Road                        Atlanta
 3.04          6,900,000                                                 2890 West Sam Houston Parkway             Houston
 3.05          7,670,000                                                 2305 South Voss Road                      Houston
 3.06          7,900,000                                                 603 Murphy Road                           Stafford
 3.07          6,850,000                                                 24540 Interstate 45                       Spring
------------------------------------------------------------------------------------------------------------------------------------
 3.08          6,770,000                                                 5129 Kostoryz Road                        Corpus Christi
 3.09          6,740,000                                                 2554 Capital Circle NE                    Tallahassee
 3.10          6,360,000                                                 6610 Burnett Road                         Austin
 3.11          5,900,000                                                 3435 Phillips Highway                     Jacksonville
 3.12          5,600,000                                                 19116 Statesville Road                    Cornelius
------------------------------------------------------------------------------------------------------------------------------------
 3.13          5,170,000                                                 4015 Park Boulevard                       Pinellas Park
 3.14          5,350,000                                                 1032 East 46th Street                     Austin
 3.15          5,600,000                                                 395 Mary Esther Cut-off                   Fort Walton Beach
 3.16          5,340,000                                                 8155 Blanding Boulevard                   Jacksonville
 3.17          5,430,000                                                 3817 Parkdale Street                      San Antonio
------------------------------------------------------------------------------------------------------------------------------------
 3.18          5,210,000                                                 505 S.W. 17th Street                      Ocala
 3.19          4,710,000                                                 540 Valley Avenue                         Birmingham
 3.20          5,400,000                                                 5604 Forest Drive                         Columbia
 3.21          4,900,000                                                 3220 FM 1960 West                         Houston
 3.22          4,890,000                                                 7043 Greenville Avenue                    Dallas
------------------------------------------------------------------------------------------------------------------------------------
 3.23          4,750,000                                                 12475 Gulf Freeway                        Houston
 3.24          5,350,000                                                 7835 North Davis Highway                  Pensacola
 3.25          5,720,000                                                 16250 Old Galveston Road                  Webster
 3.26          4,830,000                                                 9411 Atlantic Boulevard                   Jacksonville
 3.27          4,640,000                                                 2415 South Dairy Ashford Road             Houston
------------------------------------------------------------------------------------------------------------------------------------
 3.28          4,550,000                                                 24 Roper Mountain Road                    Greenville
 3.29          4,710,000                                                 1400 Sharon Road West                     Charlotte
 3.30          4,520,000                                                 3901 North Central Expressway             Plano
 3.31          4,010,000                                                 1420 Montgomery Highway                   Vestavia Hills
 3.32          4,300,000                                                 304 West Plaza Drive                      Mooresville
------------------------------------------------------------------------------------------------------------------------------------
 3.33          3,590,000                                                 2180 South Belcher Road                   Largo
 3.34          3,330,000                                                 6118 U.S. Highway 19N                     New Port Richey
 3.35          3,700,000                                                 700 South Bell Boulevard                  Cedar Park
 3.36          2,800,000                                                 3755 Airport Boulevard                    Mobile
 3.37          3,680,000                                                 3754 Fernandina Road                      Columbia
------------------------------------------------------------------------------------------------------------------------------------
 3.38          2,960,000                                                 10811 Bissonnet Street                    Houston
    4      1,650,000,000         43.27%               43.27%             767 Fifth Avenue                          New York
    5        111,000,000         76.58%               76.58%             305 West 50th Street                      New York
    6        110,000,000         64.55%               56.00%             One Colorado Boulevard                    Pasadena
    7        757,000,000         52.84%               52.84%             Various                                   Orlando
------------------------------------------------------------------------------------------------------------------------------------
 7.01        280,000,000                                                 5601 Universal Boulevard                  Orlando
 7.02        261,000,000                                                 6300 Hollywood Way                        Orlando
 7.03        216,000,000                                                 5800 Universal Boulevard                  Orlando
    8         66,000,000         78.79%               69.08%             3035-3375 East Tropicana Avenue           Las Vegas
    9         87,800,000         59.23%               46.04%             Various                                   Various
------------------------------------------------------------------------------------------------------------------------------------
 9.01         21,100,000                                                 305 East 72nd Street                      New York
 9.02         20,400,000                                                 135 East 54th Street                      New York
 9.03         12,700,000                                                 205 East 78th Street                      New York
 9.04         12,400,000                                                 301 East 69th Street                      New York
 9.05          8,300,000                                                 233 East 69th Street                      New York
------------------------------------------------------------------------------------------------------------------------------------
 9.06          7,400,000                                                 125-10 Queens Boulevard                   Kew Gardens
 9.07          5,500,000                                                 233 East 70th Street                      New York
   10         66,600,000         75.08%               68.27%             4602-C Southwood Parkway                  Richmond
   11         66,000,000         65.91%               60.73%             888 South Figueroa Street                 Los Angeles
   12         57,500,000         80.00%               80.00%             100 Tree Crossing Parkway                 Hoover
------------------------------------------------------------------------------------------------------------------------------------
   13         60,400,000         73.35%               67.97%             Various                                   Various
13.01         12,400,000                                                 25-10 / 20-30 30th Road                   Astoria
13.02          9,800,000                                                 86-06 35th Avenue                         Jackson Heights
13.03          9,400,000                                                 76-09 34th Avenue                         Jackson Heights
13.04          8,900,000                                                 85-05 35th Avenue                         Jackson Heights
------------------------------------------------------------------------------------------------------------------------------------
13.05          8,800,000                                                 85-50 Forest Parkway                      Woodhaven
13.06          5,800,000                                                 32-86 33rd Street                         Astoria
13.07          5,300,000                                                 86-20 Park Lane South                     Woodhaven
   14         55,000,000         80.00%               74.05%             106-146 South Brand Boulevard             Glendale
   15         62,500,000         67.20%               67.20%             130 West 42nd Street                      New York
------------------------------------------------------------------------------------------------------------------------------------
   16         44,600,000         78.48%               72.88%             1710 Broadway                             New York
   17         48,300,000         69.57%               64.49%             2020 Eldridge Parkway                     Houston
   18         24,000,000         77.77%               63.42%             5603-6011 Preston Highway                 Louisville
   19         10,000,000         77.77%               63.42%             8427 Kingston Pike                        Knoxville
   20          6,900,000         77.77%               63.42%             3018 Highpoint Road                       Greensboro
------------------------------------------------------------------------------------------------------------------------------------
   21         44,500,000         63.04%               52.15%             200 and 250 North Robertson Boulevard     Beverly Hills
   22         35,040,000         79.91%               71.38%             12041 Dessau Road                         Austin
   23         37,500,000         69.23%               52.38%             2801 Alaskan Way                          Seattle
   24         30,500,000         77.05%               77.05%             2409 South Conway Road                    Orlando
   25         31,700,000         73.19%               68.87%             10 East Thomas Road                       Phoenix
------------------------------------------------------------------------------------------------------------------------------------
   26          6,280,000         72.45%               60.83%             8111 West Broward Boulevard               Plantation
   27          5,700,000         72.45%               60.83%             4824 Whipple Avenue NW                    Canton
   28          5,325,000         72.45%               60.83%             317 Boardman Poland Road                  Boardman
   29          5,210,000         72.45%               60.83%             7721 Mentor Avenue                        Mentor
   30          4,830,000         72.45%               60.83%             12251 Pines Boulevard                     Pembroke Pines
------------------------------------------------------------------------------------------------------------------------------------
   31          4,200,000         72.45%               60.83%             11620 West 95th Street                    Overland Park
   32         31,500,000         72.38%               68.38%             30050 Town Center Loop West               Wilsonville
   33         30,450,000         73.89%               70.76%             Various                                   Snowmass Village
33.01         20,200,000                                                 56 Upper Village Mall                     Snowmass Village
33.02         10,250,000                                                 45 Daly Lane                              Snowmass Village
------------------------------------------------------------------------------------------------------------------------------------
   34         28,000,000         77.60%               66.61%             122 Cranbrook Road                        Cockeysville
   35         17,430,000         73.05%               55.34%             3133 Charles B. Root Wynd                 Raleigh
   36         12,000,000         73.05%               55.34%             2530 Marfitt Road                         East Lansing
   37         26,750,000         74.02%               74.02%             920-1070 North Mountain Avenue            Ontario
   38         26,200,000         72.52%               62.64%             800 North Shoreline Boulevard             Corpus Christi
------------------------------------------------------------------------------------------------------------------------------------

                                                                              NET        UNITS    LOAN PER NET      PREPAYMENT
                                                   YEAR         YEAR     RENTABLE AREA    OF     RENTABLE AREA   PROVISIONS (# OF
  ID        COUNTY        STATE    ZIP CODE        BUILT      RENOVATED     SF/UNITS    MEASURE  SF/UNITS(6)(9)  PAYMENTS)(13)(14)
------------------------------------------------------------------------------------------------------------------------------------
    1   Los Angeles      CA        90712           1951         2001       1,885,129     Sq. Ft.        115.64    L(26);D(90);O(4)
    2   Alameda          CA        94612           1960         2005        913,428      Sq. Ft.        160.93    L(25);D(92);O(3)
    3   Various          Various   Various       1987-2001                   22,863      Units        6,330.53    L(24);D(92);O(4)
 3.01   Harris           TX        77006           1999                       730        Units
 3.02   DeKalb           GA        30329         2000-2001                    643        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.03   Fulton           GA        30324           2001                       627        Units
 3.04   Harris           TX        77042           2000                       656        Units
 3.05   Harris           TX        77057           1989                       557        Units
 3.06   Fort Bend        TX        77477           1999                       706        Units
 3.07   Montgomery       TX        77836           1999                       777        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.08   Nueces           TX        78415           1989                       691        Units
 3.09   Leon             FL        32308           2000                       477        Units
 3.10   Travis           TX        78757           2000                       673        Units
 3.11   Duval            FL        32207           1990                       648        Units
 3.12   Mecklenburg      NC        28031           2001                       593        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.13   Pinellas         FL        33781           1991                       629        Units
 3.14   Travis           TX        78751           1989                       574        Units
 3.15   Okaloosa         FL        32548           1990                       518        Units
 3.16   Duval            FL        32244           1991                       691        Units
 3.17   Bexar            TX        78229           1992                       585        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.18   Marion           FL        34474           1990                       592        Units
 3.19   Jefferson        AL        35209           1992                       583        Units
 3.20   Richland         SC        29206           2000                       592        Units
 3.21   Harris           TX        77068           1995                       524        Units
 3.22   Dallas           TX        75231           1995                       644        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.23   Harris           TX        77034           1990                       585        Units
 3.24   Escambia         FL        32514           1990                       618        Units
 3.25   Harris           TX        77598           1989                       632        Units
 3.26   Duval            FL        32225           1991                       678        Units
 3.27   Harris           TX        77077           2001                       537        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.28   Greenville       SC        29607           2000                       505        Units
 3.29   Mecklenburg      NC        28210           2000                       587        Units
 3.30   Collin           TX        75023           2000                       516        Units
 3.31   Jefferson        AL        35216           2000                       555        Units
 3.32   Iredell          NC        28117           2001                       491        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.33   Pinellas         FL        33771           1989                       586        Units
 3.34   Pasco            FL        34652           1991                       665        Units
 3.35   Williamson       TX        78613           1999                       515        Units
 3.36   Mobile           AL        36608           1987                       544        Units
 3.37   Lexington        SC        29210           2000                       543        Units
------------------------------------------------------------------------------------------------------------------------------------
 3.38   Harris           TX        77099           1989                       596        Units
    4   New York         NY        10153           1968         2005       1,905,103     Sq. Ft.        374.78    L(30);D(25);O(5)
    5   New York         NY        10019           1997                       293        Units      290,102.39    L(24);D(32);O(4)
    6   Los Angeles      CA        91103        1890-1920's     1992        260,619      Sq. Ft.        272.47    L(24);D(91);O(5)
    7   Orange           FL        32819          Various                    2,400       Rooms      166,666.67    L(25);D(91);O(4)
------------------------------------------------------------------------------------------------------------------------------------
 7.01   Orange           FL        32819           1999                       750        Rooms
 7.02   Orange           FL        32819           2002                      1,000       Rooms
 7.03   Orange           FL        32819           2001                       650        Rooms
    8   Clark            NV        89120           1991                     578,051      Sq. Ft.         96.88    L(25);D(91);O(4)
    9   Various          NY        Various        Various                    68,431      Sq. Ft.        759.89    L(24);D(151);O(5)
------------------------------------------------------------------------------------------------------------------------------------
 9.01   New York         NY        10021           1958                      12,163      Sq. Ft.
 9.02   New York         NY        10022           1950                      17,412      Sq. Ft.
 9.03   New York         NY        10021           1931                      7,466       Sq. Ft.
 9.04   New York         NY        10021           1963                      7,798       Sq. Ft.
 9.05   New York         NY        10021           1957                      5,681       Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
 9.06   Queens           NY        11415           1960                      14,480      Sq. Ft.
 9.07   New York         NY        10021           1957                      3,431       Sq. Ft.
   10   Richmond         VA        23224       1970 and 1979    2004         1,286       Units       38,880.25    L(24);D(92);O(4)
   11   Los Angeles      CA        90017           1990                     409,725      Sq. Ft.        112.27    L(26);D(87);O(7)
   12   Jefferson        AL        35244      992, 1994, 1997                 720        Units       63,888.89    L(24);D(92);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   13   Queens           NY        Various       1926-1953                    573        Units       77,322.16    L(25);D(28);O(7)
13.01   Queens           NY        11102           1935                       117        Units
13.02   Queens           NY        11372           1953                        89        Units
13.03   Queens           NY        11372           1937                        83        Units
13.04   Queens           NY        11372           1952                        90        Units
------------------------------------------------------------------------------------------------------------------------------------
13.05   Queens           NY        11421           1926                        83        Units
13.06   Queens           NY        11106           1930                        64        Units
13.07   Queens           NY        11421           1952                        47        Units
   14   Los Angeles      CA        91204           1998                     158,729      Sq. Ft.        277.20    L(25);D(91);O(4)
   15   New York         NY        10036           1917                     210,107      Sq. Ft.        199.90    L(25);D(88);O(7)
------------------------------------------------------------------------------------------------------------------------------------
   16   New York         NY        10019           1918         2003         68,285      Sq. Ft.        512.56    L(27);D(89);O(4)
   17   Harris           TX        77077           2003                       312        Units      107,692.31    L(36);D(44);O(4)
   18   Jefferson        KY        40219         1957-1958      2003        297,825      Sq. Ft.         54.47    L(36);D(80);O(4)
   19   Knox             TN        37919           1972         1998        160,119      Sq. Ft.         54.47    L(36);D(80);O(4)
   20   Guilford         NC        27403           1972         2002        125,965      Sq. Ft.         54.47    L(36);D(80);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   21   Los Angeles      CA        90211           1986                     106,624      Sq. Ft.        263.09    L(25);D(91);O(4)
   22   Travis           TX        78754           2003                       351        Units       79,772.08    L(35);YM1(81);O(4)
   23   King             WA        98121           1902         2000        105,358      Sq. Ft.        246.42    L(25);D(91);O(4)
   24   Orange           FL        32812           1986                       430        Units       54,651.16    L(26);D(30);O(4)
   25   Maricopa         AZ        85012         1989-1990      2004          226        Rooms      102,654.87    L(25);D(31);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   26   Broward          FL        33324           1990         2004         22,000      Sq. Ft.        184.63    L(36);D(80);O(4)
   27   Stark            OH        44718           1988         2004         22,009      Sq. Ft.        184.63    L(36);D(80);O(4)
   28   Mahoning         OH        44512           1986         2004         22,000      Sq. Ft.        184.63    L(36);D(80);O(4)
   29   Lake             OH        44060           1987         2004         20,000      Sq. Ft.        184.63    L(36);D(80);O(4)
   30   Broward          FL        33324           1994         2005         15,775      Sq. Ft.        184.63    L(36);D(80);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   31   Johnson          KS        66214           1988         2004         22,000      Sq. Ft.        184.63    L(36);D(80);O(4)
   32   Clackamas        OR        97070           1998                       232        Units       98,275.86    L(26);D(89);O(5)
   33   Pitkin           CO        81615          Various                    77,294      Sq. Ft.        291.10    L(26);D(30);O(4)
33.01   Pitkin           CO        81615           1967                      56,257      Sq. Ft.
33.02   Pitkin           CO        81615           1988                      21,037      Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   34   Baltimore        MD        21030       1969 and 1977                158,982      Sq. Ft.        136.67    L(35);D(81);O(4)
   35   Wake             NC        27612           1990                       168        Units       67,187.50    L(24);D(94);O(3)
   36   Ingham           MI        48823           1988                       152        Units       67,187.50    L(24);D(94);O(3)
   37   San Bernardino   CA        91762           1998                     149,721      Sq. Ft.        132.25    L(25);D(91);O(4)
   38   Nueces           TX        78401           1988                     363,102      Sq. Ft.         52.33    L(24);D(94);O(2)
------------------------------------------------------------------------------------------------------------------------------------

COMM 2005-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                       FOURTH       FOURTH        THIRD      THIRD MOST      SECOND     SECOND MOST
                                                    MOST RECENT   RECENT NOI   MOST RECENT   RECENT NOI   MOST RECENT   RECENT NOI
  ID                 PROPERTY NAME                      NOI          DATE          NOI          DATE          NOI          DATE
------------------------------------------------------------------------------------------------------------------------------------
  1      Lakewood Center                             23,727,036   12/31/2002    24,925,866   12/31/2003    26,127,185   12/31/2004
  2      Kaiser Center                                                           8,330,399   12/31/2003     7,062,882   12/31/2004
  3      Private Mini Storage Portfolio                                         12,613,470   12/31/2003    13,924,172   12/31/2004
 3.01    Private Mini Storage Midtown                                              537,871   12/31/2003       548,746   12/31/2004
 3.02    Private Mini - Clairmont                                                  465,116   12/31/2003       530,384   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.03    Private Mini - Piedmont                                                   304,041   12/31/2003       490,298   12/31/2004
 3.04    Private Mini - Rogerdale                                                  454,538   12/31/2003       554,709   12/31/2004
 3.05    Private Mini Storage - Voss Road                                          541,768   12/31/2003       543,605   12/31/2004
 3.06    Private Mini - Dove Country                                               495,942   12/31/2003       499,482   12/31/2004
 3.07    Private Mini - Woodlands                                                  503,971   12/31/2003       465,914   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.08    Private Mini Storage - Corpus Christi                                     558,553   12/31/2003       487,596   12/31/2004
 3.09    Private Mini Storage - Capital Circle                                     467,208   12/31/2003       460,174   12/31/2004
 3.10    Private Mini Storage - Burnet                                             370,769   12/31/2003       446,082   12/31/2004
 3.11    Private Mini - Phillips Highway                                           410,973   12/31/2003       415,965   12/31/2004
 3.12    Private Mini Storage - Lake Norman                                        220,503   12/31/2003       367,811   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.13    Private Mini of Pinellas Park                                             326,042   12/31/2003       355,871   12/31/2004
 3.14    Private Mini Storage - Austin                                             374,141   12/31/2003       380,621   12/31/2004
 3.15    Private Mini Storage - Fort Walton                                        406,503   12/31/2003       379,390   12/31/2004
 3.16    Private Mini Storage - Blanding Boulevard                                 389,456   12/31/2003       394,820   12/31/2004
 3.17    Private Mini - Wurzbach                                                   372,848   12/31/2003       377,838   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.18    Private Mini - Ocala                                                      294,900   12/31/2003       363,188   12/31/2004
 3.19    Private Mini Storage - Birmingham                                         300,580   12/31/2003       328,851   12/31/2004
 3.20    Private Mini Storage - Fort Jackson                                       329,531   12/31/2003       377,049   12/31/2004
 3.21    Private Mini - Terrace Oaks                                               344,115   12/31/2003       340,103   12/31/2004
 3.22    Private Mini - Greenville                                                 378,517   12/31/2003       348,244   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.23    Private Mini Storage - Fuqua                                              378,667   12/31/2003       356,924   12/31/2004
 3.24    Private Mini Storage - Pensacola                                          248,621   12/31/2003       308,699   12/31/2004
 3.25    Private Mini Storage - Clearlake                                          396,742   12/31/2003       382,237   12/31/2004
 3.26    Private Mini - Atlantic                                                   315,307   12/31/2003       346,076   12/31/2004
 3.27    Private Mini - Dairy Ashford                                              258,481   12/31/2003       335,917   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.28    Private Mini Storage- Roper Mountain                                      243,806   12/31/2003       326,009   12/31/2004
 3.29    Private Mini Storage - Sharon Road                                        160,561   12/31/2003       296,825   12/31/2004
 3.30    Private Mini - Plano Allen                                                273,369   12/31/2003       294,524   12/31/2004
 3.31    Private Mini Storage - Vestavia Hills                                     182,085   12/31/2003       282,923   12/31/2004
 3.32    Private Mini Storage - Mooresville                                        113,759   12/31/2003       217,184   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.33    Private Mini of Belcher                                                   190,423   12/31/2003       252,451   12/31/2004
 3.34    Private Mini - New Port Richey                                            193,037   12/31/2003       226,495   12/31/2004
 3.35    Private Mini Storage - Cedar Park                                         235,956   12/31/2003       249,386   12/31/2004
 3.36    Private Mini of Mobile                                                    189,157   12/31/2003       201,304   12/31/2004
 3.37    Private Mini Storage I-26 at West Park                                    139,985   12/31/2003       200,052   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 3.38    Private Mini Storage - Bissonnet                                          245,628   12/31/2003       190,425   12/31/2004
  4      General Motors Building                     67,618,129   12/31/2002    63,266,487   12/31/2003
  5      Longacre House                               6,535,628   12/31/2002     6,297,453   12/31/2003     6,600,411   12/31/2004
  6      One Colorado Shopping Center                 5,501,980   12/31/2002     5,226,421   12/31/2003     5,675,001   12/31/2004
  7      Loews Universal Hotel Portfolio             40,773,377   12/31/2002    59,422,164   12/31/2003    69,462,505   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 7.01    Portofino Bay Hotel                         21,122,906   12/31/2002    20,175,802   12/31/2003    23,601,570   12/31/2004
 7.02    Royal Pacific Hotel                          7,156,488   12/31/2002    24,845,688   12/31/2003    27,192,845   12/31/2004
 7.03    Hard Rock Hotel                             12,493,983   12/31/2002    14,400,674   12/31/2003    18,668,090   12/31/2004
  8      Tropicana Center                             3,625,072   12/31/2002     4,052,470   3/31/2003      3,642,663    3/31/2004
  9      MacArthur Portfolio                          3,613,208   12/31/2002     3,732,794   12/31/2003     4,241,277   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 9.01    305 East 72nd Street                           664,657   12/31/2002       801,766   12/31/2003       932,447   12/31/2004
 9.02    135 East 54th Street                           964,529   12/31/2002     1,119,232   12/31/2003     1,278,860   12/31/2004
 9.03    205 East 78th Street                           503,202   12/31/2002       407,111   12/31/2003       542,965   12/31/2004
 9.04    301 East 69th Street                           516,679   12/31/2002       520,224   12/31/2003       633,542   12/31/2004
 9.05    233 East 69th Street                           390,865   12/31/2002       419,036   12/31/2003       434,654   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
 9.06    125-10 Queens Boulevard                        310,102   12/31/2002       227,571   12/31/2003       138,084   12/31/2004
 9.07    233 East 70th Street                           263,173   12/31/2002       237,854   12/31/2003       280,725   12/31/2004
  10     Communities at Southwood
  11     888 South Figueroa                                                      2,491,321   12/31/2003     2,967,254 Ann. 6/30/2004
  12     Ridge Crossings Apartments                                              3,563,220   12/31/2003     3,560,881   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  13     Wiener Apartment Portfolio X                 3,230,996   12/31/2002     3,087,963   12/31/2003     3,265,238   12/31/2004
13.01    25-10 / 20-30 30th Road                        623,704   12/31/2002       618,414   12/31/2003       702,947   12/31/2004
13.02    86-06 35th Avenue                              574,790   12/31/2002       556,026   12/31/2003       563,587   12/31/2004
13.03    76-09 34th Avenue                              500,212   12/31/2002       480,967   12/31/2003       548,884   12/31/2004
13.04    85-05 35th Avenue                              524,427   12/31/2002       514,359   12/31/2003       509,790   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
13.05    85-50 Forest Parkway                           419,740   12/31/2002       401,586   12/31/2003       395,693   12/31/2004
13.06    32-86 33rd Street                              325,169   12/31/2002       294,323   12/31/2003       302,746   12/31/2004
13.07    86-20 Park Lane South                          262,952   12/31/2002       222,287   12/31/2003       241,592   12/31/2004
  14     Glendale Shopping Center - Glendale, CA                                 4,230,948   12/31/2003     4,100,962   12/31/2004
  15     The Bush Tower                               3,531,791   12/31/2002     3,491,902   12/31/2003     3,818,991   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  16     1710 Broadway                                                                                        710,801   12/31/2004
  17     San Brisas Apartments                                                                                617,320   12/31/2004
  18     Indian Trail Shopping Center                                                                       1,903,934   12/31/2004
  19     Walker Springs Community Shopping Center                                  836,342   12/31/2003       692,356   12/31/2004
  20     High Point Center                                                                                    268,784   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  21     Robertson Medical Center                     2,974,835   12/31/2002     2,915,853   12/31/2003     2,941,289   12/31/2004
  22     The Villas of Bristol Heights Apartments
  23     2801 Alaskan Way                             2,459,284   12/31/2002     2,422,511   12/31/2003     2,585,129   12/31/2004
  24     Cornerstone Apartments                       1,794,755   12/31/2002     1,734,541   12/31/2003     1,698,555   12/31/2004
  25     Hilton Suites - Phoenix                      2,434,870   12/31/2002     2,610,942   12/31/2003     2,714,678   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  26     Petco - Plantation
  27     Petco - Canton
  28     Petco - Boardman
  29     Petco - Mentor
  30     Petco - Pembroke Pines
------------------------------------------------------------------------------------------------------------------------------------
  31     Petco - Overland Park
  32     Village at Main Street Apartments                                       1,928,549   12/31/2003     1,785,841   12/31/2004
  33     Snowmass Village Mall and Gateway Center                                                           1,885,977   12/31/2004
33.01    Snowmass Village Mall                                                                              1,144,034   12/31/2004
33.02    Gateway Center                                                                                       741,943   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  34     Yorktowne Plaza                              1,968,227   12/31/2002     2,152,592   12/31/2003     2,232,581   12/31/2004
  35     Independence- Raleigh                          900,191   12/31/2002     1,210,382   12/31/2003     1,401,966   12/31/2004
  36     Independence- East Lansing                     740,622   12/31/2002     1,052,378   12/31/2003     1,070,077   12/31/2004
  37     Ontario Plaza                                                           1,425,877   12/31/2003     1,559,259   12/31/2004
  38     One Shoreline Plaza                          2,602,594   12/31/2002     2,326,450   12/31/2003     2,190,240   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------


                            MOST RECENT
           MOST RECENT          NOI           UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN
  ID           NOI              DATE               NOI           REVENUE            EGI            EXPENSES         RESERVES
------------------------------------------------------------------------------------------------------------------------------
  1         26,597,279     T-12 3/31/2005      27,437,224       26,047,420       36,883,825        9,446,601         155,760
  2          8,478,787     T-12 3/31/2005      13,083,361       19,807,832       21,774,029        8,690,668         137,014
  3         14,273,933     T-12 2/28/2005      14,790,328       23,499,430       25,795,515       11,005,188         285,082
 3.01          553,406     T-12 2/28/2005         594,142          941,436          991,427          397,285           6,303
 3.02          562,533     T-12 2/28/2005         578,865          932,036        1,029,212          450,347           8,114
------------------------------------------------------------------------------------------------------------------------------
 3.03          540,579     Ann. 3/31/2005         574,186          797,410          905,464          331,278           5,715
 3.04          562,338     T-12 2/28/2005         559,973          788,256          867,202          307,230           6,869
 3.05          545,627     T-12 2/28/2005         549,691          819,659          850,726          301,034           5,328
 3.06          502,703     T-12 2/28/2005         518,170          736,644          839,379          321,209           6,953
 3.07          477,814     T-12 2/28/2005         514,856          781,212          855,346          340,490           9,887
------------------------------------------------------------------------------------------------------------------------------
 3.08          504,581     T-12 2/28/2005         489,123          722,111          766,630          277,507           8,725
 3.09          464,636     T-12 2/28/2005         465,596          687,614          791,480          325,884           5,877
 3.10          448,945     T-12 2/28/2005         458,142          877,162          930,338          472,196           6,949
 3.11          426,222     T-12 2/28/2005         456,084          688,701          723,915          267,832          11,160
 3.12          407,825     Ann. 3/31/2005         425,037          611,376          691,912          266,875           8,256
------------------------------------------------------------------------------------------------------------------------------
 3.13          367,541     T-12 2/28/2005         397,576          623,736          664,217          266,641           6,831
 3.14          399,216     T-12 2/28/2005         393,495          638,239          663,595          270,101           5,289
 3.15          379,407     T-12 2/28/2005         389,332          552,618          581,098          191,766           4,706
 3.16          401,062     T-12 2/28/2005         389,084          561,942          632,788          243,705           9,504
 3.17          375,060     T-12 2/28/2005         386,017          666,623          713,889          327,871           7,817
------------------------------------------------------------------------------------------------------------------------------
 3.18          370,117     T-12 2/28/2005         383,257          601,813          646,599          263,342           5,798
 3.19          342,602     T-12 2/28/2005         380,886          553,145          594,217          213,331           5,658
 3.20          384,391     T-12 2/28/2005         379,966          618,842          675,390          295,423           5,708
 3.21          347,960     T-12 2/28/2005         374,867          611,375          647,035          272,167           5,916
 3.22          355,533     T-12 2/28/2005         364,268          607,260          663,739          299,471           6,052
------------------------------------------------------------------------------------------------------------------------------
 3.23          359,146     T-12 2/28/2005         360,576          597,840          638,115          277,539           6,350
 3.24          307,105     T-12 2/28/2005         360,358          552,579          598,953          238,595          10,572
 3.25          376,170     T-12 2/28/2005         363,093          597,899          690,240          327,146          13,515
 3.26          350,756     T-12 2/28/2005         355,349          539,396          599,140          243,791           7,370
 3.27          338,386     T-12 2/28/2005         359,597          604,781          697,320          337,723          11,655
------------------------------------------------------------------------------------------------------------------------------
 3.28          331,738     T-12 2/28/2005         333,430          490,963          557,916          224,485           5,658
 3.29          312,575     Ann. 3/31/2005         325,940          525,203          598,991          273,052          11,256
 3.30          298,183     T-12 2/28/2005         322,217          561,643          636,854          314,638           7,297
 3.31          289,574     T-12 2/28/2005         311,449          505,287          564,088          252,638           5,729
 3.32          246,461     Ann. 3/31/2005         308,599          463,163          569,029          260,430           6,361
------------------------------------------------------------------------------------------------------------------------------
 3.33          258,791     T-12 2/28/2005         289,660          494,280          518,729          229,069           6,873
 3.34          234,663     T-12 2/28/2005         260,480          475,116          500,771          240,291           7,046
 3.35          249,653     T-12 2/28/2005         258,745          478,341          586,818          328,073           6,798
 3.36          203,971     T-12 2/28/2005         198,049          419,160          452,351          254,302           6,171
 3.37          196,242     T-12 2/28/2005         185,951          412,883          451,511          265,560           6,043
------------------------------------------------------------------------------------------------------------------------------
 3.38          200,421     T-12 2/28/2005         174,221          361,679          409,090          234,868          12,980
  4                                            89,610,557      126,944,044      142,130,228       52,519,671         663,387
  5          6,749,917     T-12 6/30/2005       6,203,169       10,702,065       11,153,162        4,949,993          77,820
  6                                             6,467,992        6,009,501       10,913,059        4,445,067          20,850
  7         73,002,655     T-12 5/31/2005      78,461,540      154,893,134      230,239,687      151,778,146       9,209,587
------------------------------------------------------------------------------------------------------------------------------
 7.01       25,500,084     T-12 5/31/2005      27,767,131       51,553,969       79,565,790       51,798,659       3,182,632
 7.02       27,586,111     T-12 5/31/2005      29,439,242       57,635,325       88,678,263       59,239,021       3,547,131
 7.03       19,916,460     T-12 5/31/2005      21,255,168       45,703,840       61,995,634       40,740,466       2,479,825
  8          3,602,254    T-12 12/31/2004       4,465,331        5,052,586        6,127,752        1,662,420         115,610
  9                                             4,657,607        6,334,159        7,222,263        2,564,656          10,265
------------------------------------------------------------------------------------------------------------------------------
 9.01                                             966,097        1,273,170        1,474,528          508,431           1,824
 9.02                                           1,093,702        1,591,619        1,841,629          747,927           2,612
 9.03                                             754,710          958,554        1,044,354          289,644           1,120
 9.04                                             746,376          940,371        1,082,078          335,702           1,170
 9.05                                             505,122          693,237          776,624          271,502             852
------------------------------------------------------------------------------------------------------------------------------
 9.06                                             259,019          419,142          466,394          207,375           2,172
 9.07                                             332,582          458,066          536,656          204,074             515
  10         1,837,430     T-12 5/31/2005       5,056,937        8,468,343        8,584,429        3,527,491         321,500
  11         4,117,905     Ann. 4/30/2005       4,076,919        6,966,835        7,337,196        3,260,277          81,657
  12         3,579,499     T-12 5/31/2005       3,828,025        5,685,906        6,133,364        2,305,338         180,000
------------------------------------------------------------------------------------------------------------------------------
  13                                            3,825,812        6,508,670        6,616,529        2,790,717         144,250
13.01                                             823,290        1,345,715        1,345,715          522,424          29,500
13.02                                             584,246          987,150        1,029,927          445,681          22,500
13.03                                             616,525        1,083,586        1,083,586          467,062          21,000
13.04                                             546,304          933,402          973,682          427,377          22,500
------------------------------------------------------------------------------------------------------------------------------
13.05                                             560,241          973,749          973,749          413,508          20,750
13.06                                             351,352          633,998          633,998          282,646          16,000
13.07                                             343,854          551,070          575,872          232,018          12,000
  14         3,823,941     Ann. 3/31/2005       3,924,011        4,074,744        5,766,495        1,842,484          23,339
  15                                            4,144,450        5,853,783        7,399,677        3,255,227          42,021
------------------------------------------------------------------------------------------------------------------------------
  16                                            2,704,203        3,177,982        3,392,005          687,802          13,657
  17         4,015,503     Ann. 4/30/2005       3,138,614        5,321,819        5,417,039        2,278,425          78,000
  18                                            1,875,432        1,913,668        2,277,512          402,080          90,800
  19                                              827,731          875,730        1,148,524          320,793          33,000
  20                                              639,146          679,648          823,408          184,262          19,535
------------------------------------------------------------------------------------------------------------------------------
  21                                            3,315,215        3,850,367        4,629,219        1,314,004          25,590
  22         1,333,975     Ann. 3/31/2005       2,362,563        3,764,516        3,995,602        1,633,040          87,750
  23         2,823,729     T-12 5/31/2005       2,610,401        2,335,612        3,601,088          990,687          21,072
  24         1,703,790     T-12 2/28/2005       1,961,728        2,982,233        3,351,297        1,389,569
  25         2,979,870     T-12 4/30/2005       2,897,836        9,248,125        9,248,125        6,350,289         462,406
------------------------------------------------------------------------------------------------------------------------------
  26                                              407,491          421,254          421,254           13,763           3,300
  27                                              381,238          394,164          394,164           12,925           7,381
  28                                              355,677          367,811          367,811           12,134           3,300
  29                                              346,439          358,185          358,185           11,746           3,000
  30                                              310,924          321,365          321,365           10,441           8,410
------------------------------------------------------------------------------------------------------------------------------
  31                                              321,368          332,440          332,440           11,073           8,510
  32         1,919,317     T-12 3/31/2005       1,914,504        2,458,236        2,731,810          817,306          46,400
  33         1,857,068     T-12 5/31/2005       2,117,168        2,214,383        3,203,989        1,086,821          11,595
33.01        1,325,555     T-12 5/31/2005       1,536,791        1,569,699        2,287,716          750,925           8,439
33.02          531,513     T-12 5/31/2005         580,377          644,684          916,273          335,897           3,156
------------------------------------------------------------------------------------------------------------------------------
  34                                            2,132,579        1,915,234        2,703,402          570,824          27,027
  35                                            1,420,701        3,207,876        3,236,636        1,815,935          49,800
  36                                              976,092        2,957,785        2,999,046        2,022,954          45,300
  37                                            1,702,514        1,771,201        2,327,285          624,770          14,972
  38                                            1,970,941        3,161,508        4,921,208        2,950,266          72,620
------------------------------------------------------------------------------------------------------------------------------


        UNDERWRITTEN      UNDERWRITTEN NET                                                                               LEASE
  ID        TI/LC            CASH FLOW                        LARGEST TENANT                                 SF       EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------
  1        723,739          26,557,725         Robinsons - May                                             362,852     6/30/2010
  2        677,457          12,268,889         BART - San Francisco Bay Area Rapid Transit District        317,222     7/17/2014
  3                         14,505,245
 3.01                          587,839
 3.02                          570,752
--------------------------------------------------------------------------------------------------------------------------------
 3.03                          568,471
 3.04                          553,104
 3.05                          544,364
 3.06                          511,218
 3.07                          504,969
--------------------------------------------------------------------------------------------------------------------------------
 3.08                          480,398
 3.09                          459,719
 3.10                          451,192
 3.11                          444,924
 3.12                          416,781
--------------------------------------------------------------------------------------------------------------------------------
 3.13                          390,745
 3.14                          388,206
 3.15                          384,626
 3.16                          379,580
 3.17                          378,200
--------------------------------------------------------------------------------------------------------------------------------
 3.18                          377,459
 3.19                          375,228
 3.20                          374,258
 3.21                          368,951
 3.22                          358,217
--------------------------------------------------------------------------------------------------------------------------------
 3.23                          354,226
 3.24                          349,786
 3.25                          349,578
 3.26                          347,979
 3.27                          347,942
--------------------------------------------------------------------------------------------------------------------------------
 3.28                          327,773
 3.29                          314,684
 3.30                          314,920
 3.31                          305,721
 3.32                          302,238
--------------------------------------------------------------------------------------------------------------------------------
 3.33                          282,787
 3.34                          253,434
 3.35                          251,947
 3.36                          191,878
 3.37                          179,908
--------------------------------------------------------------------------------------------------------------------------------
 3.38                          161,242
  4                         88,947,170         Weil, Gotshal & Manges, LLP                                 539,438     8/31/2019
  5                          6,125,349
  6        292,762           6,154,380         Crate and Barrel                                             44,518     1/31/2009
  7                         69,251,953
--------------------------------------------------------------------------------------------------------------------------------
 7.01                       24,584,499
 7.02                       25,892,112
 7.03                       18,775,342
  8        310,279           4,039,442         Sam's Wholesale Club                                        133,764      5/6/2011
  9        127,763           4,519,579
--------------------------------------------------------------------------------------------------------------------------------
 9.01       25,339             938,934         CVS Center, Inc. *1                                           6,478     1/31/2007
 9.02       32,936           1,058,154         Herbert Street, LLC.                                          3,957     6/30/2018
 9.03       19,078             734,512         Flair Industries, LTD D/B/A Forreal                           2,565     6/30/2018
 9.04       18,716             726,490         Hollywood Tanning Systems, Inc.                               2,269     2/28/2013
 9.05       13,797             490,472         Spartis Power, Inc.                                           2,762     2/28/2007
--------------------------------------------------------------------------------------------------------------------------------
 9.06        8,781             248,066         Silver Tower Supermarket                                      4,358     7/31/2010
 9.07        9,117             322,950         Orama, Inc                                                    2,072     6/30/2015
  10                         4,735,437
  11       522,124           3,473,138         Lynberg & Watkins                                            38,444    12/31/2005
  12                         3,648,025
--------------------------------------------------------------------------------------------------------------------------------
  13                         3,681,562
13.01                          793,790
13.02                          561,746
13.03                          595,525
13.04                          523,804
--------------------------------------------------------------------------------------------------------------------------------
13.05                          539,491
13.06                          335,352
13.07                          331,854
  14       125,962           3,774,711         Mann Theatres                                                35,700     6/30/2018
  15       252,193           3,850,236         One Bryant Park                                              17,000    12/31/2008
--------------------------------------------------------------------------------------------------------------------------------
  16        64,351           2,626,195         Christian Casey, LLC                                         51,995     4/30/2014
  17                         3,060,614
  18        81,847           1,702,786         Buehler of Kentucky, LLC                                     44,000     11/2/2008
  19        47,723             747,009         Rush Fitness Center                                          37,628    12/31/2011
  20        31,879             587,732         Burlington Coat Factory                                      76,216     9/16/2007
--------------------------------------------------------------------------------------------------------------------------------
  21       174,863           3,114,762         Cedars Sinai Medical Care Foundation                         63,188     12/1/2005
  22                         2,274,813
  23       124,268           2,465,061         Graham & Dunn, LLP                                           56,412     4/30/2013
  24                         1,961,728
  25                         2,435,430
--------------------------------------------------------------------------------------------------------------------------------
  26        13,912             390,279         Petco                                                        22,000    12/31/2018
  27        13,181             360,677         Petco                                                        22,009    10/31/2018
  28        12,469             339,908         Petco                                                        22,000    11/30/2018
  29        11,978             331,461         Petco                                                        20,000    10/31/2018
  30        10,497             292,017         Petco                                                        15,775    12/31/2018
--------------------------------------------------------------------------------------------------------------------------------
  31        11,514             301,343         Petco                                                        22,000     3/31/2019
  32                         1,868,104
  33        79,994           2,025,579
33.01       56,681           1,471,671         D&E Snowboards                                                9,963    10/31/2007
33.02       23,313             553,908         Challenge                                                     4,088     4/30/2008
--------------------------------------------------------------------------------------------------------------------------------
  34        87,154           2,018,398         Food Lion                                                    37,692    12/31/2020
  35                         1,370,901
  36                           930,792
  37        50,134           1,637,408         Albertson's                                                  50,499     1/31/2020
  38       162,908           1,735,413         American Bank                                                38,730     3/31/2015
--------------------------------------------------------------------------------------------------------------------------------


                                                                        LEASE
  ID                  2ND LARGEST TENANT                     SF       EXPIRATION                3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  1      J.C. Penney                                      162,690     1/31/2007      Target (Ground Lease)
  2      The Regents of the University of California      152,774     4/30/2008      Kaiser Foundation Health Plan, Inc.
  3
 3.01
 3.02
------------------------------------------------------------------------------------------------------------------------------------
 3.03
 3.04
 3.05
 3.06
 3.07
------------------------------------------------------------------------------------------------------------------------------------
 3.08
 3.09
 3.10
 3.11
 3.12
------------------------------------------------------------------------------------------------------------------------------------
 3.13
 3.14
 3.15
 3.16
 3.17
------------------------------------------------------------------------------------------------------------------------------------
 3.18
 3.19
 3.20
 3.21
 3.22
------------------------------------------------------------------------------------------------------------------------------------
 3.23
 3.24
 3.25
 3.26
 3.27
------------------------------------------------------------------------------------------------------------------------------------
 3.28
 3.29
 3.30
 3.31
 3.32
------------------------------------------------------------------------------------------------------------------------------------
 3.33
 3.34
 3.35
 3.36
 3.37
------------------------------------------------------------------------------------------------------------------------------------
 3.38
  4      Estee Lauder                                     327,562     3/31/2020      General Motors Corporation
  5
  6      Laemmle's One Colorado                            33,000    10/31/2008      SW Bell Yellow Pages
  7
------------------------------------------------------------------------------------------------------------------------------------
 7.01
 7.02
 7.03
  8      Wal-Mart                                         120,363     1/28/2011      Floors N More
  9
------------------------------------------------------------------------------------------------------------------------------------
 9.01    Hashi, LLC                                         1,641     6/30/2010      305 E. 72 Rest, LLC (KFC)
 9.02    Gianninoto Associates, Inc.                        3,496     9/30/2007      RONDAT Inc & Community Dental Associates P.C.
 9.03    S'-Nails I, LLC.                                   1,852     6/30/2007      Fresh, Inc.
 9.04    The New York City Off-Track Betting Corp. *1       1,978     3/31/2013      Crest Cleaners, Inc.
 9.05    Ephesus, Inc.                                      1,184     8/31/2013      Shoe Fair International, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 9.06    Empire Bail Bonds                                  1,809     7/31/2011      Blimpies
 9.07    New Ko Sushi Japanese Restaurant, Inc.             1,359     7/31/2013
  10
  11     TJX Companies                                     24,671     8/31/2015      GSA: National Labor Relations Board
  12
------------------------------------------------------------------------------------------------------------------------------------
  13
13.01
13.02
13.03
13.04
------------------------------------------------------------------------------------------------------------------------------------
13.05
13.06
13.07
  14     Linens' N Things                                  35,358     1/31/2014      The Good Guys
  15     Per Se Technologies, Inc.                          8,750     9/30/2006      Balm in Gilead
------------------------------------------------------------------------------------------------------------------------------------
  16     CCD Spa - Hotel Majestic                           8,165    10/31/2014      Rays Pizza
  17
  18     Shoe Carnival, Inc.                               29,680     3/31/2012      Staples
  19     Books-A-Million                                   35,616     3/31/2006      Dollar General
  20     Leisure Bay, Inc.                                 25,205     12/2/2011      Office Depot, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  21     Peter Golden, MD                                   6,344     9/30/2007      Dr. Alexander Saks
  22
  23     Pinnacle Realty Management                        30,002      6/9/2007      Waterfront LLC
  24
  25
------------------------------------------------------------------------------------------------------------------------------------
  26
  27
  28
  29
  30
------------------------------------------------------------------------------------------------------------------------------------
  31
  32
  33
33.01    Aspen Skiing Company                               7,320    10/31/2008      Christy Sports
33.02    Margarita Grill                                    3,443    10/31/2005      Incline
------------------------------------------------------------------------------------------------------------------------------------
  34     Rite-Aid                                          10,700     8/18/2006      Cohen's Mensware
  35
  36
  37     Rite Aid                                          17,254     4/30/2018      JoAnn's Fabrics
  38     Manti Resources, Inc                              24,978     9/30/2013      Corpus Christi Town Club
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    UPFRONT           MONTHLY
                            LEASE           OCCUPANCY           OCCUPANCY         REPLACEMENT       REPLACEMENT
  ID          SF         EXPIRATION           RATE              AS-OF DATE          RESERVES         RESERVES
----------------------------------------------------------------------------------------------------------------
  1        160,058        1/31/2025          98.30%             4/30/2005
  2         75,096       11/30/2010          94.56%             4/30/2005           338,899
  3                                          76.60%              1/0/1900           288,000
 3.01                                        83.70%             4/14/2005
 3.02                                        87.25%             4/13/2005
----------------------------------------------------------------------------------------------------------------
 3.03                                        80.06%             4/14/2005
 3.04                                        74.70%             4/14/2005
 3.05                                        80.97%             4/14/2005
 3.06                                        76.35%             4/13/2005
 3.07                                        74.90%             4/14/2005
----------------------------------------------------------------------------------------------------------------
 3.08                                        80.46%             4/13/2005
 3.09                                        84.70%             4/13/2005
 3.10                                        84.70%             4/13/2005
 3.11                                        75.93%             4/14/2004
 3.12                                        77.74%             4/13/2005
----------------------------------------------------------------------------------------------------------------
 3.13                                        79.81%             4/14/2005
 3.14                                        81.71%             4/13/2005
 3.15                                        84.75%             4/13/2005
 3.16                                        68.02%             4/13/2005
 3.17                                        76.41%             4/14/2005
----------------------------------------------------------------------------------------------------------------
 3.18                                        86.49%             4/14/2005
 3.19                                        76.50%             4/13/2005
 3.20                                        85.81%             4/13/2005
 3.21                                        81.49%             4/14/2005
 3.22                                        72.36%             4/13/2005
----------------------------------------------------------------------------------------------------------------
 3.23                                        80.68%             4/13/2005
 3.24                                        90.94%             4/14/2005
 3.25                                        67.25%             4/13/2005
 3.26                                        68.73%             4/13/2005
 3.27                                        79.33%             4/13/2005
----------------------------------------------------------------------------------------------------------------
 3.28                                        79.80%             4/14/2005
 3.29                                        78.02%             4/14/2005
 3.30                                        71.51%             4/14/2005
 3.31                                        63.96%             4/14/2005
 3.32                                        68.43%             4/14/2005
----------------------------------------------------------------------------------------------------------------
 3.33                                        76.79%             4/13/2005
 3.34                                        69.47%             4/14/2005
 3.35                                        71.65%             4/13/2005
 3.36                                        67.28%             4/14/2005
 3.37                                        54.88%             4/13/2005
----------------------------------------------------------------------------------------------------------------
 3.38                                        65.77%             4/13/2005
  4        100,348        3/31/2010          96.34%              1/1/2005                            31,590
  5                                          99.66%             6/30/2005                             5,005
  6         19,650        7/31/2009          99.27%              7/1/2005                             3,258
  7                                          82.74%             5/31/2005
----------------------------------------------------------------------------------------------------------------
 7.01                                        78.85%             5/31/2005
 7.02                                        84.23%             5/31/2005
 7.03                                        84.96%             5/31/2005
  8         49,726        4/13/2011          89.93%             4/30/2005                             9,635
  9                                          93.04%              6/1/2005
----------------------------------------------------------------------------------------------------------------
 9.01        1,194        2/28/2016         100.00%              6/1/2005
 9.02        1,784       12/31/2010          92.83%              6/1/2005
 9.03        1,084        3/31/2014         100.00%              6/1/2005
 9.04        1,807        1/31/2013         100.00%              6/1/2005
 9.05          500       12/14/2012         100.00%              6/1/2005
----------------------------------------------------------------------------------------------------------------
 9.06        1,405        1/31/2014          75.72%              6/1/2005
 9.07                                       100.00%              6/1/2005
  10                                         97.51%              6/3/2005           275,000          26,792
  11        18,523        6/30/2005          68.18%              8/3/2005                             6,805
  12                                         94.17%             5/31/2005
----------------------------------------------------------------------------------------------------------------
  13                                         99.13%             5/25/2005                            12,021
13.01                                        99.15%             5/25/2005
13.02                                       100.00%             5/25/2005
13.03                                       100.00%             5/25/2005
13.04                                       100.00%             5/25/2005
----------------------------------------------------------------------------------------------------------------
13.05                                        96.39%             5/25/2005
13.06                                       100.00%             5/25/2005
13.07                                        97.88%             5/25/2005
  14        31,542        5/31/2018         100.00%              4/7/2005                             1,958
  15         8,350        1/31/2010          93.81%              5/1/2005                             2,627
----------------------------------------------------------------------------------------------------------------
  16         3,389       12/31/2014         100.00%             4/19/2005                             1,139
  17                                         68.59%              1/3/2005                             6,500
  18        25,440        3/31/2006          97.18%             5/27/2005                             7,567
  19        18,357        9/15/2009         100.00%              6/1/2005                             2,750
  20        24,544        2/28/2007         100.00%              2/1/2005                             1,628
----------------------------------------------------------------------------------------------------------------
  21         3,776         5/1/2006         100.00%              6/1/2005                             2,132
  22                                         91.74%              4/5/2005                             7,313
  23         9,972       11/30/2010         100.00%             6/15/2005                             1,756
  24                                         93.95%              5/4/2005           623,731
  25                                         84.37%             4/30/2005             1,000          29,340
----------------------------------------------------------------------------------------------------------------
  26                                        100.00%             2/15/2005                               275
  27                                        100.00%             2/15/2005                               615
  28                                        100.00%             2/15/2005                               275
  29                                        100.00%             2/15/2005                               250
  30                                        100.00%             2/15/2005                               701
----------------------------------------------------------------------------------------------------------------
  31                                        100.00%             2/15/2005                               709
  32                                         93.97%             4/27/2005                             3,867
  33                                         94.38%             5/31/2005            18,551
33.01        6,055       10/31/2007          99.24%             5/31/2005
33.02        2,387       10/31/2008          81.38%             5/31/2005
----------------------------------------------------------------------------------------------------------------
  34         9,413        4/30/2012         100.00%              6/1/2005                             1,987
  35                                         82.14%             4/30/2005                             4,200
  36                                         84.87%             4/30/2005                             3,775
  37        14,000        5/31/2008         100.00%             3/21/2005
  38        22,030        9/27/2008          77.44%              5/1/2005                             6,052
----------------------------------------------------------------------------------------------------------------

                                                                                   UPFRONT         ENVIRONMENTAL
           UPFRONT        MONTHLY       MONTHLY TAX       MONTHLY INSURANCE      ENGINEERING          REPORT
  ID        TI/LC          TI/LC          ESCROW              ESCROW               RESERVE             DATE
----------------------------------------------------------------------------------------------------------------
  1                                                                                                  4/15/2005
  2       3,358,567                       212,740                                                    6/7/2005
  3                                       210,000              14,100                                 Various
 3.01                                                                                                6/21/2005
 3.02                                                                                                6/21/2005
----------------------------------------------------------------------------------------------------------------
 3.03                                                                                                6/21/2005
 3.04                                                                                                6/21/2005
 3.05                                                                                                6/21/2005
 3.06                                                                                                6/20/2005
 3.07                                                                                                6/21/2005
----------------------------------------------------------------------------------------------------------------
 3.08                                                                                                6/21/2005
 3.09                                                                                                6/21/2005
 3.10                                                                                                6/18/2005
 3.11                                                                                                6/21/2005
 3.12                                                                                                6/20/2005
----------------------------------------------------------------------------------------------------------------
 3.13                                                                                                6/21/2005
 3.14                                                                                                6/20/2005
 3.15                                                                                                6/21/2005
 3.16                                                                                                6/21/2005
 3.17                                                                                                6/20/2005
----------------------------------------------------------------------------------------------------------------
 3.18                                                                                                6/21/2005
 3.19                                                                                                6/21/2005
 3.20                                                                                                6/21/2005
 3.21                                                                                                6/17/2005
 3.22                                                                                                6/21/2005
----------------------------------------------------------------------------------------------------------------
 3.23                                                                                                6/21/2005
 3.24                                                                                                6/21/2005
 3.25                                                                                                6/21/2005
 3.26                                                                                                6/21/2005
 3.27                                                                                                6/20/2005
----------------------------------------------------------------------------------------------------------------
 3.28                                                                                                6/20/2005
 3.29                                                                                                6/21/2005
 3.30                                                                                                6/20/2005
 3.31                                                                                                6/21/2005
 3.32                                                                                                6/18/2005
----------------------------------------------------------------------------------------------------------------
 3.33                                                                                                6/21/2005
 3.34                                                                                                6/20/2005
 3.35                                                                                                6/21/2005
 3.36                                                                                                6/21/2005
 3.37                                                                                                6/21/2005
----------------------------------------------------------------------------------------------------------------
 3.38                                                                                                6/20/2005
  4      70,529,451                     2,400,817             163,403            4,800,000           1/4/2005
  5                                       334,018              19,677                                7/6/2005
  6                         27,691         61,691                                                    6/17/2005
  7                                                                                                  5/19/2005
----------------------------------------------------------------------------------------------------------------
 7.01                                                                                                5/19/2005
 7.02                                                                                                5/19/2005
 7.03                                                                                                5/19/2005
  8                         25,531         33,145               5,578               12,500           3/30/2005
  9         256,000                       148,836                                                    5/11/2005
----------------------------------------------------------------------------------------------------------------
 9.01                                                                                                5/11/2005
 9.02                                                                                                5/11/2005
 9.03                                                                                                5/11/2005
 9.04                                                                                                5/11/2005
 9.05                                                                                                5/11/2005
----------------------------------------------------------------------------------------------------------------
 9.06                                                                                                5/11/2005
 9.07                                                                                                5/11/2005
  10                                       30,520              20,295              285,000           5/20/2005
  11      1,500,000                        63,078                                                    3/25/2005
  12                                       45,003              18,413               26,875           5/10/2005
----------------------------------------------------------------------------------------------------------------
  13                                       35,596              10,398               10,000           5/17/2005
13.01                                                                                                5/17/2005
13.02                                                                                                5/17/2005
13.03                                                                                                5/17/2005
13.04                                                                                                5/17/2005
----------------------------------------------------------------------------------------------------------------
13.05                                                                                                5/17/2005
13.06                                                                                                5/17/2005
13.07                                                                                                5/17/2005
  14      1,000,000          6,250         45,417               4,310               13,750           5/18/2005
  15                                       88,796                                                    5/24/2005
----------------------------------------------------------------------------------------------------------------
  16                         6,431         23,251               2,061               13,750           1/28/2005
  17                                       79,148                                                    1/5/2005
  18                         8,333          9,835               3,495                                3/31/2005
  19                         4,167         13,989               1,885              131,952           4/26/2005
  20                         8,333          6,807               1,137               12,875           3/31/2005
----------------------------------------------------------------------------------------------------------------
  21                                       16,057               3,983                                6/8/2005
  22                                       51,140               7,493              400,000           2/22/2005
  23                        10,361          9,376               5,913                                5/18/2005
  24                                       25,034               6,367              176,269           2/18/2005
  25                                       37,950               7,064                                6/14/2005
----------------------------------------------------------------------------------------------------------------
  26                         1,000          3,717                 413               63,938           3/11/2005
  27                         1,000          2,751                 271                                3/11/2005
  28                         1,000          2,010                 271                                3/24/2005
  29                         1,000          3,243                 246                                3/11/2005
  30                         1,000          3,536                 336                                3/4/2005
----------------------------------------------------------------------------------------------------------------
  31                         1,000          4,182                                                    3/11/2005
  32                                       18,176               2,012                                4/26/2005
  33        335,911                                                                                  5/17/2005
33.01                                                                                                5/17/2005
33.02                                                                                                5/17/2005
----------------------------------------------------------------------------------------------------------------
  34                        10,833         20,136               3,582                                6/16/2004
  35                                        8,834               3,000                                6/30/2005
  36                                       28,610               3,954                                6/24/2005
  37                                       11,172               1,192               23,750           5/25/2005
  38        500,000                        53,224                                                    6/10/2005
----------------------------------------------------------------------------------------------------------------


         ENGINEERING       APPRAISAL
  ID     REPORT DATE     AS-OF DATE(11)     SPONSOR(16)
------------------------------------------------------------------------------------------------------------------------------------
  1       4/19/2005        4/18/2005        The Macerich Company and Ontario Teachers Pension Plan
  2        5/9/2005        4/20/2005        Swig Investment Company
  3        Various          Various         Five SAC Self-Storage Corporation
 3.01     6/20/2005         4/9/2005
 3.02     6/20/2005        4/14/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.03     6/21/2005        3/13/2005
 3.04     6/20/2005        3/24/2005
 3.05     6/18/2005        3/24/2005
 3.06     6/20/2005        3/25/2005
 3.07     6/21/2005        3/26/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.08     6/20/2005        4/16/2005
 3.09     6/20/2005        3/30/2005
 3.10     6/17/2005         4/2/2005
 3.11     6/20/2005        3/28/2005
 3.12     6/20/2005         4/5/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.13     6/20/2005        3/30/2005
 3.14     6/21/2005         4/2/2005
 3.15     6/20/2005         4/7/2005
 3.16     6/20/2005        3/29/2005
 3.17     6/20/2005         4/8/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.18     6/21/2005        3/31/2005
 3.19     6/18/2005        3/24/2005
 3.20     6/21/2005        3/28/2005
 3.21     6/17/2005        3/26/2005
 3.22     6/20/2005         4/7/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.23     6/20/2005        3/26/2005
 3.24     6/17/2005         4/6/2005
 3.25     6/20/2005        3/26/2005
 3.26     6/20/2005        3/28/2005
 3.27     6/20/2005        3/24/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.28     6/21/2005         4/1/2005
 3.29     6/21/2005        3/28/2005
 3.30     6/20/2005        4/15/2005
 3.31     6/18/2005        3/23/2005
 3.32     6/20/2005        3/30/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.33     6/18/2005        3/30/2005
 3.34     6/21/2005        3/31/2005
 3.35     6/17/2005         4/2/2005
 3.36     6/20/2005         4/5/2005
 3.37     6/21/2005        3/28/2005
------------------------------------------------------------------------------------------------------------------------------------
 3.38     6/20/2005        3/25/2005
  4        1/5/2005         1/1/2005        Jamestown Corporation and Harry Macklowe
  5       6/29/2005        6/28/2005        Harry Macklowe
  6       6/16/2005         5/2/2005        David B. Friedman and Michael Katz
  7        Various          4/1/2005        UCF Hotel Venture
------------------------------------------------------------------------------------------------------------------------------------
 7.01     4/25/2005         4/1/2005
 7.02     4/28/2005         4/1/2005
 7.03     4/26/2005         4/1/2005
  8       3/30/2005        3/23/2005        Arman and Mark Gabay
  9       5/11/2005        5/10/2005        Antony Contomichalos
------------------------------------------------------------------------------------------------------------------------------------
 9.01     5/11/2005        5/10/2005
 9.02     5/11/2005        5/10/2005
 9.03     5/11/2005        5/10/2005
 9.04     5/11/2005        5/10/2005
 9.05     5/11/2005        5/10/2005
------------------------------------------------------------------------------------------------------------------------------------
 9.06     5/11/2005        5/10/2005
 9.07     5/11/2005        5/10/2005
  10      5/23/2005        5/31/2005        Pinchos D. Shemano, Sam Weis and Lea Weis
  11      3/23/2005        3/18/2005        David Taban and Albert Taban
  12      5/10/2005        5/16/2005        Hubert W. Goings, Jr., Willam E. Coleman, III and William A. Butler
------------------------------------------------------------------------------------------------------------------------------------
  13      5/17/2005        5/25/2005        Joel Wiener
13.01     5/17/2005        5/25/2005
13.02     5/17/2005        5/25/2005
13.03     5/17/2005        5/25/2005
13.04     5/17/2005        5/25/2005
------------------------------------------------------------------------------------------------------------------------------------
13.05     5/17/2005        5/25/2005
13.06     5/17/2005        5/25/2005
13.07     5/17/2005        5/25/2005
  14      5/18/2005        4/26/2005        Abraham Kaufer and Scott Silver
  15      5/18/2005         5/6/2005        Fakhri Dalloul
------------------------------------------------------------------------------------------------------------------------------------
  16      1/27/2005        1/11/2005        Meir Cohen and Benjamin Korman
  17       1/7/2005        12/9/2004        Creekstone Partners, LLC and U.S. Advisor, LLC
  18      3/23/2005         3/1/2005        Brian C. Wood
  19      4/15/2005        4/19/2005        Brian C. Wood
  20      3/23/2005        3/18/2005        Brian C. Wood
------------------------------------------------------------------------------------------------------------------------------------
  21       6/9/2005        4/26/2005        George Kobor, Erika Kobor and The George and Erika Kobor Family Trust dated July 7, 1989
  22      4/29/2005        4/19/2005        Michael B. Smuck
  23      5/18/2005        6/16/2005        John A. Goodman and Frederick W. Grimm
  24      2/16/2005        3/14/2005        Richard J. Nathan
  25      6/22/2005         6/1/2005        RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (PF #1), L.P.
------------------------------------------------------------------------------------------------------------------------------------
  26      3/18/2005        2/10/2005        Jerry L. Preston
  27      3/18/2005        2/12/2005        Jerry L. Preston
  28      3/21/2005        2/12/2005        Jerry L. Preston
  29      3/21/2005        2/12/2005        Jerry L. Preston
  30      3/18/2005        2/10/2005        Jerry L. Preston
------------------------------------------------------------------------------------------------------------------------------------
  31      3/18/2005        2/21/2005        Jerry L. Preston
  32      4/26/2005        4/19/2005        Robert G. Johnson
  33      5/17/2005         4/1/2005        Thomas Hix and Pacific Capital Holdings, Inc.
33.01     5/17/2005         4/1/2005
33.02     5/17/2005         4/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  34      5/20/2004        6/10/2004        Bryan S. Weingarten and Randall C. Stein
  35      6/27/2005        6/13/2005        Capital Senior Living Properties, Inc.
  36      6/24/2005         6/7/2005        Capital Senior Living Properties, Inc.
  37      5/25/2005        4/27/2005        Jack Nagel, Gitta Nagel and Nagel Family Living Trust
  38      6/17/2005        5/28/2005        Kamyar Mateen and Shervin Mateen
------------------------------------------------------------------------------------------------------------------------------------

COMM 2005-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                 % OF                              % OF APPLICABLE
                                                             INITIAL POOL          LOAN GROUP        LOAN GROUP          # OF
   ID                    PROPERTY NAME                          BALANCE            ONE OR TWO          BALANCE        PROPERTIES
--------------------------------------------------------------------------------------------------------------------------------
   39    230 South Broad Street                                  0.82%                 1                1.06%             1
   40    West Tower at Doctor's Hospital                         0.74%                 1                0.96%             1
   41    Westbury Apartments                                     0.73%                 2                3.22%             1
   42    Mission Sandy Springs Apartments                        0.72%                 2                3.18%             1
   43    Cesery Portfolio                                        0.70%                 2                3.12%             1
--------------------------------------------------------------------------------------------------------------------------------
   44    Henry Mayo Hospital Ambulatory Care Center              0.70%                 1                0.90%             1
   45    Westwood Office Building                                0.63%                 1                0.82%             1
   46    Greenbriar Village MHP                                  0.63%                 1                0.81%             1
   47    Braden Lakes Apartments                                 0.62%                 2                2.73%             1
   48    Chambers Ridge Apartments                               0.61%                 2                2.72%             1
--------------------------------------------------------------------------------------------------------------------------------
   49    Input/Output Office Complex Bldg 2 & 3                  0.60%                 1                0.78%             1
   50    Hampton Inn Downtown - Ft. Lauderdale City Center       0.60%                 1                0.77%             1
   51    AmeriCenter - Livionia                                  0.14%                 1                0.18%             1
   52    AmeriCenter - Schaumburg                                0.13%                 1                0.17%             1
   53    AmeriCenter - Bloomfield                                0.11%                 1                0.15%             1
--------------------------------------------------------------------------------------------------------------------------------
   54    AmeriCenter - Southfield                                0.11%                 1                0.14%             1
   55    AmeriCenter - Troy, MI                                  0.10%                 1                0.13%             1
   56    Kelly Square                                            0.59%                 1                0.77%             1
   57    Residence Inn by Marriott Charlotte Uptown              0.57%                 1                0.74%             1
   58    Homewood Suites by Hilton - Columbia                    0.57%                 1                0.73%             1
--------------------------------------------------------------------------------------------------------------------------------
   59    Union Village Center                                    0.53%                 1                0.68%             1
   60    Dominion at Riata                                       0.51%                 2                2.28%             1
   61    Lochwood Apartments                                     0.51%                 2                2.24%             1
   62    Copper Mill Apartments                                  0.49%                 2                2.16%             1
   63    Hampton Inn & Suites - Miami Airport                    0.48%                 1                0.63%             1
--------------------------------------------------------------------------------------------------------------------------------
   64    Nepperhan Business Center                               0.47%                 1                0.61%             1
   65    Residence Inn - Anaheim Hills                           0.46%                 1                0.60%             1
   66    Marshall & Isley Bldg                                   0.42%                 1                0.54%             1
   67    Fernwood MHP                                            0.41%                 2                1.81%             1
   68    Wyndwood Apartments                                     0.41%                 2                1.80%             1
--------------------------------------------------------------------------------------------------------------------------------
   69    Maytag Industrial Office                                0.40%                 1                0.52%             1
   70    Oaks of Ashford Apartment Homes                         0.39%                 2                1.71%             1
   71    Holiday Inn Express Hotel & Suites - Valencia           0.37%                 1                0.47%             1
   72    Best Buy and Barnes and Noble                           0.36%                 1                0.46%             1
   73    Holiday Inn - Coral Gables                              0.35%                 1                0.45%             1
--------------------------------------------------------------------------------------------------------------------------------
   74    Bryce Jordan Tower                                      0.35%                 2                1.56%             1
   75    Abacoa Professional Center                              0.35%                 1                0.45%             1
   76    Hawthorn Suites - Herndon                               0.34%                 1                0.44%             1
   77    AIS Headquarters                                        0.33%                 1                0.42%             1
   78    9701 Apollo Drive                                       0.33%                 1                0.42%             1
--------------------------------------------------------------------------------------------------------------------------------
   79    Livermore Valley Shopping Center                        0.32%                 1                0.41%             1
   80    Downing Place Townhouses                                0.31%                 2                1.38%             1
   81    8350 Wilshire Blvd Office                               0.31%                 1                0.40%             1
   82    County of Los Angeles Building                          0.31%                 1                0.40%             1
   83    Hilton Homewood Suites                                  0.30%                 1                0.39%             1
--------------------------------------------------------------------------------------------------------------------------------
   84    Holiday Inn Riverview                                   0.30%                 1                0.38%             1
   85    Cresent Plaza                                           0.29%                 1                0.38%             1
   86    Boynton Medical Office                                  0.29%                 1                0.38%             1
   87    The Island One Building                                 0.29%                 1                0.37%             1
   88    Summer Trace Apartments                                 0.29%                 2                1.27%             1
--------------------------------------------------------------------------------------------------------------------------------
   89    Bella Vista Shopping Center                             0.29%                 1                0.37%             1
   90    Input/Output Office Complex Bldg 1                      0.28%                 1                0.36%             1
   91    69 Bennett Avenue                                       0.27%                 2                1.22%             1
   92    109-20 Queens Boulevard                                 0.27%                 1                0.35%             1
   93    Country Inn & Suites - Atlanta Six Flags                0.27%                 1                0.35%             1
--------------------------------------------------------------------------------------------------------------------------------
   94    Saddlewood Center                                       0.27%                 1                0.35%             1
   95    SpringHill Suites by Marriott - Washington              0.27%                 1                0.34%             1
   96    The Citadel                                             0.25%                 1                0.32%             1
   97    Trussville Office Park                                  0.25%                 1                0.32%             1
   98    New England Apartments                                  0.25%                 2                1.09%             1
--------------------------------------------------------------------------------------------------------------------------------
   99    Summit Apartments                                       0.24%                 2                1.07%             1
  100    Holiday Inn Express Hotel & Suites                      0.24%                 1                0.31%             1
  101    Rosemead Levitz Furniture                               0.23%                 1                0.30%             1
  102    Swarts & Swarts Office Building                         0.22%                 1                0.29%             1
  103    Springhill Suites                                       0.22%                 1                0.28%             1
--------------------------------------------------------------------------------------------------------------------------------
  104    Chelsea Court Apartments                                0.21%                 1                0.27%             1
  105    CVS - Eckerds - Kansas City                             0.18%                 1                0.24%             1
  106    Sutton Place Apartments                                 0.18%                 2                0.78%             1
  107    Wildwood Apartments                                     0.17%                 2                0.76%             1
  108    14639 Burbank Boulevard                                 0.17%                 2                0.74%             1
--------------------------------------------------------------------------------------------------------------------------------
  109    Walgreens (Greenville)                                  0.17%                 1                0.22%             1
  110    Quail Canyon Apartments                                 0.16%                 2                0.70%             1
  111    Wyndham on the Creek Apartments                         0.16%                 2                0.69%             1
  112    Ridge Park Apartments                                   0.15%                 2                0.68%             1
  113    The Center Place Apartments                             0.15%                 2                0.65%             1
--------------------------------------------------------------------------------------------------------------------------------
  114    Barrett Apartments                                      0.15%                 2                0.65%             1
  115    Dollar Self Storage - Mesa                              0.14%                 1                0.19%             1
  116    University Plaza Shopping Center                        0.14%                 1                0.18%             1
  117    Kerr Drug - Zebulon                                     0.14%                 1                0.18%             1
  118    Valley Vista MHP                                        0.13%                 1                0.17%             1
--------------------------------------------------------------------------------------------------------------------------------
  119    Pueblo Springs Mobile Home Park                         0.13%                 2                0.58%             1
  120    9287 Airway Road                                        0.13%                 1                0.17%             1
  121    Bureau of Customs and Border Protection                 0.12%                 1                0.16%             1
  122    Oaks of Ashford Point Apt Homes II                      0.11%                 2                0.51%             1
  123    Kerr Drug - Pembroke                                    0.09%                 1                0.12%             1
--------------------------------------------------------------------------------------------------------------------------------
  124    Rose Street Auto Center                                 0.09%                 1                0.12%             1
  125    Kerr Drug - Durham                                      0.09%                 1                0.12%             1
  126    Capitol Hill Apartments                                 0.09%                 1                0.12%             1
  127    Kerr Drug - Southport                                   0.09%                 1                0.12%             1
  128    Kerr Drug - Nashville                                   0.09%                 1                0.11%             1
--------------------------------------------------------------------------------------------------------------------------------
  129    Kerr Drug - Bryson City                                 0.09%                 1                0.11%             1
  130    Kerr Drug - Ramseur                                     0.09%                 1                0.11%             1
  131    Kerr Drug - Benson                                      0.08%                 1                0.11%             1
  132    Kerr Drug - Archdale                                    0.08%                 1                0.11%             1
  133    Kerr Drug - Pittsboro                                   0.08%                 1                0.11%             1
--------------------------------------------------------------------------------------------------------------------------------
  134    Kerr Drug - Carthage                                    0.08%                 1                0.10%             1
  135    Kerr Drug - Dobson                                      0.07%                 1                0.09%             1
  136    Gardendale Avenue Apartments                            0.07%                 2                0.31%             1
  137    Meadow View Manor                                       0.06%                 1                0.07%             1


           MORTGAGE                             CUT-OFF           GENERAL                  DETAILED
             LOAN           ORIGINAL              DATE            PROPERTY                 PROPERTY                    INTEREST
   ID     SELLER (1)        BALANCE             BALANCE           TYPE                     TYPE                        RATE (2)
-------------------------------------------------------------------------------------------------------------------------------
   39        GACC           18,700,000          18,700,000        Office                   CBD                          5.3750%
   40       GMACCM          16,870,000          16,870,000        Office                   Medical                      5.3000%
   41       GMACCM          16,500,000          16,500,000        Multifamily              Conventional                 5.1500%
   42        GACC           16,300,000          16,300,000        Multifamily              Conventional                 5.2000%
   43       GMACCM          16,000,000          16,000,000        Multifamily              Conventional                 5.8000%
-------------------------------------------------------------------------------------------------------------------------------
   44       GMACCM          15,850,000          15,850,000        Office                   Medical                      5.2300%
   45        PNC            14,400,000          14,400,000        Office                   Suburban                     5.2800%
   46        GACC           14,240,000          14,240,000        Manufactured Housing     Manufactured Housing         5.2000%
   47        GACC           14,000,000          14,000,000        Multifamily              Conventional                 5.3100%
   48        GACC           14,000,000          13,955,905        Multifamily              Conventional                 5.2700%
-------------------------------------------------------------------------------------------------------------------------------
   49        PNC            13,650,000          13,636,759        Office                   Office/Warehouse             5.3800%
   50        PNC            13,600,000          13,600,000        Hotel                    Limited Service              5.6400%
   51        PNC             3,211,460           3,205,264        Office                   Suburban                     5.7600%
   52        PNC             3,040,000           3,034,135        Office                   Suburban                     5.7600%
   53        PNC             2,584,000           2,579,015        Office                   Suburban                     5.7600%
-------------------------------------------------------------------------------------------------------------------------------
   54        PNC             2,431,920           2,427,228        Office                   Suburban                     5.7600%
   55        PNC             2,332,620           2,328,120        Office                   Suburban                     5.7600%
   56        GACC           13,500,000          13,500,000        Office                   Suburban                     5.0100%
   57       GMACCM          13,000,000          13,000,000        Hotel                    Extended Stay                5.7200%
   58       GMACCM          13,000,000          12,866,363        Hotel                    Extended Stay                5.7800%
-------------------------------------------------------------------------------------------------------------------------------
   59        PNC            12,000,000          11,987,576        Retail                   Anchored                     5.1100%
   60       GMACCM          11,700,000          11,700,000        Multifamily              Conventional                 5.0200%
   61        GACC           11,500,000          11,500,000        Multifamily              Conventional                 5.2500%
   62        GACC           11,100,000          11,066,412        Multifamily              Conventional                 5.4500%
   63        PNC            11,000,000          11,000,000        Hotel                    Limited Service              5.6400%
-------------------------------------------------------------------------------------------------------------------------------
   64        GACC           10,700,000          10,690,306        Industrial               Flex                         5.6550%
   65       GMACCM          10,500,000          10,500,000        Hotel                    Extended Stay                5.6500%
   66        PNC             9,500,000           9,500,000        Office                   Suburban                     5.5100%
   67        GACC            9,280,000           9,280,000        Manufactured Housing     Manufactured Housing         5.2000%
   68        GACC            9,250,000           9,250,000        Multifamily              Conventional                 5.1900%
-------------------------------------------------------------------------------------------------------------------------------
   69       GMACCM           9,100,000           9,090,398        Industrial               Industrial/Warehouse         5.0300%
   70        PNC             8,800,000           8,773,906        Multifamily              Conventional                 5.5400%
   71       GMACCM           8,400,000           8,305,555        Hotel                    Limited Service              6.0000%
   72       GMACCM           8,100,000           8,100,000        Retail                   Anchored                     5.3800%
   73       GMACCM           8,000,000           8,000,000        Hotel                    Full Service                 5.2900%
-------------------------------------------------------------------------------------------------------------------------------
   74        PNC             8,000,000           7,984,155        Multifamily              Student Housing              5.6400%
   75       GMACCM           7,880,000           7,880,000        Office                   Medical                      5.3000%
   76       GMACCM           7,800,000           7,800,000        Hotel                    Extended Stay                5.8800%
   77        PNC             7,440,000           7,440,000        Industrial               Warehouse/Distribution       5.3900%
   78        GACC            7,500,000           7,419,101        Office                   Suburban                     5.2100%
-------------------------------------------------------------------------------------------------------------------------------
   79        PNC             7,200,000           7,193,016        Retail                   Anchored                     5.3800%
   80       GMACCM           7,100,000           7,100,000        Multifamily              Conventional                 5.2400%
   81       GMACCM           7,002,000           7,002,000        Office                   Urban                        5.1000%
   82        PNC             6,950,000           6,950,000        Office                   Single Tenant                5.3800%
   83        GACC            6,825,000           6,825,000        Hotel                    Limited Service              5.6500%
-------------------------------------------------------------------------------------------------------------------------------
   84        GACC            6,750,000           6,750,000        Hotel                    Full Service                 5.7500%
   85        PNC             6,700,000           6,700,000        Retail                   Anchored                     5.1000%
   86       GMACCM           6,700,000           6,700,000        Office                   Medical                      5.2500%
   87        PNC             6,500,000           6,500,000        Office                   Single Tenant                5.5300%
   88       GMACCM           6,500,000           6,500,000        Multifamily              Conventional                 5.3400%
-------------------------------------------------------------------------------------------------------------------------------
   89       GMACCM           6,500,000           6,494,441        Retail                   Unanchored                   5.8800%
   90        PNC             6,350,000           6,344,035        Office                   Suburban                     5.5100%
   91        GACC            6,250,000           6,243,742        Multifamily              Conventional                 5.2500%
   92        GACC            6,225,000           6,218,768        Multifamily              Conventional                 5.2500%
   93        PNC             6,225,000           6,216,516        Hotel                    Limited Service              5.6600%
-------------------------------------------------------------------------------------------------------------------------------
   94        PNC             6,200,000           6,187,586        Retail                   Unanchored                   5.5900%
   95       GMACCM           6,100,000           6,065,634        Hotel                    Limited Service              5.8400%
   96       GMACCM           5,700,000           5,700,000        Retail                   Unanchored                   5.1700%
   97       GMACCM           5,625,000           5,619,476        Office                   Suburban                     5.3300%
   98        GACC            5,600,000           5,583,675        Multifamily              Student Housing              5.6150%
-------------------------------------------------------------------------------------------------------------------------------
   99       GMACCM           5,500,000           5,500,000        Multifamily              Conventional                 5.3100%
  100        GACC            5,475,000           5,467,665        Hotel                    Limited Service              5.7500%
  101       GMACCM           5,200,000           5,192,845        Retail                   Single Tenant                5.6100%
  102        PNC             5,100,000           5,100,000        Office                   Suburban                     5.2600%
  103        PNC             4,900,000           4,885,981        Hotel                    Limited Service              5.7200%
-------------------------------------------------------------------------------------------------------------------------------
  104       GMACCM           4,680,000           4,680,000        Multifamily              Conventional                 5.2100%
  105        PNC             4,150,000           4,146,207        Retail                   Single Tenant                5.6200%
  106       GMACCM           4,000,000           4,000,000        Multifamily              Conventional                 5.3100%
  107       GMACCM           3,900,000           3,900,000        Multifamily              Conventional                 5.1800%
  108       GMACCM           3,820,000           3,820,000        Multifamily              Conventional                 5.5000%
-------------------------------------------------------------------------------------------------------------------------------
  109       GMACCM           3,810,000           3,804,698        Retail                   Anchored                     5.5500%
  110       GMACCM           3,600,000           3,600,000        Multifamily              Conventional                 5.0600%
  111        PNC             3,555,000           3,551,808        Multifamily              Conventional                 5.6900%
  112        PNC             3,500,000           3,492,558        Multifamily              Conventional                 5.3100%
  113        PNC             3,350,000           3,346,954        Multifamily              Conventional                 5.6400%
-------------------------------------------------------------------------------------------------------------------------------
  114       GMACCM           3,320,000           3,320,000        Multifamily              Conventional                 5.3000%
  115        PNC             3,300,000           3,293,661        Self Storage             Self Storage                 5.7800%
  116        PNC             3,200,000           3,196,994        Retail                   Anchored                     5.5100%
  117       GMACCM           3,091,490           3,091,490        Retail                   Single Tenant                5.2500%
  118        GACC            3,030,000           3,030,000        Manufactured Housing     Manufactured Housing         5.2000%
-------------------------------------------------------------------------------------------------------------------------------
  119       GMACCM           3,000,000           3,000,000        Manufactured Housing     Manufactured Housing         5.1300%
  120       GMACCM           3,000,000           2,993,572        Industrial               Industrial/Warehouse         5.5000%
  121        PNC             2,760,000           2,754,426        Office                   Single Tenant                5.5500%
  122        PNC             2,600,000           2,592,377        Multifamily              Conventional                 5.5900%
  123       GMACCM           2,120,906           2,120,906        Retail                   Single Tenant                5.2500%
-------------------------------------------------------------------------------------------------------------------------------
  124       GMACCM           2,110,000           2,110,000        Retail                   Unanchored                   5.3500%
  125       GMACCM           2,063,390           2,063,390        Retail                   Single Tenant                5.2500%
  126        PNC             2,051,000           2,051,000        Multifamily              Conventional                 5.2600%
  127       GMACCM           2,049,011           2,049,011        Retail                   Single Tenant                5.2500%
  128       GMACCM           1,977,116           1,977,116        Retail                   Single Tenant                5.6500%
-------------------------------------------------------------------------------------------------------------------------------
  129       GMACCM           1,933,979           1,933,979        Retail                   Single Tenant                5.2500%
  130       GMACCM           1,933,979           1,933,979        Retail                   Single Tenant                5.2500%
  131       GMACCM           1,905,221           1,905,221        Retail                   Single Tenant                5.2500%
  132       GMACCM           1,890,842           1,890,842        Retail                   Single Tenant                5.2500%
  133       GMACCM           1,890,842           1,890,842        Retail                   Single Tenant                5.6500%
-------------------------------------------------------------------------------------------------------------------------------
  134       GMACCM           1,782,999           1,782,999        Retail                   Single Tenant                5.2500%
  135       GMACCM           1,653,588           1,653,588        Retail                   Single Tenant                5.2500%
  136       GMACCM           1,576,000           1,573,664        Multifamily              Conventional                 5.2100%
  137       GMACCM           1,300,000           1,297,373        Manufactured Housing     Manufactured Housing         5.9200%


                           INTEREST         ORIGINAL         STATED REMAINING         ORIGINAL           REMAINING           FIRST
         ADMINISTRATIVE     ACCRUAL     TERM TO MATURITY     TERM TO MATURITY       AMORTIZATION       AMORTIZATION         PAYMENT
   ID     FEE RATE (3)       BASIS        OR ARD (MOS.)        OR ARD (MOS.)         TERM (MOS.)        TERM (MOS.)           DATE
------------------------------------------------------------------------------------------------------------------------------------
   39       0.0308%       Actual/360           120                  118                  360                360             7/1/2005
   40       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
   41       0.1008%       Actual/360           120                  118                  360                360             7/1/2005
   42       0.0308%       Actual/360           120                  118                  360                360             7/1/2005
   43       0.1008%       Actual/360           120                  118                  360                360             7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   44       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
   45       0.0608%       Actual/360           120                  117                  360                360             6/1/2005
   46       0.0308%       Actual/360           120                  118                  360                360             7/1/2005
   47       0.0608%       Actual/360           60                   58                    0                  0              7/1/2005
   48       0.0308%       Actual/360           120                  117                  360                357             6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   49       0.0908%       Actual/360           120                  119                  360                359             8/1/2005
   50       0.0408%       Actual/360           120                  118                  360                360             7/1/2005
   51       0.1408%       Actual/360           120                  118                  360                358             7/1/2005
   52       0.1408%       Actual/360           120                  118                  360                358             7/1/2005
   53       0.1408%       Actual/360           120                  118                  360                358             7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   54       0.1408%       Actual/360           120                  118                  360                358             7/1/2005
   55       0.1408%       Actual/360           120                  118                  360                358             7/1/2005
   56       0.0308%       Actual/360           84                   84                   360                360             9/1/2005
   57       0.0677%       Actual/360           120                  118                  300                300             7/1/2005
   58       0.0677%       Actual/360           120                  113                  300                293             2/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   59       0.0408%       Actual/360           120                  119                  360                359             8/1/2005
   60       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
   61       0.0308%       Actual/360           120                  119                  360                360             8/1/2005
   62       0.0308%       Actual/360           120                  117                  360                357             6/1/2005
   63       0.0408%       Actual/360           120                  118                  360                360             7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   64       0.0308%       Actual/360           120                  119                  360                359             8/1/2005
   65       0.0741%       Actual/360           120                  116                  300                300             5/1/2005
   66       0.0708%       Actual/360           120                  118                  360                360             7/1/2005
   67       0.0308%       Actual/360           120                  118                  360                360             7/1/2005
   68       0.0308%       Actual/360           120                  118                   0                  0              7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   69       0.1008%       Actual/360           60                   59                   360                359             8/1/2005
   70       0.0708%       Actual/360           120                  117                  360                357             6/1/2005
   71       0.0806%       Actual/360           120                  112                  300                292             1/1/2005
   72       0.1008%       Actual/360           84                   84                   360                360             9/1/2005
   73       0.0821%       Actual/360           120                  120                  300                300             9/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   74       0.0408%       Actual/360           120                  118                  360                358             7/1/2005
   75       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
   76       0.0829%       Actual/360           120                  113                  300                300             2/1/2005
   77       0.0708%       Actual/360           120                  118                  360                360             7/1/2005
   78       0.0308%       Actual/360           180                  177                  180                177             6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   79       0.0708%       Actual/360           120                  119                  360                359             8/1/2005
   80       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
   81       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
   82       0.0908%       Actual/360           120                  118                  360                360             7/1/2005
   83       0.0308%       Actual/360           120                  120                  300                300             9/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   84       0.0308%       Actual/360           120                  120                  360                360             9/1/2005
   85       0.1108%       Actual/360           120                  120                  360                360             9/1/2005
   86       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
   87       0.0408%       Actual/360           120                  120                  240                240             9/1/2005
   88       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   89       0.1008%       Actual/360           120                  119                  360                359             8/1/2005
   90       0.0908%       Actual/360           60                   59                   360                359             8/1/2005
   91       0.0308%       Actual/360           60                   59                   360                359             8/1/2005
   92       0.0308%       Actual/360           60                   59                   360                359             8/1/2005
   93       0.0508%       Actual/360           120                  119                  300                299             8/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   94       0.0908%       Actual/360           120                  118                  360                358             7/1/2005
   95       0.0918%       Actual/360           120                  116                  300                296             5/1/2005
   96       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
   97       0.1008%       Actual/360           120                  119                  360                359             8/1/2005
   98       0.0608%       Actual/360           120                  117                  360                357             6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   99       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
  100       0.0308%       Actual/360           120                  119                  300                299             8/1/2005
  101       0.1008%       Actual/360           84                   83                   300                299             8/1/2005
  102       0.0408%       Actual/360           120                  120                  360                360             9/1/2005
  103       0.0908%       Actual/360           120                  118                  300                298             7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  104       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
  105       0.1408%       Actual/360           120                  119                  360                359             8/1/2005
  106       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
  107       0.1008%       Actual/360           84                   82                   360                360             7/1/2005
  108       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  109       0.1008%       Actual/360           300                  299                  300                299             8/1/2005
  110       0.1008%       Actual/360           120                  119                   0                  0              8/1/2005
  111       0.0708%       Actual/360           120                  119                  360                359             8/1/2005
  112       0.0408%       Actual/360           120                  118                  360                358             7/1/2005
  113       0.0908%       Actual/360           120                  119                  360                359             8/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  114       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  115       0.0908%       Actual/360           120                  118                  360                358             7/1/2005
  116       0.0408%       Actual/360           120                  119                  360                359             8/1/2005
  117       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  118       0.0308%       Actual/360           120                  118                  360                360             7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  119       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
  120       0.1008%       Actual/360           60                   59                   240                239             8/1/2005
  121       0.0908%       Actual/360           60                   58                   360                358             7/1/2005
  122       0.0708%       Actual/360           120                  117                  360                357             6/1/2005
  123       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  124       0.1008%       Actual/360           120                  119                  360                360             8/1/2005
  125       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  126       0.0908%       Actual/360           120                  120                  300                300             9/1/2005
  127       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  128       0.1008%       Actual/360           180                  180                  300                300             9/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  129       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  130       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  131       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  132       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  133       0.1008%       Actual/360           180                  180                  300                300             9/1/2005
------------------------------------------------------------------------------------------------------------------------------------
  134       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  135       0.1008%       Actual/360           120                  120                  360                360             9/1/2005
  136       0.1008%       Actual/360           120                  119                  300                299             8/1/2005
  137       0.1008%       Actual/360           240                  239                  240                239             8/1/2005


          MATURITY           ANNUAL            MONTHLY           REMAINING
            DATE              DEBT              DEBT           INTEREST ONLY                                               ARD
   ID      OR ARD         SERVICE (4)        SERVICE (4)     PERIOD (MOS.)(15)             LOCKBOX (5)                  (YES/NO)
--------------------------------------------------------------------------------------------------------------------------------
   39     6/1/2015         1,256,575           104,715               70             None                                   No
   40     8/1/2015         1,124,159           93,680                               Hard                                   No
   41     6/1/2015         1,081,140           90,095                58             None                                   No
   42     6/1/2015         1,074,061           89,505                58             None at Closing, Springing Hard        No
   43     6/1/2015         1,126,566           93,880                34             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   44     8/1/2015         1,047,937           87,328                               Hard                                   No
   45     5/1/2015          957,421            79,785                21             None                                   No
   46     6/1/2015          938,321            78,193                58             None                                   No
   47     6/1/2010          753,725            62,810                58             Soft, Springing Hard                   No
   48     5/1/2015          929,784            77,482                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   49     7/1/2015          917,744            76,479                               Hard                                   No
   50     6/1/2015          941,017            78,418                10             None                                   No
   51     6/1/2015          225,139            18,762                               None                                   No
   52     6/1/2015          213,119            17,760                               None                                   No
   53     6/1/2015          181,151            15,096                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   54     6/1/2015          170,490            14,207                               None                                   No
   55     6/1/2015          163,528            13,627                               None                                   No
   56     8/1/2012          870,641            72,553                30             Soft, Springing Hard                   No
   57     6/1/2015          978,580            81,548                10             None                                   No
   58     1/1/2015          984,236            82,020                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   59     7/1/2015          782,733            65,228                               Hard                                   No
   60     7/1/2015          755,415            62,951                23             None                                   No
   61     7/1/2015          762,041            63,503                23             None                                   No
   62     5/1/2015          752,122            62,677                               None                                   No
   63     6/1/2015          761,117            63,426                10             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   64     7/1/2015          741,577            61,798                               None                                   No
   65     4/1/2015          785,078            65,423                8              None                                   No
   66     6/1/2015          647,995            54,000                58             Hard                                   No
   67     6/1/2015          611,490            50,957                58             None                                   No
   68     6/1/2015          486,743            40,562               118             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   69     7/1/2010          588,213            49,018                               Hard                                   No
   70     5/1/2015          602,238            50,187                               None                                   No
   71    12/1/2014          649,456            54,121                               None                                   No
   72     8/1/2012          544,595            45,383                               None at Closing, Springing Hard        No
   73     8/1/2015          577,545            48,129                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   74     6/1/2015          553,540            46,128                               None                                   No
   75     8/1/2015          525,096            43,758                               Hard                                   No
   76     1/1/2015          596,219            49,685                5              None                                   No
   77     6/1/2015          500,778            41,731                22             Hard                                   No
   78     5/1/2020          721,598            60,133                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   79     7/1/2015          484,085            40,340                               None                                   No
   80     8/1/2015          469,950            39,163                48             None                                   No
   81     7/1/2015          456,208            38,017                23             None                                   No
   82     6/1/2015          467,276            38,940                22             Hard                                   No
   83     8/1/2015          510,300            42,525                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   84     8/1/2015          472,694            39,391                               None                                   No
   85     8/1/2015          436,532            36,378                               None                                   No
   86     8/1/2015          443,972            36,998                               Hard                                   No
   87     8/1/2015          537,875            44,823                               Hard                                   No
   88     7/1/2015          435,077            36,256                59             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   89     7/1/2015          461,649            38,471                               Hard                                   No
   90     7/1/2010          433,133            36,094                               Hard                                   No
   91     7/1/2010          414,153            34,513                               None                                   No
   92     7/1/2010          412,496            34,375                               None                                   No
   93     7/1/2015          465,888            38,824                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   94     6/1/2015          426,646            35,554                               None                                   No
   95     4/1/2015          464,495            38,708                               None                                   No
   96     7/1/2015          374,325            31,194                11             Hard                                   No
   97     7/1/2015          376,089            31,341                               None                                   No
   98     5/1/2015          386,417            32,201                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
   99     7/1/2015          366,911            30,576                23             None                                   No
  100     7/1/2015          413,323            34,444                               None at Closing, Springing Hard        No
  101     7/1/2012          387,300            32,275                               None                                   No
  102     8/1/2015          338,328            28,194                               None                                   No
  103     6/1/2015          368,849            30,737                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
  104     7/1/2015          308,728            25,727                23             None                                   No
  105     7/1/2015          286,520            23,877                               Soft                                   No
  106     7/1/2015          266,844            22,237                23             None                                   No
  107     6/1/2012          256,406            21,367                22             None                                   No
  108     7/1/2015          260,274            21,690                23             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
  109     7/1/2030          282,128            23,511                               None                                   No
  110     7/1/2015          184,690            15,391               119             None                                   No
  111     7/1/2015          247,329            20,611                               None                                   No
  112     6/1/2015          233,489            19,457                               None                                   No
  113     7/1/2015          231,795            19,316                               None                                   No
--------------------------------------------------------------------------------------------------------------------------------
  114     8/1/2015          221,233            18,436                               None                                   No
  115     6/1/2015          231,850            19,321                               None                                   No
  116     7/1/2015          218,272            18,189                               None                                   No
  117     8/1/2015          204,856            17,071                               Hard                                   No
  118     6/1/2015          199,657            16,638                58             None                                   No
--------------------------------------------------------------------------------------------------------------------------------
  119     7/1/2015          196,126            16,344                23             None                                   No
  120     7/1/2010          247,639            20,637                               None at Closing, Springing Hard        No
  121     6/1/2010          189,092            15,758                               Hard                                   No
  122     5/1/2015          178,916            14,910                               None                                   No
  123     8/1/2015          140,541            11,712                               Hard                                   No
--------------------------------------------------------------------------------------------------------------------------------
  124     7/1/2015          141,390            11,783                23             None                                   No
  125     8/1/2015          136,729            11,394                               Hard                                   No
  126     8/1/2015          147,632            12,303                               None                                   No
  127     8/1/2015          135,777            11,315                               Hard                                   No
  128     8/1/2020          147,828            12,319                               Hard                                   No
--------------------------------------------------------------------------------------------------------------------------------
  129     8/1/2015          128,154            10,680                               Hard                                   No
  130     8/1/2015          128,154            10,680                               Hard                                   No
  131     8/1/2015          126,248            10,521                               Hard                                   No
  132     8/1/2015          125,296            10,441                               Hard                                   No
  133     8/1/2020          141,377            11,781                               Hard                                   No
--------------------------------------------------------------------------------------------------------------------------------
  134     8/1/2015          118,149             9,846                               Hard                                   No
  135     8/1/2015          109,574             9,131                               Hard                                   No
  136     7/1/2015          112,884             9,407                               None                                   No
  137     7/1/2025          111,045             9,254                               None                                   No


            CROSSED                                                                                              CUT-OFF
              WITH           RELATED          DSCR(4)(6)          GRACE        PAYMENT        APPRAISED          DATE LTV
   ID     OTHER LOANS       BORROWER        (7)(8)(9)(10)        PERIOD         DATE           (11)(12)      RATIO(6)(8)(9)(10)
-------------------------------------------------------------------------------------------------------------------------------
   39          No                                1.25               5             1           23,500,000          79.57%
   40          No            Yes - 6             1.47               5             1           21,000,000          80.33%
   41          No                                1.24               5             1           21,250,000          77.65%
   42          No                                1.22               5             1           20,675,000          78.84%
   43          No                                1.38               5             1           21,750,000          73.56%
-------------------------------------------------------------------------------------------------------------------------------
   44          No                                1.23               5             1           22,500,000          70.44%
   45          No                                1.28               5             1           18,000,000          80.00%
   46          No            Yes - 7             1.24               5             1           17,800,000          80.00%
   47          No            Yes - 4             1.59               5             1           19,000,000          73.68%
   48          No                                1.26               5             1           16,150,000          78.67%
-------------------------------------------------------------------------------------------------------------------------------
   49          No           Yes - 13             1.49               5             1           19,300,000          70.66%
   50          No            Yes - 8             1.52               5             1           18,300,000          74.32%
   51         Yes           Yes - 14             1.40               5             1            4,100,000          73.49%
   52         Yes           Yes - 14             1.40               5             1            3,800,000          73.49%
   53         Yes           Yes - 14             1.40               5             1            3,230,000          73.49%
-------------------------------------------------------------------------------------------------------------------------------
   54         Yes           Yes - 14             1.40               5             1            4,000,000          73.49%
   55         Yes           Yes - 14             1.40               5             1            3,340,000          73.49%
   56          No                                1.26               5             1           16,875,000          80.00%
   57          No                                1.52               5             1           16,600,000          78.31%
   58          No                                1.52               5             1           17,900,000          71.88%
-------------------------------------------------------------------------------------------------------------------------------
   59          No                                1.32               5             1           15,000,000          79.92%
   60          No                                1.46               5             1           16,000,000          73.13%
   61          No                                1.36               5             1           15,000,000          76.67%
   62          No                                1.28               5             1           14,500,000          76.32%
   63          No            Yes - 8             1.47               5             1           16,600,000          66.27%
-------------------------------------------------------------------------------------------------------------------------------
   64          No                                1.45               5             1           13,700,000          78.03%
   65          No                                1.57               5             1           14,300,000          73.43%
   66          No                                1.33               5             1           11,900,000          79.83%
   67          No            Yes - 7             1.26               5             1           12,810,000          72.44%
   68          No                                1.78               5             1           13,500,000          68.52%
-------------------------------------------------------------------------------------------------------------------------------
   69          No                                1.27               5             1           12,050,000          69.63%
   70          No            Yes - 3             1.32               5             1           11,200,000          78.34%
   71          No                                1.76               5             1           14,800,000          56.12%
   72          No                                1.21               5             1           10,350,000          78.26%
   73          No                                1.81               5             1           12,000,000          66.67%
-------------------------------------------------------------------------------------------------------------------------------
   74          No                                1.35               5             1           10,100,000          79.05%
   75          No            Yes - 6             1.34               5             1           10,000,000          78.80%
   76          No                                1.74               5             1           11,300,000          69.03%
   77          No                                1.40               5             1            9,300,000          80.00%
   78          No                                1.56               5             1           17,700,000          41.92%
-------------------------------------------------------------------------------------------------------------------------------
   79          No                                1.46               5             1           11,500,000          62.55%
   80          No                                1.34               5             1            8,875,000          80.00%
   81          No                                1.46               5             1           10,490,000          66.75%
   82          No                                1.52               5             1           11,100,000          62.61%
   83          No           Yes - 15             1.67               5             1           10,400,000          65.63%
-------------------------------------------------------------------------------------------------------------------------------
   84          No                                1.62               5             1            9,000,000          75.00%
   85          No                                1.38               5             1            8,375,000          80.00%
   86          No            Yes - 6             1.51               5             1            8,600,000          77.91%
   87          No                                1.24               5             1           10,000,000          65.00%
   88          No                                1.52               5             1            8,150,000          79.75%
-------------------------------------------------------------------------------------------------------------------------------
   89          No                                1.29               5             1            9,300,000          69.83%
   90          No           Yes - 13             1.63               5             1           10,050,000          63.12%
   91          No            Yes - 2             1.21               5             1            9,100,000          68.61%
   92          No            Yes - 2             1.24               5             1            8,400,000          74.03%
   93          No                                1.62               5             1            8,300,000          74.90%
-------------------------------------------------------------------------------------------------------------------------------
   94          No                                1.34               5             1            8,000,000          77.34%
   95          No                                1.54               5             1            8,150,000          74.42%
   96          No                                1.35               5             1            7,200,000          79.17%
   97          No                                1.26               5             1            7,100,000          79.15%
   98          No                                1.24               5             1            7,200,000          77.55%
-------------------------------------------------------------------------------------------------------------------------------
   99          No           Yes - 12             2.27               5             1           18,400,000          29.89%
  100          No           Yes - 15             1.86               5             1            7,300,000          74.90%
  101          No                                1.50               5             1            8,800,000          59.01%
  102          No                                1.33               5             1            6,700,000          76.12%
  103          No                                1.97               5             1            7,600,000          64.29%
-------------------------------------------------------------------------------------------------------------------------------
  104          No           Yes - 12             2.02               5             1           14,550,000          32.16%
  105          No                                1.24               5             1            5,300,000          78.23%
  106          No           Yes - 12             3.40               5             1           18,600,000          21.51%
  107          No                                1.30               5             1            4,925,000          79.19%
  108          No           Yes - 12             1.35               5             1            8,200,000          46.59%
-------------------------------------------------------------------------------------------------------------------------------
  109          No                                1.21               5             1            5,020,000          75.79%
  110          No                                1.63               5             1            5,100,000          70.59%
  111          No                                1.28               5             1            5,000,000          71.04%
  112          No                                1.34               5             1            4,600,000          75.93%
  113          No                                1.25               5             1            4,585,000          73.00%
-------------------------------------------------------------------------------------------------------------------------------
  114          No                                1.57               5             1            4,150,000          80.00%
  115          No                                1.33               5             1            4,360,000          75.54%
  116          No                                1.53               5             1            4,000,000          79.92%
  117          No            Yes - 9             1.60               5             1            4,350,000          71.07%
  118          No            Yes - 7             1.47               5             1            3,800,000          79.74%
-------------------------------------------------------------------------------------------------------------------------------
  119          No           Yes - 12             2.09               5             1            7,860,000          38.17%
  120          No                                1.62               5             1            5,500,000          54.43%
  121          No                                1.30               5             1            3,700,000          74.44%
  122          No            Yes - 3             1.28               5             1            3,250,000          79.77%
  123          No            Yes - 9             1.60               5             1            2,950,000          71.90%
-------------------------------------------------------------------------------------------------------------------------------
  124          No                                1.69               5             1            4,450,000          47.42%
  125          No            Yes - 9             1.58               5             1            2,870,000          71.90%
  126          No                                1.29               5             1            2,750,000          74.58%
  127          No            Yes - 9             1.59               5             1            2,850,000          71.90%
  128          No            Yes - 9             1.40               5             1            2,750,000          71.90%
-------------------------------------------------------------------------------------------------------------------------------
  129          No            Yes - 9             1.58               5             1            2,690,000          71.90%
  130          No            Yes - 9             1.58               5             1            2,690,000          71.90%
  131          No            Yes - 9             1.61               5             1            2,650,000          71.90%
  132          No            Yes - 9             1.59               5             1            2,630,000          71.90%
  133          No            Yes - 9             1.40               5             1            2,630,000          71.90%
-------------------------------------------------------------------------------------------------------------------------------
  134          No            Yes - 9             1.58               5             1            2,480,000          71.90%
  135          No            Yes - 9             1.57               5             1            2,300,000          71.90%
  136          No                                1.25               5             1            1,975,000          79.68%
  137          No                                1.22               5             1            1,820,000          71.28%



             LTV RATIO AT
   ID    MATURITY/ARD(6)(9)(10)                                  ADDRESS                     CITY                        COUNTY
------------------------------------------------------------------------------------------------------------------------------------
   39           75.08%           230 South Broad Street                                      Philadelphia            Philadelphia
   40           66.68%           9330 Poppy Drive                                            Dallas                  Dallas
   41           71.77%           1025 Westbury Boulevard                                     Howell                  Livingston
   42           72.93%           5555 Roswell Road                                           Atlanta                 Fulton
   43           66.21%           2647 Cesery Boulevard                                       Jacksonville            Duval
------------------------------------------------------------------------------------------------------------------------------------
   44           58.34%           25751 McBean Parkway                                        Valencia                Los Angeles
   45           69.72%           8618 Westwood Center Drive                                  Vienna                  Fairfax
   46           74.00%           63 Green Briar Drive North                                  Bath                    Northampton
   47           73.68%           2835 50th Avenue West                                       Bradenton               Manatee
   48           64.16%           5069 Stacey Drive East                                      Harrisburg              Dauphin
------------------------------------------------------------------------------------------------------------------------------------
   49           58.86%           12200/12300 Parc Crest Drive                                Stafford (Houston)      Fort Bend
   50           63.88%           250 North Andrews Avenue                                    Ft. Lauderdale          Broward
   51           62.00%           39111 West Six Mile Road                                    Livonia                 Wayne
   52           62.00%           1320 Tower Road                                             Schaumburg              Cook
   53           62.00%           7 West Square Lake Road                                     Bloomfield Hills        Oakland
------------------------------------------------------------------------------------------------------------------------------------
   54           62.00%           26677 West Twelve Mile Road                                 Southfield              Oakland
   55           62.00%           200 East Big Beaver Road                                    Troy                    Oakland
   56           74.48%           10777 Main Street                                           Fairfax                 Fairfax City
   57           62.41%           404 South Mint Street                                       Charlotte               Mecklenburg
   58           55.80%           8320 Benson Drive                                           Columbia                Howard
------------------------------------------------------------------------------------------------------------------------------------
   59           66.01%           1008-1250 West Roosevelt Boulevard                          Monroe                  Union
   60           63.31%           12340 Alameda Trace Circle                                  Austin                  Travis
   61           66.76%           5664 Woodmont Avenue                                        Baltimore               Baltimore City
   62           63.85%           7710 South Granite Avenue                                   Tulsa                   Tulsa
   63           56.96%           777 NW 57th Avenue                                          Miami                   Dade
------------------------------------------------------------------------------------------------------------------------------------
   64           65.56%           540, 578, & 523 - 533 Nepperhan Avenue                      Yonkers                 Westchester
   65           58.39%           125 South Festival Drive                                    Anaheim Hills           Orange
   66           74.18%           800 Laurel Oak Drive                                        Naples                  Collier
   67           67.01%           1901 Fernwood Drive                                         Capitol Heights         Prince George's
   68           68.52%           55 Regina Drive                                             East Windsor            Hartford
------------------------------------------------------------------------------------------------------------------------------------
   69           63.87%           3035 and 3169 N. Shadeland Avenue                           Indianapolis            Marion
   70           65.72%           4040 Synott Road                                            Houston                 Harris
   71           43.94%           27513 Wayne Mills Place                                     Valencia                Los Angeles
   72           69.85%           8350 S. Orange Blossom Trail                                Orlando                 Orange
   73           50.37%           1350 South Dixie Highway                                    Coral Gables            Miami-Dade
------------------------------------------------------------------------------------------------------------------------------------
   74           66.45%           463 East Beaver Avenue                                      State College           Centre
   75           65.41%           550 Heritage Drive                                          Jupiter                 Palm Beach
   76           55.26%           467 Herndon Parkway                                         Herndon                 Fairfax
   77           69.90%           4 Bonazzoli Avenue                                          Hudson                  Middlesex
   78            0.47%           9701 Apollo Drive                                           Largo                   Prince George's
------------------------------------------------------------------------------------------------------------------------------------
   79           52.11%           1344, 1490, 1522 Railroad Avenue                            Livermore               Alameda
   80           72.65%           3395 Spangler Drive                                         Lexington               Fayette
   81           57.91%           8350 Wilshire Boulevard                                     Beverly Hills           Los Angeles
   82           54.69%           621 Hawaii Street                                           El Segundo              Los Angeles
   83           50.21%           9880 North Scottsdale Road                                  Scottsdale              Maricopa
------------------------------------------------------------------------------------------------------------------------------------
   84           63.13%           301 Savannah Highway                                        Charleston              Charleston
   85           65.98%           1041 Murfreesboro Pike                                      Nashville               Davidson
   86           64.57%           10075 Jog Road                                              Boynton Beach           Palm Beach
   87           41.84%           8680 Commodity Circle                                       Orlando                 Orange
   88           73.93%           3201 Knight Street                                          Shreveport              Caddo
------------------------------------------------------------------------------------------------------------------------------------
   89           59.07%           270 East Hunt Highway                                       Queen Creek             Pinal
   90           58.71%           12300 Parc Crest Drive                                      Stafford (Houston)      Fort Bend
   91           63.58%           69 Bennett Avenue                                           New York                New York
   92           68.60%           109-20 Queens Boulevard                                     Forest Hills            Queens
   93           57.41%           960 West Point Court                                        Lithia Springs          Douglas
------------------------------------------------------------------------------------------------------------------------------------
   94           64.92%           10300-350 South Illinois Route 59 and 10331 Helene Avenue   Naperville              Will
   95           57.65%           16 Trinity Point Drive                                      Washington              Washington
   96           67.17%           8700 East Pinnacle Peak Road                                Scottsdale              Maricopa
   97           65.83%           3501-3536 Vann Road                                         Trussville              Jefferson
   98           65.21%           2516 Douglas Avenue                                         Bellingham              Whatcom
------------------------------------------------------------------------------------------------------------------------------------
   99           26.07%           7266 Franklin Avenue                                        Los Angeles             Los Angeles
  100           57.59%           10150 North Oracle Road                                     Oro Valley              Pima
  101           50.20%           8920 Glendon Way                                            Rosemead                Los Angeles
  102           63.10%           10091 Park Run Drive                                        Las Vegas               Clark
  103           49.45%           1125 Second Street Southwest                                Rochester               Olmstead
------------------------------------------------------------------------------------------------------------------------------------
  104           27.98%           500 North Rossmore Avenue                                   Los Angeles             Los Angeles
  105           65.65%           13101 State Line Road                                       Kansas City             Jackson
  106           18.75%           1616 North Fuller Avenue                                    Los Angeles             Los Angeles
  107           73.24%           601 Wildbrook Lane                                          Hoover                  Jefferson
  108           40.81%           14639 Burbank Boulevard                                     Van Nuys                Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
  109            0.00%           618 Fairview Road                                           Simpsonville            Greenville
  110           70.59%           2045 South McClintock Drive                                 Tempe                   Maricopa
  111           59.74%           9633 Ferris Branch Boulevard                                Dallas                  Dallas
  112           63.18%           7601 South Yale Avenue                                      Tulsa                   Tulsa
  113           61.30%           3005 South Center Street                                    Arlington               Tarrant
------------------------------------------------------------------------------------------------------------------------------------
  114           66.41%           4641 Hermitage Road, 4700 Calhoun Road, 4850 General Road   Mobile                  Mobile
  115           63.77%           1441 E. Old West Highway                                    Apache Junction         Pinal
  116           66.85%           Highway 431, West of Highway 45 By-Pass                     Martin                  Weakley
  117           58.90%           1016 North Arendell Avenue                                  Zebulon                 Wake
  118           73.76%           1800 West Main Street                                       Lowell                  Kent
------------------------------------------------------------------------------------------------------------------------------------
  119           33.14%           27930 Pueblo Springs Drive                                  Hayward                 Alameda
  120           46.16%           6687 Airway Road                                            Otay Mesa (San Diego)   San Diego
  121           69.35%           5203 Buena Vista Drive                                      Carlsbad                Eddy
  122           67.02%           13103 Ashford Point Drive                                   Houston                 Harris
  123           59.58%           503 East Third Street                                       Pembroke                Robeson
------------------------------------------------------------------------------------------------------------------------------------
  124           41.39%           151 North Rose Street and 1556 East Grand Avenue            Escondido               San Diego
  125           59.58%           710 Fayetteville Street                                     Durham                  Durham
  126           56.29%           320 North 22nd Street                                       Omaha                   Douglas
  127           59.58%           1531 North Howe Street                                      Southport               Brunswick
  128           42.18%           703 East Washington Street                                  Nashville               Nash
------------------------------------------------------------------------------------------------------------------------------------
  129           59.58%           US Highway 19 / Slope Street                                Bryson City             Swain
  130           59.58%           6525 Jordan Road                                            Ramseur                 Randolph
  131           59.58%           503 East Main Street                                        Benson                  Johnston
  132           59.58%           2805 South Main Street                                      Archdale                Guilford
  133           42.18%           321 East Street                                             Pittsboro               Chatham
------------------------------------------------------------------------------------------------------------------------------------
  134           59.58%           1006 Monroe Street                                          Carthage                Moore
  135           59.58%           101 East Atkins Street                                      Dobson                  Surry
  136           60.12%           1030 Grubbs Avenue                                          Gardendale              Jefferson
  137            0.00%           99 Meadowview Lane                                          Brainerd                Crow Wing


                                                                        NET          UNITS      LOAN PER NET         PREPAYMENT
                                      YEAR              YEAR       RENTABLE AREA      OF        RENTABLE AREA     PROVISIONS (# OF
   ID    STATE     ZIP CODE           BUILT           RENOVATED       SF/UNITS      MEASURE     SF/UNITS(6)(9)    PAYMENTS)(13)(14)
------------------------------------------------------------------------------------------------------------------------------------
   39    PA         19102             1925              1985          212,299       Sq. Ft.             88.08     L(26);D(90);O(4)
   40    TX         75218             1994                             92,391       Sq. Ft.            182.59     L(24);D(92);O(4)
   41    MI         48843           2003-2004                           131         Units          125,954.20     L(26);D(90);O(4)
   42    GA         30342           1968-1970           2000            308         Units           52,922.08     L(26);D(90);O(4)
   43    FL         32211           1958-1974                           725         Units           22,068.97     L(26);D(92);O(2)
------------------------------------------------------------------------------------------------------------------------------------
   44    CA         91355           1989/1990                          51,407       Sq. Ft.            308.32     L(24);D(92);O(4)
   45    VA         22182             1984                            106,637       Sq. Ft.            135.04     L(36);D(77);O(7)
   46    PA         18014           1986-1991                           319         Pads            44,639.50     L(26);D(90);O(4)
   47    FL         34207             1986                              264         Units           53,030.30     L(26);D(30);O(4)
   48    PA         17111           1972-1975                           324         Units           43,073.78     L(27);D(89);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   49    TX         77477             1983                            189,566       Sq. Ft.             71.94     L(36);D(80);O(4)
   50    FL         33301             2002                              156         Rooms           87,179.49     L(36);D(77);O(7)
   51    MI         48152             1988              2002           20,658       Sq. Ft.            155.00     L(36);D(80);O(4)
   52    IL         60173             1989                             18,065       Sq. Ft.            155.00     L(36);D(80);O(4)
   53    MI         48302             1988              1999           14,010       Sq. Ft.            155.00     L(36);D(80);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   54    MI         48034          1985 & 1988          1999           19,566       Sq. Ft.            155.00     L(36);D(80);O(4)
   55    MI         48083             1985              1996           15,276       Sq. Ft.            155.00     L(36);D(80);O(4)
   56    VA         22030             1985                             72,120       Sq. Ft.            187.19     L(24);D(56);O(4)
   57    NC         28202             2001                              150         Rooms           86,666.67     L(38);D(80);O(2)
   58    MD         21045             2003                              150         Rooms           85,775.75     L(43);D(75);O(2)
------------------------------------------------------------------------------------------------------------------------------------
   59    NC         28110       1970, 1986, 1997        1997          201,976       Sq. Ft.             59.35     L(36);D(80);O(4)
   60    TX         78727             1999                              153         Units           76,470.59     L(24);YM1(94);O(2)
   61    MD         21239             1950                              353         Units           32,577.90     L(25);D(91);O(4)
   62    OK         74136             1977                              544         Units           20,342.67     L(27);D(89);O(4)
   63    FL         33126             2000                              147         Rooms           74,829.93     L(36);D(77);O(7)
------------------------------------------------------------------------------------------------------------------------------------
   64    NY         10701          1898 & 1989          1978          161,454       Sq. Ft.             66.21     L(25);D(91);O(4)
   65    CA         92808             2002                              128         Rooms           82,031.25     L(40);D(78);O(2)
   66    FL         34103             1983                             41,137       Sq. Ft.            230.94     L(36);D(80);O(4)
   67    MD         20743          1967 & 1974                          328         Pads            28,292.68     L(26);D(90);O(4)
   68    CT         06088             1982                              181         Units           51,104.97     L(26);D(90);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   69    IN         46226           1965-1979           2004          591,635       Sq. Ft.             15.36     L(25);D(33);O(2)
   70    TX         77082             1983                              199         Units           44,089.98     L(35);YM1(81);O(4)
   71    CA         91355             2002                              118         Rooms           70,386.06     L(44);D(74);O(2)
   72    FL         32808             1994                             65,000       Sq. Ft.            124.62     L(24);D(56);O(4)
   73    FL         33146             1962              2005            155         Rooms           51,612.90     L(48);D(70);O(2)
------------------------------------------------------------------------------------------------------------------------------------
   74    PA         16801             2003                               48         Units          166,336.57     L(36);D(80);O(4)
   75    FL         33458             2001                             40,396       Sq. Ft.            195.07     L(24);D(92);O(4)
   76    VA         20171             1999                              104         Rooms           75,000.00     L(43);D(75);O(2)
   77    MA         01749             1989              2004          128,000       Sq. Ft.             58.13     L(36);D(80);O(4)
   78    MD         20774             2002                             93,585       Sq. Ft.             79.28     L(27);D(149);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   79    CA         94550             1972                             78,377       Sq. Ft.             91.77     L(35);YM1(81);O(4)
   80    KY         40517           1982-1983                           193         Units           36,787.56     L(24);D(94);O(2)
   81    CA         90211             1980                             36,099       Sq. Ft.            193.97     L(25);D(93);O(2)
   82    CA         90245             1965              2002           47,576       Sq. Ft.            146.08     L(23);YM1(93);O(4)
   83    AZ         85253             1997                              114         Rooms           59,868.42     L(24);D(92);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   84    SC         29407             1970              2001            180         Rooms           37,500.00     L(24);D(92);O(4)
   85    TN         37217             1973              2005          114,617       Sq. Ft.             58.46     L(36);D(80);O(4)
   86    FL         33437             1996                             37,704       Sq. Ft.            177.70     L(24);D(92);O(4)
   87    FL         32819             2005                             55,529       Sq. Ft.            117.06     L(36);D(80);O(4)
   88    LA         71105             1973                              200         Units           32,500.00     L(23);YM1(96);O(1)
------------------------------------------------------------------------------------------------------------------------------------
   89    AZ         85242             2004                             33,256       Sq. Ft.            195.29     L(25);D(93);O(2)
   90    TX         77477             1983              1995           90,990       Sq. Ft.             69.72     L(36);D(20);O(4)
   91    NY         10033             1954                               60         Units          104,062.37     L(25);D(28);O(7)
   92    NY         11375             1929                               64         Units           97,168.24     L(25);D(28);O(7)
   93    GA         30122             2000                               91         Rooms           68,313.36     L(36);D(80);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   94    IL         60564             1990              1993           40,478       Sq. Ft.            152.86     L(35);YM1(81);O(4)
   95    PA         15301             2000                               86         Rooms           70,530.62     L(40);D(78);O(2)
   96    AZ         85255             1986                             28,548       Sq. Ft.            199.66     L(25);D(91);O(4)
   97    AL         35235           2000-2004                          48,392       Sq. Ft.            116.12     L(25);D(91);O(4)
   98    WA         98225           2000-2003                            66         Units           84,601.13     L(27);D(89);O(4)
------------------------------------------------------------------------------------------------------------------------------------
   99    CA         90046             1989                               90         Units           61,111.11     L(25);D(92);O(3)
  100    AZ         85737             2000                               89         Rooms           61,434.44     L(25);D(91);O(4)
  101    CA         91770             1971              2003           40,396       Sq. Ft.            128.55     L(25);D(57);O(2)
  102    NV         89145             2005                             23,965       Sq. Ft.            212.81     L(35);YM1(81);O(4)
  103    MN         55902             1999                               86         Rooms           56,813.73     L(36);D(80);O(4)
------------------------------------------------------------------------------------------------------------------------------------
  104    CA         90004             1988                               67         Units           69,850.75     L(25);D(92);O(3)
  105    MO         64145             2003                             13,813       Sq. Ft.            300.17     L(36);D(80);O(4)
  106    CA         90046             1987                              136         Units           29,411.76     L(25);D(92);O(3)
  107    AL         35216             1979              2003             88         Units           44,318.18     L(26);D(54);O(4)
  108    CA         91411             1985                               52         Units           73,461.54     L(25);D(92);O(3)
------------------------------------------------------------------------------------------------------------------------------------
  109    SC         29681             2005                             14,550       Sq. Ft.            261.49     L(25);D(273);O(2)
  110    AZ         85282             1980                              112         Units           32,142.86     L(25);D(93);O(2)
  111    TX         75243             1984                              151         Units           23,521.91     L(35);YM1(81);O(4)
  112    OK         74136             1982                              100         Units           34,925.58     L(59);YM1(57);O(4)
  113    TX         76014             1984                              100         Units           33,469.54     L(35);YM1(81);O(4)
------------------------------------------------------------------------------------------------------------------------------------
  114    AL         36619             1977              2003            152         Units           21,842.11     L(24);D(92);O(4)
  115    AZ         85219             2003                              622         Units            5,295.28     L(36);D(77);O(7)
  116    TN         38237             1986                             72,621       Sq. Ft.             44.02     L(36);D(80);O(4)
  117    NC         27597             2004                             11,952       Sq. Ft.            258.66     L(24);D(94);O(2)
  118    MI         49331             1971                              137         Pads            22,116.79     L(26);D(90);O(4)
------------------------------------------------------------------------------------------------------------------------------------
  119    CA         94545             1973                              137         Pads            21,897.81     L(25);D(92);O(3)
  120    CA         92154             1980              2005           6,000        Sq. Ft.            498.93     L(25);D(33);O(2)
  121    NM         88220             2004                             10,019       Sq. Ft.            274.92     L(36);D(20);O(4)
  122    TX         77082             1983                               56         Units           46,292.45     L(35);YM1(81);O(4)
  123    NC         28372             2003                             10,208       Sq. Ft.            207.77     L(24);D(94);O(2)
------------------------------------------------------------------------------------------------------------------------------------
  124    CA         92027             1990                             34,656       Sq. Ft.             60.88     L(25);D(93);O(2)
  125    NC         27707             2000                             9,804        Sq. Ft.            210.46     L(24);D(94);O(2)
  126    NE         68102             1951              1997            115         Units           17,834.78     L(36);D(80);O(4)
  127    NC         28461             2000                             9,804        Sq. Ft.            209.00     L(24);D(94);O(2)
  128    NC         27856             1996                             11,330       Sq. Ft.            174.50     L(24);D(154);O(2)
------------------------------------------------------------------------------------------------------------------------------------
  129    NC         28713             1996                             10,752       Sq. Ft.            179.87     L(24);D(94);O(2)
  130    NC         27316             1999                             9,804        Sq. Ft.            197.26     L(24);D(94);O(2)
  131    NC         27504             1999                             9,949        Sq. Ft.            191.50     L(24);D(94);O(2)
  132    NC         27263             2000                             9,000        Sq. Ft.            210.09     L(24);D(94);O(2)
  133    NC         27312             1996                             9,600        Sq. Ft.            196.96     L(24);D(154);O(2)
------------------------------------------------------------------------------------------------------------------------------------
  134    NC         28327             1996                             9,837        Sq. Ft.            181.25     L(24);D(94);O(2)
  135    NC         27017             1996                             9,616        Sq. Ft.            171.96     L(24);D(94);O(2)
  136    AL         35071             1996                               48         Units           32,784.66     L(25);D(93);O(2)
  137    MN         56401             1961                               95         Pads            13,656.56     L(25);D(213);O(2)

COMM 2005-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                   FOURTH             FOURTH              THIRD          THIRD MOST
                                                                MOST RECENT         RECENT NOI         MOST RECENT       RECENT NOI
   ID                PROPERTY NAME                                  NOI                DATE                NOI              DATE
------------------------------------------------------------------------------------------------------------------------------------
   39    230 South Broad Street                                  1,528,092          12/31/2002          1,395,771        12/31/2003
   40    West Tower at Doctor's Hospital                                                                1,960,938        12/31/2003
   41    Westbury Apartments
   42    Mission Sandy Springs Apartments                        1,147,799          12/31/2002          1,406,955        12/31/2003
   43    Cesery Portfolio                                                                               1,543,669        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   44    Henry Mayo Hospital Ambulatory Care Center                                                     1,404,000        12/31/2003
   45    Westwood Office Building
   46    Greenbriar Village MHP                                  1,116,553          12/31/2002          1,220,577        12/31/2003
   47    Braden Lakes Apartments                                   989,693          12/31/2002            852,695        12/31/2003
   48    Chambers Ridge Apartments                               1,300,664          12/31/2002          1,202,871        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   49    Input/Output Office Complex Bldg 2 & 3
   50    Hampton Inn Downtown - Ft. Lauderdale City Center         301,260          12/31/2002            961,696        12/31/2003
   51    AmeriCenter - Livionia                                    313,534          12/31/2002            360,957        12/31/2003
   52    AmeriCenter - Schaumburg                                  278,141          12/31/2002            271,796        12/31/2003
   53    AmeriCenter - Bloomfield                                  210,100          12/31/2002            314,781        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   54    AmeriCenter - Southfield                                  256,819          12/31/2002            282,413        12/31/2005
   55    AmeriCenter - Troy, MI                                    362,331          12/31/2002            322,463        12/31/2003
   56    Kelly Square                                                                                   1,121,845        12/31/2003
   57    Residence Inn by Marriott Charlotte Uptown                                                     1,273,552        12/31/2003
   58    Homewood Suites by Hilton - Columbia
------------------------------------------------------------------------------------------------------------------------------------
   59    Union Village Center                                                                           1,217,778        12/31/2003
   60    Dominion at Riata                                                                              1,162,823        12/31/2003
   61    Lochwood Apartments                                                                              759,452        12/31/2003
   62    Copper Mill Apartments                                  1,093,044          12/31/2002            776,025        12/31/2003
   63    Hampton Inn & Suites - Miami Airport                      851,833          12/31/2002            985,430        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   64    Nepperhan Business Center                                 876,744          12/31/2002            852,336        12/31/2003
   65    Residence Inn - Anaheim Hills                                                                  1,243,678        12/31/2003
   66    Marshall & Isley Bldg                                     848,960          12/31/2002            646,297        12/31/2003
   67    Fernwood MHP                                              729,340          12/31/2002            741,330        12/31/2003
   68    Wyndwood Apartments                                       867,859          12/31/2002            847,597        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   69    Maytag Industrial Office
   70    Oaks of Ashford Apartment Homes                           703,337          12/31/2002            853,252        12/31/2003
   71    Holiday Inn Express Hotel & Suites - Valencia                                                    830,188        12/31/2003
   72    Best Buy and Barnes and Noble                             740,171          12/31/2002            738,559        12/31/2003
   73    Holiday Inn - Coral Gables                              1,491,482          12/31/2002          1,104,202        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   74    Bryce Jordan Tower                                                                               261,052        12/31/2003
   75    Abacoa Professional Center                                                                       705,008        12/31/2003
   76    Hawthorn Suites - Herndon                               1,105,540          12/31/2002          1,032,495        9/30/2003
   77    AIS Headquarters
   78    9701 Apollo Drive
------------------------------------------------------------------------------------------------------------------------------------
   79    Livermore Valley Shopping Center                                                                 769,973        12/31/2003
   80    Downing Place Townhouses                                                                         686,899        12/31/2003
   81    8350 Wilshire Blvd Office                                                                        687,003        12/31/2003
   82    County of Los Angeles Building                                                                   858,709        12/31/2003
   83    Hilton Homewood Suites                                                                           789,595        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   84    Holiday Inn Riverview                                     756,053          12/31/2002            939,417        12/31/2003
   85    Cresent Plaza                                             526,541          12/31/2002            551,537        12/31/2003
   86    Boynton Medical Office                                                                           680,103        12/31/2003
   87    The Island One Building
   88    Summer Trace Apartments                                                                          495,294        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   89    Bella Vista Shopping Center
   90    Input/Output Office Complex Bldg 1
   91    69 Bennett Avenue                                         428,207          12/31/2002            400,068        12/31/2003
   92    109-20 Queens Boulevard                                   431,422          12/31/2002            358,597        12/31/2003
   93    Country Inn & Suites - Atlanta Six Flags                                                         764,843        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   94    Saddlewood Center                                                                                575,579        12/31/2003
   95    SpringHill Suites by Marriott - Washington                789,795          12/31/2002            728,491        12/31/2003
   96    The Citadel
   97    Trussville Office Park                                                                           387,983        12/31/2003
   98    New England Apartments
------------------------------------------------------------------------------------------------------------------------------------
   99    Summit Apartments                                                                                821,450        12/31/2003
  100    Holiday Inn Express Hotel & Suites                        854,228          12/31/2002            804,989        12/31/2003
  101    Rosemead Levitz Furniture
  102    Swarts & Swarts Office Building
  103    Springhill Suites                                       1,032,423          12/31/2002            997,549        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  104    Chelsea Court Apartments                                                                         621,880        12/31/2003
  105    CVS - Eckerds - Kansas City
  106    Sutton Place Apartments                                                                          909,158        12/31/2003
  107    Wildwood Apartments                                       383,866          12/31/2002            287,530        12/31/2003
  108    14639 Burbank Boulevard                                                                          325,720        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  109    Walgreens (Greenville)
  110    Quail Canyon Apartments                                                                          299,837        12/31/2003
  111    Wyndham on the Creek Apartments                           370,935          12/31/2002            263,430        12/31/2003
  112    Ridge Park Apartments                                     418,032          12/31/2002            332,852        12/31/2003
  113    The Center Place Apartments                                                                      329,986        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  114    Barrett Apartments                                                                               420,179        12/31/2003
  115    Dollar Self Storage - Mesa
  116    University Plaza Shopping Center                          378,525          12/31/2002            348,964        12/31/2003
  117    Kerr Drug - Zebulon
  118    Valley Vista MHP                                          281,788          12/31/2002            249,350        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  119    Pueblo Springs Mobile Home Park                                                                  475,003        12/31/2003
  120    9287 Airway Road
  121    Bureau of Customs and Border Protection
  122    Oaks of Ashford Point Apt Homes II                        195,733          12/31/2002            215,650        12/31/2003
  123    Kerr Drug - Pembroke
------------------------------------------------------------------------------------------------------------------------------------
  124    Rose Street Auto Center                                   210,620          12/31/2002            220,308        12/31/2003
  125    Kerr Drug - Durham
  126    Capitol Hill Apartments                                   210,761          12/31/2002            226,556        12/31/2003
  127    Kerr Drug - Southport
  128    Kerr Drug - Nashville
------------------------------------------------------------------------------------------------------------------------------------
  129    Kerr Drug - Bryson City
  130    Kerr Drug - Ramseur
  131    Kerr Drug - Benson
  132    Kerr Drug - Archdale
  133    Kerr Drug - Pittsboro
------------------------------------------------------------------------------------------------------------------------------------
  134    Kerr Drug - Carthage
  135    Kerr Drug - Dobson
  136    Gardendale Avenue Apartments
  137    Meadow View Manor

            SECOND            SECOND MOST                                   MOST RECENT
         MOST RECENT          RECENT NOI               MOST RECENT             NOI              UNDERWRITTEN       UNDERWRITTEN
   ID        NOI                 DATE                      NOI                 DATE                  NOI              REVENUE
-------------------------------------------------------------------------------------------------------------------------------
   39     1,534,187           12/31/2004                                                         1,837,554           3,481,126
   40     2,039,188           12/31/2004                2,047,490         T-12 4/30/2005         1,747,017           1,732,387
   41       373,987           12/31/2004                  770,463         T-12 3/31/2005         1,367,723           1,962,679
   42     1,345,006           12/31/2004                1,374,820         T-12 2/28/2005         1,385,505           2,323,411
   43     1,295,375           12/31/2004                1,299,976         T-12 5/31/2005         1,737,483           3,493,639
-------------------------------------------------------------------------------------------------------------------------------
   44     1,424,326           12/31/2004                                                         1,374,263           1,374,263
   45       444,911           12/31/2004                                                         1,356,281           2,080,324
   46     1,247,890           12/31/2004                1,258,637         T-12 4/30/2005         1,178,829           1,416,217
   47     1,015,045           12/31/2004                1,060,792         T-12 2/28/2005         1,195,600           2,043,797
   48     1,085,811           12/31/2004                1,065,607         T-12 1/31/2005         1,148,657           2,244,749
-------------------------------------------------------------------------------------------------------------------------------
   49                                                                                            1,512,041           1,516,718
   50     1,566,188           12/31/2004                1,660,934         T-12 2/28/2005         1,606,347           4,342,007
   51       492,736           12/31/2004                                                           320,932             333,627
   52       334,988           12/31/2004                                                           288,973             300,331
   53       383,040           12/31/2004                                                           250,208             259,535
-------------------------------------------------------------------------------------------------------------------------------
   54       320,129           12/31/2004                                                           312,982             325,285
   55       353,378           12/31/2004                                                           258,435             268,476
   56     1,217,607           12/31/2004                1,203,590         Ann. 5/31/2005         1,179,337           1,533,061
   57     1,553,303           12/31/2004                1,678,103         T-12 4/30/2005         1,701,000           4,309,000
   58     1,823,366           12/31/2004                1,822,217         T-12 4/30/2005         1,715,652           4,410,595
-------------------------------------------------------------------------------------------------------------------------------
   59     1,168,267           12/31/2004                1,255,506         Ann. 4/30/2005         1,147,667           1,374,093
   60     1,072,676           12/31/2004                1,167,326         T-12 3/21/2005         1,143,431           1,974,001
   61       574,937           12/31/2004                  646,908         T-12 5/31/2005         1,125,650           2,262,806
   62       952,756           12/31/2004                                                         1,099,150           2,201,097
   63     1,269,667           12/31/2004                1,385,622         T-12 2/28/2005         1,289,468           4,291,889
-------------------------------------------------------------------------------------------------------------------------------
   64       936,839           12/31/2004                                                         1,147,708           1,473,184
   65     1,533,315           12/31/2004                                                         1,416,000           3,652,000
   66       619,093           12/31/2004                                                           919,725             888,277
   67       788,595           12/31/2004                  757,020         T-12 4/30/2005           787,087           1,182,177
   68       879,987           12/31/2004                  888,871         T-12 3/31/2005           911,778           1,568,478
-------------------------------------------------------------------------------------------------------------------------------
   69      -176,105           12/31/2004                  281,562         Ann. 2/28/2005           829,225           1,271,364
   70       844,361           12/31/2004                  841,593         Ann. 2/28/2005           843,341           1,403,029
   71     1,340,570           12/31/2004                1,483,016         T-12 3/31/2005         1,307,480           3,267,000
   72       709,372           12/31/2004                                                           680,328             719,284
   73     1,202,124           12/31/2004                1,321,525         T-12 4/30/2005         1,267,890           4,490,248
-------------------------------------------------------------------------------------------------------------------------------
   74       742,597           12/31/2004                  768,370         Ann. 3/31/2005           760,570           1,043,100
   75       819,191           12/31/2004                  817,136         T-12 4/30/2005           769,786             758,810
   76     1,284,094           10/31/2004                                                         1,197,000           3,197,000
   77                                                                                              740,615             729,600
   78                                                     759,731         T-12 2/28/2005         1,233,400           1,773,772
-------------------------------------------------------------------------------------------------------------------------------
   79       779,956            9/30/2004                1,258,596         Ann. 2/28/2005           761,028             843,598
   80       707,835           12/31/2004                  761,644         T-12 6/30/2005           679,666           1,153,836
   81       746,325           12/31/2004                                                           739,392           1,009,074
   82       835,160           12/31/2004                                                           773,523           1,152,768
   83       887,596           12/31/2004                  960,843         T-12 4/30/2005           953,977           2,565,878
-------------------------------------------------------------------------------------------------------------------------------
   84     1,003,067           12/31/2004                1,100,461         T-12 5/31/2005           975,922           4,041,215
   85       669,521           12/31/2004                                                           652,330             607,866
   86       684,237           12/31/2004                  653,058         T-12 5/31/2005           725,169             747,593
   87                                                                                              714,222             725,348
   88       564,607           12/31/2004                  583,659         T-12 3/31/2005           712,363           1,204,259
-------------------------------------------------------------------------------------------------------------------------------
   89                                                     592,024         Ann. 2/28/2005           629,434             620,781
   90                                                                                              775,566             777,965
   91       457,392           12/31/2004                                                           517,497             771,422
   92       398,068           12/31/2004                                                           529,587             915,051
   93       912,844           12/31/2004                  931,494         T-12 3/31/2005           838,548           2,022,614
-------------------------------------------------------------------------------------------------------------------------------
   94       521,820           12/31/2004                  567,064         Ann. 3/31/2005           611,920             685,496
   95       856,821           12/31/2004                                                           822,000           2,149,000
   96       182,580           12/31/2004                                                           548,927             586,763
   97       488,285           12/31/2004                                                           529,221             748,918
   98       547,339      Ann. 12/31/2004 (10 mos)         542,585         T-12 2/28/2005           494,598             715,008
-------------------------------------------------------------------------------------------------------------------------------
   99       849,169           12/31/2004                  805,257         T-12 2/28/2005           854,860           1,414,320
  100       708,109           12/31/2004                  814,632         T-12 4/30/2005           842,827           1,870,659
  101       648,891           12/31/2004                                                           614,437             618,847
  102                                                     492,229        Ann. 12/31/2005           479,600             578,514
  103     1,012,538           12/31/2004                  925,713         T-12 4/30/2005           812,555           2,135,905
-------------------------------------------------------------------------------------------------------------------------------
  104       612,048           12/31/2004                  590,746         T-12 3/31/2005           640,311           1,073,506
  105                                                                                              358,922             357,732
  106       962,182           12/31/2004                  975,311         T-12 4/30/2005           940,713           1,533,891
  107       323,978           12/31/2004                                                           354,735             654,354
  108       351,542           12/31/2004                  359,542         T-12 3/31/2005           365,641             676,613
-------------------------------------------------------------------------------------------------------------------------------
  109                                                                                              340,000             340,000
  110       332,013           12/31/2004                  287,431         T-12 4/30/2005           329,221             713,685
  111       295,562           12/31/2004                  323,102         T-12 4/30/2005           353,333             820,927
  112       294,177           12/31/2004                  723,303         Ann. 3/31/2005           337,443             656,007
  113       305,765           12/31/2004                  317,979         T-12 2/28/2005           315,611             655,752
-------------------------------------------------------------------------------------------------------------------------------
  114       381,263           12/31/2004                                                           394,605             701,500
  115       136,758           12/31/2004                  229,052         Ann. 2/28/2005           319,632             441,557
  116       403,521           12/31/2004                                                           369,899             414,662
  117                                                                                              342,491             351,929
  118       265,787           12/31/2004                  281,500         T-12 4/30/2005           300,227             520,240
-------------------------------------------------------------------------------------------------------------------------------
  119       466,436           12/31/2004                  452,449         T-12 3/31/2005           415,868             679,792
  120                                                                                              422,822              14,228
  121                                                                                              248,456             378,652
  122       238,062           12/31/2004                  240,721         Ann. 2/28/2005           243,213             426,078
  123                                                                                              235,934             241,447
-------------------------------------------------------------------------------------------------------------------------------
  124       293,774           12/31/2004                                                           265,161             265,623
  125                                                                                              232,041             231,658
  126       231,329           12/31/2004                  218,799         Ann. 3/31/2005           228,304             486,093
  127                                                                                              232,205             231,649
  128                                                                                              231,857             221,768
-------------------------------------------------------------------------------------------------------------------------------
  129                                                                                              217,334             217,456
  130                                                                                              217,985             217,273
  131                                                                                              218,912             218,122
  132                                                                                              213,335             212,673
  133                                                                                              213,514             212,663
-------------------------------------------------------------------------------------------------------------------------------
  134                                                                                              201,728             200,303
  135                                                                                              187,408             185,180
  136                                                                                              153,517             275,158
  137                                                     155,922         Ann. 4/30/2005           139,789             233,608



         UNDERWRITTEN      UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN NET
   ID        EGI             EXPENSES         RESERVES          TI/LC           CASH FLOW                  LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   39     3,870,035          2,032,481         42,460          226,131          1,568,963       Aegean Estiatorio, Inc.
   40     2,614,520            867,503         13,859           85,077          1,648,081       Doctor's Hospital of Dallas
   41     2,019,674            651,951         28,296                           1,339,427
   42     2,519,232          1,133,727         77,000                           1,308,505
   43     3,699,153          1,961,670        180,525                           1,556,958
------------------------------------------------------------------------------------------------------------------------------------
   44     1,669,401            295,138         12,852           74,880          1,286,531       Henry Mayo Newhall Memorial Hospital
   45     2,157,679            801,397         21,288          111,304          1,223,690       Day & Night Printing, Inc.
   46     1,631,208            452,379         15,950                           1,162,879
   47     2,179,044            983,444                                          1,195,600
   48     2,565,875          1,417,218         81,000                           1,067,657
------------------------------------------------------------------------------------------------------------------------------------
   49     1,558,805             46,764         37,913          103,479          1,370,648       Input/Output, Inc.
   50     4,342,007          2,735,660        173,680                           1,432,667
   51       333,627             12,695          5,515           14,765            300,652       AmeriCenter, Inc.
   52       300,331             11,358          9,798           13,143            266,032       AmeriCenter, Inc.
   53       259,535              9,327          5,962           10,911            233,335       AmeriCenter, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   54       325,285             12,303          5,890           14,235            292,857       AmeriCenter, Inc.
   55       268,476             10,040          3,740           11,506            243,190       AmeriCenter, Inc.
   56     1,643,977            464,640         13,800           69,002          1,096,535       Fairfax County
   57     4,309,000          2,608,000        215,000                           1,486,000
   58     4,410,595          2,694,943        220,530                           1,495,122
------------------------------------------------------------------------------------------------------------------------------------
   59     1,472,202            324,534         46,737           70,630          1,030,300       Union County
   60     2,058,152            914,720         38,250                           1,105,181
   61     2,458,651          1,333,001         88,250                           1,037,400
   62     2,441,409          1,342,259        136,000                             963,150
   63     4,291,889          3,002,422        171,676                           1,117,792
------------------------------------------------------------------------------------------------------------------------------------
   64     1,609,484            461,776         24,218           46,018          1,077,472       YOHO Studios
   65     3,652,000          2,236,000        183,000                           1,233,000
   66     1,336,345            416,620          8,227           49,826            861,671       Morgan Stanley Dean Witter
   67     1,238,165            451,078         16,400                             770,687
   68     1,607,758            695,980         45,250                             866,528
------------------------------------------------------------------------------------------------------------------------------------
   69     1,271,364            442,139         59,164           78,078            691,984       Pratt
   70     1,457,556            614,215         50,618                             792,723
   71     3,267,000          1,959,520        163,000                           1,144,480
   72       973,110            292,781         20,150                             660,178       Best Buy
   73     4,490,248          3,222,358        224,512                           1,043,378
------------------------------------------------------------------------------------------------------------------------------------
   74     1,101,436            340,866         14,400                             746,170
   75     1,112,673            342,888         27,300           41,091            701,395       Recourse Communications
   76     3,197,000          2,000,000        160,000                           1,037,000
   77       763,520             22,906         12,800           26,500            701,314       Affordable Interior Systems, Inc.
   78     1,792,567            559,167         18,717           91,933          1,122,750       Upper Marlboro Preferred Properties
------------------------------------------------------------------------------------------------------------------------------------
   79     1,101,093            340,065         11,757           40,868            708,403       Dollar Tree
   80     1,202,984            523,318         50,760                             628,906
   81     1,113,588            374,196          6,137           65,385            667,871       ML Stern & Company, Inc.
   82     1,152,768            379,245          9,575           52,806            711,142       County of Los Angeles
   83     2,606,305          1,652,328        104,252                             849,725
------------------------------------------------------------------------------------------------------------------------------------
   84     5,321,878          4,345,956        209,499                             766,423
   85       910,366            258,036         21,040           27,414            603,876       Dollar General Market
   86     1,035,403            310,233         11,311           42,541            671,318       DCH Diagnostic
   87     1,147,749            433,526         11,106           35,052            668,063       Island One, Inc.
   88     1,261,826            549,462         50,000                             662,363
------------------------------------------------------------------------------------------------------------------------------------
   89       786,228            156,794          4,988           30,753            593,692       Llamas Mexican Restaurant
   90       799,553             23,987         18,198           51,018            706,350       Input/Output, Inc.
   91       831,276            313,779         15,000                             502,497
   92       915,051            385,465         16,250                             513,337
   93     2,048,163          1,209,616         81,927                             756,621
------------------------------------------------------------------------------------------------------------------------------------
   94       850,066            238,145         10,000           31,657            570,264       Healy, Snyder
   95     2,149,000          1,327,000        107,000                             715,000
   96       824,031            275,104          6,281           37,586            505,060       Michael's Restaurant
   97       748,918            219,697          7,259           49,707            472,255       Southern Care Hospice Inc.
   98       715,271            220,673         16,500                             478,098
------------------------------------------------------------------------------------------------------------------------------------
   99     1,434,138            579,279         22,500                             832,360
  100     1,900,908          1,058,081         76,036                             766,791
  101       714,175             99,738          6,059           27,193            581,184       Levitz Furniture, LLC.
  102       590,901            111,301          4,744           25,100            449,756       Swarts & Swarts, LLC
  103     2,135,905          1,323,349         85,436                             727,119
------------------------------------------------------------------------------------------------------------------------------------
  104     1,084,416            444,106         16,750                             623,561
  105       371,569             12,647          2,690                             356,232       CVS
  106     1,560,842            620,130         34,000                             906,713
  107       699,112            344,377         22,000                             332,735
  108       685,972            320,331         13,000                             352,641
------------------------------------------------------------------------------------------------------------------------------------
  109       340,000                                                               340,000       Walgreen's
  110       774,439            445,218         28,000                             301,221
  111       859,792            506,458         37,750                             315,583
  112       721,322            383,888         25,000                             312,443
  113       674,870            359,259         25,000                             290,611
------------------------------------------------------------------------------------------------------------------------------------
  114       701,500            306,895         46,816                             347,789
  115       563,729            244,096         10,309                             309,323
  116       456,024             86,125         10,893           26,044            332,962       Excel Grocers
  117       353,084             10,593          1,423           12,609            328,460       Kerr Drug
  118       611,761            311,534          6,850                             293,377
------------------------------------------------------------------------------------------------------------------------------------
  119       721,173            305,305          6,850                             409,018
  120       523,110            100,288         20,671                             402,152       Gold Point Transportation, Inc.
  121       378,652            130,197          2,089                             246,367       US Customs Office
  122       451,748            208,535         14,124                             229,089
  123       243,231              7,297          1,915            8,998            225,021       Kerr Drug
------------------------------------------------------------------------------------------------------------------------------------
  124       364,188             99,027          5,198           21,362            238,600       Rodnok Enterprises, Inc
  125       239,218              7,177          7,163            8,518            216,359       Kerr Drug
  126       584,452            356,148         37,145                             191,159
  127       239,387              7,182          7,157            8,497            216,551       Kerr Drug
  128       239,028              7,171         17,217            8,410            206,230       Kerr Drug
------------------------------------------------------------------------------------------------------------------------------------
  129       224,056              6,722          7,096            8,200            202,037       Kerr Drug
  130       224,727              6,742          7,182            8,104            202,700       Kerr Drug
  131       225,682              6,770          7,163            8,106            203,643       Kerr Drug
  132       219,933              6,598          6,590            7,944            198,800       Kerr Drug
  133       220,118              6,604          7,203            7,967            198,345       Kerr Drug
------------------------------------------------------------------------------------------------------------------------------------
  134       207,967              6,239          7,423            7,594            186,712       Kerr Drug
  135       193,204              5,796          7,710            7,150            172,549       Kerr Drug
  136       275,158            121,641         12,000                             141,517
  137       234,568             94,778          4,750                             135,039



                       LEASE                                                        LEASE
   ID       SF      EXPIRATION           2ND LARGEST TENANT               SF      EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   39     14,105     6/30/2030    Spear, Winderman, Borish & Runck      10,387    1/31/2006    American Arbitration Assoc.
   40     92,391     3/2/2015
   41
   42
   43
------------------------------------------------------------------------------------------------------------------------------------
   44     51,407     4/1/2018
   45     18,230     9/30/2010    Wexford Group Int'l.                  17,007    2/28/2015    Regency Centers, L.P.
   46
   47
   48
------------------------------------------------------------------------------------------------------------------------------------
   49    189,566     6/30/2017
   50
   51     20,658     5/16/2020
   52     18,065     5/16/2020
   53     14,010     5/16/2020
------------------------------------------------------------------------------------------------------------------------------------
   54     19,566     5/16/2020
   55     15,276     5/16/2020
   56     64,682     9/30/2007    Charles D. Kirksey DDS                 5,400    9/30/2006    Virginia Commerce Bank
   57
   58
------------------------------------------------------------------------------------------------------------------------------------
   59     92,500     7/1/2007     Office Max Inc.                       23,500     2/1/2015    Tractor Supply
   60
   61
   62
   63
------------------------------------------------------------------------------------------------------------------------------------
   64     29,856     3/31/2025    Dayleen Imports                       15,072    5/31/2007    New York State
   65
   66     11,150     4/30/2010    Marshall & Ilsley Trust Company        8,400    3/31/2007    Betty MacLean Travel
   67
   68
------------------------------------------------------------------------------------------------------------------------------------
   69    345,735     8/31/2014    Micrometl                            176,529    4/30/2016
   70
   71
   72     45,000     2/1/2010     Barnes & Noble                        20,000     2/1/2010
   73
------------------------------------------------------------------------------------------------------------------------------------
   74
   75     22,165     2/7/2012     Kelson Physician Partners              4,070    3/26/2007    Palm Beach Diabetes & Endocrine Spec.
   76
   77    128,000     5/31/2017
   78      5,501    11/30/2009    Hovnanian Land Investments Group       5,016    3/31/2010    Carteret Mortgage-Lorraine Chaney
------------------------------------------------------------------------------------------------------------------------------------
   79     21,000     1/31/2007    24 Hour Fitness                       19,902    5/31/2009    Kragen Auto Parts
   80
   81     27,862     7/6/2006     Access Office                          3,395    6/30/2009
   82     47,576     2/13/2011
   83
------------------------------------------------------------------------------------------------------------------------------------
   84
   85     35,616     3/31/2020    Office Depot                          26,290    11/30/2007   CVS
   86      6,275     8/31/2006    Pinecrest Rehab                        3,347    10/31/2008   Dr. Lampert
   87     55,529     2/28/2020
   88
------------------------------------------------------------------------------------------------------------------------------------
   89      4,180     5/30/2010    R&R Pizza Express                      2,700    8/11/2014    Cornerstone Family Medicine
   90     90,990     7/30/2015
   91
   92
   93
------------------------------------------------------------------------------------------------------------------------------------
   94      7,840     3/31/2008    Charter One Bank                       3,516    9/30/2007    CB Honig-Bell
   95
   96      9,541     9/20/2007    Esthetique Paris, Inc.                 2,494    1/31/2010    Nuevo Express
   97      7,500     7/15/2009    Civil Consultants                      6,353    3/31/2007    Grayson & Associates
   98
------------------------------------------------------------------------------------------------------------------------------------
   99
  100
  101     40,396    12/31/2018
  102      3,645     6/9/2005     Swarts, Manning, & Associates          5,779    2/17/2017    F.L. Smith LLC
  103
------------------------------------------------------------------------------------------------------------------------------------
  104
  105     13,813     3/1/2023
  106
  107
  108
------------------------------------------------------------------------------------------------------------------------------------
  109     14,550     3/31/2080
  110
  111
  112
  113
------------------------------------------------------------------------------------------------------------------------------------
  114
  115
  116     32,121     4/30/2007    Fashion Bug                            6,500    1/31/2008    Hibbett Sporting Goods, Inc.
  117     11,952     6/30/2025
  118
------------------------------------------------------------------------------------------------------------------------------------
  119
  120      6,000     3/31/2010
  121     10,019     7/30/2024
  122
  123     10,208     6/30/2025
------------------------------------------------------------------------------------------------------------------------------------
  124      5,720    12/31/2008    Nidal Nasseraldin                      4,667    11/30/2006   Valley Radiology Cons.
  125      9,804     6/30/2025
  126
  127      9,804     6/30/2025
  128     11,330     6/30/2025
------------------------------------------------------------------------------------------------------------------------------------
  129     10,752     6/30/2025
  130      9,804     6/30/2025
  131      9,949     6/30/2025
  132      9,000     6/30/2025
  133      9,600     6/30/2025
------------------------------------------------------------------------------------------------------------------------------------
  134      9,837     6/30/2025
  135      9,616     6/30/2025
  136
  137


                                                                       UPFRONT          MONTHLY
                       LEASE         OCCUPANCY        OCCUPANCY      REPLACEMENT      REPLACEMENT        UPFRONT         MONTHLY
   ID      SF        EXPIRATION         RATE          AS-OF DATE      RESERVES         RESERVES           TI/LC           TI/LC
--------------------------------------------------------------------------------------------------------------------------------
   39    10,387      6/30/2015         95.66%          5/1/2005                          3,539            600,000
   40                                 100.00%         4/30/2005                          1,155            200,000         7,090
   41                                  94.66%          6/1/2005                          2,457
   42                                  91.23%         5/11/2005                          6,417
   43                                  93.65%         4/28/2005        291,587          15,044
--------------------------------------------------------------------------------------------------------------------------------
   44                                 100.00%          4/1/2005                          1,071                            6,240
   45    16,522      6/30/2006         90.97%          3/2/2005                          1,774          1,084,000         6,250
   46                                 100.00%          4/1/2005                          1,330
   47                                  96.97%         5/10/2005        425,581
   48                                  92.28%         4/18/2005                          6,750
--------------------------------------------------------------------------------------------------------------------------------
   49                                 100.00%          6/9/2005                          3,159                            8,333
   50                                  70.10%         2/28/2005                          6,639
   51                                 100.00%         5/12/2005                            460                              833
   52                                 100.00%         5/12/2005                            817                              833
   53                                 100.00%         5/12/2005                            497                              833
--------------------------------------------------------------------------------------------------------------------------------
   54                                 100.00%         5/12/2005                            491                              833
   55                                 100.00%         5/12/2005                            312                              833
   56     2,038      6/30/2008        100.00%         6/28/2005                          1,151            800,000         5,751
   57                                  78.00%         4/30/2005         14,111          14,111
   58                                  82.60%         4/30/2005          1,000           6,802
--------------------------------------------------------------------------------------------------------------------------------
   59    22,730      1/1/2009          99.21%          7/1/2005                          3,895                            5,000
   60                                  97.39%         5/31/2005                          3,188
   61                                  95.00%          4/1/2005                          7,355
   62                                  94.30%         4/18/2005                         11,334
   63                                  81.10%         2/28/2005                          6,635
--------------------------------------------------------------------------------------------------------------------------------
   64    10,343      1/31/2009        100.00%          4/1/2005                          2,019                            3,835
   65                                  78.00%        12/31/2004         11,400          12,400
   66     5,010      5/31/2008         90.00%         4/25/2005                            686            211,598         2,083
   67                                  99.70%          4/1/2005                          1,367
   68                                  95.58%         5/23/2005                          3,771
--------------------------------------------------------------------------------------------------------------------------------
   69                                  88.27%         5/31/2005                          4,930             10,000         6,507
   70                                  91.00%         3/29/2005                          4,146
   71                                  67.40%         3/31/2005          1,000          12,705
   72                                 100.00%          6/8/2005                          1,679
   73                                  77.00%         4/30/2005          1,000          19,000
--------------------------------------------------------------------------------------------------------------------------------
   74                                 100.00%          5/2/2005                          1,200
   75     3,000      4/17/2012         95.74%          4/1/2005                            505                            3,424
   76                                  77.00%        10/31/2004                          3,457
   77                                 100.00%         4/25/2005                          1,067
   78     4,430     11/30/2009         78.59%          4/5/2005
--------------------------------------------------------------------------------------------------------------------------------
   79     6,624      7/31/2008        100.00%          4/1/2005
   80                                  95.34%         6/17/2005                          4,230
   81                                  86.59%         3/17/2005                            511                            5,449
   82                                 100.00%         5/11/2005                            793                            4,167
   83                                  57.90%        12/31/2004                          8,487
--------------------------------------------------------------------------------------------------------------------------------
   84                                  70.36%         5/31/2005                         17,458
   85    16,160     10/31/2008         89.35%         2/16/2005                          1,433                            2,917
   86     2,953     10/31/2007         93.28%          6/1/2005                            503                            3,959
   87                                 100.00%          3/1/2005
   88                                  96.50%          5/1/2005                          4,167
--------------------------------------------------------------------------------------------------------------------------------
   89     2,426      4/30/2010        100.00%         3/31/2005                            416                            2,470
   90                                 100.00%          6/9/2005                          1,157                            4,167
   91                                  96.67%         5/25/2005                          1,250
   92                                  96.88%         5/25/2005                          1,355
   93                                  78.50%         3/31/2005                          4,138
--------------------------------------------------------------------------------------------------------------------------------
   94     3,438      6/30/2009        100.00%         3/29/2005                            833                            2,083
   95                                  75.00%        12/31/2004          1,000           7,428
   96     2,100      5/31/2008         91.49%          6/1/2005                            523            250,000         2,379
   97     4,841     10/31/2007         94.26%          7/1/2005                            605                            4,148
   98                                 100.00%         4/27/2005                          1,375
--------------------------------------------------------------------------------------------------------------------------------
   99                                  97.78%          4/1/2005
  100                                  49.50%        12/31/2004                          6,296
  101                                 100.00%         6/21/2005
  102     3,645      8/31/2014        100.00%          6/9/2005                            395             91,000
  103                                  80.40%         3/31/2003                          7,158
--------------------------------------------------------------------------------------------------------------------------------
  104                                 100.00%          6/7/2005
  105                                 100.00%          5/5/2005
  106                                  98.53%          4/1/2005
  107                                  92.05%         4/19/2005         22,000
  108                                  96.15%         4/12/2005
--------------------------------------------------------------------------------------------------------------------------------
  109                                 100.00%          5/1/2005
  110                                  88.39%         5/23/2005
  111                                  90.07%         3/28/2005                          3,146
  112                                  97.00%         4/21/2005                          2,083
  113                                  94.00%         3/11/2005                          2,083
--------------------------------------------------------------------------------------------------------------------------------
  114                                  94.74%          6/1/2005                          3,901
  115                                  71.20%         4/20/2005                            859
  116     6,500      1/31/2008         93.80%          4/1/2005                            908                            8,334
  117                                 100.00%          5/1/2005
  118                                  94.89%          4/1/2005                            571
--------------------------------------------------------------------------------------------------------------------------------
  119                                 100.00%          6/1/2005
  120                                 100.00%          5/1/2005
  121                                 100.00%          2/1/2005                            174
  122                                  91.10%         3/22/2005                          1,167
  123                                 100.00%          5/1/2005
--------------------------------------------------------------------------------------------------------------------------------
  124     3,734     12/31/2007        100.00%         5/30/2005                            433
  125                                 100.00%          5/1/2005
  126                                  86.96%         5/20/2005                          3,079
  127                                 100.00%          5/1/2005
  128                                 100.00%          5/1/2005
--------------------------------------------------------------------------------------------------------------------------------
  129                                 100.00%          5/1/2005
  130                                 100.00%          5/1/2005
  131                                 100.00%          5/1/2005
  132                                 100.00%          5/1/2005
  133                                 100.00%          5/1/2005
--------------------------------------------------------------------------------------------------------------------------------
  134                                 100.00%          5/1/2005
  135                                 100.00%          5/1/2005
  136                                  97.92%         4/30/2005                          1,000
  137                                  97.89%         6/24/2005                            396


                                                    UPFRONT        ENVIRONMENTAL
         MONTHLY TAX       MONTHLY INSURANCE      ENGINEERING          REPORT              ENGINEERING           APPRAISAL
   ID      ESCROW                ESCROW             RESERVE            DATE                REPORT DATE         AS-OF DATE(11)
-----------------------------------------------------------------------------------------------------------------------------
   39      25,712                3,469                               4/19/2005              4/19/2005             4/7/2005
   40      24,211                1,640                               6/3/2005                6/3/2005            5/23/2005
   41      28,386                7,023                               5/3/2005               4/15/2005             4/6/2005
   42      17,046                9,008              325,053          5/12/2005              5/12/2005            5/12/2005
   43      19,912                                   208,413          5/13/2005              5/13/2005             4/8/2005
-----------------------------------------------------------------------------------------------------------------------------
   44      20,120                1,224                               6/1/2005                6/1/2005            5/17/2005
   45                                                                4/15/2005              4/28/2005            3/28/2005
   46       6,329                                     8,438          4/6/2005                4/6/2005            4/11/2005
   47      16,022                4,454               74,419          2/17/2005              2/17/2005            3/15/2005
   48      17,890                6,525                               3/28/2005              3/29/2005            3/15/2005
-----------------------------------------------------------------------------------------------------------------------------
   49      22,648                                                    5/20/2005              5/27/2005             5/2/2005
   50      22,640                9,987                               5/11/2005              5/11/2005             5/1/2005
   51       3,040                  318                              12/17/2004              12/7/2004            2/15/2005
   52       5,867                  243                              12/16/2004              12/6/2004            2/23/2005
   53       2,381                  246                              12/17/2004              12/9/2004            2/14/2005
-----------------------------------------------------------------------------------------------------------------------------
   54       3,007                  289                              12/17/2004              12/8/2004            2/15/2005
   55       2,383                  241                              12/14/2004              12/8/2004            2/14/2005
   56       5,509                1,387               22,188          5/13/2005              5/13/2005             5/9/2005
   57      15,440                3,937                               5/23/2005              5/16/2005             5/1/2005
   58      22,962                4,942                              11/15/2004              11/5/2004            11/1/2004
-----------------------------------------------------------------------------------------------------------------------------
   59       7,517                3,193                               5/26/2005              5/19/2005            3/25/2005
   60      24,356                3,773                               7/2/2005                7/5/2005            5/12/2005
   61      14,265                6,586              213,656          6/2/2005               5/16/2005             5/5/2005
   62      11,735                7,854               19,875          4/18/2005              4/18/2005             4/4/2005
   63      22,319               12,499               47,750          5/11/2005              5/11/2005             5/1/2005
-----------------------------------------------------------------------------------------------------------------------------
   64       7,293                3,989                               6/2/2005                6/2/2005            3/15/2005
   65      10,308                6,128                               3/1/2005               3/14/2005            2/16/2005
   66       7,839                  528                               4/20/2005              4/13/2005            3/28/2005
   67      11,536                1,587               44,375          4/6/2005                4/6/2005             4/4/2005
   68      13,126                3,089               17,125          4/26/2005              4/26/2005            4/22/2005
-----------------------------------------------------------------------------------------------------------------------------
   69      14,253                4,270               54,531          6/17/2005              6/28/2005            5/11/2005
   70      13,218                4,227              300,000          5/3/2005               4/22/2005            9/30/2005
   71       8,304                4,291                               9/22/2004              9/20/2004            9/13/2004
   72      12,100                3,373                               4/21/2005               6/7/2005            5/23/2005
   73                                                                6/8/2005               6/10/2005             6/1/2005
-----------------------------------------------------------------------------------------------------------------------------
   74       8,316                1,833               10,000          5/4/2005               4/25/2005            4/13/2005
   75      10,940                2,301                               5/26/2005              5/26/2005            5/15/2005
   76       7,000                2,884                              11/23/2004              12/14/2004           11/8/2004
   77                                                                5/6/2005               4/22/2005             5/4/2005
   78       8,947                1,578                               4/13/2005              3/28/2005            3/17/2005
-----------------------------------------------------------------------------------------------------------------------------
   79                                                                5/5/2005               4/25/2005            3/31/2005
   80       4,614                3,050               12,813          5/23/2005              5/19/2005             5/4/2005
   81       5,450                1,395                               6/10/2005               6/9/2005             5/5/2005
   82      10,806                1,398                               3/30/2005              3/24/2005            4/14/2005
   83      10,826                2,117                               4/15/2005              4/15/2005             5/1/2005
-----------------------------------------------------------------------------------------------------------------------------
   84      10,354                7,401               11,250          5/6/2005               5/10/2005             5/1/2005
   85       9,219                2,727                               5/17/2005              5/10/2005            7/19/2005
   86       4,603                2,888                               6/14/2005               7/1/2005            5/25/2005
   87       1,333                  665                               2/15/2005               2/9/2005            3/30/2005
   88       5,028                5,686               43,438          5/31/2005              5/31/2005            5/19/2005
-----------------------------------------------------------------------------------------------------------------------------
   89         270                1,113                               5/31/2005              4/19/2005             4/4/2005
   90      13,992                                                    5/20/2005              5/27/2005             5/2/2005
   91       6,198                  955                6,000          5/13/2005              5/17/2005            5/11/2005
   92       6,593                1,441                3,750          5/17/2005              5/17/2005            5/25/2005
   93       4,840                1,363                               5/10/2005               5/3/2005            4/28/2005
-----------------------------------------------------------------------------------------------------------------------------
   94       6,950                  248                               4/29/2005              4/30/2005            4/10/2005
   95       4,774                1,707                               2/11/2005               2/4/2005             2/1/2005
   96       6,789                1,432                1,763          5/12/2005              5/23/2005            5/18/2005
   97       3,927                  527                               5/16/2005              5/16/2005            5/16/2005
   98       4,122                1,909                               4/8/2005                4/8/2005             4/8/2005
-----------------------------------------------------------------------------------------------------------------------------
   99       7,873                                                    6/27/2005              6/27/2005            5/24/2005
  100       6,747                1,237                               4/15/2005              4/15/2005             5/1/2005
  101                                                                5/10/2005              5/10/2005            4/28/2005
  102       2,786                  962                               5/18/2005              5/12/2005             5/1/2005
  103      11,604                1,005                               3/18/2005              3/21/2005             3/4/2005
-----------------------------------------------------------------------------------------------------------------------------
  104       7,914                                                    6/28/2005              6/27/2005            5/20/2005
  105                                                                5/17/2005              5/17/2005             5/1/2005
  106       8,463                                                    6/27/2005              6/27/2005            5/24/2005
  107       4,224                1,937                               5/5/2005               3/31/2005            2/28/2005
  108       5,530                                                    6/27/2005              6/28/2005            5/23/2005
-----------------------------------------------------------------------------------------------------------------------------
  109                                                                4/1/2005               5/26/2005            3/21/2005
  110       4,492                1,469                               5/9/2005               4/29/2005             5/2/2005
  111      11,796                2,399              206,593          4/20/2005              4/12/2005            4/20/2005
  112       4,067                1,178              137,975          4/29/2005              4/26/2005            4/12/2005
  113       8,524                1,708               60,125          5/13/2005               5/3/2005             5/4/2005
-----------------------------------------------------------------------------------------------------------------------------
  114       2,398                3,770               12,400          7/11/2005              7/11/2005             6/1/2005
  115       5,322                  654              410,000          3/16/2005              3/16/2005             3/9/2005
  116       1,617                  988              450,000          3/31/2005              3/30/2005             4/4/2005
  117                                                                3/30/2005              3/30/2005            4/17/2005
  118       7,478                                    18,750          4/6/2005                4/6/2005             4/7/2005
-----------------------------------------------------------------------------------------------------------------------------
  119       3,419                                                    6/27/2005              6/27/2005            5/10/2005
  120       3,181                  276                               6/15/2005              6/15/2005            5/21/2005
  121       1,442                1,458                              12/17/2004              2/19/2005             2/8/2005
  122       3,527                1,153               55,000          5/3/2005               4/22/2005            9/30/2005
  123                                                                3/31/2005              3/30/2005            4/17/2005
-----------------------------------------------------------------------------------------------------------------------------
  124       1,486                                   117,069          6/20/2005              6/20/2005            4/27/2005
  125                                                                3/31/2005              3/30/2005            4/17/2005
  126       2,708                2,200              299,031                                 4/15/2005            4/20/2005
  127                                                                3/28/2005              3/23/2005            4/17/2005
  128                                                                3/31/2005              3/31/2005            4/17/2005
-----------------------------------------------------------------------------------------------------------------------------
  129                                                                3/28/2005              3/23/2005            4/17/2005
  130                                                                3/23/2005              3/30/2005            4/17/2005
  131                                                                3/31/2005              3/30/2005            4/17/2005
  132                                                                3/31/2005              3/30/2005            4/17/2005
  133                                                                3/30/2005              3/30/2005            4/17/2005
-----------------------------------------------------------------------------------------------------------------------------
  134                                                                3/31/2005              3/31/2005            4/17/2005
  135                                                                3/31/2005              3/30/2005            4/17/2005
  136       1,435                1,285                               5/16/2005              5/16/2005            5/16/2005
  137         698                  565                               3/15/2005              6/30/2005            4/27/2005


   ID         SPONSOR(16)
----------------------------------------------------------------------------------------------------------------------
   39         Lawrence Botel, Robert W. Kennedy, Jeffrey Seligsohn, Michael F. Young and Peter Soens
   40         Medical Office Portfolio Limited Partnership
   41         Lushman S. Grewal
   42         Mission Residental, LLC and Finlay Partners LLC
   43         Christopher S. Simms and Gregory C. Simms
----------------------------------------------------------------------------------------------------------------------
   44         Jack Grund, Miriam Grund and Grund Construction Co.
   45         David A. Ross, Stanley M. Barg and Charles Nulsen
   46         Hometown America, L.L.C.
   47         Richard J. Nathan
   48         Daniel Altman and Robert Bluth
----------------------------------------------------------------------------------------------------------------------
   49         Kevin P. Kaseff
   50         Bernard Wolfson
   51         James D. Blain
   52         James D. Blain
   53         James D. Blain
----------------------------------------------------------------------------------------------------------------------
   54         James D. Blain
   55         James D. Blain
   56         Stephen A. Goldberg
   57         J. David Beam, III and R. Doyle Parrish
   58         Henry H. Goldberg and Columbia HH Associates, LLC
----------------------------------------------------------------------------------------------------------------------
   59         Lisa Lombard
   60         Jerral W. Jones, Sr.
   61         Bret R. Hopkins
   62         John Baxter, Cliff Cabaness II, Steve Bradley and Scott James
   63         Bernard Wolfson
----------------------------------------------------------------------------------------------------------------------
   64         George Huang
   65         Richard L. Vilardo and Ronald E. Franklin
   66         Triple Net Properties, LLC
   67         Hometown America, L.L.C.
   68         Bruce Simmons
----------------------------------------------------------------------------------------------------------------------
   69         Jonathan Stott, Peter O'Conner and Peter Murphy
   70         Michael B. Smuck and Edwin A. White
   71         James Flagg and Claire Flagg
   72         Peter D. Cummings
   73         InterAmerican Hotels Corp.
----------------------------------------------------------------------------------------------------------------------
   74         Daniel D. Sahakian
   75         Medical Office Portfolio Limited Partnership
   76         Michael Moriarty, Joanna Salmen and Creighton R. Schneck
   77         William L. Manley
   78         Ian B. Cohen
----------------------------------------------------------------------------------------------------------------------
   79         John B. McCorduck
   80         Bruce J. Chesnut
   81         Benjamin L. Pick, Claudette Nevins Pick and The Pick Family Trust
   82         James R. Hopper
   83         Jasbir Singh Khangura and Sukhbinder Singh Khangura
----------------------------------------------------------------------------------------------------------------------
   84         Ronald E. McCauley; Tom E. Rea; Willie L. Rea
   85         Phillip McNeil, King Rogers and Glenn R. Wilson
   86         Medical Office Portfolio Limited Partnership
   87         Deborah L. Linden, Cary J. Erfurth, Stephen D. Korshak
   88         Stephen M. Stewart, Martin J. Ford and Joseph P. Sullivan
----------------------------------------------------------------------------------------------------------------------
   89         Ali Reza Sorkhpoosh and Nahid Bayati
   90         Kevin P. Kaseff
   91         Joel Wiener
   92         Joel Wiener
   93         Bipin Hira
----------------------------------------------------------------------------------------------------------------------
   94         Mark Lambert and Craig Whitehead
   95         Mark G. Laport, Keith H. McGraw and Thomas Konig
   96         David Christenholz and Jill Christenholz
   97         Jerry L. Harris, H. Babette Davis and B&M Miller Family Ventures
   98         Morgan Bartlett, Jr. and Laurie A. Bartlett
----------------------------------------------------------------------------------------------------------------------
   99         John R. Francis, The R.B. Francis Family 1994 Trust, The J&B Francis Family Trust and Richard B. Francis
  100         Jasbir Singh Khangura and Sukhbinder Singh Khangura
  101         Arturo Sneider
  102         George C. Swarts and Dix L. Jarman
  103         Thomas R. Torgerson
----------------------------------------------------------------------------------------------------------------------
  104         John R. Francis, The R.B. Francis Family 1994 Trust, The J&B Francis Family Trust and Richard B. Francis
  105         Tempe Riviera Investors Limited Partners II
  106         John R. Francis, The R.B. Francis Family 1994 Trust, The J&B Francis Family Trust and Richard B. Francis
  107         Tynes Development Corporation and Markle, Ltd.
  108         John R. Francis, The R.B. Francis Family 1994 Trust, The J&B Francis Family Trust and Richard B. Francis
----------------------------------------------------------------------------------------------------------------------
  109         David W. Glenn
  110         Arthur Burdorf
  111         Donald G. Shaw, Robert A. Lane and Jack M. Grainge
  112         Ridge Park LP
  113         Stanley E. Chambers
----------------------------------------------------------------------------------------------------------------------
  114         Alan T. Fowler and Howard D. Fowler Jr.
  115         Robert C. Mister and John C. Thomson
  116         Bernard T. Reilly, Bryan Pivirotto and Blaise V. Larkin
  117         Net Lease Acquisition LLC
  118         Hometown America, L.L.C.
----------------------------------------------------------------------------------------------------------------------
  119         John R. Francis, The R.B. Francis Family 1994 Trust, The J&B Francis Family Trust and Richard B. Francis
  120         David Wick
  121         Gerald L. Whitcomb and Maryanne Whitcomb
  122         Michael B. Smuck and Edwin A. White
  123         Net Lease Acquisition LLC
----------------------------------------------------------------------------------------------------------------------
  124         Howard A. Katz and Howard Katz Trust of 1992 (u/d/t 12-10-1992)
  125         Net Lease Acquisition LLC
  126         Joslyn Properties, Inc.
  127         Net Lease Acquisition LLC
  128         Net Lease Acquisition LLC
----------------------------------------------------------------------------------------------------------------------
  129         Net Lease Acquisition LLC
  130         Net Lease Acquisition LLC
  131         Net Lease Acquisition LLC
  132         Net Lease Acquisition LLC
  133         Net Lease Acquisition LLC
----------------------------------------------------------------------------------------------------------------------
  134         Net Lease Acquisition LLC
  135         Net Lease Acquisition LLC
  136         Stephen W. House and Len B. Shannon, III
  137         William D. Halverstadt

FOOTNOTES TO ANNEX A-1

       1. GACC - German American Capital Corporation, GMACCM - GMAC Commercial Mortgage Corporation, PNC - PNC Bank, National Association.

       2. With respect to the mortgage loans known as Lakewood Center and General Motors Building, the Interest Rates change throughout the term of the mortgage loans. The Interest Rates shown are the average of the first 12 months after the Cut-off Date. The interest rates for these loans are set forth on Annex A-4 and Annex A-5, respectively, to this prospectus supplement.

       3. The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan and with respect to each Non-Serviced Mortgage Loan, the primary fee paid to the respective servicer that was appointed under the pooling and servicing agreement governing the related Non Serviced Mortgage Loans.

       4. Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

       5. With respect to the lockbox, "Hard" means each tenant is required to transfer its rent directly to the lockbox account; "Soft" means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; "None at Closing, Springing Hard" or "Soft at Closing, Springing Hard" means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account.

       6. For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the mortgage loans known as Lakewood Center, General Motors Building and Loews Universal Hotel Portfolio, are the aggregate balance of (a) such mortgage loans and (b) if applicable, the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans. All of these mortgage loans have a subordinate companion loan that was excluded from the trust. Including the related subordinate companion loans the Cut-off Date LTV Ratio figures are 60.00%, 48.48% and 59.45%, respectively, and the DSCRs are 1.94x, 2.34x and 3.15x (based on "As-Stabilized" cash flow for the General Motors Building mortgage loan), respectively.

       7. With respect to the mortgage loan known as 1710 Broadway, the mortgage loan has a payment guaranty for up to $13,000,000 of the principal balance until the property achieves a minimum DSCR of 1.25x. The DSCR for the loan is shown at 1.25x, reflecting the threshold at which the recourse provision will be released. The current calculated underwritten DSCR during the initial 60-month interest only period is 1.35x and during the amortizing period is 1.10x.

       8.     With respect to the mortgage loan known as:

              i.     Indian Trail Shopping Center,

              ii.    Walker Springs Community Shopping Center,

              iii.   High Point Center and

              iv.    CVS - Eckerds - Kansas City

              which have subordinate companion loans not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loans are 77.86%, 82.50%, 82.17% and 82.95%, respectively and the DSCR figures are 1.24x, 1.25x, 1.36x and 1.11x, respectively.

                                     A-1-3

       9. With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR were calculated in the aggregate.

       10.    With respect to the mortgage loans known as:

              i.     Tropicana Center,

              ii.    888 South Figueroa,

              iii.   Chambers Ridge Apartments and

              iv.    Maytag Industrial Office,

              the Cut-off Date LTV Ratio, LTV Ratio at Maturity and DSCR were calculated after netting out holdback reserve amounts for the applicable mortgage loan.

       11. For those mortgaged properties indicated as Appraisal As-of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

       12. With respect to the mortgage loan known as Private Mini Storage Portfolio, the Appraised Value on the Portfolio level represents the Appraiser's valuation of the Portfolio as a whole and not individual property values.

       13. With respect to the mortgage loan known as Livermore Valley Shopping Center, the borrower has the right under the loan documents to defease the mortgage loan or payoff the mortgage loan, with a yield maintenance penalty (which in no event may be less than 1% of the amount prepaid) after the initial lockout period. For purposes of this characteristic, only the yield maintenance penalty is shown.

       14.    Shown from the respective mortgage loan origination date.

       15. Six mortgage loans require fixed payments of interest during their respective interest only periods. These six mortgage loans and the respective fixed interest only payment are:

              i.     Ontario Plaza -- $88,713.17,

              ii.    Summit Apartments -- $24,675.53,

              iii.   Chelsea Court Apartments -- $20,601.21,

              iv.    Sutton Place Apartments -- $17,945.84,

              v.     14639 Burbank Boulevard -- $17,751.50 and

              vi.    Pueblo Springs Mobile Home Park -- $13,003.13

       16. With respect to the mortgage loan known as Mission Sandy Springs Apartments, the borrower is Mission Sandy Springs, DST, a Delaware statutory trust.

                                     A-1-4

COMM 2005-C6

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
            LOANS


                                                                           % OF                       MORTGAGE         CUT-OFF
                                                                       INITIAL POOL       # OF          LOAN            DATE
  ID                      PROPERTY NAME                  LOAN GROUP       BALANCE      PROPERTIES    SELLER (1)        BALANCE
--------------------------------------------------------------------------------------------------------------------------------
  5      Longacre House                                      2             3.74%            1           GACC         $85,000,000
  10     Communities at Southwood                            2             2.20%            1          GMACCM        $50,000,000
  12     Ridge Crossings Apartments                          2             2.02%            1          GMACCM        $46,000,000
  13     Wiener Apartment Portfolio X                        2             1.95%            7           GACC         $44,305,597
13.01    25-10 / 20-30 30th Road                             2             0.40%            1           GACC          $9,095,851
--------------------------------------------------------------------------------------------------------------------------------
13.02    86-06 35th Avenue                                   2             0.32%            1           GACC          $7,188,656
13.03    76-09 34th Avenue                                   2             0.30%            1           GACC          $6,895,242
13.04    85-05 35th Avenue                                   2             0.29%            1           GACC          $6,528,474
13.05    85-50 Forest Parkway                                2             0.28%            1           GACC          $6,455,120
13.06    32-86 33rd Street                                   2             0.19%            1           GACC          $4,254,511
--------------------------------------------------------------------------------------------------------------------------------
13.07    86-20 Park Lane South                               2             0.17%            1           GACC          $3,887,743
  17     San Brisas Apartments                               1             1.48%            1            PNC         $33,600,000
  22     The Villas of Bristol Heights Apartments            2             1.23%            1            PNC         $28,000,000
  24     Cornerstone Apartments                              2             1.03%            1           GACC         $23,500,000
  32     Village at Main Street Apartments                   2             1.00%            1           GACC         $22,800,000
--------------------------------------------------------------------------------------------------------------------------------
  35     Independence- Raleigh                               1             0.55%            1          GMACCM        $12,500,000
  36     Independence- East Lansing                          1             0.40%            1          GMACCM         $9,000,000
  41     Westbury Apartments                                 2             0.73%            1          GMACCM        $16,500,000
  42     Mission Sandy Springs Apartments                    2             0.72%            1           GACC         $16,300,000
  43     Cesery Portfolio                                    2             0.70%            1          GMACCM        $16,000,000
--------------------------------------------------------------------------------------------------------------------------------
  46     Greenbriar Village MHP                              1             0.63%            1           GACC         $14,240,000
  47     Braden Lakes Apartments                             2             0.62%            1           GACC         $14,000,000
  48     Chambers Ridge Apartments                           2             0.61%            1           GACC         $13,955,905
  60     Dominion at Riata                                   2             0.51%            1          GMACCM        $11,700,000
  61     Lochwood Apartments                                 2             0.51%            1           GACC         $11,500,000
--------------------------------------------------------------------------------------------------------------------------------
  62     Copper Mill Apartments                              2             0.49%            1           GACC         $11,066,412
  67     Fernwood MHP                                        2             0.41%            1           GACC          $9,280,000
  68     Wyndwood Apartments                                 2             0.41%            1           GACC          $9,250,000
  70     Oaks of Ashford Apartment Homes                     2             0.39%            1            PNC          $8,773,906
  74     Bryce Jordan Tower                                  2             0.35%            1            PNC          $7,984,155
--------------------------------------------------------------------------------------------------------------------------------
  80     Downing Place Townhouses                            2             0.31%            1          GMACCM         $7,100,000
  88     Summer Trace Apartments                             2             0.29%            1          GMACCM         $6,500,000
  91     69 Bennett Avenue                                   2             0.27%            1           GACC          $6,243,742
  92     109-20 Queens Boulevard                             1             0.27%            1           GACC          $6,218,768
  98     New England Apartments                              2             0.25%            1           GACC          $5,583,675
--------------------------------------------------------------------------------------------------------------------------------
  99     Summit Apartments                                   2             0.24%            1          GMACCM         $5,500,000
 104     Chelsea Court Apartments                            1             0.21%            1          GMACCM         $4,680,000
 106     Sutton Place Apartments                             2             0.18%            1          GMACCM         $4,000,000
 107     Wildwood Apartments                                 2             0.17%            1          GMACCM         $3,900,000
 108     14639 Burbank Boulevard                             2             0.17%            1          GMACCM         $3,820,000
--------------------------------------------------------------------------------------------------------------------------------
 110     Quail Canyon Apartments                             2             0.16%            1          GMACCM         $3,600,000
 111     Wyndham on the Creek Apartments                     2             0.16%            1            PNC          $3,551,808
 112     Ridge Park Apartments                               2             0.15%            1            PNC          $3,492,558
 113     The Center Place Apartments                         2             0.15%            1            PNC          $3,346,954
 114     Barrett Apartments                                  2             0.15%            1          GMACCM         $3,320,000
--------------------------------------------------------------------------------------------------------------------------------
 118     Valley Vista MHP                                    1             0.13%            1           GACC          $3,030,000
 119     Pueblo Springs Mobile Home Park                     2             0.13%            1          GMACCM         $3,000,000
 122     Oaks of Ashford Point Apt Homes II                  2             0.11%            1            PNC          $2,592,377
 126     Capitol Hill Apartments                             1             0.09%            1            PNC          $2,051,000
 136     Gardendale Avenue Apartments                        2             0.07%            1          GMACCM         $1,573,664
--------------------------------------------------------------------------------------------------------------------------------
 137     Meadow View Manor                                   1             0.06%            1          GMACCM         $1,297,373


         GENERAL                     DETAILED
         PROPERTY                    PROPERTY
  ID     TYPE                        TYPE                          ADDRESS
----------------------------------------------------------------------------------------------------------------------------
  5      Multifamily                 Multifamily/Retail            305 West 50th Street
  10     Multifamily                 Conventional                  4602-C Southwood Parkway
  12     Multifamily                 Conventional                  100 Tree Crossing Parkway
  13     Multifamily                 Conventional                  Various
13.01    Multifamily                 Conventional                  25-10 / 20-30 30th Road
----------------------------------------------------------------------------------------------------------------------------
13.02    Multifamily                 Conventional                  86-06 35th Avenue
13.03    Multifamily                 Conventional                  76-09 34th Avenue
13.04    Multifamily                 Conventional                  85-05 35th Avenue
13.05    Multifamily                 Conventional                  85-50 Forest Parkway
13.06    Multifamily                 Conventional                  32-86 33rd Street
----------------------------------------------------------------------------------------------------------------------------
13.07    Multifamily                 Conventional                  86-20 Park Lane South
  17     Multifamily                 Conventional                  2020 Eldridge Parkway
  22     Multifamily                 Conventional                  12041 Dessau Road
  24     Multifamily                 Conventional                  2409 South Conway Road
  32     Multifamily                 Conventional                  30050 Town Center Loop West
----------------------------------------------------------------------------------------------------------------------------
  35     Multifamily                 Independent Living            3133 Charles B. Root Wynd
  36     Multifamily                 Independent Living            2530 Marfitt Road
  41     Multifamily                 Conventional                  1025 Westbury Boulevard
  42     Multifamily                 Conventional                  5555 Roswell Road
  43     Multifamily                 Conventional                  2647 Cesery Boulevard
----------------------------------------------------------------------------------------------------------------------------
  46     Manufactured Housing        Manufactured Housing          63 Green Briar Drive North
  47     Multifamily                 Conventional                  2835 50th Avenue West
  48     Multifamily                 Conventional                  5069 Stacey Drive East
  60     Multifamily                 Conventional                  12340 Alameda Trace Circle
  61     Multifamily                 Conventional                  5664 Woodmont Avenue
----------------------------------------------------------------------------------------------------------------------------
  62     Multifamily                 Conventional                  7710 South Granite Avenue
  67     Manufactured Housing        Manufactured Housing          1901 Fernwood Drive
  68     Multifamily                 Conventional                  55 Regina Drive
  70     Multifamily                 Conventional                  4040 Synott Road
  74     Multifamily                 Student Housing               463 East Beaver Avenue
----------------------------------------------------------------------------------------------------------------------------
  80     Multifamily                 Conventional                  3395 Spangler Drive
  88     Multifamily                 Conventional                  3201 Knight Street
  91     Multifamily                 Conventional                  69 Bennett Avenue
  92     Multifamily                 Conventional                  109-20 Queens Boulevard
  98     Multifamily                 Student Housing               2516 Douglas Avenue
----------------------------------------------------------------------------------------------------------------------------
  99     Multifamily                 Conventional                  7266 Franklin Avenue
 104     Multifamily                 Conventional                  500 North Rossmore Avenue
 106     Multifamily                 Conventional                  1616 North Fuller Avenue
 107     Multifamily                 Conventional                  601 Wildbrook Lane
 108     Multifamily                 Conventional                  14639 Burbank Boulevard
----------------------------------------------------------------------------------------------------------------------------
 110     Multifamily                 Conventional                  2045 South McClintock Drive
 111     Multifamily                 Conventional                  9633 Ferris Branch Boulevard
 112     Multifamily                 Conventional                  7601 South Yale Avenue
 113     Multifamily                 Conventional                  3005 South Center Street
 114     Multifamily                 Conventional                  4641 Hermitage Road, 4700 Calhoun Road, 4850 General Road
----------------------------------------------------------------------------------------------------------------------------
 118     Manufactured Housing        Manufactured Housing          1800 West Main Street
 119     Manufactured Housing        Manufactured Housing          27930 Pueblo Springs Drive
 122     Multifamily                 Conventional                  13103 Ashford Point Drive
 126     Multifamily                 Conventional                  320 North 22nd Street
 136     Multifamily                 Conventional                  1030 Grubbs Avenue
----------------------------------------------------------------------------------------------------------------------------
 137     Manufactured Housing        Manufactured Housing          99 Meadowview Lane


                                                                                    NET           LOAN PER NET
                                                                                 RENTABLE         RENTABLE AREA        OCCUPANCY
  ID     CITY                       COUNTY           STATE        ZIP CODE      UNITS/PADS         UNITS/PADS            RATE
--------------------------------------------------------------------------------------------------------------------------------
  5      New York              New York              NY            10019            293            290,102.39           99.66%
  10     Richmond              Richmond              VA            23224           1,286            38,880.25           97.51%
  12     Hoover                Jefferson             AL            35244            720             63,888.89           94.17%
  13     Various               Queens                NY           Various           573             77,322.16           99.13%
13.01    Astoria               Queens                NY            11102            117                                 99.15%
--------------------------------------------------------------------------------------------------------------------------------
13.02    Jackson Heights       Queens                NY            11372            89                                  100.00%
13.03    Jackson Heights       Queens                NY            11372            83                                  100.00%
13.04    Jackson Heights       Queens                NY            11372            90                                  100.00%
13.05    Woodhaven             Queens                NY            11421            83                                  96.39%
13.06    Astoria               Queens                NY            11106            64                                  100.00%
--------------------------------------------------------------------------------------------------------------------------------
13.07    Woodhaven             Queens                NY            11421            47                                  97.88%
  17     Houston               Harris                TX            77077            312            107,692.31           68.59%
  22     Austin                Travis                TX            78754            351             79,772.08           91.74%
  24     Orlando               Orange                FL            32812            430             54,651.16           93.95%
  32     Wilsonville           Clackamas             OR            97070            232             98,275.86           93.97%
--------------------------------------------------------------------------------------------------------------------------------
  35     Raleigh               Wake                  NC            27612            168             67,187.50           82.14%
  36     East Lansing          Ingham                MI            48823            152             67,187.50           84.87%
  41     Howell                Livingston            MI            48843            131            125,954.20           94.66%
  42     Atlanta               Fulton                GA            30342            308             52,922.08           91.23%
  43     Jacksonville          Duval                 FL            32211            725             22,068.97           93.65%
--------------------------------------------------------------------------------------------------------------------------------
  46     Bath                  Northampton           PA            18014            319             44,639.50           100.00%
  47     Bradenton             Manatee               FL            34207            264             53,030.30           96.97%
  48     Harrisburg            Dauphin               PA            17111            324             43,073.78           92.28%
  60     Austin                Travis                TX            78727            153             76,470.59           97.39%
  61     Baltimore             Baltimore City        MD            21239            353             32,577.90           95.00%
--------------------------------------------------------------------------------------------------------------------------------
  62     Tulsa                 Tulsa                 OK            74136            544             20,342.67           94.30%
  67     Capitol Heights       Prince George's       MD            20743            328             28,292.68           99.70%
  68     East Windsor          Hartford              CT            06088            181             51,104.97           95.58%
  70     Houston               Harris                TX            77082            199             44,089.98           91.00%
  74     State College         Centre                PA            16801            48             166,336.57           100.00%
--------------------------------------------------------------------------------------------------------------------------------
  80     Lexington             Fayette               KY            40517            193             36,787.56           95.34%
  88     Shreveport            Caddo                 LA            71105            200             32,500.00           96.50%
  91     New York              New York              NY            10033            60             104,062.37           96.67%
  92     Forest Hills          Queens                NY            11375            64              97,168.24           96.88%
  98     Bellingham            Whatcom               WA            98225            66              84,601.13           100.00%
--------------------------------------------------------------------------------------------------------------------------------
  99     Los Angeles           Los Angeles           CA            90046            90              61,111.11           97.78%
 104     Los Angeles           Los Angeles           CA            90004            67              69,850.75           100.00%
 106     Los Angeles           Los Angeles           CA            90046            136             29,411.76           98.53%
 107     Hoover                Jefferson             AL            35216            88              44,318.18           92.05%
 108     Van Nuys              Los Angeles           CA            91411            52              73,461.54           96.15%
--------------------------------------------------------------------------------------------------------------------------------
 110     Tempe                 Maricopa              AZ            85282            112             32,142.86           88.39%
 111     Dallas                Dallas                TX            75243            151             23,521.91           90.07%
 112     Tulsa                 Tulsa                 OK            74136            100             34,925.58           97.00%
 113     Arlington             Tarrant               TX            76014            100             33,469.54           94.00%
 114     Mobile                Mobile                AL            36619            152             21,842.11           94.74%
--------------------------------------------------------------------------------------------------------------------------------
 118     Lowell                Kent                  MI            49331            137             22,116.79           94.89%
 119     Hayward               Alameda               CA            94545            137             21,897.81           100.00%
 122     Houston               Harris                TX            77082            56              46,292.45           91.10%
 126     Omaha                 Douglas               NE            68102            115             17,834.78           86.96%
 136     Gardendale            Jefferson             AL            35071            48              32,784.66           97.92%
--------------------------------------------------------------------------------------------------------------------------------
 137     Brainerd              Crow Wing             MN            56401            95              13,656.56           97.89%


                                                                                                   STUDIOS
                                                                              -------------------------------------------------
         OCCUPANCY         ELEVATOR(S)                 UTILITIES                     #         AVG RENT PER         MAX
  ID     AS-OF DATE         (YES/NO)                PAID BY TENANT                 UNITS          MO. ($)         RENT ($)
-------------------------------------------------------------------------------------------------------------------------------
  5      6/30/2005            Yes                      Electric                     62             2,268           2,630
  10      6/3/2005             No             Electric, Water, Gas, Sewer
  12     5/31/2005             No             Electric, Water, Gas, Sewer
  13     5/25/2005            Yes                    Electric, Gas                  58              882            1,451
13.01    5/25/2005            Yes                    Electric, Gas                  13              928            1,272
-------------------------------------------------------------------------------------------------------------------------------
13.02    5/25/2005            Yes                    Electric, Gas                  14              816            1,149
13.03    5/25/2005            Yes                    Electric, Gas
13.04    5/25/2005            Yes                    Electric, Gas                  14              759            1,176
13.05    5/25/2005            Yes                    Electric, Gas                   6              861            1,154
13.06    5/25/2005            Yes                    Electric, Gas                   5             1,296           1,451
-------------------------------------------------------------------------------------------------------------------------------
13.07    5/25/2005            Yes                    Electric, Gas                   6              902            1,075
  17      1/3/2005             No                        Water
  22      4/5/2005             No                   Electric, Water
  24      5/4/2005             No                      Electric                     32              565             565
  32     4/27/2005             No                        None
-------------------------------------------------------------------------------------------------------------------------------
  35     4/30/2005            Yes                        None                       61             1,602           1,710
  36     4/30/2005            Yes                        None                       35             1,498           1,645
  41      6/1/2005             No             Electric, Water, Gas, Sewer
  42     5/11/2005             No               Electric, Water, Sewer
  43     4/28/2005             No                    Electric, Gas                  80              356             385
-------------------------------------------------------------------------------------------------------------------------------
  46      4/1/2005            NAP                   Electric, Water
  47     5/10/2005             No                   Electric, Water
  48     4/18/2005             No                    Electric, Gas
  60     5/31/2005             No             Electric, Water, Gas, Sewer
  61      4/1/2005             No                      Electric
-------------------------------------------------------------------------------------------------------------------------------
  62     4/18/2005             No                   Electric, Water
  67      4/1/2005            NAP                   Electric, Water
  68     5/23/2005             No                Electric, Water, Gas
  70     3/29/2005             No               Electric, Water, Sewer
  74      5/2/2005            Yes               Electric, Water, Sewer
-------------------------------------------------------------------------------------------------------------------------------
  80     6/17/2005             No                      Electric
  88      5/1/2005             No                      Electric
  91     5/25/2005            Yes                    Electric, Gas                   7             1,025           1,340
  92     5/25/2005            Yes                    Electric, Gas
  98     4/27/2005             No                    Electric, Gas
-------------------------------------------------------------------------------------------------------------------------------
  99      4/1/2005            Yes                    Electric, Gas                   9             1,044           1,500
 104      6/7/2005            Yes                    Electric, Gas
 106      4/1/2005            Yes                    Electric, Gas                  72              961            1,050
 107     4/19/2005             No               Electric, Water, Sewer
 108     4/12/2005             No                    Electric, Gas
-------------------------------------------------------------------------------------------------------------------------------
 110     5/23/2005             No                      Electric
 111     3/28/2005             No                      Electric
 112     4/21/2005             No                      Electric
 113     3/11/2005             No                      Electric
 114      6/1/2005             No                    Electric, Gas
-------------------------------------------------------------------------------------------------------------------------------
 118      4/1/2005            NAP               Electric, Water, Sewer
 119      6/1/2005            NAP             Electric, Water, Gas, Sewer
 122     3/22/2005             No               Electric, Water, Sewer
 126     5/20/2005            Yes                      Electric                     97              396             430
 136     4/30/2005             No                      Electric
-------------------------------------------------------------------------------------------------------------------------------
 137     6/24/2005            NAP                Electric, Water, Gas


                              1 BEDROOM                                                      2 BEDROOM
         ---------------------------------------------------            ---------------------------------------------------
                #          AVG RENT PER          MAX                           #          AVG RENT PER          MAX
  ID          UNITS          MO. ($)           RENT ($)                      UNITS           MO. ($)          RENT ($)
---------------------------------------------------------------------------------------------------------------------------
  5            192            2,741             3,600                          39             4,036            5,895
  10           332             465               559                          909              598              749
  12           260             575              1,290                         378              744             1,525
  13           353             943              1,873                         150             1,118            2,200
13.01           85             968              1,871                          19             1,116            1,940
---------------------------------------------------------------------------------------------------------------------------
13.02           48             918              1,223                          27             1,132            1,692
13.03           37            1,011             1,873                          46             1,241            2,200
13.04           48             943              1,543                          28              915             1,354
13.05           53             979              1,442                          12             1,158            1,751
13.06           53             792              1,713                          6              1,171            1,638
---------------------------------------------------------------------------------------------------------------------------
13.07           29            1,037             1,669                          12             1,031            1,404
  17            62            1,072             1,220                         148             1,545            2,195
  22           117             658               696                          176              861              950
  24           192             688               711                          206              797              825
  32            72             704               867                          104             1,056            1,540
---------------------------------------------------------------------------------------------------------------------------
  35            96            2,105             2,285                          11             2,625            2,885
  36           108            1,996             2,250                          9              2,376            2,900
  41            32            1,095             1,095                          43             1,416            1,425
  42            49             825               825                          209              969              975
  43           393             429               483                          252              511              658
---------------------------------------------------------------------------------------------------------------------------
  46           319             395               413
  47            56             629               699                          208              708              800
  48           112             626               864                          152              701              872
  60            60             937              1,058                          85             1,228            2,073
  61           178             576               585                          172              677              685
---------------------------------------------------------------------------------------------------------------------------
  62           432             376               385                          112              500              515
  67           328             311               360
  68            56             727               755                          125              798              865
  70           100             542               579                           99              739              889
  74
---------------------------------------------------------------------------------------------------------------------------
  80            76             440               515                          117              563              665
  88            84             458               535                           76              563              640
  91            41            1,122             1,746                          12             1,198            1,853
  92            53            1,158             2,350                          11             1,335            2,152
  98            6              627               845                           24              681              710
---------------------------------------------------------------------------------------------------------------------------
  99            29            1,368             1,600                          52             1,481            1,750
 104            29            1,259             1,325                          38             1,579            1,725
 106            64            1,064             1,265
 107            28             625               625                           40              725              725
 108            26            1,069             1,300                          26             1,271            1,400
---------------------------------------------------------------------------------------------------------------------------
 110            30             625               625                           82              713              735
 111           117             489               539                           34              775              825
 112            52             546               549                           48              656              749
 113            48             533               590                           52              660              750
 114            40             375               375                          112              425              425
---------------------------------------------------------------------------------------------------------------------------
 118           137             345               345
 119                                                                          137              437              456
 122                                                                           44              660              678
 126            18             593               635
 136                                                                           48              503              550
---------------------------------------------------------------------------------------------------------------------------
 137            94             210               210


                              3 BEDROOM                                                     4 BEDROOM
         ---------------------------------------------------            ---------------------------------------------------
                #          AVG RENT PER          MAX                           #          AVG RENT PER          MAX
  ID          UNITS          MO. ($)           RENT ($)                      UNITS          MO. ($)           RENT ($)
---------------------------------------------------------------------------------------------------------------------------
  5
  10            45             766               899
  12            82             904              1,210
  13            12            1,158             1,713
13.01
---------------------------------------------------------------------------------------------------------------------------
13.02
13.03
13.04
13.05           12            1,158             1,713
13.06
---------------------------------------------------------------------------------------------------------------------------
13.07
  17           102            2,035             2,495
  22            58             951              1,012
  24
  32            56             967              1,116
---------------------------------------------------------------------------------------------------------------------------
  35
  36
  41            56            1,485             1,495
  42            50            1,250             1,250
  43
---------------------------------------------------------------------------------------------------------------------------
  46
  47
  48            60             853               989
  60            8             1,489             1,489
  61
---------------------------------------------------------------------------------------------------------------------------
  62
  67
  68
  70
  74            6             1,530             1,530                          42            1,960             1,960
---------------------------------------------------------------------------------------------------------------------------
  80
  88            40             692               692
  91
  92
  98            12            1,061             1,320                          24            1,245             1,305
---------------------------------------------------------------------------------------------------------------------------
  99
 104
 106
 107            20             875               875
 108
---------------------------------------------------------------------------------------------------------------------------
 110
 111
 112
 113
 114
---------------------------------------------------------------------------------------------------------------------------
 118
 119
 122            12             825               831
 126
 136
---------------------------------------------------------------------------------------------------------------------------
 137

FOOTNOTES TO ANNEX A-2

       1. GACC - German American Capital Corporation, GMACCM - GMAC Commercial Mortgage Corporation, PNC - PNC Bank, National Association


                                     A-2-2

           ANNEX A-3 RATES USED IN DETERMINATION OF THE CLASS X-C AND
                          CLASS X-P PASS-THROUGH RATES


DATE                                 PERIOD          RATE %
-----                              ----------     -----------
9/10/2005 ....................         1            5.4287%
10/10/2005 ...................         2            5.2483%
11/10/2005 ...................         3            5.4286%
12/10/2005 ...................         4            5.2482%
1/10/2006 ....................         5            5.2547%
2/10/2006 ....................         6            5.2547%
3/10/2006 ....................         7            5.2354%
4/10/2006 ....................         8            5.4285%
5/10/2006 ....................         9            5.2481%
6/10/2006 ....................        10            5.4284%
7/10/2006 ....................        11            5.2480%
8/10/2006 ....................        12            5.4284%
9/10/2006 ....................        13            5.4283%
10/10/2006 ...................        14            5.2479%
11/10/2006 ...................        15            5.4282%
12/10/2006 ...................        16            5.2478%
1/10/2007 ....................        17            5.2542%
2/10/2007 ....................        18            5.2542%
3/10/2007 ....................        19            5.2349%
4/10/2007 ....................        20            5.4280%
5/10/2007 ....................        21            5.2475%
6/10/2007 ....................        22            5.4278%
7/10/2007 ....................        23            5.2473%
8/10/2007 ....................        24            5.4287%
9/10/2007 ....................        25            5.4286%
10/10/2007 ...................        26            5.2465%
11/10/2007 ...................        27            5.4285%
12/10/2007 ...................        28            5.2464%
1/10/2008 ....................        29            5.4284%
2/10/2008 ....................        30            5.2529%
3/10/2008 ....................        31            5.2401%
4/10/2008 ....................        32            5.4283%
5/10/2008 ....................        33            5.2461%
6/10/2008 ....................        34            5.4282%
7/10/2008 ....................        35            5.2460%
8/10/2008 ....................        36            5.4281%
9/10/2008 ....................        37            5.4281%
10/10/2008 ...................        38            5.2458%
11/10/2008 ...................        39            5.4280%
12/10/2008 ...................        40            5.2457%
1/10/2009 ....................        41            5.2524%
2/10/2009 ....................        42            5.2524%
3/10/2009 ....................        43            5.2333%
4/10/2009 ....................        44            5.4278%
5/10/2009 ....................        45            5.2454%
6/10/2009 ....................        46            5.4277%
7/10/2009 ....................        47            5.2453%

                                     A-3-1

DATE                                 PERIOD          RATE %
-----                              ----------     -----------
8/10/2009 ....................        48            5.4276%
9/10/2009 ....................        49            5.4275%
10/10/2009 ...................        50            5.2451%
11/10/2009 ...................        51            5.4279%
12/10/2009 ...................        52            5.2459%
1/10/2010 ....................        53            5.2524%
2/10/2010 ....................        54            5.2524%
3/10/2010 ....................        55            5.2573%
4/10/2010 ....................        56            5.4323%
5/10/2010 ....................        57            5.2549%
6/10/2010 ....................        58            5.4322%
7/10/2010 ....................        59            5.2571%
8/10/2010 ....................        60            5.4366%
9/10/2010 ....................        61            5.4514%
10/10/2010 ...................        62            5.2730%
11/10/2010 ...................        63            5.4512%
12/10/2010 ...................        64            5.2729%
1/10/2011 ....................        65            5.2753%
2/10/2011 ....................        66            5.2753%
3/10/2011 ....................        67            5.2693%
4/10/2011 ....................        68            5.4509%
5/10/2011 ....................        69            5.2725%
6/10/2011 ....................        70            5.4507%
7/10/2011 ....................        71            5.2723%
8/10/2011 ....................        72            5.4506%
9/10/2011 ....................        73            5.4505%
10/10/2011 ...................        74            5.2721%
11/10/2011 ...................        75            5.4504%
12/10/2011 ...................        76            5.2720%
1/10/2012 ....................        77            5.4502%
2/10/2012 ....................        78            5.2744%
3/10/2012 ....................        79            5.2701%
4/10/2012 ....................        80            5.4507%
5/10/2012 ....................        81            5.2722%
6/10/2012 ....................        82            5.4507%
7/10/2012 ....................        83            5.2732%
8/10/2012 ....................        84            5.4508%

                                     A-3-2

              ANNEX A-4 LAKEWOOD CENTER LOAN INTEREST RATE SCHEDULE

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
9/1/2005 .....................          1            5.633402140672780%
10/1/2005 ....................          2            5.426559633027520%
11/1/2005 ....................          3            5.633402140672780%
12/1/2005 ....................          4            5.426559633027520%
1/1/2006 .....................          5            5.633402140672780%
2/1/2006 .....................          6            5.633402140672780%
3/1/2006 .....................          7            5.012874617737000%
4/1/2006 .....................          8            5.633402140672780%
5/1/2006 .....................          9            5.426559633027520%
6/1/2006 .....................         10            5.633402140672780%
7/1/2006 .....................         11            5.426559633027520%
8/1/2006 .....................         12            5.633402140672780%
9/1/2006 .....................         13            5.633402140672780%
10/1/2006 ....................         14            5.426559633027520%
11/1/2006 ....................         15            5.633402140672780%
12/1/2006 ....................         16            5.426559633027520%
1/1/2007 .....................         17            5.633402140672780%
2/1/2007 .....................         18            5.633402140672780%
3/1/2007 .....................         19            5.012874617737000%
4/1/2007 .....................         20            5.633402140672780%
5/1/2007 .....................         21            5.426559633027520%
6/1/2007 .....................         22            5.633402140672780%
7/1/2007 .....................         23            5.426559633027520%
8/1/2007 .....................         24            5.633402140672780%
9/1/2007 .....................         25            5.633402140672780%
10/1/2007 ....................         26            5.426559633027520%
11/1/2007 ....................         27            5.633402140672780%
12/1/2007 ....................         28            5.426559633027520%
1/1/2008 .....................         29            5.633402140672780%
2/1/2008 .....................         30            5.633402140672780%
3/1/2008 .....................         31            5.219717125382260%
4/1/2008 .....................         32            5.633402140672780%
5/1/2008 .....................         33            5.426559633027520%
6/1/2008 .....................         34            5.633402140672780%
7/1/2008 .....................         35            5.426559633027520%
8/1/2008 .....................         36            5.633402140672780%
9/1/2008 .....................         37            5.633402140672780%
10/1/2008 ....................         38            5.426559633027520%
11/1/2008 ....................         39            5.633402140672780%
12/1/2008 ....................         40            5.426559633027520%
1/1/2009 .....................         41            5.633402140672780%
2/1/2009 .....................         42            5.633402140672780%
3/1/2009 .....................         43            5.012874617737000%
4/1/2009 .....................         44            5.633402140672780%
5/1/2009 .....................         45            5.426559633027520%
6/1/2009 .....................         46            5.633402140672780%
7/1/2009 .....................         47            5.426559633027520%

                                     A-4-1

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
8/1/2009 .....................         48            5.633402140672780%
9/1/2009 .....................         49            5.633402140672780%
10/1/2009 ....................         50            5.426559633027520%
11/1/2009 ....................         51            5.633402140672780%
12/1/2009 ....................         52            5.426559633027520%
1/1/2010 .....................         53            5.633402140672780%
2/1/2010 .....................         54            5.633402140672780%
3/1/2010 .....................         55            5.012874617737000%
4/1/2010 .....................         56            5.633402140672780%
5/1/2010 .....................         57            5.426559633027520%
6/1/2010 .....................         58            5.633402140672780%
7/1/2010 .....................         59            5.426559633027520%
8/1/2010 .....................         60            5.633402140672780%
9/1/2010 .....................         61            5.633402140672780%
10/1/2010 ....................         62            5.426559633027520%
11/1/2010 ....................         63            5.633402140672780%
12/1/2010 ....................         64            5.426559633027520%
1/1/2011 .....................         65            5.633402140672780%
2/1/2011 .....................         66            5.633402140672780%
3/1/2011 .....................         67            5.012874617737000%
4/1/2011 .....................         68            5.633402140672780%
5/1/2011 .....................         69            5.426559633027520%
6/1/2011 .....................         70            5.633402140672780%
7/1/2011 .....................         71            5.426559633027520%
8/1/2011 .....................         72            5.633402140672780%
9/1/2011 .....................         73            5.633402140672780%
10/1/2011 ....................         74            5.426559633027520%
11/1/2011 ....................         75            5.633402140672780%
12/1/2011 ....................         76            5.426559633027520%
1/1/2012 .....................         77            5.633402140672780%
2/1/2012 .....................         78            5.633402140672780%
3/1/2012 .....................         79            5.219717125382260%
4/1/2012 .....................         80            5.633402140672780%
5/1/2012 .....................         81            5.426559633027520%
6/1/2012 .....................         82            5.633402140672780%
7/1/2012 .....................         83            5.426559633027520%
8/1/2012 .....................         84            5.633402140672780%
9/1/2012 .....................         85            5.633402140672780%
10/1/2012 ....................         86            5.426559633027520%
11/1/2012 ....................         87            5.633402140672780%
12/1/2012 ....................         88            5.426559633027520%
1/1/2013 .....................         89            5.633402140672780%
2/1/2013 .....................         90            5.633402140672780%
3/1/2013 .....................         91            5.012874617737000%
4/1/2013 .....................         92            5.633402140672780%
5/1/2013 .....................         93            5.426559633027520%
6/1/2013 .....................         94            5.633402140672780%
7/1/2013 .....................         95            5.426559633027520%
8/1/2013 .....................         96            5.633402140672780%

                                     A-4-2

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
9/1/2013 .....................         97            5.633402140672780%
10/1/2013 ....................         98            5.426559633027520%
11/1/2013 ....................         99            5.633402140672780%
12/1/2013 ....................        100            5.426559633027520%
1/1/2014 .....................        101            5.633402140672780%
2/1/2014 .....................        102            5.633402140672780%
3/1/2014 .....................        103            5.012874617737000%
4/1/2014 .....................        104            5.633402140672780%
5/1/2014 .....................        105            5.426559633027520%
6/1/2014 .....................        106            5.633402140672780%
7/1/2014 .....................        107            5.426559633027520%
8/1/2014 .....................        108            5.633402140672780%
9/1/2014 .....................        109            5.633402140672780%
10/1/2014 ....................        110            5.426559633027520%
11/1/2014 ....................        111            5.633402140672780%
12/1/2014 ....................        112            5.426559633027520%
1/1/2015 .....................        113            5.633402140672780%
2/1/2015 .....................        114            5.633402140672780%
3/1/2015 .....................        115            5.012874617737000%
4/1/2015 .....................        116            5.633402140672780%
5/1/2015 .....................        117            5.426559633027520%
6/1/2015 .....................        118            5.633402140672780%

                                     A-4-3

     ANNEX A-5 GENERAL MOTORS BUILDING LOAN (A NOTE) INTEREST RATE SCHEDULE

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
9/1/2005 .....................          1            5.401592810457510%
10/1/2005 ....................          2            5.127928011204480%
11/1/2005 ....................          3            5.401592810457510%
12/1/2005 ....................          4            5.127928011204480%
1/1/2006 .....................          5            5.401592810457510%
2/1/2006 .....................          6            5.401592810457510%
3/1/2006 .....................          7            4.580598412698410%
4/1/2006 .....................          8            5.401592810457510%
5/1/2006 .....................          9            5.127928011204480%
6/1/2006 .....................         10            5.401592810457510%
7/1/2006 .....................         11            5.127928011204480%
8/1/2006 .....................         12            5.401592810457510%
9/1/2006 .....................         13            5.401592810457510%
10/1/2006 ....................         14            5.127928011204480%
11/1/2006 ....................         15            5.401592810457510%
12/1/2006 ....................         16            5.127928011204480%
1/1/2007 .....................         17            5.401592810457510%
2/1/2007 .....................         18            5.401592810457510%
3/1/2007 .....................         19            4.580598412698410%
4/1/2007 .....................         20            5.401592810457510%
5/1/2007 .....................         21            5.127928011204480%
6/1/2007 .....................         22            5.401592810457510%
7/1/2007 .....................         23            5.127928011204480%
8/1/2007 .....................         24            5.401592810457510%
9/1/2007 .....................         25            5.401592810457510%
10/1/2007 ....................         26            5.127928011204480%
11/1/2007 ....................         27            5.401592810457510%
12/1/2007 ....................         28            5.127928011204480%
1/1/2008 .....................         29            5.401592810457510%
2/1/2008 .....................         30            5.401592810457510%
3/1/2008 .....................         31            4.854263211951450%
4/1/2008 .....................         32            5.401592810457510%
5/1/2008 .....................         33            5.127928011204480%
6/1/2008 .....................         34            5.401592810457510%
7/1/2008 .....................         35            5.127928011204480%
8/1/2008 .....................         36            5.401592810457510%
9/1/2008 .....................         37            5.401592810457510%
10/1/2008 ....................         38            5.127928011204480%
11/1/2008 ....................         39            5.401592810457510%
12/1/2008 ....................         40            5.127928011204480%
1/1/2009 .....................         41            5.401592810457510%
2/1/2009 .....................         42            5.401592810457510%
3/1/2009 .....................         43            4.580598412698410%
4/1/2009 .....................         44            5.401592810457510%
5/1/2009 .....................         45            5.127928011204480%
6/1/2009 .....................         46            5.401592810457510%
7/1/2009 .....................         47            5.127928011204480%

                                     A-5-1

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
8/1/2009 .....................         48            5.401592810457510%
9/1/2009 .....................         49            5.401592810457510%
10/1/2009 ....................         50            5.127928011204480%
11/1/2009 ....................         51            5.401592810457510%
12/1/2009 ....................         52            5.127928011204480%
1/1/2010 .....................         53            5.401592810457510%
2/1/2010 .....................         54            5.401592810457510%


                                     A-5-2

   ANNEX A-6 GENERAL MOTORS BUILDING LOAN (WHOLE LOAN) INTEREST RATE SCHEDULE

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
9/1/2005 .....................          1            5.398808333333330%
10/1/2005 ....................          2            5.154562500000000%
11/1/2005 ....................          3            5.398808333333330%
12/1/2005 ....................          4            5.154562500000000%
1/1/2006 .....................          5            5.398808333333330%
2/1/2006 .....................          6            5.398808333333330%
3/1/2006 .....................          7            4.666070833333330%
4/1/2006 .....................          8            5.398808333333330%
5/1/2006 .....................          9            5.154562500000000%
6/1/2006 .....................         10            5.398808333333330%
7/1/2006 .....................         11            5.154562500000000%
8/1/2006 .....................         12            5.398808333333330%
9/1/2006 .....................         13            5.398808333333330%
10/1/2006 ....................         14            5.154562500000000%
11/1/2006 ....................         15            5.398808333333330%
12/1/2006 ....................         16            5.154562500000000%
1/1/2007 .....................         17            5.398808333333330%
2/1/2007 .....................         18            5.398808333333330%
3/1/2007 .....................         19            4.666070833333330%
4/1/2007 .....................         20            5.398808333333330%
5/1/2007 .....................         21            5.154562500000000%
6/1/2007 .....................         22            5.398808333333330%
7/1/2007 .....................         23            5.154562500000000%
8/1/2007 .....................         24            5.398808333333330%
9/1/2007 .....................         25            5.398808333333330%
10/1/2007 ....................         26            5.154562500000000%
11/1/2007 ....................         27            5.398808333333330%
12/1/2007 ....................         28            5.154562500000000%
1/1/2008 .....................         29            5.398808333333330%
2/1/2008 .....................         30            5.398808333333330%
3/1/2008 .....................         31            4.910316666666670%
4/1/2008 .....................         32            5.398808333333330%
5/1/2008 .....................         33            5.154562500000000%
6/1/2008 .....................         34            5.398808333333330%
7/1/2008 .....................         35            5.154562500000000%
8/1/2008 .....................         36            5.398808333333330%
9/1/2008 .....................         37            5.398808333333330%
10/1/2008 ....................         38            5.154562500000000%
11/1/2008 ....................         39            5.398808333333330%
12/1/2008 ....................         40            5.154562500000000%
1/1/2009 .....................         41            5.398808333333330%
2/1/2009 .....................         42            5.398808333333330%
3/1/2009 .....................         43            4.666070833333330%
4/1/2009 .....................         44            5.398808333333330%
5/1/2009 .....................         45            5.154562500000000%
6/1/2009 .....................         46            5.398808333333330%
7/1/2009 .....................         47            5.154562500000000%

                                     A-6-1

DATE                                 PERIOD           INTEREST RATE
-----                               --------        ------------------
8/1/2009 .....................         48            5.398808333333330%
9/1/2009 .....................         49            5.398808333333330%
10/1/2009 ....................         50            5.154562500000000%
11/1/2009 ....................         51            5.398808333333330%
12/1/2009 ....................         52            5.154562500000000%
1/1/2010 .....................         53            5.398808333333330%
2/1/2010 .....................         54            5.398808333333330%


                                     A-6-2

                 ANNEX A-7 CLASS A-AB PLANNED PRINCIPAL BALANCE


DATE         PERIOD       BALANCE           DATE         PERIOD        BALANCE
----------  --------  --------------        ----------  --------  --------------
8/10/2005       0     $71,900,000.00        2/10/2010       54    $71,900,000.00
9/10/2005       1     $71,900,000.00        3/10/2010       55    $71,900,000.00
10/10/2005      2     $71,900,000.00        4/10/2010       56    $71,900,000.00
11/10/2005      3     $71,900,000.00        5/10/2010       57    $71,900,000.00
12/10/2005      4     $71,900,000.00        6/10/2010       58    $71,900,000.00
1/10/2006       5     $71,900,000.00        7/10/2010       59    $71,802,242.73
2/10/2006       6     $71,900,000.00        8/10/2010       60    $70,549,827.01
3/10/2006       7     $71,900,000.00        9/10/2010       61    $69,156,666.98
4/10/2006       8     $71,900,000.00        10/10/2010      62    $67,593,565.76
5/10/2006       9     $71,900,000.00        11/10/2010      63    $66,178,512.10
6/10/2006      10     $71,900,000.00        12/10/2010      64    $64,601,908.21
7/10/2006      11     $71,900,000.00        1/10/2011       65    $63,172,838.36
8/10/2006      12     $71,900,000.00        2/10/2011       66    $61,737,074.89
9/10/2006      13     $71,900,000.00        3/10/2011       67    $59,831,832.56
10/10/2006     14     $71,900,000.00        4/10/2011       68    $58,380,408.31
11/10/2006     15     $71,900,000.00        5/10/2011       69    $56,768,441.67
12/10/2006     16     $71,900,000.00        6/10/2011       70    $55,302,664.17
1/10/2007      17     $71,900,000.00        7/10/2011       71    $53,655,787.82
2/10/2007      18     $71,900,000.00        8/10/2011       72    $52,157,264.89
3/10/2007      19     $71,900,000.00        9/10/2011       73    $50,651,723.27
4/10/2007      20     $71,900,000.00        10/10/2011      74    $48,983,762.30
5/10/2007      21     $71,900,000.00        11/10/2011      75    $47,463,352.87
6/10/2007      22     $71,900,000.00        12/10/2011      76    $45,780,936.09
7/10/2007      23     $71,900,000.00        1/10/2012       77    $44,245,521.09
8/10/2007      24     $71,900,000.00        2/10/2012       78    $42,702,914.11
9/10/2007      25     $71,900,000.00        3/10/2012       79    $40,844,748.49
10/10/2007     26     $71,900,000.00        4/10/2012       80    $39,286,204.51
11/10/2007     27     $71,900,000.00        5/10/2012       81    $37,566,709.96
12/10/2007     28     $71,900,000.00        6/10/2012       82    $37,366,709.94
1/10/2008      29     $71,900,000.00        7/10/2012       83    $37,166,709.94
2/10/2008      30     $71,900,000.00        8/10/2012       84    $36,975,955.89
3/10/2008      31     $71,900,000.00        9/10/2012       85    $35,484,907.22
4/10/2008      32     $71,900,000.00        10/10/2012      86    $33,835,711.55
5/10/2008      33     $71,900,000.00        11/10/2012      87    $32,309,795.61
6/10/2008      34     $71,900,000.00        12/10/2012      88    $30,632,905.63
7/10/2008      35     $71,900,000.00        1/10/2013       89    $29,091,961.24
8/10/2008      36     $71,900,000.00        2/10/2013       90    $27,543,787.87
9/10/2008      37     $71,900,000.00        3/10/2013       91    $25,559,068.28
10/10/2008     38     $71,900,000.00        4/10/2013       92    $23,994,310.22
11/10/2008     39     $71,900,000.00        5/10/2013       93    $22,279,654.20
12/10/2008     40     $71,900,000.00        6/10/2013       94    $20,699,507.17
1/10/2009      41     $71,900,000.00        7/10/2013       95    $18,969,888.53
2/10/2009      42     $71,900,000.00        8/10/2013       96    $17,374,209.71
3/10/2009      43     $71,900,000.00        9/10/2013       97    $15,771,044.34
4/10/2009      44     $71,900,000.00        10/10/2013      98    $14,019,045.06
5/10/2009      45     $71,900,000.00        11/10/2013      99    $12,400,134.27
6/10/2009      46     $71,900,000.00        12/10/2013     100    $10,632,825.79
7/10/2009      47     $71,900,000.00        1/10/2014      101    $ 8,998,023.45
8/10/2009      48     $71,900,000.00        2/10/2014      102    $ 7,355,550.46
9/10/2009      49     $71,900,000.00        3/10/2014      103    $ 5,285,256.18
10/10/2009     50     $71,900,000.00        4/10/2014      104    $ 3,625,352.02
11/10/2009     51     $71,900,000.00        5/10/2014      105    $ 1,818,185.80
12/10/2009     52     $71,900,000.00        6/10/2014      106    $   142,009.54
1/10/2010      53     $71,900,000.00        7/10/2014      107                --

                                     A-7-1

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 SHADOW RATING
 (S/M):                     BBB+ / Baa3

 ORIGINAL TMA BALANCE:      $218,000,000(1)

 CUT-OFF TMA BALANCE:       $218,000,000(1)

 % BY INITIAL UPB:          9.59%

 INTEREST RATE:             5.5127%(2)

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        July 1, 2005

 MATURITY DATE:             June 1, 2015

 AMORTIZATION:              Interest Only

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after March 1, 2015, prepayment permitted without penalty.

 SPONSOR:                   The Macerich Company and The Ontario Teachers
                            Pension Plan

 BORROWER:                  Macerich Lakewood, LLC

 B-NOTE BALANCE:            $32,000,000(1)

 LOCKBOX:                   Hard

 INITIAL RESERVES:          None

 MONTHLY RESERVES:          None(3)
--------------------------------------------------------------------------------

(1) The trust mortgage asset ("TMA") consists of a $152,000,000 A-1 Note and a $66,000,000 A-2 Note (together, the "Senior Component"). The Senior Component and the $32,000,000 B-Note (the "B-Note", and the Senior Component, together, the "First Mortgage") comprise the total First Mortgage loan balance of $250,000,000.

(2) Represents the average interest rate for the first 12 payment periods after the cut-off date. The interest rate will vary throughout the loan term as specified on Annex A-4 to the prospectus supplement.

(3)  See "Reserves" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------

                                       SENIOR               FIRST
                                       COMPONENT            MORTGAGE
                                       ---------            --------
 LOAN BALANCE:                         $218,000,000         $250,000,000

 LOAN BALANCE / SQ. FT.:               $115.64              $132.62

 LTV:                                  52.32%               60.00%

 BALLOON LTV:                          52.32%               60.00%

 DSCR:                                 2.21x                1.94x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:             Single Asset

 PROPERTY TYPE:                        Super-Regional Mall

 COLLATERAL:                           Fee Simple

 LOCATION:                             Lakewood, CA

 YEAR BUILT / RENOVATED:               1951 / 2001

 COLLATERAL SQ. FT.:                   1,885,129(4)

 TOTAL MALL SQ. FT.:                   2,089,867

 PROPERTY MANAGEMENT:                  Macerich Management Company
                                       (a borrower affiliate)

 OCCUPANCY (AS OF 4/30/05):            98.30%

 UNDERWRITTEN NET CASH FLOW:           $26,557,726

 APPRAISED VALUE:                      $416,700,000

 APPRAISAL DATE:                       April 18, 2005
--------------------------------------------------------------------------------

(4)  Includes all owned ground leased parcels.

------------------------------------------------------------------------------------------------------------------------------------
                                                      ANCHOR & BIG BOX TENANTS
------------------------------------------------------------------------------------------------------------------------------------
 TENANTS                            SQ. FT.       % GLA       EXPIRATION DATE      RATINGS (S/M)       2004 SALES       SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Robinsons-May                       362,852        19.2%         6/30/10            BBB/Baa2          $47,324,666        $130
------------------------------------------------------------------------------------------------------------------------------------
 J.C. Penney                         162,690         8.6          1/31/07             BB+/Ba1           29,879,381         184
------------------------------------------------------------------------------------------------------------------------------------
 Target (Ground Lease)               160,058         8.5          1/31/25              A+/A2            39,508,655         247
------------------------------------------------------------------------------------------------------------------------------------
 Home Depot, Inc.                    133,029         7.1          1/31/11             AA/Aa3            57,033,017         429
------------------------------------------------------------------------------------------------------------------------------------
 Mervyn's (Ground Lease)             80,000          4.2          1/31/08              NR/NR            14,945,114         187
------------------------------------------------------------------------------------------------------------------------------------
 Albertson's                         50,000          2.7          4/30/26            BBB-/Baa2          17,297,516         346
------------------------------------------------------------------------------------------------------------------------------------
 Best Buy                            45,000          2.4          1/31/14             BBB/NR            36,666,663         815
------------------------------------------------------------------------------------------------------------------------------------
 Circuit City                        34,818          1.8          1/31/15              NR/NR            20,664,208         593
------------------------------------------------------------------------------------------------------------------------------------
 Macy's (209,355 sq. ft.)(1)            0            0            2/18/50(2)         BBB+/Baa1          26,661,016          --
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                             1,028,447       54.6%                                             $289,980,236
------------------------------------------------------------------------------------------------------------------------------------

(1)  Not part of the collateral for the loan.

(2)  Expiration date of the operating covenant.

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 IN-LINE TENANT SUMMARY INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                          TTE (3/04-3/05) SALES PSF (WA)                     OCC. COST AS % OF SALES (WA)
------------------------------------------------------------------------------------------------------------------------------------
                                   $382/sq. ft.                                         12.37%
------------------------------------------------------------------------------------------------------------------------------------
                                                        MAJOR IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                        % OF TOTAL                    BASE                       RATINGS                OCCUPANCY
 TENANT                        SF         MALL SF     EXPIRATION     RENT/SF       SALES        (S/M)(1)     SALES/SF     COST
------------------------------------------------------------------------------------------------------------------------------------
 Jo-Ann Fabrics & Crafts     14,000         0.7%       08/31/07       $13.20    $1,854,492        B+/NR        $132        10.0%
------------------------------------------------------------------------------------------------------------------------------------
 DaVita, Inc.                14,000         0.7        12/31/14        17.71        --           BB-/B2          --         --
------------------------------------------------------------------------------------------------------------------------------------
 World Foot Locker           13,050         0.6        01/31/10        25.00     6,164,405       BB+/Ba2        472         5.3
------------------------------------------------------------------------------------------------------------------------------------
 The Hop                     12,000         0.6        09/30/18        12.61     1,021,730        NR/NR          85(2)     14.8
------------------------------------------------------------------------------------------------------------------------------------
 Babies A Lot/Toys A Lot     11,250         0.5        01/31/06         4.11      448,545         NR/NR          40(2)     10.3
------------------------------------------------------------------------------------------------------------------------------------
 Black Angus                 10,800         0.5        09/30/18         6.36     3,387,902        NR/NR         314         2.0
------------------------------------------------------------------------------------------------------------------------------------
 HomeTown Buffet             10,600         0.5        01/31/17        10.14     4,068,216         NR           384         2.6
------------------------------------------------------------------------------------------------------------------------------------
 Charlotte Russe              9,000         0.4        01/31/14        29.18     1,414,199         NR           157        18.6
------------------------------------------------------------------------------------------------------------------------------------
 Elephant Bar Restaurant      9,000         0.4        07/31/23        13.89     4,421,018         NR           491         2.8
------------------------------------------------------------------------------------------------------------------------------------
 Express                      9,000         0.4        08/30/05(3)     26.00     1,120,402      BBB/Baa2        124        20.9
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA:                   112,700        5.4%                                $2,360,499                                  8.3%
------------------------------------------------------------------------------------------------------------------------------------

(1) Credit ratings are of the parent company, whether it guarantees the lease or not.

(2)  Partial year.

(3)  Express is on a month to month lease.

THE LAKEWOOD CENTER LOAN

THE LOAN. The Lakewood Center loan is a 10-year interest only loan secured by a first priority mortgage on the borrower's fee simple interest in 1,885,129 sq. ft. of a 2,089,867 sq. ft. super-regional mall located in the Greater Los
Angeles suburb of Lakewood, Los Angeles County, California. Based on an appraised value of $416,700,000, the borrower, whose controlling sponsor has owned the property since the 1950s and expanded the property multiple times, has implied equity of $166,700,000.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by THE MACERICH COMPANY ("Macerich") and ONTARIO TEACHERS PENSION PLAN ("OTPP").

Macerich is a fully integrated self-managed and self-administered real estate investment trust ("REIT"), that focuses on the acquisition, leasing, management and redevelopment of regional malls and community centers throughout the United States. Macerich is one of the largest owners/operators of regional malls in the United States and the largest in the Western United States. The Macerich portfolio consists of 76 million sq. ft. of gross leaseable area consisting primarily of interests in 75 regional malls. In April 2005, Macerich acquired Wilmorite and its portfolio of 11 regional malls and two community shopping centers encompassing 13.4 million sq. ft. for approximately $2.333 billion, making Macerich the third largest regional mall REIT in the United States. For the past 29 years, Macerich has carved out a niche in the regional mall industry by acquiring dominant regional malls and subsequently transforming those properties through redevelopment, leasing, management and marketing into even more dominant malls. Macerich malls are operated as an integral part of the communities they serve, functioning as "Town Centers" within each market. Lakewood Center serves as the "Main Street" of retail for Lakewood, California. The Macerich portfolio of malls is one of the most productive in the country with occupancy levels at 92.5% (year-end 2004) and tenant sales of $391/sq. ft. for 2004. Macerich is a repeat sponsor of a Deutsche Bank borrower.

OTPP is an independent pension fund responsible for investing the fund's assets and administering the pensions of Ontario's 158,000 elementary and secondary school teachers and 97,000 retired teachers. As of December 31, 2004, OTPP had net assets of $84.3 billion Canadian Dollars and a long-term rate of return of 11.3% per year since 1990. OTPP's real estate assets make up 13% of their net assets, and are wholly managed by Cadillac Fairview, a wholly owned subsidiary of OTPP. OTPP's co-sponsors, the Government of the Province


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

of Ontario, Canada and Ontario Teachers' Federation (the "OTPP Sponsors") are responsible for ensuring the pension plan is fully funded and for setting plan benefit and contribution levels. OTPP Sponsors also appoint OTPP's board of directors, with equal representation from the two sponsors. OTPP's 500 employees are responsible for setting and implementing investment strategies for the plan's assets and for delivering immediate, personalized services to members in keeping with the fund's vision.

THE PROPERTY The Lakewood Center property is a 2,089,867 sq. ft., single-level enclosed super-regional mall along with periphery shops and free-standing retailers, of which 1,885,129 sq. ft. is part of the collateral for the Lakewood Center loan. The property is located at the northeast corner of Lakewood and Del Amo Boulevards in Lakewood, Los Angeles County, California. Lakewood and Del Amo Boulevard are two important feeder roads accessing nearby freeway arterials in the area. Lakewood Center is comprised of approximately 1,395,715 sq. ft. of enclosed mall, 586,200 sq. ft. of exterior gross leasable area ("GLA") surrounding the mall, and 107,952 sq. ft. of shops across Candlewood Street known as the "Candlewood Shops." Lakewood Center is anchored by Robinson's-May, J.C. Penney, Mervyn's, Target and Macy's (not part of the collateral). Other major tenants include Home Depot, Albertson's, Circuit City, Best Buy, Pacific Theaters, Bed Bath & Beyond and 24 Hour Fitness.

The property was originally developed in 1951 as an open air retail center, and the shopping center was enclosed, expanded and renovated multiple times over the years. The improvements are situated on a site containing 128.31 net acres. As of April 2005, the property was 98.8% occupied. Occupancy of the GLA under ownership is 98.3%. As of April 2005, in-line mall shop occupancy is 95.3% including temporary tenants and 88.7% excluding temporary tenants. Excluding food court tenants, enclosed mall shop sales are currently $387/sq. ft., up 9.0% from year end 2003 at $355/sq. ft.

SIGNIFICANT TENANTS. The property is 98.3% occupied as of April 2005. Lakewood Center's anchor and tenant mix is strong, including a mix of local and highly popular national retailers. The tenant mix at the property is targeted towards the middle-income market, and as such caters to a broad customer base. An expansion in 2001 brought about over 300,000 sq. ft. of new stores, a 365-seat food court and a Macy's (not part of the collateral) and Mervyn's store. In addition to the enclosed mall, there are numerous destination big box retailers, restaurants, and two Pacific Movie Theatres (25 screens). In total, Lakewood Center contains approximately 2.1 million sq. ft. of retail space featuring over 250 stores and restaurants. Overall, for the 1,118,880 occupied sq. ft. of in-line space, the average base rent for the mall is $21.37 as of April, 2005.

   ROBINSONS-MAY (NYSE: MAY) is owned by parent company May Department Stores Company ("May"), which operates department stores throughout the United States. May owns various department stores that are managed under such brand names as Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, Lord & Taylor, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store. As of December 31, 2004, May operated 491 department stores, 239 David's Bridal stores, 449 After Hours Formalwear stores, and 11 Priscilla of Boston stores in 46 states, the District of Columbia, and Puerto Rico. Company-wide sales for the fiscal year ending January 31, 2004 were $13.34 billion, a 1.1% decrease over fiscal year 2002. Between fiscal year 2002 and 2003, net income decreased by 19.9% to $0.43 billion. May's gross profit margins were 29.7% of sales in 2003, 29.9% in 2002 and 30.6% in 2001.

   J.C. PENNEY COMPANY (NYSE: JCP) is one of the largest department store, catalog, and e-commerce retailers in the United States. The retailer operates more than 1,000 J.C. Penney department stores throughout the United States and Puerto Rico. Company-wide sales for the fiscal year ending January 31, 2004 were $17.79 billion, a 0.9% increase over fiscal year 2002. Between fiscal year 2002 and 2003, net profit decreased 329.1% to a net loss of $0.93 billion. J.C. Penney's gross profit margins were 37.2% of sales in 2003, 35.9% in 2002 and 33.6% in 2001.

   TARGET CORPORATION (NYSE: TGT) is the nation's #2 discount chain (behind Wal-Mart), and operates about 1,330 Target and SuperTarget stores in 47 states, as well as an online business called Target.com. After years of struggling to turn around its Marshall Field's and Mervyn's departments stores divisions, the discounter sold them both in 2004. Target has carved out a niche by offering more upscale, fashion-forward merchandise than rivals Wal-Mart and Kmart. Company-wide sales for the fiscal year ending January 31, 2004 were $48.16 billion, a 9.7% increase over fiscal year 2002. Between fiscal year 2002 and 2003, net income increased by 11.3% to $1.84 billion. Target's gross profit margins were 32.0% of sales in 2003, 31.5% in 2002 and 30.6% in 2001.

   HOME DEPOT, INC. (NYSE: HD) operates as a home improvement retailer in the United States, Canada, and Mexico. The company provides its products and services through Home Depot and EXPO Design Center stores. Home Depot sells a range of building materials, home improvement products, and lawn and garden products, as well as provide various installation services. The EXPO Design Center stores offer various interior design products and installation services for kitchens, baths, appliances, and flooring, as well as products


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

   for lighting, decorating, and storage and organization projects. As of April 28, 2005, the company operated 1,911 stores. Home Depot was founded in 1978 and is based in Atlanta, Georgia. Company-wide sales for the fiscal year ending February 1, 2004 were $64.82 billion, an 11.3% increase over fiscal year 2002. Between fiscal year 2002 and 2003, net income increased by 17.5% to $4.30 billion. Home Depot's gross profit margins were 31.8% of sales in 2003, 31.1% in 2002 and 30.2% in 2001.

THE MARKET. Lakewood Center is a 2,089,867 sq. ft. super-regional mall located in the heart of the city of Lakewood, California anchored by J.C. Penney, Mervyn's, Robinsons-May, Home Depot, Albertson's, Target, and Macy's (not part of the collateral). The Los Angeles metropolitan area's high average income, increasing number of households, and constant immigration continues to attract new retailers to the region. Despite an increasing amount of supply in the market, strong demand has allowed vacancies to remain below 5.0% since 1999. Los Angeles's retail vacancy rate of 3.1%, ranks as the seventh lowest among REIS's 62 top United States neighborhood and community center retail markets. As of year end 2004, the average asking and effective rents in the Los Angeles metropolitan area were $25.30 and $23.30/sq. ft., respectively. REIS expects rent growth to be moderate in 2005, with average asking and effective rents increasing by 3.8% and 3.9%, respectively.

The average household income and per capita income for the City of Lakewood are higher than those in Los Angeles County and the state of California. The 2004 average household income in Lakewood, California was $74,316, whereas, the average household income for the county and the state for the same time period were $67,167 and $73,464, respectively. Lakewood Center is located in Paramount/East County, a submarket of Los Angeles. The neighborhood and community retail centers in this sub-market benefit from healthy demographics and good supply and demand fundamentals. As of the fourth quarter 2004, the vacancy rate for the Paramount/East County submarket was 1.5% for anchored retail and 4.3% for non-anchored retail space. As of the fourth quarter 2004, asking rent for anchored space was $14.04/sq. ft., and asking rent for non-anchored space was $21.42/sq. ft. Within the City of Lakewood, the annual retail sales in 2004 were estimated at approximately $972.7 million, up 12.38% from the prior year at $928.0 million. Retail sales growth in Lakewood averaged 6.44% per year, compounded annually, over the past 10 years. Nationally, average sales at regional centers are reported to be $345/sq. ft.

There are two directly competitive malls with the Lakewood Center -- Los Cerritos Center and Stonewood Center -- both of which are owned by Macerich subsidiaries. Los Cerritos Center, Stonewood Center, and Lakewood Center are known to Macerich managers as "The Triplets." In addition, Long Beach Towne Center is a very large power center located three miles southeast of the Lakewood Center, that competes for theater, restaurant and discount retail expenditures. In the aggregate, the six malls represented in the table below, contain a total GLA of approximately 5,656,682 sq. ft., with an average mall shop occupancy of 97%.

Stonewood Center is a single-level enclosed regional shopping center located at the corner of Lakewood Boulevard and Firestone Boulevard, in the City of Downey, Los Angeles County, approximately 6.0 miles north of the property. The Stonewood Center has average rents of $33.00/sq. ft. Like Lakewood Center, it caters to a middle income market and is located within a densely populated mature neighborhood two to three miles from the freeways. Los Cerritos Center is located at the corner of Interstate 605 and South Street in the City of Cerritos approximately 2.5 miles east of the property. Los Cerritos Center has average rents of $40.00/sq. ft.

The property appears to be well positioned in its market, and each of the competing malls serves its own trade area, although the trade areas partly overlap. The property has little threat of new direct competition in the foreseeable future and serves the local area well. According to Cushman & Wakefield, Lakewood Center should continue to maintain its dominant position in the local market, achieving at least inflationary growth in sales and rents over the long term.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       TYPICAL RANGE OF          2004 IN-LINE                                   DISTANCE FROM
 PROPERTY                               IN-LINE RENT/SF            SALES/SF           INLINE OCCUPANCY             SUBJECT
------------------------------------------------------------------------------------------------------------------------------------
 Lakewood Center                         $37.05-$37.05             $378.00                  95%                      --
------------------------------------------------------------------------------------------------------------------------------------
 Los Cerritos Center                     $35.00-$45.00             $477.00                  98%                  2.5 miles E
------------------------------------------------------------------------------------------------------------------------------------
 Stonewood Center                        $30.00-$36.00             $370.00                  95%                   6 miles N
------------------------------------------------------------------------------------------------------------------------------------
 Long Beach Town Center                  $15.00-$42.00                NA                   100%                  3 miles SE
------------------------------------------------------------------------------------------------------------------------------------
 Lakewood Square                         $15.00-$30.00                NA                    97%                 Immediately W
------------------------------------------------------------------------------------------------------------------------------------
 Lakewood Marketplace                    $15.00-$30.00             $152.00                  96%                  2 miles NE
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY MANAGEMENT: The property is managed by the Macerich Management Company, an affiliate of the borrower.

CASH MANAGEMENT: The loan is structured with a springing cash management system that becomes effective upon the occurrence of (i) an event of default (as such term is defined in the loan documents) or (ii) a DSCR below 1.30x for one calendar quarter (each, a "Lockbox Event"). A Lockbox Event terminates, with respect to (i) above, upon the cure of such event of default and with respect to
(ii) above, at such time that the property has achieved a DSCR of greater than 1.30x for one calendar quarter.

RESERVES: During the continuance of a Lockbox Event, the borrower is required to deposit monthly reserves for (i) taxes and insurance premiums equal to 1/12th of the annual amounts required, (ii) tenant improvement/leasing commissions equal to $1.00/sq. ft. and (iii) capital expenditures equal to $0.20/sq. ft.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The First Mortgage Loan consists of two senior pari passu notes (trust fund assets) and the B-Note that was sold to a large United States pension fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

RELEASE PROVISIONS. The loan documents permit (i) the partial defeasance and release (on a date at least 2 years after the securitization closing date), of a currently undetermined portion of the Mortgaged Property (subject to the satisfaction of certain conditions in the loan documents, including that the release of this parcel will not result in a loss of more than 25,000 rentable sq. ft. of retail space and the fair market value of the release parcel does not exceed $15,000,000), upon the delivery of defeasance collateral in an amount at least equal to the then current appraised value of the release parcel, (ii) the borrower to purchase the parcel currently occupied by Macy's (the "Macy's Parcel") and modify the mortgage and other loan documents to extend the lien of the mortgage to the Macy's Parcel, and thereafter, permit the borrower to obtain the free release of the Macy's Parcel from the lien of the mortgage, (iii) after December 31, 2005, the free release of the Mervyn's parcel and the May Department Store ("May") parcel, subject to the satisfaction of conditions including, among other things, that the DSCR immediately after the related release will not be less than the greater of (A) 1.89x (with respect to Mervyn's) or 1.79x (with respect to May) and (B) 90% of the DSCR for the loan immediately prior to the related release and (iv) the free release of unimproved, non-income producing portions of the Mortgaged Property, provided that the aggregate fair market value of the unimproved parcels released does not exceed $5,000,000.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $218,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.21x
                                 LAKEWOOD CENTER       TMA LTV:     52.32%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $147,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.61x
                                  KAISER CENTER            LTV:     70.00%
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $147,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.61x
                                  KAISER CENTER            LTV:     70.00%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:               GMACCM

 LOAN PURPOSE:              Acquisition

 ORIGINAL BALANCE:          $147,000,000

 CUT-OFF BALANCE:           $147,000,000

 % BY INITIAL UPB:          6.47%

 INTEREST RATE:             5.11%

 PAYMENT DATE:              1st of the month

 FIRST PAYMENT DATE:        August 1, 2005

 MATURITY DATE:             July 1, 2015

 AMORTIZATION:              Interest Only

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after May 1, 2015, prepayment can be made without penalty.

 SPONSOR:                   Swig Investment Company

 BORROWER:                  SIC-Lakeside Drive, LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Tax:         $850,961
                            Replacement: $338,899
                            TI/LC:       $3,358,567
                            Free Rent:   $5,481,589

 MONTHLY RESERVES:          Tax:         $212,740
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / SQ. FT.:        $160.93

 BALLOON BALANCE / SQ. FT.:     $160.93

 LTV:                           70.00%

 BALLOON LTV:                   70.00%

 DSCR:                          1.61x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:      Single Asset

 PROPERTY TYPE:                 Office

 COLLATERAL:                    Fee Simple

 LOCATION:                      Oakland, California

 YEAR BUILT / RENOVATED:        1960 / 2005

 COLLATERAL SQ. FT.:            913,428

 PROPERTY MANAGEMENT:           The SWIG Company
                                (a borrower affiliate)

 OCCUPANCY (AS OF 4/30/05)(1):  94.56%

 UNDERWRITTEN NET CASH FLOW:    $12,268,889

 APPRAISED VALUE:               $210,000,000

 APPRAISAL DATE:                April 20, 2005
--------------------------------------------------------------------------------

(1)  See footnote (2) below.

------------------------------------------------------------------------------------------------------------------------------------
                                                               MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 WEIGHTED AVG         LEASE            RATINGS
 TENANT                                   NRSF         % NRSF        % GPR       RENT/SQ. FT.       EXPIRATION          (S/F/M)
------------------------------------------------------------------------------------------------------------------------------------
 BART - San Francisco Bay Area
 Rapid Transit District                317,222          34.73%        38.04%         $24.75          7/17/2014         A/A/A2(1)
------------------------------------------------------------------------------------------------------------------------------------
 The Regents of the University
 of California(2)                      152,774          16.73         18.60           25.13          4/30/2008         A/A/A2(1)
------------------------------------------------------------------------------------------------------------------------------------
 Kaiser Foundation Health Plan, Inc.   75,096            8.22          9.17           25.20         11/30/2010          A+/A/A3
------------------------------------------------------------------------------------------------------------------------------------
 California Bank and Trust(3)          45,527            4.98          5.16           23.40          5/31/2009        BBB+/A-/A2
------------------------------------------------------------------------------------------------------------------------------------
 24 Hour Fitness, Inc.-
 f/k/a H.E.C Investments, Inc.         29,640            3.24          1.49           10.35          4/25/2006            NR
------------------------------------------------------------------------------------------------------------------------------------
 Wulfsberg Reese & Sykes
 Professional Corp.                    27,497            3.01          2.94           22.11          9/18/2009            NR
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               647,756          70.91%        75.40%         $24.03             --                --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings for the State of California.

(2) The occupancy and NRSF figures set forth above do not reflect (a) a termination option exercised by Regents of the University of California ("Regents") effective July 1, 2005 with respect to approximately 12,500 sq.ft. of the 4th floor, (b) a termination option that Regents informed the lender it will exercise, effective November 1, 2005, with respect to the remaining portion of the 4th floor (approximately 12,500 sq. ft) and (c) a termination option that Regents informed the lender it will exercise, effective May 18, 2006, with respect to approximately 12,500 sq. ft. of the 7th floor. Regents has no further termination options under its lease.

(3) Tenant is permitted to terminate its lease at any time after June 1, 2003, so long as they provide 12-months notice and a $634,446 lease termination fee.

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $147,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.61x
                                  KAISER CENTER            LTV:     70.00%
--------------------------------------------------------------------------------

KAISER CENTER

THE LOAN. The Kaiser Center Loan is a ten year, interest only fixed rate loan secured by a mortgage on the borrower's fee simple interest in a 913,428 sq. ft. Class A office building located in Oakland, California.

THE BORROWER. The borrower is SIC-Lakeside Drive, LLC, a special purpose, bankruptcy-remote entity, which is required under its loan documents to have an independent director and for which a non-consolidation opinion was obtained at closing, sponsored by Swig Investment Company. Commercial Equity Investments, Inc., an affiliate of GMACCM, is an indirect equity investor in the borrower.

THE PROPERTY. The property consists of a T-shaped 28-story office tower, adjacent one- and three-story office/retail buildings, and a five-level parking garage with 1,339 spaces. The property includes 784,698 NRSF of office space located in the 28-story tower and 128,730 NRSF of office and retail space located in the adjacent one-and three-story buildings (referred to as the Kaiser
Mall), totaling 913,428 NRSF overall. Actual traditional retail space at the mall totals 63,341 sq. ft. with the remaining space consisting of office and storage uses. The improvements are situated on 7.2 acres of land and were constructed in 1960. Renovations have been ongoing from 2003 through 2005.

SIGNIFICANT TENANTS. As of April 30, 2005, the property was 94.56% occupied by more than 40 tenants. The tenant mix at Kaiser Center is comprised of a mix of government, education, professional and financial services. The property's largest tenant is the San Francisco Bay Area Rapid Transit District, commonly referred to as "BART" (rated A / A / A2 by S&P/Fitch/Moody's), occupying 12 suites totaling 317,222 sq. ft. (34.73% of GLA). Investment grade and government tenants, including BART, occupy 67.1% of the property.

THE MARKET. According to the appraisal performed by Cushman & Wakefield of California on April 20, 2005 (the "Appraisal"), the property is located in the Lake Merritt district, one of two Class A submarkets within the Oakland CBD. Per the Appraisal, the Lake Merritt district has a vacancy rate of 5.4% and is characterized by numerous high- and mid-rise Class A office properties interspersed between smaller office, retail and general commercial uses; Kaiser Center dominates the area as it is the largest development in the Lake Merritt area and acts as an anchor location. Further, the Appraisal concluded a market office rent for the low rise tenants of $25 / sq. ft. and high rise tenants of $28 / sq. ft., based on full service leases. The current average office rent at the property is below the market rent stated in the Appraisal.

PROPERTY MANAGEMENT. The property is managed by The SWIG Company, an affiliate of the borrower.

CASH MANAGEMENT. Provided no event of default exists under the mortgage loan, the borrower has access to the funds deposited in the lockbox account. Upon the occurrence of an event of default under the mortgage loan, all funds deposited in the lockbox account are controlled by the lender.

RESERVES. At origination, the borrower made an initial deposit into a reserve account for payment of real estate taxes in the amount of $850,961. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes.

At origination, the borrower made an initial deposit into a reserve account for tenant improvements and leasing commissions in the amount of $3,358,567 which will be used for certain tenant improvement and leasing costs related primarily to the Kaiser Foundation Health Plan Inc. lease and the BARTlease.

At origination, the borrower made an initial deposit into a reserve account for capital improvements in the amount of $338,899.

At origination, the borrower made an initial deposit in the amount of $5,481,589 into a reserve account to fund free rent concessions to the following tenants:
BART, Kaiser Foundation Family Health Plan, Inc. and WestEd. Unless an event of default shall have occurred and is continuing, on each payment date the lender shall release to the borrower an amount equal to the free rent concession for that month for each free rent tenant into the lockbox account.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

RELEASE PROVISIONS. The borrower has the right, upon the expiration of a lockout period, to the release of a certain portion of the property in connection with a partial defeasance upon the satisfaction of certain conditions including, the partial defeasance of the loan in an amount generally equal to the value of the release parcel prior to such release, and no event of default existing under the mortgage loan. In addition, after the release, the LTV may not be greater than 70% and its DSCR may not be less than the greater of 1.65x or the DSCR which existed immediately preceding the partial release date.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $147,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.61x
                                  KAISER CENTER            LTV:     70.00%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GMACCM

 LOAN PURPOSE:              Refinance

 ORIGINAL BALANCE:          $144,734,899

 CUT-OFF BALANCE:           $144,734,899

 % BY INITIAL UPB:          6.37%

 INTEREST RATE:             5.84%

 PAYMENT DATE:              1st of the month

 FIRST PAYMENT DATE:        September 1, 2005

 MATURITY DATE:             August 1, 2015

 AMORTIZATION:              Interest only from September 1, 2005 through and
                            including August 1, 2010; thereafter, monthly amortization on a 30-year schedule.

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after May 1, 2015, prepayment can be made without penalty.

 SPONSOR:                   Five SAC Self-Storage Corporation

 BORROWER:                  PM Preferred Properties, L.P.

 ADDITIONAL FINANCING:      $33,000,000 mezzanine loan

 LOCKBOX:                   Soft

 INITIAL RESERVES:          Tax:         $630,000
                            Insurance:   $42,300
                            Replacement: $288,000(1)

 MONTHLY RESERVES:          Tax:         $210,000(2)
                            Insurance:   $14,100(3)
--------------------------------------------------------------------------------

(1)  Replacement Reserves are capped at $288,000.

(2)  Tax Reserves are capped at $1,260,000.

(3)  Insurance Reserves are capped at $84,600.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / UNIT:       $6,330.53

 BALLOON BALANCE / UNIT:    $5,909.20

 LTV:                       64.21%(4)

 BALLOON LTV:               59.93%(4)

 DSCR:                      1.42x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:  Portfolio

 PROPERTY TYPE:             Self-storage

 COLLATERAL:                35 Fee Simple/3 Leasehold

 LOCATION:                  Various

 YEAR BUILT / RENOVATED:    1987-2001 / NA

 COLLATERAL UNITS:          22,863

 PROPERTY MANAGEMENT:       U-Haul affiliates; properties located in TX subject
                            to sub-management agreement with Private Mini
                            Storage Manager, Inc.

 OCCUPANCY (AS OF 4/13/05
 & 4/14/05):                76.60%

 UNDERWRITTEN
 NET CASH FLOW:             $14,505,245

 APPRAISED VALUE:           $225,425,000(4)

 APPRAISAL DATE:            Various
--------------------------------------------------------------------------------

(4) Based upon (or represents) the Appraiser's valuation of the portfolio as a whole and not individual property values.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------

PRIVATE MINI STORAGE PORTFOLIO

THE LOAN. The Private Mini Storage Portfolio Loan is a ten year fixed rate loan that provides for monthly payments of interest-only for the first 60 months and thereafter for monthly payments of principal and interest, secured by mortgages, deeds of trust and deeds to secure debt on the borrower's fee simple or leasehold interests in 38 self-storage facilities located in Texas, Alabama, Florida, Georgia, South Carolina and North Carolina.

THE BORROWER. The borrower is PM Preferred Properties, L.P., a special purpose, bankruptcy-remote entity, which is required under its loan documents to have an independent director and for which a non-consolidation opinion was obtained at closing, sponsored by Five SAC Self-Storage Corporation.

THE PROPERTY. The property consists of 38 self-storage properties with an average of 62,875 sq. ft. and 602 units, built between 1987 and 2001. The properties are located in six different states. All facilities offer a combination of climate controlled and non-climate controlled units. Further, some properties provide parking for boats and recreational vehicles. See chart below.

------------------------------------------------------------------------------------------------------------------------------------
 PROPERTY NAME                             ADDRESS                  CITY          STATE    # OF UNITS   YEAR BUILT  FEE/LEASEHOLD
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Midtown               2420 Louisiana Street          Houston        Texas        730         1999       Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Clairmont            2885 Clairmont Road NE          Atlanta       Georgia       643       2000-2001    Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Piedmont               2175 Piedmont Road            Atlanta       Georgia       627         2001      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Rogerdale         2890 West Sam Houston Parkway      Houston        Texas        656         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Voss Road             2305 South Voss Road           Houston        Texas        557         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Dove Country             603 Murphy Road            Stafford        Texas        706         1999      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Woodlands              24540 Interstate 45           Spring         Texas        777         1999      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Corpus Christi         5129 Kostoryz Road        Corpus Christi     Texas        691         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Capital Circle       2554 Capital Circle NE        Tallahassee     Florida       477         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Burnett                6610 Burnett Road             Austin         Texas        673         2000       Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Phillips Highway      3435 Phillips Highway       Jacksonville     Florida       648         1990      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Lake Norman          19116 Statesville Road         Cornelius  North Carolina    593         2001      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Pinellas Park          4015 Park Boulevard        Pinellas Park    Florida       629         1991      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Austin                1032 East 46th Street          Austin         Texas        574         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Fort Walton          395 Mary Esther Cut-off    Fort Walton Beach  Florida       518         1990      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Blanding Boulevard   8155 Blanding Boulevard      Jacksonville     Florida       691         1991      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Wurzbach              3817 Parkdale Street         San Antonio      Texas        585         1992      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Ocala                 505 S.W. 17th Street            Ocala        Florida       592         1990      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Birmingham              540 Valley Avenue          Birmingham      Alabama       583         1992      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Fort Jackson            5604 Forest Drive           Columbia   South Carolina    592         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Terrace Oaks            3220 FM 1960 West            Houston        Texas        524         1995      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Greenville           7043 Greenville Avenue          Dallas         Texas        644         1995      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Fuqua                  12475 Gulf Freeway            Houston        Texas        585         1990      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Pensacola           7835 North Davis Highway        Pensacola      Florida       618         1990      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Clearlake           16250 Old Galveston Road         Webster        Texas        632         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Atlantic            9411 Atlantic Boulevard       Jacksonville     Florida       678         1991      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Dairy Ashford     2415 South Dairy Ashford Road      Houston        Texas        537         2001      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Roper Mountain       24 Roper Mountain Road        Greenville  South Carolina    505         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Sharon Road           1400 Sharon Road West         Charlotte  North Carolina    587         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Plano Allen       3901 North Central Expressway       Plano         Texas        516         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Vestavia Hills       1420 Montgomery Highway     Vestavia Hills    Alabama       555         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 PROPERTY NAME                           ADDRESS                  CITY            STATE    # OF UNITS   YEAR BUILT  FEE/LEASEHOLD
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Mooresville         304 West Plaza Drive         Mooresville   North Carolina    491         2001      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Belcher            2180 South Belcher Road          Largo          Florida       586         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-New Port Richey     6118 U.S. Highway 19N      New Port Richey     Florida       665         1991      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Cedar Park        700 South Bell Boulevard       Cedar Park         Texas        515         1999      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Mobile             3755 Airport Boulevard          Mobile          Alabama       544         1987       Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-I-26 @ West Park    3754 Fernandina Road          Columbia     South Carolina    543         2000      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 Private Mini-Bissonnet          10811 Bissonnet Street          Houston          Texas        596         1989      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET. The Portfolio includes 38 self-storage properties located in 27 different cities. Seventeen facilities are located in Texas, ten in Florida, three in North Carolina, three in South Carolina, two in Georgia, and three in Alabama. Houston, Texas maintains the largest concentration of properties with seven.

PROPERTY MANAGEMENT. The properties are managed by various subsidiaries of U-Haul International, Inc.; the properties located in Texas are managed by Private Mini Storage Manager, Inc. pursuant to a sub-management agreement.

CASH MANAGEMENT. Revenue from the property is collected by the borrower and/or property manager and ultimately deposited into a lender designated lockbox account. Provided no event of default under the mortgage loan exists, the borrower has access to such lender designated lockbox account and the deposits therein.

RESERVES. At origination, the borrower made an initial deposit into a reserve account for payment of real estate taxes in the amount of $630,000. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual real estate taxes until the amount on deposit is $1,260,000.00. Provided that taxes are timely paid by the borrower, no event of default exists, the DSCR is not less than 1.23x and such amount remains on deposit at all times, the borrower is not required to make further deposits.

At origination, the borrower made an initial deposit into a reserve account for payment of insurance premiums in the amount of $42,300. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual insurance premiums until the amount on deposit is $84,600.00. Provided that insurance premiums are timely paid by the borrower, no event of default exists, the DSCR is not less than 1.23x and such amount remains on deposit at all times, the borrower is not required to make further deposits.

At origination, the borrower made an initial deposit into a reserve account for replacements in the amount of $288,000. As long as such amount remains on deposit, borrower is not required to make additional deposits into the replacement reserve account.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The mezzanine loan in the amount of $33,000,000 is secured by pledges of limited partnership interests in the borrower, stock in the general partner of the borrower and certain other equity interests in affiliates of the borrower ("Affiliate Collateral"), which equity interests are owned by the mezzanine borrower. The mezzanine loan is a ten year fixed rate loan that requires monthly interest and principal payments (on a 25-year amortization schedule) throughout the term of the loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. A junior mezzanine loan, in an amount not to exceed $10,000,000, is permitted under the loan documents. Certain requirements include that based upon the first mortgage, the senior mezzanine loan and the junior mezzanine loan, the DSCR is not less than 1.0x (giving effect to the Affiliate Collateral), the LTV does not exceed the LTV as of the closing date and rating agency confirmation is obtained. The junior mezzanine loan will be secured by a pledge of equity interests in the mezzanine borrower under the $33,000,000 mezzainine loan.

PROPERTY SUBSTITUTION/PARTIAL DEFEASANCE. The borrower has the right to substitute a new property for any individual property securing the loan (i) voluntarily, up to 20% of the collateral calculated by allocated loan amount,
(ii) in the event the loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property, (iii) in the event lender does not make casualty or condemnation proceeds available to borrower for restoration of any individual property, or (iv) if an individual property is determined by the borrower to be no longer economically viable and lender approves such determination.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------

Substitutions of individual properties are subject to satisfaction of certain conditions, including but not limited to: (A) no event of default under the mortgage loan then existing (except with respect to substitution upon a breach of representation or warranty), (B) delivery of third party reports and appraisals for the substitute property, (C) prior rating agency confirmation is obtained, (D) the DSCR following the substitution is equal to the higher of the DSCR as of the closing date or immediately prior to the substitution, and (E) the LTV following the substitution is equal to the lower of the LTV as of the closing date or immediately prior to the substitution.

In addition, (i) in the event the loan is accelerated upon an incurable breach of a representation or warranty with respect to an individual property, (ii) in the event lender does not make casualty or condemnation proceeds available to borrower for restoration of any individual property, or (iii) if an individual property is determined by the borrower to be no longer economically viable and lender approves such determination, the borrower has the option, instead of substitution, to partially defease the loan and obtain a release of the affected property. Such partial defeasance must be performed in accordance with and is subject to standard defeasance conditions. Otherwise, partial defeasance is not permitted.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                           BALANCE: $144,734,899
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                         PRIVATE MINI STORAGE PORTFOLIO    LTV:     64.21%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Acquisition / Refinance

 ORIGINAL TMA BALANCE:      $109,000,000(1)

 CUT-OFF TMA
 BALANCE:                   $109,000,000(2)

 % BY INITIAL UPB:          4.80%

 INTEREST RATE:             5.2420%(3)

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        March 1, 2005

 MATURITY DATE:             February 1, 2010

 AMORTIZATION:              Interest Only

 CALL PROTECTION:           Lockout until 24 months from the securitization
                            date, then defeasance is permitted. On and after October 1, 2009, prepayment permitted on any payment date without penalty.

 SPONSORS:                  Jamestown Corporation and Macklowe Properties

 BORROWER:                  Fifth Avenue 58/59
                            Acquisition Co. L.P.

 PARI PASSU DEBT:           $605,000,000(2)

 B-NOTE BALANCE:            $86,000,000(2)

 MEZZANINE DEBT:            $300,000,000(2)

 LOCKBOX:                   Hard

 INITIAL RESERVES:          TI/LC:         $70,529,451

                            NOI Support:   $16,153,835

                            Engineering:   $4,800,000

                            Taxes:         $2,400,817

                            Insurance:     $817,014

 MONTHLY RESERVES:          Taxes:         $2,400,817

                            Insurance:     $163,403

                            Replacement:   $31,590

(1) The trust mortgage asset ("TMA") consists of the $54,500,000 A-5 Note and the $54,500,000 A-6 Note.

(2) The $109,000,000 TMA and the $605,000,000 Pari Passu Debt (not included in the trust and evidenced by the A-1, A-2, A-3 and A-4 Notes) comprise the total senior debt balance of $714,000,000 (the "Senior Loan"). The $86,000,000 B-Note and the Senior Loan comprise the total first mortgage balance of $800,000,000 (the "First Mortgage"). Additionally, there is $300,000,000 of mezzanine debt ("the Mezzanine Debt"). The B-note is not included in the trust, but was certificated and issued as investment grade securities in the COMM 2005-LP5 securitization.

(3) Represents the average interest rate for the first 12 payment periods after the cut-off date rounded to four decimal places. The interest rate will vary throughout the loan term. Refer to Annex A-5 to the prospectus supplement for a schedule of interest rates.


--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(2)
--------------------------------------------------------------------------------
                    SENIOR            FIRST          FIRST MORTGAGE
                    LOAN              MORTGAGE       PLUS MEZZANINE
--------------------------------------------------------------------------------
 LOAN BALANCE:      $714,000,000      $800,000,000   $1,100,000,000

 LOAN
 BALANCE / SQ. FT.: $374.78           $419.92        $577.40

 LTV:               43.27%            48.48%         66.67%

 BALLOON LTV:       43.27%            48.48%         66.67%

 DSCR:              2.38x             2.12x          1.50x

 SHADOW RATING
 (S/M/F):           AA /A3/AA         NR/Baa3/BBB-   Not Rated

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:     Single Asset

 PROPERTY TYPE:                Office with retail component

 COLLATERAL:                   Fee Simple

 LOCATION:                     New York, NY

 YEAR BUILT / RENOVATED:       1968 / 2005

 COLLATERAL SQ. FT.:           1,905,103

 PROPERTY MANAGEMENT:          Macklowe Management Co. Inc.
                               (a borrower affiliate)

 OCCUPANCY (AS OF 1/1/05)(4):  96.27%

 UNDERWRITTEN NET CASH
 FLOW(5):                      "As-Is":                $88,947,170
                               "As-Stabilized":        $98,245,069

 APPRAISED VALUE:              $1,650,000,000

 APPRAISAL DATE:               January 1, 2005
--------------------------------------------------------------------------------

(4) Occupancy figure excludes the Madison Avenue and Fifth Avenue retail expansion. Occupancy is 96.34% including the Madison Avenue and Fifth Avenue retail expansion.

(5) The "As-Stabilized" cash flow of $98,245,069 is based on the anticipated lease up of 21,000 sq. ft. to Apple Computer Inc. (Fifth Avenue Expansion) and anticipated lease up of 13,713 sq. ft. of Madison Avenue expansion retail space. See "Madison Avenue and Fifth Avenue Retail Expansion" herein. DSCR calculations in the chart are based on "As-Is" cash flow. DSCR based on "As-Stabilized" cash flow is 2.62x for the Senior Loan, 2.34x for the First Mortgage and 1.65x for the First Mortgage plus the Mezzanine Debt.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR OFFICE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                 % BELOW      WEIGHTED AVG         LEASE
 TENANT                         NRSF           % NRSF(1)         MARKET         RENT PSF        EXPIRATION     RATINGS (S/M/F)(2)
------------------------------------------------------------------------------------------------------------------------------------
 Weil, Gotshal & Manges LLP    539,438            32.8%          45.20%          $47.75          8/31/2019            -/-/-
------------------------------------------------------------------------------------------------------------------------------------
 Estee Lauder                  327,562            19.9           14.60            84.18          3/31/2020           A+/A1/-
------------------------------------------------------------------------------------------------------------------------------------
 General Motors Corporation    100,348             6.1           15.82            68.26          3/31/2010         BB/Baa3/BB+
------------------------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:                 967,348            58.8%                          $62.21
------------------------------------------------------------------------------------------------------------------------------------

(1)  % NRSF based on "As-Is" Office space only.

(2) Credit ratings are of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR RETAIL TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                % BELOW       WEIGHTED AVG         LEASE
 TENANT                         NRSF           % NRSF(3)         MARKET         RENT PSF        EXPIRATION     RATINGS (S/M/F)(4)
------------------------------------------------------------------------------------------------------------------------------------
 F.A.O. Schwarz                74,794             49.8%           63.1%          $68.10          1/31/2012           -/-/ -
------------------------------------------------------------------------------------------------------------------------------------
 CBS Television Studios        31,997             21.3            76.3%           47.19          3/31/2010          A-/A3/A-
------------------------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:                 106,791            71.1%                          $61.83
------------------------------------------------------------------------------------------------------------------------------------

(3)  % NRSF based on "As-Is" Retail space only.

(4) Credit ratings are of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER
------------------------------------------------------------------------------------------------------------------------------------
                                                                            CUMULATIVE
                          # OF                       % OF      CUMULATIVE      % OF          ANNUAL      % OF BASE    CUMULATIVE %
 YEAR OF                 LEASES      EXPIRING        TOTAL        TOTAL        TOTAL          AVG.      ACTUAL RENT  OF BASE ACTUAL
 EXPIRATION             EXPIRING      SQ. FT.       SQ. FT.      SQ. FT.      SQ. FT.       RENT PSF      ROLLING     RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------------
 2005                       1          36,996         1.9%       36,996         1.9%         $95.00         2.5%           2.5%
------------------------------------------------------------------------------------------------------------------------------------
 2006                       8          71,156         3.7       108,152         5.7           70.87         3.6            6.2
------------------------------------------------------------------------------------------------------------------------------------
 2007                       4          49,266         2.6       157,418         8.3           64.96         2.3            8.5
------------------------------------------------------------------------------------------------------------------------------------
 2008                       2          37,757         2.0       195,175        10.2           51.30         1.4            9.9
------------------------------------------------------------------------------------------------------------------------------------
 2009                       6          32,368         1.7       227,543        11.9           85.80         2.0           11.9
------------------------------------------------------------------------------------------------------------------------------------
 2010                      15         192,748        10.1       420,291        22.1           75.27        10.4           22.3
------------------------------------------------------------------------------------------------------------------------------------
 2011                       4          69,657         3.7       489,948        25.7           86.26         4.3           26.6
------------------------------------------------------------------------------------------------------------------------------------
 2012                       6         142,337         7.5       632,285        33.2           84.38         8.6           35.3
------------------------------------------------------------------------------------------------------------------------------------
 Thereafter                29       1,203,001        63.1     1,835,286        96.3           74.73        64.7          100.0
------------------------------------------------------------------------------------------------------------------------------------
 Vacant                                69,817         3.7     1,905,103       100.0
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    75       1,905,103       100.0%    1,905,103       100.0%
------------------------------------------------------------------------------------------------------------------------------------


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

GENERAL MOTORS BUILDING LOAN

THE LOAN. The General Motors Building loan is a five year interest only loan secured by a first mortgage on the borrower's fee simple interest in a modern 50-story 1,905,103 sq. ft. Class "A" office/retail building located at the southeast corner of Central Park, occupying the entire city block bounded by Fifth Avenue, Madison Avenue, 58th Street, and 59th Street. The $109 million Senior Component (rated AA/A3/AA (S/M/F)) has been contributed to the trust.

       GM BUILDING RECAPITALIZATION. In January 2005, in connection with a recapitalization of the General Motors Building, Deutsche Bank provided a $1.1 billion capitalization package to the sponsors, JAMESTOWN CORPORATION ("Jamestown") and MACKLOWE PROPERTIES ("Macklowe").

       Jamestown and Macklowe contributed $385 million of new cash equity, bringing the total cash equity to $520 million.

          o   Jamestown contributed $300 million of cash equity; and

          o Macklowe contributed $85 million of cash equity in addition to its existing $135 million cash contribution, resulting in $220 million of cash equity.

       Deutsche Bank provided the sponsors with a $1.1 billion debt package, which together with the equity contributions from Jamestown and Macklowe, extinguished the prior floating rate debt of $1.4 billion. The Deutsche Bank package consists of a First Mortgage loan with an original principal balance of $800 million and Mezzanine debt with an aggregate original principal balance of $300 million, as follows:

          o A $109 million Senior Component (contributed to the trust) of a $714 million pari passu senior mortgage loan;

          o An $86 million subordinate portion of the $800 million First Mortgage loan, which subordinate portion will not be contributed to the trust, but was certificated and sold as investment grade rated non-pooled securities as part of the COMM 2005-LP5 securitization; and

          o A $300 million mezzanine loan that Deutsche Bank has privately placed with institutional investors.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent directors, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Jamestown and Macklowe.

Jamestown is a real estate investment company based in Atlanta, Georgia and Cologne, Germany. Since 1983, Jamestown has been investing in income-producing high quality commercial real estate in the United States. In 26 partnerships, Jamestown and its affiliates have acquired over $5 billion of assets. In addition to the General Motors Building, Jamestown currently owns all or a portion of New York assets including One Times Square, 589 Fifth Avenue, 1211 Sixth Avenue, 1290 Sixth Avenue, 620 6th Avenue, 111 Eighth Avenue, and Chelsea Market. Jamestown also owns all or a portion of 125 High Street and One Federal Street in Boston, Massachusetts, 4501 N. Fairfax in Arlington, Virginia, and 400 Post Street in San Francisco, California. In Atlanta and Cologne, Jamestown employs over 90 individuals who specialize in acquisitions, asset and property management, accounting, taxes, marketing and sales. Jamestown is a repeat client of Deutsche Bank.

Macklowe has over 30 years of commercial real estate investment and development experience, predominantly in New York City. Macklowe's investments include office & apartment properties, land assemblages, and conversion of industrial properties and loft buildings in Manhattan. Macklowe's substantial real estate portfolio includes interests in such prestigious residential properties as 777 Sixth Avenue, 305 West 50th Street (Longacre House), 515 East 72nd Street (RiverTerrace) and 420 East 54th Street (RiverTower) as well as interests in 12 commercial properties leased to many high quality tenants at well known addresses such as the General Motors Building, 540 Madison Avenue, 400 Madison Avenue, and 610 Broadway. In 2003, Deutsche Bank financed $1.15 billion of Macklowe's $1.45 billion acquisition of the General Motors Building. Macklowe, a repeat sponsor of a Deutsche Bank borrower, is also the sponsor of the Longacre House loan, also an asset of the trust.

THE PROPERTY. The General Motors Building occupies a full city block bounded by Fifth and Madison Avenues and 58th and 59th Streets in Midtown Manhattan's Plaza District. The property consists of a central 50-story tower with north and south flanking two-story wings containing approximately 1,709,037 sq. ft. of Class "A" office space and 152,143 sq. ft. of prime retail/television studio space. The property


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

also contains a 35,657 sq. ft. underground parking garage with over 135 spaces. The property has an average rent of $71.78/sq.ft. (with current asking rents of $75 to $125/sq. ft.), well above prevailing market averages. Several of the more seasoned leases are significantly below the building average. The building has exhibited an excellent tenant retention rate well above the market average, with more than 50.0% of the building occupied by tenants that have been in occupancy since the building's completion in 1968. Historically, the General Motors Building has maintained an occupancy rate of over 98%. The General Motors
Building benefits from zoning restrictions that restrict building height for buildings north of 58th Street. As a result, the property has views of Central Park and the Upper Manhattan skyline.

The property offers tenants design flexibility through its center core floor plates and generous column bays. The distinctive "hips" on the north and south sides of the property allow for eight corner offices per floor and the large bay windows provide maximum light and Central Park views from two sides of the building. The use of the finest materials through out the property's common areas, such as the expansive lobby's Greek marble walls, highlighted brass trim, Vermont marble flooring and decorative ceiling provide an environment consistent with the nature of the property and its location.

The property was built in 1968 to serve as General Motors' worldwide headquarters and today houses the company's treasury office. The previous owners of the property, Trump Organization and Conseco Insurance, purchased the building in August 1998 from a joint venture that included The Simon Property Group. Over the past five years, the previous building owners invested substantial capital to: (i) create a new landscaped plaza on Fifth Avenue; (ii) complete a new marble lobby area with expanded concierge facilities for tenants;
(iii) install fiber optics in the building; (iv) develop ground floor broadcast facilities and (v) install a new state of the art security system.

The extensive improvements to the plaza area have added to the already considerable pedestrian traffic off of Fifth Avenue and around Central Park. The borrower has begun the expansion of the retail space at the property by building a glass cube which will expand onto the promenade on the Fifth Avenue side of the property and a two-story glass expansion of approximately 14,000 sq. ft. on the Madison Avenue side of the building. See "Madison Avenue and Fifth Avenue Retail Expansion" below.

The  building's  tenants  benefit  from  efficient  access to the  property  via
Manhattan's vast web of public transportation. Subway stops within close proximity to the building include the N/R (Fifth Avenue at 59th Street), E/F (Fifth Avenue at 53rd Street), 4/5/6 (Lexington and 59th Street) and the B/D/F/V (Rockefeller Center). In addition, bus service runs along Fifth, Madison and Sixth Avenues and 57th Street.

SIGNIFICANT TENANTS. The property is currently 96.3% occupied (excluding the Madison Avenue and Fifth Avenue expansion spaces) by 33 office tenants and 6 retail tenants, with floor plates averaging approximately 37,000 sq. ft. Below is a description of the building's three largest office tenants and two largest retail tenants.


OFFICE:

   WEIL, GOTSHAL & MANGES LLP (32.8% of NRA-Office; $47.75/sq. ft.; majority of leases expire in 2019), is the property's largest tenant and has been in the building since its construction in 1968. Founded in 1931 in New York, Weil, Gotshal & Manges LLP ("Weil") is widely considered to be one of the premier law firms in the world. Weil was awarded the "2004 Law Firm of the Year in Western Europe: France" and the "2004 Law Firm of the Year in the United States for Private Equity". The Weil space was custom designed and was most recently renovated in 1990, though it is meticulously maintained. The General Motors Building serves as Weil's worldwide headquarters, and its space includes an executive conference and banquet level which features high ceilings, a kitchen and separate environmental systems (this space was originally General Motors' executive floor). Weil's current average space utilization of 170 employees per floor is well above the building average of 117 and its rental rates are 45.21% below market.

   ESTEE LAUDER (19.9% of NRA-Office; $84.18/sq. ft.; (S/M) A+ / A1; a majority of leases expire in 2020) (NYSE: EL) the second largest tenant at the property, and has maintained a worldwide reputation for innovation while purveying stability in the production of high quality beauty products. Estee Lauder ("Lauder") has maintained its global headquarters at the property since completion in 1968. Lauder products are sold in over 130 countries and territories under brand names, such as Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C., Bobbi Brown, La Mer, Aveda, Stila, Jo Malone, Bumble and Bumble, Darphin, Rodan & Fields, and American Beauty and account for nearly half of the world's upscale cosmetics sold. Lauder, which was founded in New York in 1946 and employs 22,000 people worldwide, reported 2004 earnings from continuing operations of $375 million and sales of $5.79 billion - the 47th consecutive year annual sales have increased. In the 1990's, Lauder contributed significant capital to the refurbishment


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

   of its space, including the 40th floor, which houses the executive management offices, which was extravagantly decorated by Ms. Estee Lauder. In October 2012 there is a $10.00/sq. ft. rent step for the Estee Lauder space. After renewing its lease in July 2003, Estee Lauder's rent averages $91.29 over its lease term.

   GENERAL MOTORS CORPORATION (6.1% of NRA-Office; $68.26/sq. ft.; (S/M/F) BB / Baa3 / BB+; lease expires in 2010) (NYSE: GM) the third largest tenant at the property is one of the world's leading industrial firms, manufacturing and selling vehicles world-wide under the Chevrolet, Buick, Cadillac, Pontiac, Saab, Saturn and GMC brands. The property was originally built in 1968 as General Motors Corporation's worldwide headquarters and General Motors Corporation currently occupies three full floors of office space for their treasury office, legal, tax and operations, human resources and asset management. The world's largest automotive manufacturer with a 15% global market share, General Motors Corporation also produces products and provides services ranging from satellite and wireless communication to financial services. In 2003, General Motors Corporation sold nearly 8.6 million cars and trucks. The space was renovated in the mid-1990's with stained wood and glass accents. For the nine months ended March 31, 2005, revenues fell 4% to approximately $45.77 billion. Net loss totaled $1.1 billion versus an income of $1.21 billion.

Other prominent tenants at the property include Baron Capital ($105.20/sq. ft.), Forstmann Little & Co. ($115.00/sq. ft.), Icahn Associates ($103.20/sq. ft.), Thomas Lee Capital ($80.00/sq. ft.) and Perry Capital ($93.00/sq. ft.).


RETAIL:

   F.A.O. SCHWARZ (49.8% of NRA-Retail; $68.10/sq. ft.; lease expires in 2012) is one of the premier retail toy stores in the world. The F.A.O. Schwarz ("FAO") space benefits significantly from both tourism and its prime location within one of the world's prime retail shopping corridors. FAO, the building's fifth-largest tenant overall, is a specialty retailer of developmental, educational and fun products for infants and children via its FAO Schwarz and Right Start retail stores as well as through catalogs and the internet. FAO filed for Chapter 11 bankruptcy protection in January 2003 and re-emerged in April 2003. In December of 2003, FAO filed for bankruptcy again and in January 2004, D.E. Shaw & Co. agreed to pay $41 million in cash for the long-term lease in FAO's Las Vegas and New York stores, among other things. FAO's flagship retail store has been located at the property since November 1986 and reopened on Thanksgiving Day 2004.

   CBS TELEVISION STUDIOS (21.3% of NRA-Retail; $47.19/sq. ft. (S/M/F) A- / A3 / A-, lease expires in 2010) broadcasts "The Early Show" from the property. The CBS facilities include viewing areas along 59th Street and the plaza, as well as extensive TV production studios and a gourmet kitchen. The high profile nature of The Early Show brings additional pedestrian traffic to the already highly trafficked area. The studios are equipped with cutting edge technological equipment housed beneath the 30 foot ceilings. In addition to The Early Show, CBS, a wholly owned subsidiary of Viacom Inc., utilizes their space as television studios for its NFL studio broadcasts, talk shows and various soap opera productions. The estimated cost paid by the tenant for the build out of the space was between $35 and $40 million.

THE MARKET. The General Motors Building is one of the centerpieces within the heart of midtown Manhattan's prestigious Plaza District, occupying the entire city block bounded by Madison and Fifth Avenues and 58th and 59th Streets. This location is between many of New York's top residential and retail addresses and its midtown office district. The location of the General Motors Building places the property at a competitive advantage, both for the ground floor retail space and above ground office space. The amenities surrounding the property, which include top restaurants, hotels and retail such as The Four Seasons Hotel, The Plaza Hotel, Tiffany & Co., Bergdorf Goodman, and Saks Fifth Avenue are an attractive draw for prospective tenants. The building's ground floor retail space benefits from the high volume of pedestrian traffic which visits the building due to the property's location adjacent to Central Park and the CBS Morning Show's "window-watching" capacity, and its frontage along the retail Madison Avenue corridor.

The Plaza District has historically been one of the strongest subdistricts in Manhattan, consistently maintaining lower vacancy rates and higher rents than its competitive locales due to its premier location and high quality buildings. This combination of quality construction, tenant prestige, Central Park views, and location allow rents at the General Motors Building to receive a premium to its competition. According to REIS, the 54.8 million sq. ft. Plaza submarket, at the southern edge of Central Park, is the most expensive area in Manhattan, with an average asking rent of $57.28/sq. ft. per third quarter 2004. Reis reports concessions in the Plaza District average 3.4 months of free rent over the average lease term of 8.9 years and vacancy rates at 9.2%. Additionally, rents at the property have outpaced the general market by as much as $40.00 to $60.00/sq. ft., as recently exhibited by Perry Capital's execution of a lease for 74,061 sq.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

ft. on floors 19 and 20 with a term of 14-years and 5-months at an initial rate of $93.00/sq. ft. In addition, York Capital executed a lease for 35,537 sq. ft. at an initial rate of $95.00/sq. ft. Below is a schedule of recent leases signed at the property:

--------------------------------------------------------------------------------
                            RECENTLY EXECUTED LEASES
--------------------------------------------------------------------------------
 TENANT             LEASE DATE    FLOORS     SF       EXPIRATION   LEASE RENT/SF
--------------------------------------------------------------------------------
Perry Capital        8/1/2005    19 & 20   74,061      1/31/2020      $ 93.00
--------------------------------------------------------------------------------
Bank of America      4/1/2005       7      36,137      3/31/2020      $ 87.00
--------------------------------------------------------------------------------
York Capital         2/1/2005      17      35,537      7/15/2015      $ 95.00
--------------------------------------------------------------------------------
Estee Lauder         1/1/2005      45      14,251      4/30/2006      $120.00
--------------------------------------------------------------------------------
Icahn                1/1/2005      46       9,184      5/31/2012      $100.00
--------------------------------------------------------------------------------
Ruane Cuniff         6/1/2004      47       6,150      5/31/2014      $110.00
--------------------------------------------------------------------------------

MADISON AVENUE AND FIFTH AVENUE RETAIL EXPANSION. On the Fifth Avenue side of the building, in the plaza area, the sponsors are building a modern glass cube that houses a spiral walkway and a circular platform elevator leading down to approximately 21,000 sq. ft. of sub-grade retail space. Apple Computer Inc. ("Apple") (NASD: "AAPL") has signed a letter of intent to occupy, for 10-years, this retail space with an initial base rent of $2.8 million per annum ($132.29/sq. ft.). Additionally, the letter of intent provides that Apple will pay percentage rent which is expected to generate additional income.

On the Madison Avenue side, the General Motors Building is set back from Madison Avenue significantly farther than zoning regulations require. The sponsors are developing 13,713 sq. ft. (inclusive of 2,885 sq. ft. of mezzanine space) of prime Madison Avenue retail space in this extra area. The average ground floor Madison Avenue retail market rate is expected to be approximately $700/sq. ft. and the mezzanine retail space is expected to command at least $100/sq. ft.

Construction has commenced on the 5th Avenue and Madison Avenue retail space and is expected to be complete by November/December of this year.

PROPERTY MANAGEMENT. Macklowe Management Co. Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with an in-place cash management system.

RESERVES. At closing, the borrower deposited approximately $70.5 million in a tenant improvement and leasing commissions reserve ("TI/LC Reserve"), of which $42.5 million is specifically allocated to the Madison and Fifth Avenue retail expansion. The remaining $28 million is for additional tenant improvements and leasing commissions. Additionally, the borrower deposited approximately $16.2 million into a reserve ("NOI Support Reserve") to provide credit enhancement for the Perry Capital free rent period and rent associated with three vacant spaces with leases either out for signature or in various stages of negotiation. Each month, provided that there is no event of default (as such term is defined in the loan documents), a monthly increment (as specified in the loan documents) of the NOI Support Reserve, will be used to satisfy monthly payments due under the loan, with any excess amounts released to the borrower. Each year, the borrower is required to deposit $7 million into the NOI Support Reserve, until such time that the termination conditions (including termination of the Perry Capital free rent period and lease up of the vacant spaces above specified rent thresholds) have been satisfied, at which time any remaining funds in the NOI Support
Reserve will be remitted to the borrower and no future deposits will be required.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The First Mortgage loan consists of six pari passu A-Notes (two of which are trust fund assets) and a B-Note that was certificated and issued as investment grade securities in the COMM 2005-LP5 securitization. In addition, equity owners of the borrower incurred mezzanine debt from a Deutsche Bank affiliate, with an original aggregate balance of $300,000,000, secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

RELEASE PROVISIONS. None.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $109,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.38x
                             GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $85,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                                 LONGACRE HOUSE             LTV:     76.58%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $85,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                                 LONGACRE HOUSE             LTV:     76.58%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 ORIGINAL BALANCE:          $85,000,000

 CUT-OFF BALANCE:           $85,000,000

 % BY INITIAL UPB:          3.74%

 INTEREST RATE:             4.9950%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        September 1, 2005

 MATURITY DATE:             August 1, 2010

 AMORTIZATION:              Interest Only

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after May 1, 2010, prepayment permitted without penalty.

 SPONSOR:                   Macklowe Properties

 BORROWER:                  Purcel Woodward and Ames, L.L.C.

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          None

 MONTHLY RESERVES:          Tax:           $334,018

                            Insurance:     $19,677

                            Replacement:   $5,005
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / UNIT:          $290,102.39

 VALUE / UNIT:                 $378,839.59

 LTV:                          76.58%

 BALLOON LTV:                  76.58%

 DSCR:                         1.42x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:     Single Asset

 PROPERTY TYPE:                Class "A" multifamily

 COLLATERAL:                   Fee simple interest in a 26-story 293 unit Class
                               "A" multifamily project with retail component and a below grade parking garage with capacity for 63 vehicles.

 LOCATION:                     New York, NY

 YEAR BUILT / RENOVATED:       1997 / NA

 PROPERTY MANAGEMENT:          Macklowe Management Co. Inc. (a borrower
                               affiliate)

 OCCUPANCY (AS OF 6/30/2005):  99.66%

 UNDERWRITTEN NET CASH FLOW:   $6,125,349

 APPRAISED VALUE:              $111,000,000

 APPRAISAL DATE:               June 28, 2005
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                UNIT DESCRIPTION
--------------------------------------------------------------------------------
                                                 AVERAGE RENT      MARKET RENT
 UNIT TYPE         NO. UNITS        SF/UNIT       (PER MONTH)     (PER MONTH)(1)
--------------------------------------------------------------------------------
Studio                 62             556           $2,268           $2,317
--------------------------------------------------------------------------------
Junior-One             16             625            2,386            2,604
--------------------------------------------------------------------------------
One Bedroom           176             681            2,773            2,838
--------------------------------------------------------------------------------
Junior-Four            16           1,031            3,536            4,296
--------------------------------------------------------------------------------
Two Bedroom            23           1,122            4,384            4,675
--------------------------------------------------------------------------------
TOTAL/WA:             293             705           $2,813           $2,938
--------------------------------------------------------------------------------

(1) Calculated based on a straight average of the comparable market rent ranges on a weighted average for the number of units.

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $85,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                                 LONGACRE HOUSE             LTV:     76.58%
--------------------------------------------------------------------------------

THE LONGACRE HOUSE LOAN

THE LOAN. The Longacre House loan is a five-year interest only loan secured by a first priority mortgage on the borrower's fee simple interest in a modern 26-story 293 unit Class "A" multifamily housing facility situated on the west side of Eighth Avenue between West 50th and 51st Street in Manhattan. Based on an appraised value of $111 million, the borrower has implied equity of $26 million in the property.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by MACKLOWE PROPERTIES ("Macklowe"). Macklowe has over 30 years of commercial real estate investment and development experience, predominantly in New York City. Macklowe's investments include office and apartment properties, land assemblages, in addition to the conversion of industrial properties into loft buildings in Manhattan. Macklowe's substantial real estate portfolio includes interests in such prestigious assets as 777 Sixth Avenue, 515 East 72nd Street (River Terrace) and 420 East 54th Street (River Tower) as well as interests in 12 commercial properties leased to many high quality tenants at well known Manhattan addresses, including the General Motors Building, 125 West 55th Street, 540 Madison Avenue, 400 Madison Avenue and 610 Broadway. Macklowe is a repeat sponsor of a Deutsche Bank Borrower and one of the sponsors of the General Motors Building Loan, also an asset of the trust.

THE PROPERTY. The property is comprised of a 26-story apartment building with 293 units totaling 232,284 sq. ft., a 63-space parking garage and an above grade retail component comprised of 26,806 sq. ft. Macklowe developed and constructed the property in 1997. The property is currently 99.7% occupied with historical occupancy levels of at least 95.0%.

The property was constructed in 1997 and contains 62 studio units with an average of 556 sq. ft. of living space, 16 junior-one units with an average of 625 sq. ft. of living space, 176 one bedroom units with an average of 681 sq. ft. of living space, 16 junior-four units with an average of 1,031 sq. ft. of living space and 23 two bedroom units with an average of 1,122 sq. ft. of living space. All apartments feature hardwood, carpet and tile flooring, high-end General Electric appliances including refrigerator, stove, dishwasher, and microwave. Many of the units offer two exposures and some units have individual private terraces. Building amenities include a 24-hour doorman concierge, full-service laundry facilities, a 24-hour tenant only fitness center, sundeck, valet services, pre-wired DirecTV and cable TV, and high speed internet access. The 50th Street subway station is located within the building. The Longacre House's excellent location offers close proximity to Times Square, the Theatre District, Columbus Circle, the AOL Time Warner Center, Central Park, Rockefeller Center and the Midtown Office Market.

--------------------------------------------------------------------------------
                                 RETAIL TENANTS
--------------------------------------------------------------------------------
 TENANT                 NRSF       % NRSF     RENT/SQ. FT.     LEASE EXPIRATION
--------------------------------------------------------------------------------
 Rite Aid Corp.        8,758        3.8%        $67.00           2/26/2009
--------------------------------------------------------------------------------
 Blockbuster Corp.     3,800        1.6%        $68.00           4/14/2009
--------------------------------------------------------------------------------

The two major retail tenants at the property are Rite Aid and Blockbuster Video. Rite Aid is a retail drugstore that sells prescription drugs, in addition to nonprescription medications, health and beauty aids and cosmetics. Blockbuster Video provides in-home rental and retail movie and game entertainment. Rite Aid has two 5-year renewal options and Blockbuster Video has one 5-year renewal option. Other tenants at the building are 305 West 50th Garage LLC and Ocasio Valet.

THE MARKET. The property is located in the Midtown West neighborhood of Manhattan. The area is bordered by the Upper West Side to the north, and by Chelsea to the south. The eastern side of Midtown West adjoins the Midtown Office District, which is dominated by Rockefeller Center, Times Square and the Theatre District. According to REIS, in the first quarter 2005, the Manhattan residential market had an average asking rent of $2,291, whereas the average rental rate at the property is $2,813 per month, 22.8% above the average Manhattan residential market asking rent. The average multifamily vacancy rate in the first quarter of 2005 for New York City remained in the low 3.0% range, down from the 4.0% rate recorded in 2003. REIS reported 980 units of new supply delivered to the New York City market in the fourth quarter 2004, bringing the total annual delivery for 2004 to 2,360 units. The total absorption for the Manhattan residential market in 2004 was 3,119 units, a respectable number considering that condo/homeownership, which has recently been bolstered by low interest rates and a soft dollar, has been on the rise. Concessions in the New York market are virtually nonexistent, resulting in a narrow gap between ask and take prices.

The recent sale of The Aston, a luxury apartment tower in Manhattan, with a contract price of $195 million, believed to be the highest price ever paid for a residential building in the United States on a per-unit basis. It has been reported that Archstone-Smith, an Englewood, Colo. REIT, has agreed to pay about $800,000/unit for the 38-story tower at 800 Sixth Ave. at 27th Street, which results in a price of approximately $1,000/sq.ft. To illustrate the New York City market, below is a survey for the first quarter of 2005 of Manhattan Co-Op and Condo Sales, provided by Prudential Douglas Elliman.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $85,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                                 LONGACRE HOUSE             LTV:     76.58%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        1Q 2005 - DOUGLAS ELLIMAN REPORT
--------------------------------------------------------------------------------
 MANHATTAN APARTMENT MARKET             1Q2005     % CHANGE   4Q2004   % CHANGE
--------------------------------------------------------------------------------
 Average Sales Price                  $1,214,379     23.0%   $987,257     25.7%
--------------------------------------------------------------------------------
 Average Price per Sq. Ft             $      910     16.7%   $    780     28.0%
--------------------------------------------------------------------------------
 Median Sales Price                   $  705,000     16.5%   $605,000     18.5%
--------------------------------------------------------------------------------
 Number of Sales                           2,028     -6.2%      2,161      5.8%
--------------------------------------------------------------------------------
 Days on Market (From Last List Date)         94     -2.1%         96     -4.1%
--------------------------------------------------------------------------------
 Listing Discount (From Last List Date)     1.40%                         1.50%
--------------------------------------------------------------------------------
 Listing Inventory                         4,327     10.3%      3,922     0.7%
--------------------------------------------------------------------------------

In addition to its association with the theatre and the arts, the Midtown West location has emerged as one of Midtown's premier location for entertainment, finance, and business services. Times Square now boasts approximately 2.7 million sq. ft. occupied by entertainment, publishing and media firms, 1.7 million sq. ft. occupied by financial firms and 1.6 million sq. ft. occupied by law firms.

According to REIS, the Midtown West residential market area contains approximately 18,082 units and commands an average rent of $2,931 per month. As of the first quarter of 2005, the average rent per month at the property is 4.0% below the average rent per month for the Midtown West submarket. Recent additions to supply in the Midtown West submarket include a 24-unit, a 43-unit and a 45-unit building. The chart below shows sales information for comparable buildings.

------------------------------------------------------------------------------------------------------------------------------------
                                                     COMPARABLE APARTMENT SALES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  OCCUPANCY AT
 PROPERTY LOCATION                       DATE        SALE PRICE    YEAR BUILT    NO. OF UNITS    PRICE PER UNIT       SALE
------------------------------------------------------------------------------------------------------------------------------------
 71 Broadway                           Nov-2004      $99,700,000      1900            237           $420,675          95%+
------------------------------------------------------------------------------------------------------------------------------------
 Hudson Crossing                       Jul-2004      $93,100,000      2003            258           $360,853          95%+
------------------------------------------------------------------------------------------------------------------------------------
 The Sonoma                            Feb-2004     $126,000,000      2001            254           $496,063          95%+
------------------------------------------------------------------------------------------------------------------------------------
 Theatre Row Tower                     Nov-2003     $108,000,000      2001            264           $409,091          100%
------------------------------------------------------------------------------------------------------------------------------------
 The Chelsea                           Nov-2003      $93,000,000      1987            204           $455,882          100%
------------------------------------------------------------------------------------------------------------------------------------

Built in 1997 and supported by an occupancy rate of 99.7%, the Longacre House compares favorably to similar properties of its kind with a $290,102 price/unit.

PROPERTY MANAGEMENT. The property is managed by Macklowe Management Co. Inc. an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with in-place cash management.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $85,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                                 LONGACRE HOUSE             LTV:     76.58%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                         BALANCE:    $71,010,000
                              COLLATERAL TERM SHEET      DSCR:       1.33X
                          ONE COLORADO SHOPPING CENTER   LTV:        64.55%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                         BALANCE:    $71,010,000
                              COLLATERAL TERM SHEET      DSCR:       1.33X
                          ONE COLORADO SHOPPING CENTER   LTV:        64.55%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GMACCM

 LOAN PURPOSE:              Refinance

 ORIGINAL BALANCE:          $71,010,000

 CUT-OFF BALANCE:           $71,010,000

 % BY INITIAL UPB:          3.12%

 INTEREST RATE:             5.10%

 PAYMENT DATE:              1st of the month

 FIRST PAYMENT DATE:        September 1, 2005

 MATURITY DATE:             August 1, 2015

 AMORTIZATION:              Interest only from September 1, 2005 through and
                            including August 1, 2007; thereafter, monthly amortization on a 30-year schedule

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after April 1, 2015, prepayment can be made without penalty.

 SPONSOR:                   David B. Friedman and Michael Katz

 BORROWER:                  One Colorado Investments LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Tax:                 $246,765
                            Insurance:           $54,554

 MONTHLY RESERVES:          Tax:                 $61,691
                            Replacement:         $3,258(1)
                            TI/LC:               $27,691(2)
--------------------------------------------------------------------------------

(1)  Replacement Reserves are capped at $78,000.

(2)  TI/LC Reserves are capped at $850,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / SQ. FT.:              $272.47

 BALLOON BALANCE / SQ. FT.:           $236.36

 LTV:                                 64.55%

 BALLOON LTV:                         56.00%

 DSCR:                                1.33x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:            Single Asset

 PROPERTY TYPE:                       Mixed use (Retail/Office)

 COLLATERAL:                          Fee Simple

 LOCATION:                            Pasadena, California

 YEAR BUILT / RENOVATED:              Late 1800's-early 1900's / 1992

 COLLATERAL SQ. FT.:                  260,619

 PROPERTY MANAGEMENT:                 Trident Group, Inc. (a borrower affiliate)

 OCCUPANCY (AS OF 7/1/05):            99.27%

 UNDERWRITTEN
 NET CASH FLOW:                       $6,154,380

 APPRAISED VALUE:                     $110,000,000

 APPRAISAL DATE:                      May 2, 2005
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED AVG       LEASE                RATINGS
 TENANT                            NRSF           % NRSF           % GPR      RENT/SQ. FT.    EXPIRATION             (S/F/M)
------------------------------------------------------------------------------------------------------------------------------------
  Crate and Barrel                44,518          17.08%          11.22%         $16.28         1/31/09                NR
------------------------------------------------------------------------------------------------------------------------------------
  Laemmle's One Colorado          33,000          12.66            7.43           14.54         10/31/08               NR
------------------------------------------------------------------------------------------------------------------------------------
  SW Bell Yellow Pages            19,650           7.54            7.09           23.32         7/31/09             A/A+/A2
------------------------------------------------------------------------------------------------------------------------------------
  Il Fornaio(1)                   15,975           6.13            3.46           13.98         1/20/13                NR
------------------------------------------------------------------------------------------------------------------------------------
  The Gap                         15,279           5.86            5.99           25.32         11/30/07         BBB-/BBB-/Baa3
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:        128,422          49.28%          35.17%         $17.70            --                  --
------------------------------------------------------------------------------------------------------------------------------------

(1)  12,500 sq. ft.expires January 12, 2013.

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                         BALANCE:    $71,010,000
                              COLLATERAL TERM SHEET      DSCR:       1.33X
                          ONE COLORADO SHOPPING CENTER   LTV:        64.55%
--------------------------------------------------------------------------------

ONE COLORADO SHOPPING CENTER

THE LOAN. The One Colorado Shopping Center Loan is a ten year loan that provides for monthly payments of interest-only for the first two years and thereafter, for monthly payments of principal and interest. The loan is secured by a mortgage on the borrower's fee simple interest in retail and office buildings located in Pasadena, California.

THE BORROWER. The borrower is One Colorado Investments LLC, a special purpose, bankruptcy-remote entity, which is required under its loan documents to have an independent director and for which a non-consolidation opinion was obtained at closing, sponsored by David B. Friedman and Michael Katz.

THE PROPERTY. The property consists of nineteen retail and office buildings and a seven-level parking structure that also contains retail and office space. The property contains 260,619 NRSF located on two parcels of land totaling 2.9 acres. Improvements were initially constructed in the late 1800's-early 1900's and placed into its current use in 1985. In 1991-92, the subject was completely renovated and the buildings underwent comprehensive structural and seismic upgrades.

SIGNIFICANT TENANTS. As of July 1, 2005, the property was 99.27% occupied. The tenant mix is comprised of retail (50%); non-retail oriented office (22%), restaurant (11%) and Laemmle's theater (13%). Major retail tenants include The Gap, Armani Exchange, Crate & Barrel, J. Crew, and Victoria's Secret.

THE MARKET. According to the appraisal performed by Cushman & Wakefield of California on May 2, 2005 (the "Appraisal"), the property is located in the City of Pasadena in the Los Angeles-Long Beach Primary Metropolitan Statistical Area, more specifically, the retail section in the center of Old Town Pasadena. The Appraisal further noted that Pasadena comprises an established mix of residential communities with significant commercial development and that it is the home of the Rose Bowl, the Jet Propulsion Laboratory, California Institute of Technology and host of the annual Tournament of Roses Parade. According to the Appraisal, Old Pasadena retail rents range from $51 to $72/sq. ft. annually
(NNN) and office rents range from $24 to $28/sq. ft. annually. With respect to vacancy the Appraisal concluded that the retail vacancy rate for the Pasadena submarket is 1.7% and the office vacancy rate is 8.6%. The subject's current average retail rent is $31.60/sq. ft. which is less than the market rent stated in the Appraisal due to long term tenants with fixed rate rental agreements. The subject's current average office rent is $23.28/sq. ft.

PROPERTY MANAGEMENT. The property is managed by the Trident Group, Inc., an affiliate of the borrower.

CASH MANAGEMENT. Provided no event of default exists under the mortgage loan, the borrower has access to the funds deposited in the lockbox account. Upon the occurrence of an event of default under the mortgage loan, all funds deposited in the lockbox account are controlled by the lender.

RESERVES. At origination, the borrower made an initial deposit into a reserve account for payment of insurance premiums in the amount of $54,554 and for the payment of real estate taxes in the amount of $246,765. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated real estate taxes.

The mortgage loan requires the borrower to make monthly deposits for replacements into a replacement reserve account in an amount equal to $3,258 per month, but only to the extent that the funds in such account do not exceed $78,000. The mortgage loan also provides that based upon lender inspections of the property the lender may increase the monthly deposit amount into the replacement reserve account.

The mortgage loan requires the borrower to make monthly deposits into a reserve account for tenant improvements and leasing commissions in an amount equal to $27,691, but only to the extent that the funds in such account do not exceed $850,000.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                         BALANCE:    $71,010,000
                              COLLATERAL TERM SHEET      DSCR:       1.33X
                          ONE COLORADO SHOPPING CENTER   LTV:        64.55%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

PORTOFINO BAY HOTEL

                               [GRAPHIC OMITTED]

HARD ROCK HOTEL

                               [GRAPHIC OMITTED]

ROYAL PACIFIC HOTEL


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 ORIGINAL TMA BALANCE:      $65,000,000(1)

 CUT-OFF TMA BALANCE:       $65,000,000(1)

 % BY INITIAL UPB:          2.86%

 INTEREST RATE:             4.7250%

 SHADOW RATING (S/M):       BBB-/Baa3

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2005

 MATURITY DATE:             July 1, 2015

 AMORTIZATION:              Interest Only

 CALL PROTECTION:           Lockout for 24 months from the date of
                            securitization of the last pari passu portion, then defeasance is permitted. On and after April 1, 2015, prepayment permitted on any payment date without penalty.

 SPONSOR: Loews Corporation (50%), NBC Universal (25%) and The Rank Group PLC (25%)

 BORROWER:                  UCF Hotel Venture

 PARI PASSU DEBT:           $335,000,000(1)

 B-NOTE BALANCE:            $50,000,000(1)

 LOCKBOX:                   None(2)

 INITIAL RESERVES:          None(3)

 MONTHLY RESERVES:          None(3)
--------------------------------------------------------------------------------

(1) The total financing amount of the Loews Universal Portfolio Loan is $450,000,000 (the "Whole Loan") consisting of five A-Notes totaling
     $400,000,000 ("Senior Loan") and two $25,000,000 pari passu B-Notes (the "B-Note"). The loan was co-originated by German American Capital
     Corporation and JPMorgan Chase Bank N.A. The $65,000,000 A-1 Note is included in the Trust. A $100,000,000 A-4 Note was included in the JPMCC 2005-CIBC12 trust. The B-Note was certificated and issued as part of the JPMCC 2005-CIBC12 trust.

(2) Upon the occurrence of: (i) an event of default (as such term is defined in the loan documents) or (ii) DSCR below 1.35x for two consecutive calendar quarters (each, a "Lockbox Event"), all funds are required to be deposited into a lender controlled account.

(3)  See "Reserves" below.


--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------

                             SENIOR         WHOLE
                             LOAN           LOAN
                             ------------   ------------
 LOAN BALANCE:               $400,000,000   $450,000,000

 LOAN BALANCE / KEY:         $166,666.67    $187,500.00

 LTV:                        52.84%         59.45%

 BALLOON LTV:                52.84%         59.45%

 DSCR:                       3.61x          3.15x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:   Portfolio

 PROPERTY TYPE:              Full Service Resort Hotel

 COLLATERAL:                 Leasehold

 LOCATION:                   Orlando, Florida

 YEAR BUILT / RENOVATED:     Portofino Hotel       1999 / NA
                             Hard Rock Hotel       2001 / NA
                             Royal Pacific Hotel   2002 / NA

 NO. OF KEYS:                2,400

 PROPERTY MANAGEMENT:        Loews Orlando Operating Company,  Inc. (a borrower
                             affiliate)

 OCCUPANCY (AS OF 05/31/05): 82.74%

 UNDERWRITTEN
 NET CASH FLOW:              $69,251,953

 APPRAISED VALUE:            $757,000,000

 APPRAISAL DATE:             April 1, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY
--------------------------------------------------------------------------------
                                YEAR    APPRAISED      ALLOCATED    ALLOCATED
                        KEYS    BUILT     VALUE       LOAN AMOUNT  AMOUNT/KEY(1)
--------------------------------------------------------------------------------
 Portofino Bay Hotel     750    1999   $280,000,000   $26,288,889    $215,704
--------------------------------------------------------------------------------
 Royal Pacific Hotel   1,000    2002    261,000,000    22,100,000     136,000
--------------------------------------------------------------------------------
 Hard Rock Hotel         650    2001    216,000,000    16,611,111     157,265
--------------------------------------------------------------------------------
 TOTAL/WA:             2,400           $757,000,000   $65,000,000    $166,667
--------------------------------------------------------------------------------

(1)  Based on Senior Loan amount.

This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS
------------------------------------------------------------------------------------------------------------------------------------
 PROPERTY                            OCCUPANCY                             ADR                                 REVPAR
------------------------------------------------------------------------------------------------------------------------------------
                             2003      2004       TTM(1)        2003       2004      TTM(1)         2003        2004      TTM(1)
------------------------------------------------------------------------------------------------------------------------------------
 Portofino Bay Hotel         73.9%     77.9%      78.8%       $196.66    $214.36    $223.51       $145.30     $167.02    $176.23
------------------------------------------------------------------------------------------------------------------------------------
 Royal Pacific Hotel         79.7      84.5       84.2         152.51     161.89     169.87        121.58      136.79     143.07
------------------------------------------------------------------------------------------------------------------------------------
 Hard Rock Hotel             80.9      84.1       85.0         186.28     206.20     215.64        150.70      173.47     183.20
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA:                   78.2%     82.3%      82.7%       $175.00    $189.67    $198.57       $136.88     $156.17    $164.30
------------------------------------------------------------------------------------------------------------------------------------

(1)  Trailing 12 months numbers through May 31, 2005.

THE LOEWS UNIVERSAL PORTFOLIO LOAN

THE LOAN. The Loews Universal Portfolio loan is a 10-year, interest-only loan secured by a first priority mortgage on the borrower's leasehold interest in three full-service hotels (Portofino Bay, Hard Rock, and Royal Pacific) composed of 2,400 rooms. The Loews Universal Hotel Portfolio is located adjacent to the Universal Theme Park at Universal Orlando approximately nine miles southwest of downtown Orlando, Florida. Based on the appraised value of $757,000,000, there is $307,000,000 of implied equity in the property.

The loan was co-originated by German American Capital Corporation and JPMorgan Chase Bank, N.A. The $400 million senior A-Note is split into five pari passu notes. The $65 million A-1 note is included in the trust. The $100,000,000 A-4 Note and two $25,000,000 pari passu B-Notes were sold into the JPMCC 2005-CIBC12 trust.

THE BORROWER. The borrower is UCF Hotel Venture, a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The controlling equity owners of the borrower have an independent director. The borrower, UCF Hotel Venture, is a joint venture between LOEWS HOTEL GROUP (50%), NBC UNIVERSAL (25%), and THE RANK GROUP (25%).

Loews Hotels Group ("Loews") is a wholly-owned subsidiary of the Loews Corporation (NYSE: LTR; rated "A" by S&P, "Baa1" by Moody's, and "A-" by Fitch). Headquartered in New York City, Loews offers distinctive hotels in most major markets in the United States and Canada. In addition to the property, Loews destinations include the cities of New York, Chicago, Denver, Los Angeles, Nashville, Philadelphia, Washington, D.C., Annapolis, New Orleans, Montreal, and Quebec City, as well as vacation destinations such as Miami Beach, Tucson, Arizona, St. Pete Beach, Florida and California's Coronado Island. Loews caters to discerning business and leisure travelers and is host to numerous business, political and industry association events. Loews is a repeat sponsor of a Deutsche Bank borrower.

NBC Universal is a media and entertainment company involved in the development, production, and marketing of entertainment, news and information. NBC Universal is 80% owned by General Electric Company ("GE"), with 20% controlled by Vivendi Universal Entertainment. (GE (NYSE: "GE") is rated "AAA" by S&P and "Aaa" by Moody's and Vivendi Universal Entertainment (NYSE:" V") is rated "BBB-" by S&P, "Baa3" by Moody's and "BBB" by Fitch). Formed in May 2004 through the merger of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a television network, a Spanish-language network, a portfolio of news and entertainment networks, a motion picture company, television production operations, a television station group, and various theme parks.

The Rank Group PLC ("Rank") (NASDAQ: RANK; URL: www.rank.com) is one of the United Kingdom's leading leisure & entertainment companies and an international provider of services to the film industry (Rank is rated "BBB-" by S&P, "Baa3" by Moody's and "BB+" by Fitch). Rank employs over 20,000 people worldwide, and has more than 3 million members in its United Kingdom gaming businesses. Rank's affiliated companies include Hard Rock Cafe International, Inc., Hard Rock Casinos, Deluxe Entertainment Services, Inc., Grosevenor Casinos, Rank Leisure Machine Services, and Mecca Bingo.

THE PROPERTY. The Loews Universal Hotel Portfolio loan is secured by the following three hotels, each located adjacent to the grounds of the Universal Studios theme park at Universal Orlando in the Orlando, Florida area:

   PORTOFINO BAY HOTEL - ($26.28 million allocated loan amount (40.4% of portfolio)) consists of a full service resort hotel with 750 rooms on six stories, located across from the Hard Rock Hotel (also part of the collateral) in Orlando, Florida. The layout and design of the Portofino Bay Hotel is inspired by the quaint Ligurian fishing village in Italy that became a coveted getaway for Europe's rich and famous. The focal point of the property is the piazza and the harbor. The Portofino Bay Hotel features a main building with three wings: the Villa wing, the East wing, and the West wing. The main building houses the lobby, guest registration, meeting space, and administrative


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

   offices (the lobby's design provides a statement of the high quality and elegance of the entire resort by offering a memorable and inviting view of the landscape and waterscape) while the East, West and Villa wings contain only guestrooms. The property features eight restaurants and bars, spread out across the expansive property, and approximately 42,000 sq. ft. of meeting space located in the lobby and the first floor of the Portofino Bay Hotel. Hotel amenities include a business center, six food and beverage outlets, two outdoor swimming pools, one outdoor themed swimming pool, a 12,300 sq. ft. fitness center and full-service spa, upscale shops and a babysitting / children's camp. Recreational amenities include water taxi transportation, early admission to the theme park, Universal Express access to theme park attractions and priority seating at restaurants.

      GENERAL FACTS:
      AAA Rating: ****
      Construction completed: September 1999
      Keys: 750, including 45 suites
      Meeting Space: 42,000 sq. ft.
      Restaurants & lounges: Eight

      AWARDS:

      o  AAA Four Diamond Award

      o Meetings & Conventions Magazine 2001, 2002, & 2003 Golden Key Award (selected by meeting planners)

      o Corporate & Incentive Travel Magazine 2000, 2001, & 2002 Award of Excellence (selected by meeting planners)

      o Conde Nast Traveler 2001 & 2003 Gold List Issue, "World's Best Place To Stay"

      o Resorts & Great Hotels Connoisseur's Choice, the Connoisseur's Guide to the World's Best 2001

      o Zagat Survey - Rated "extraordinary" and tied for #1 in Central Florida for 2001 - 2004

   ROYAL PACIFIC HOTEL - ($22.10 million allocated loan amount (34.0% of portfolio)) consists of a convention resort hotel with 1,000 rooms in Orlando, Florida. The character of the Royal Pacific Hotel was inspired by the South Pacific islands charm during the golden age of travel, the 1930's, when island-hopping the South Pacific was an once-in-a-lifetime adventure. The layout of property features one, three-story (two-level) main building, attached to three, seven-story guestroom wings and one single-story convention center building. Hotel amenities include a full service business center, five food and beverage outlets, an activity center, a themed outdoor swimming pool with a sand beach, and a fitness center. The single-story convention center contains approximately 85,000 sq. ft. of meeting space and houses all meetings and functions. Guests also have access to the spa and fitness center located in the Portofino Bay Hotel.

      GENERAL FACTS:
      AAA Rating: ****
      Construction completed: May 2002
      Total Keys: 1,000, including 51 suites
      Meeting Space: 85,000 sq. ft.
      Restaurants & lounges: Five in total, which include Emeril's Tchoup Chop,
                             Emack & Bolio's and Wantilan Luau.

      AWARDS:

      o  AAA Four Diamond Award

   HARD ROCK HOTEL - ($16.61 million allocated loan amount (25.6% of portfolio)) consists of a full service resort hotel with 650 rooms, designed in a "California Mission" architectural style in Orlando, Florida. The Hard Rock Hotel provides an ideal combination of "funk" and functionality, with lively music-filled areas, as well as Hard Rock memorabilia which includes over $1 million worth of rock 'n' roll memorabilia displayed throughout the hotel. Upon entering the property, guests are faced with a lavish fountain made of 42 bronze Gibson and Fender guitars. The property consists of one main building structure spread out over six different wings. The Palm Restaurant is located north of the lobby area and the Hard Rock merchandise store is located just south of the concierge desk. Hotel amenities include five food and beverage outlets, two outdoor swimming pools with a 260 ft. pool slide and rentable cabanas, one outdoor themed swimming pool, luxury shops and children's center. Guests of the Hard Rock Hotel have access to the spa and fitness center located at the Portofino Bay Hotel.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

      GENERAL FACTS:
      AAA Rating: ****
      Construction completed: January 2001
      Total Keys: 650, including 29 suites
      Meeting Space: 6,000 sq. ft. and 140,000 sq. ft. at the Hard Rock Cafe
         and Hard Rock Live
      Restaurants & lounges: Five, including the Palm Restaurant and Emack and Bolios

      AWARDS:

      o  AAA Four Diamond Award

      o Conde Nast Traveler magazine's 2005 Gold List of "World's Best Places to Stay"

THE MARKET: The Portofino Bay Hotel, the Hard Rock Hotel, and the Royal Pacific Hotel are located adjacent to the Universal Theme Park at Universal Orlando in Orlando, Florida, approximately nine miles southwest of Downtown Orlando and northeast of Walt Disney World. In addition to the Universal Theme Park, the Orange County Convention Center and International Drive are demand generators in the area. The properties are accessible from a variety of local, county, state, and interstate highways, including Interstate 4, the Bee Line Expressway, International Drive, and the Florida Turnpike. Interstate 4 is a six-lane divided highway that traverses the State of Florida and can be accessed less than one mile west of the properties. The Bee Line Expressway, located three miles from the properties, serves as a link between Universal Orlando and the Walt Disney World attraction and the Orlando International Airport. The Universal Theme Park is located approximately two miles south of the junction of the Florida Turnpike and Interstate 4, a major intersection in the Orlando metropolitan area.

Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. Orlando's annual population growth has consistently outpaced national averages. Orlando, with a population of over 1.8 million, is among the 30 largest metropolitan areas in the nation. Below are stats on the Orlando MSA. Orlando is known as a major tourist destination due primarily to the Walt Disney World and Universal Studios theme parks. Universal Studios is the second largest tourist attraction in the Orlando metropolitan area and is only one component of an 838-acre master planned resort development, known as Universal Studios Escape. Over the past 10 years, the average annual compounded growth in attendance at Universal Orlando has been 5.4%, the highest growth over both a 10-year and five-year period in comparison to the top three tourist attractions in the Orlando market. In 2004, Universal Theme parks experienced 13 million in attendance.

Due to Orlando's status as an international tourist destination, fluctuations in tourist demand have historically affected the overall economic health of the area. Over the past decade, however, there has been a concerted effort to diversify the area's economy. Total visitor traffic has increased at an annual compounded growth rate of 4.7% per year from 1993 to 2003. The average household income in the Orlando metropolitan area is $61,000.

Following the events of September 11, 2001 the United States hospitality sector experienced a slowdown in 2002 and 2003. Orlando, an air travel dependent tourist destination, experienced declines in Revenue Per Available Room ("RevPAR") in 2002 into 2003. As a result of this slowdown, the construction of new properties slowed to historic lows in Orlando. With the recovery of the United States economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004. According to Smith Travel Research, average RevPAR for hotels in Orlando was up 17.0% in 2004 as compared to 2003 levels (the properties experience as 16.8% increase over the same period). The growth trend continued in 2005, with RevPAR increasing 10.9% for the first five months of the year as compared to the same period in 2004. The Loews Universal Hotel Portfolio properties experienced an 11.7% increase in RevPAR in the first five months of 2005 compared with the same period in 2004 with net operating income increasing 9.6%.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Loews Orlando Operating Company, Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with springing cash management upon the occurrence of a Lockbox Event.

RESERVES. During the continuation of a Lockbox Event, monthly reserves will be collected for: (i) taxes and insurance, (ii) debt service, (iii) FF&E, (iv) ground lease payment, (v) management fee, and (vi) fees due under the Hard Rock license agreement.

CURRENT MEZZANINE OR SUBORDINATE DEBT. The First Mortgage loan consists of five pari passu A-Notes (one of which is a trust fund asset) and a B-Note in the amount of $50,000,000 that was certificated and issued as securities in the JPMCC 2005-CIBC12 securitization.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Sponsors of the borrower are permitted to incur mezzanine indebtedness in an amount not to exceed $50,000,000 subject to certain conditions in the loan documents that include, but are not limited to: (i) the DSCR of the total combined debt shall be greater than or equal to 110% of the DSCR as of the closing date of the loan and (ii) the LTV ratio for the total combined debt is not greater than 55% of the LTV as determined by a new appraisal obtained by the lender.

PARTIAL RELEASE PROVISIONS. The loan documents permit the partial defeasance and release of each of the three individual hotel properties upon the payment of a release price equal to 110% of the allocated loan amount for such hotel property (based on the Whole Loan) and the satisfaction of conditions specified in the loan documents.

GROUND LEASES. The collateral for the loan consists primarily of the borrower's leasehold interest in the three hotel properties. The ground leases expire June 12, 2098 and contain standard lender protections.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $65,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Acquisition

 ORIGINAL BALANCE:          $56,000,000

 CUT-OFF BALANCE:           $56,000,000

 % BY INITIAL UPB:          2.46%

 INTEREST RATE:             5.0200%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2005

 MATURITY DATE:             July 1, 2015

 AMORTIZATION:              Interest only for the initial 36 months of the term
                            and 30-year amortization thereafter.

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and After April 1, 2015, prepayment permitted without penalty.

 SPONSOR:                   Arman and Mark Gabay

 BORROWER:                  Tropec, LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Soft

 INITIAL RESERVES(1):       Tax:           $198,867
                            Insurance:     $22,310
                            Deferred
                            Maintenance:   $12,500
                            Performance
                            Reserve:       $4,000,000
                            Escrow
                            Agreement
                            Reserve:       $300,000

 MONTHLY RESERVES(1):       Tax:           $33,145
                            Insurance:     $5,578
                            Replacement:   $9,635
                            TI/LC:         $25,531
--------------------------------------------------------------------------------

(1)  See  "Escrows"  herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / SQ. FT.:     $96.88

 BALLOON BALANCE / SQ. FT.:  $85.79

 LTV(2):                     78.79%

 BALLOON LTV(2):             69.08%

 DSCR(2):                    1.20x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:   Single Asset

 PROPERTY TYPE:              Retail

 COLLATERAL:                 Fee Simple

 LOCATION:                   Las Vegas, NV

 YEAR BUILT / RENOVATED:     1991 / NAP

 COLLATERAL SQ. FT:          578,051

 PROPERTY MANAGEMENT:        Excel Property Management Services Inc.
                             (a borrower affiliate)

 OVERALL MALL OCCUPANCY
 (AS OF 04/30/05):           89.93%

 UNDERWRITTEN
 NET CASH FLOW:              $4,039,442

 APPRAISED VALUE:            $66,000,000

 APPRAISED LAND VALUE:       $42,000,000 ($72.65/sq. ft.)

 APPRAISAL DATE:             March 23, 2005
--------------------------------------------------------------------------------

(2) LTV and DSCR are calculated net of the performance reserve amount. In addition, DSCR is calculated based on 30-year amortization. Including the performance reserve amount, the DSCR is 1.12x, and based on the "As-Is" appraised value, the LTV ratio is 84.85%, and the Balloon LTV ratio is 75.14%, however, based on the "As Stabilized" appraised value, the LTV ratio is 80.00% and the Balloon LTV ratio is 70.84%.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        ANCHOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                              % OF TOTAL                           RATINGS              2004             2004
  TENANTS                       SF               NRSF      LEASE EXPIRATION       (S/M/F)(1)         TOTAL SALES       SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Sams Wholesale Club          133,764          23.14%          5/26/2011          AA/Aa2/AA          $ 80,000,000       $598.07
------------------------------------------------------------------------------------------------------------------------------------
 Wal-Mart(2)                  120,363          20.82           1/28/2011          AA/Aa2/AA            71,000,000        589.88
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA:                    254,127          43.96%                                                $151,000,000       $594.19
------------------------------------------------------------------------------------------------------------------------------------

(1) Credit ratings are of the parent company whether or not the parent guarantees the lease or not.

(2) Wal-Mart has indicated that it is considering "going dark" in July 2006. The Wal-Mart space is suitable for other "big box" tenants. The borrower has had discussions with Kohl's and Lowe's regarding leasing this space if Wal-Mart vacates.

------------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
 TENANTS                                         SF          % OF TOTAL MALL SF      NET RENT PSF         LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
 Floors N More                                 49,726               8.60%               $10.60                4/13/2011
------------------------------------------------------------------------------------------------------------------------------------
 Newflower Market, Inc                         40,020               6.92                  9.00                7/7/2014
------------------------------------------------------------------------------------------------------------------------------------
 Shelpers, Inc.                                23,188               4.01                 11.48               10/31/2007
------------------------------------------------------------------------------------------------------------------------------------
 TVI, Inc.                                     22,511               3.89                  8.50                3/3/2009
------------------------------------------------------------------------------------------------------------------------------------
 Office Club Store (Office Depot)              21,027               3.64                 11.07               12/31/2006
------------------------------------------------------------------------------------------------------------------------------------
 Musician Friend Trust: Guitar Centre          20,000               3.46                 13.00               10/31/2007
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA:                                    176,472              30.53%               $10.41
------------------------------------------------------------------------------------------------------------------------------------

THE TROPICANA CENTER LOAN

THE LOAN. The Tropicana Center loan is a 10-year fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in a 578,051 sq. ft. anchored regional mall located in Las Vegas, Nevada, approximately two miles east of McCarran International Airport and four miles east of the Las Vegas strip. The loan is structured with interest only payments for the first three years of the loan and thereafter amortizes on a 30-year schedule. The borrower has $6,620,000 of cash equity in the loan, in addition, based on the appraised value of $66,000,000, the borrower has implied equity of $10,000,000 in the property. In addition, according to the CB Richard Ellis, the value of the land is $42,000,000 (75% of the gross loan amount of $56,000,000 and 81% of the net loan amount of $52,000,000).

THE BORROWER. The borrower is Tropec, LLC, a single-purpose, bankruptcy-remote entity with an independent director, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by ARMAN and MARK GABAY (the "Gabays"). The Gabays have combined commercial real estate holdings of over 54 properties (approximately 2 million sq. ft.), including: 32 retail/single tenant buildings, 8 office buildings, 3 mixed use buildings and 11 properties that are land and/or currently under development. A vast majority of the properties are located in the western United States, and all of the properties owned by the Gabays are managed by an affiliated management company, Excel Property Management Services, Inc. As of December 31, 2004, the Gabays had a combined net worth of $432.5 million including liquidity of $4.13 million. The Gabays are repeat sponsors of a Deutsche Bank borrower.

THE PROPERTY. Tropicana Center, a 578,051 sq. ft. community power center, is located at the southeast corner of Tropicana Avenue and Pecos Road, a prominent, highly trafficked location (combined traffic count in excess of 60,000 vehicles per day) in a highly developed suburban area of Las Vegas, Nevada. Constructed in 1991, the property contains 13 buildings on 59.5 acres. In addition, there are two vacant pad sites that have frontage along Pecos Road and a third and fourth vacant pad site are interior sites that face Tropicana Avenue, which are a part of the collateral. Sam's Wholesale Club is planning to develop a gasoline station/car wash on the largest of the pad sites (a one-acre site facing Tropicana Avenue) and has signed a letter of intent for which they have agreed to pay $83,000 per year in ground rent for a five year term with six 5-year renewal options.

The construction components consist of masonry block construction on concrete slab foundations. Exterior walls are a combination of concrete block, wood, and stucco. The interior finish is typical standard retail showroom finish and is commensurate with competitors in the area. Security for the center includes 24-hour manned surveillance, automated entry door controls with card readers, and exterior lighting. Parking is provided for 3,306 vehicles, a ratio of 5 spaces per 1,000 sq. ft. of net rentable area.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS. The property is 89.93% occupied as of the April 2005 rent roll. In total, there is 254,127 sq. ft. of anchor space, 197,033 sq. ft. of major tenant space, and 126,891 sq. ft. of smaller/in-line tenant space.

   SAM'S WHOLESALE CLUB: (133,764 sq. ft.; 23.1% of NRA; 12.1% of GPR) is owned by Wal-Mart Stores, Inc. (NYSE: WMT). Wal-Mart Stores, Inc. operates retail stores in various formats around the world. It organizes its business into three segments: Wal-Mart Stores, Sam's Club and International. The Sam's Club segment consists of membership warehouse clubs. As of January 31, 2004, Wal-Mart, Inc. operated 1,478 Discount Stores, 1,471 Supercenters, 538 Sam's Club stores and 64 Neighborhood Markets. For the fiscal year ended 1/31/05, revenues rose 11% to $287.99 billion. Net income from continuing operations rose 16% to $10.27 billion.

   WAL-MART STORES, INC.: (120,363 sq. ft.; 20.8% of NRA; 10.9% of GPR) operates retail stores in various formats around the world. Wal-Mart has indicated that it is considering "going dark" in July 2006. At closing, the borrower posted a letter of credit in the amount of $4,000,000, which will be released/reduced when, among other conditions, the borrower has re-tenanted the Wal-Mart space.

   FLOORS 'N MORE: (d/b/a Carpets 'N More) occupies two spaces, a Floors `N More store of 49,726 sq. ft. and a 6,000 sq. ft. design pavilion (total of 55,726 sq. ft.; 9.6% of NRA; 9.7% of GPR). Floors `N More is a United States flooring dealer/retailer that has been in business since 1998. The store sells floors including athletic surfaces and carpeting, as well as flooring accessories.

   NEWFLOWER MARKET, INC.: (40,020 sq. ft.; 6.9% of NRA; 5.8% of GPR) operates Sunflower Market supermarkets. At present, there are 10 Sunflower Market stores located in the metropolitan Phoenix, Tucson, Denver, Albuquerque, Fort Collins and Las Vegas. The Sunflower motto is: "Better-than-supermarket quality at better-than-supermarket prices". The company is growing and continues to search for new sites in the southwest United States.

No other tenant occupies more than 5% of the property.

THE MARKET. Las Vegas, the County Seat for Clark County, is located in the southern portion of Nevada. New residents continue to migrate to the Las Vegas area at a rate of approximately 5,600 people per month (net) increasing the current population to over 1.5 million. This reflects an increase of 85.55% from 1990 to 2000. The economic base of Las Vegas consists of the tourist industry, service industry, military-base, governmental and municipal agencies, and mining and manufacturing. The job market has been able to keep pace with the influx of new residents with the unemployment rate averaging approximately 4% since 1997. As of November 2004, the unemployment rate for Las Vegas was 4.6%, which compares favorably to the national rate of approximately 5.6%. As of year-end 2004, the population within a 3-mile radius of the property was 165,714. In addition within a 3-mile radius, there were 68,970 households, and the average household income was $48,074. Household and population figures have grown 6.8% and 7.1% from 2000 figures of 64,599 and 154,752, respectively. By 2009, households are projected to grow an additional 9.5% to 75,485, and the population is projected to grow another 10.3% to 182,853.

The property is located just two miles east of McCarran International Airport, two miles west of Interstate 515, four miles east of the Las Vegas Strip, and 10 miles southeast of the Las Vegas central business district. As of the end of the fourth quarter 2004, the Las Vegas retail market had an overall occupancy rate of 96.2%, the property's sub-market had an overall occupancy rate of 97.2% and the appraiser-identified six shopping center properties deemed comparable to Tropicana Center had an overall average occupancy rate of 94.6% (see below). The property is the largest power center property within a three-mile radius, and there is limited vacant land in the immediate area. The majority of the competitive centers are comprised of smaller Class B and C properties with considerably less appeal than the Tropicana Center. Furthermore, over the past 11 years (1994 through 2004), a comparison of fourth quarter retail occupancy statistics for Las Vegas reveals the average retail occupancy rate was 95.93%. Within the property`s sub-market, the overall average 11-year occupancy rate was 95.61%.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       PROPERTY                           QUOTED RENTAL RATE PSF                OCCUPANCY               DISTANCE FROM SUBJECT
------------------------------------------------------------------------------------------------------------------------------------
 Green Valley Town Center 1,2,3              $15.00 to $25.00                     97%                    3.7 miles southeast
------------------------------------------------------------------------------------------------------------------------------------
 Montecito Crossing                          $24.00 to $33.00                     84%                    24 miles northwest
------------------------------------------------------------------------------------------------------------------------------------
 Nellis Crossing                             $16.20 to $18.00                     92%                    8.9 miles northeast
------------------------------------------------------------------------------------------------------------------------------------
 Rainbow Promenade                                $30.00                         100%                   16.5 miles northwest
------------------------------------------------------------------------------------------------------------------------------------
 Renaissance III                              $18.00 to 24.00                     94%                      1.7 miles north
------------------------------------------------------------------------------------------------------------------------------------
 Tropicana Beltway                           $21.00 to $30.00                     98%                       11 miles west
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Tropicana Center is managed by Excel Property Management Services, Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with springing cash management system upon the occurrence of a Wal-Mart Sweep Event (as defined below) or upon the occurrence of, or after notice from the lender of, certain events of default (as specified in the loan documents). The cash management period will continue
(i) in connection with a Wal-Mart Sweep Event, until Wal-Mart renews or affirms its lease under terms reasonably acceptable to lender, or until a replacement tenant or tenants acceptable to lender takes occupancy of the space, is open for business and is paying rent and (ii) in connection with an event of default, until the date that is 60 days after the event of default has been cured. A "Wal-Mart Sweep Event" will occur if Wal-Mart (i) terminates the lease prior to its expiration or is in default under the lease, (ii) gives notice of its intent to vacate the premises as of the expiration of its lease, (iii) does not give notice of its intent to exercise a renewal option under its lease, (iv) "goes dark" or ceases business operations at the property, or (v) declares bankruptcy, or becomes insolvent or is unable to pay its creditors.

RESERVES. At loan closing, a $4,000,000 performance reserve was established which was funded by the borrower with a letter of credit (the "Earnout Amount"). The Earnout Amount may be reduced (in whole or in part) periodically during the first four years of the loan term provided certain conditions are met including the following: (i) no event of default exists; (ii) the total loan-to-cost ratio does not exceed 87%; (iii) the property maintains an occupancy of at least 80%; and (iv) the borrower has re-leased the Wal-Mart space to a satisfactory tenant (or tenants) under terms acceptable to lender and such tenant is in occupancy, operating its business and paying rent (the "Wal-Mart Retenanting Condition"). Provided the foregoing conditions are satisfied, the Earnout Amount may be reduced periodically in amounts that would cause the property to achieve a minimum DSCR of 1.20x based upon rents in place annualized, and the greater of underwritten or trailing 12-month expenses. Any remaining Earnout Amount not released within the first four years of the loan term will, at borrower's option, either be held by lender as additional collateral or be applied towards the purchase of defeasance collateral to be used to satisfy a portion of the borrower's monthly and maturity date obligations under the loan, with all applicable defeasance costs at borrower's expense. The loan has also been structured with escrows for taxes and insurance and with reserves for replacements and TI/LC. Provided (1) the property maintains a minimum occupancy of 80% and a minimum DSCR of 1.15x and (2) the Wal-Mart Retenanting Condition is satisfied, the TI/LC Reserve will be capped at (a) $500,000, if Sams Club extends its lease through 2016 or (b) $1.3 million, if Sams Club does not extend its lease. Replacements reserves will be capped at $346,860 if no event of default exists and the property is being adequately maintained.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine debt is permitted, subject to the satisfaction of certain conditions, including the following: (i) the security granted in connection with such mezzanine debt is limited to a pledge of the membership interests in the borrower; (ii) the combined debt LTV ratio must not be greater than 80%; (iii) the combined debt DSCR must be at least 1.25x on the gross loan amount(including the performance reserve amount);
(iv) the lender of the mezzanine debt must execute and deliver an intercreditor and standstill agreement acceptable to lender and the rating agencies; (v) the mezzanine debt must be subordinate in all respects to the Tropicana Center loan;
(vi) the mezzanine debt may not be cross-collateralized or cross-defaulted with any other properties or loans and (vii) the terms and conditions of the mezzanine debt must be acceptable to lender and the applicable rating agencies.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $56,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.20x
                                TROPICANA CENTER            LTV:     78.79%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GMACCM

 LOAN PURPOSE:              Refinance

 ORIGINAL BALANCE:          $52,000,000

 CUT-OFF BALANCE:           $52,000,000

 % BY INITIAL UPB:          2.29%

 INTEREST RATE:             5.87%

 PAYMENT DATE:              1st of the month

 FIRST PAYMENT DATE:        September 1, 2005

 MATURITY DATE:             August 1, 2020

 AMORTIZATION:              Interest only from September 1, 2005 through and
                            including August 1, 2007; thereafter, monthly amortization on a 30-year schedule.

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after April 1, 2020, prepayment can be made without penalty.

 SPONSOR:                   Antony Contomichalos

 BORROWER:                  MacArthur Properties, LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Tax:           $297,671
                            Insurance:     $12,814
                            TI/LC:         $256,000

 MONTHLY RESERVES:          Tax:           $148,836
                            TI/LC:         $10,647(1)

--------------------------------------------------------------------------------

(1) As long as at least $256,000 is on deposit in the TI/LC account, monthly deposits to the TI/LC account are not required if the DSCR is equal to or greater than 1.05x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / SQ. FT.:     $759.89

 BALLOON BALANCE / SQ. FT.:  $590.77

 LTV:                        59.23%

 BALLOON LTV:                46.04%

 DSCR:                       1.23x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:   Portfolio

 PROPERTY TYPE:              Retail/Office

 COLLATERAL:                 Fee Simple

 LOCATION:                   New York, New York

 YEAR BUILT / RENOVATED:     1931-1963 / NA

 COLLATERAL SQ. FT.:         68,431

 PROPERTY MANAGEMENT:        MacArthur Management Corp. (a borrower affiliate)

 OCCUPANCY (AS OF 6/1/05):   93.04%

 UNDERWRITTEN
 NET CASH FLOW:              $4,519,579

 APPRAISED VALUE:            $87,800,000

 APPRAISAL DATE:             May 10, 2005

--------------------------------------------------------------------------------


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED AVG         LEASE          RATINGS
 TENANT                          NRSF           % NRSF             % GPR          RENT/SQ. FT.       EXPIRATION        (S/F/M)
------------------------------------------------------------------------------------------------------------------------------------
 CVS Center, Inc.               6,478            9.47%              9.40%           $ 98.78            1/31/07        A-/A-/A3
------------------------------------------------------------------------------------------------------------------------------------
 Silver Tower Supermarket       4,358            6.37               1.83              28.55            7/31/10           NR
------------------------------------------------------------------------------------------------------------------------------------
 Herbert Street, LLC            3,957            5.78               4.39              75.44            6/30/18           NR
------------------------------------------------------------------------------------------------------------------------------------
 Gianninoto Associates, Inc.    3,496            5.11               1.81              35.18            9/30/07           NR
------------------------------------------------------------------------------------------------------------------------------------
 Spartis Power, Inc.            2,762            4.04               5.11             126.00            2/28/07           NR
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       21,051           30.76%             22.53%           $ 72.86              --              --
------------------------------------------------------------------------------------------------------------------------------------



This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------

MACARTHUR PORTFOLIO

THE LOAN. The MacArthur Portfolio Loan is a fifteen year loan that provides for monthly payments of interest-only for the first two years and, thereafter, for monthly payments of principal and interest. The loan is secured by a mortgage on the borrower's fee interest in seven properties consisting of 68,431 sq. ft. of retail and office units located in New York, New York. With respect to all of the properties, the borrower has a fee simple interest in one or more condominium units.

THE BORROWER. The borrower is MacArthur Properties, LLC, a special purpose, bankruptcy-remote entity, which is required under its loan documents to have an independent director and for which a non-consolidation opinion was obtained at closing, sponsored by Antony Contomichalos.

THE PROPERTY. The property consists of condominium interests of 68,431 sq. ft. of grade level retail and second floor professional office units within 7 larger residential or commercial buildings built between 1931 and 1963. The property includes the condominium interests within larger properties at the following addresses: 135 East 54th Street, 233 East 69th Street, 301 East 69th Street, 233 East 70th Street, 305 East 72nd Street, 205 East 78th Street in the Borough of Manhattan and 125-10 Queens Boulevard in the Borough of Queens. 135 East 54th Street also includes an 8,323 sq. ft. of professional tenant space on the second floor of the building.

--------------------------------------------------------------------------------
                                                        PHYSICAL OCCUPANCY AS OF
        PROPERTY                      SQUARE FEET             JUNE 1, 2005
--------------------------------------------------------------------------------
135 East 54th Street
--------------------------------------------------------------------------------
  Retail                                  9,089                  86.26%
--------------------------------------------------------------------------------
  Professional                            8,323                   100
--------------------------------------------------------------------------------
  Total                                  17,412                 92.83
--------------------------------------------------------------------------------
233 East 69th Street                      5,681                   100
--------------------------------------------------------------------------------
301 East 69th Street                      7,798                   100
--------------------------------------------------------------------------------
233 East 70th Street                      3,431                   100
--------------------------------------------------------------------------------
305 East 72nd Street                     12,163                   100
--------------------------------------------------------------------------------
205 East 78th Street                      7,466                   100
--------------------------------------------------------------------------------
125-10 Queens Boulevard                  14,480                  75.72
--------------------------------------------------------------------------------
TOTAL (PORTFOLIO)                        68,431                  93.04%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS. The tenant mix at the property is comprised of local and national retail businesses, including CVS (a tenant at the property located at 305 East 72nd Street), Blimpies (a tenant at the property located at 125-10 Queens Boulevard), Subway (a tenant at the property located at 135 East 54th Street), Hollywood Tanning Systems (a tenant at the property located at 301 East 69th Street), KFC (a tenant at the property located at 305 East 72nd Street), and UPS Store (a tenant at the property located at 125-10 Queens Boulevard). Other tenants represent a mix of retail uses such as hardware stores, wireless product shops, shoe shops, bakery, dry-cleaners, and convenience stores.

THE MARKET. According to the appraisals conducted by Metropolitan Valuation Services in May 2005 (the "Appraisal"), all seven properties are located in New York, New York. Six of the seven properties are located in the Borough of Manhattan with the other property in the Borough of Queens.

According to the Appraisal five of the six properties located in Manhattan are located in the East Side submarket of Manhattan and the remaining property located in Manhattan is in the Plaza District submarket of the Midtown section of Manhattan. The Appraisal states that East Side and Midtown retail rents rose by 4% and 2% to $160/sq. ft. and $132/sq. ft. respectively. In addition the Appraisal also noted that in the East Side submarket, stores with less than 1,000 sq. ft. saw a 28% increase in average asking rent to $190/sq. ft. and overall the submarket has witnessed an 18.3% increase in the number of stores from March 2004 to March 2005.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------

The property located at 125-10 Queens Boulevard is situated in the Kew Gardens section of the Borough of Queens. The Appraisal determined that the retail market in which the Queens property is located exhibits strong occupancy, with vacancy between 3% and 5% and average rent of $55.71/sq. ft.. The current retail rents at the properties are determined to be at below market levels based on the aforementioned information.

LOCKBOX/CASH MANAGEMENT. Provided no event of default exists under the mortgage loan, the borrower has access to the funds deposited in the lockbox account. Upon the occurrence of an event of default under the mortgage loan, all funds deposited in the lockbox account are controlled by the lender.

PROPERTY MANAGEMENT. The property is managed by MacArthur Management Corp., an affiliate of the borrower.

RESERVES. At origination, the borrower made an initial deposit into a reserve account for payment of insurance premiums in the amount of $12,814 and for the payment of real estate taxes in the amount of $297,671. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual real estate taxes.

At origination, the borrower made an initial deposit in the form of a letter of credit into a reserve account for tenant improvements and leasing commissions in the amount of $256,000.

RELEASE PROVISIONS. The borrower has the right, upon the expiration of a lockout period, to the release of one or more of the properties in connection with a partial defeasance upon the satisfaction of certain conditions including, no event of default existing under the mortgage loan, a maximum LTV of 80% after the release, a minimum DSCR of 1.20x after the release and the loan being defeased in an amount equal to 125% of the allocated loan amount for such release parcel.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6
--------------------------------------------------------------------------------
                                                            BALANCE: $52,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                               MACARTHUR PORTFOLIO          LTV:     59.23%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $50,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                            COMMUNITIES AT SOUTHWOOD        LTV:     75.08%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $50,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                            COMMUNITIES AT SOUTHWOOD        LTV:     75.08%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GMACCM

 LOAN PURPOSE:              Acquisition

 ORIGINAL BALANCE:          $50,000,000

 CUT-OFF BALANCE:           $50,000,000

 % BY INITIAL UPB:          2.20%

 INTEREST RATE:             5.32%

 PAYMENT DATE:              1st of the month

 FIRST PAYMENT DATE:        September 1, 2005

 MATURITY DATE:             August 1, 2015

 AMORTIZATION:              Interest only from September 1, 2005 through and
                            including August 1, 2009; thereafter, monthly amortization on a 30-year schedule

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after May 1, 2015, prepayment can be made without penalty

 SPONSOR:                   Pinchos D. Shemano, Sam Weis and Leah Weis

 BORROWER:                  Southwood Owner LLC
                            SWC Owner LLC

 ADDITIONAL FINANCING:      $4,000,000 mezzanine loan

 LOCKBOX:                   Soft

 INITIAL RESERVES:          Tax:           $91,561
                            Insurance:     $40,589
                            Immediate
                            Repair:        $285,000
                            Replacement:   $275,000

 MONTHLY RESERVES:          Tax:           $30,520
                            Insurance:     $20,295
                            Replacement:   $26,792(1)

--------------------------------------------------------------------------------

(1) Monthly deposits to the Replacement Account are not required unless the balance of the Replacement Reserve Account equals or exceeds $321,500.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / UNIT:        $38,880.25

 BALLOON BALANCE / UNIT:     $35,357.82

 LTV:                        75.08%

 BALLOON LTV:                68.27%

 DSCR:                       1.42x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:   Single Asset

 PROPERTY TYPE:              Multifamily

 COLLATERAL:                 Fee Simple

 LOCATION:                   Richmond, Virginia

 YEAR BUILT / RENOVATED:     1970 & 1979/2004

 COLLATERAL UNITS:           1,286

 PROPERTY MANAGEMENT:        David Stern Management (a borrower affiliate)

 OCCUPANCY (AS OF 6/3/05):   97.51%

 UNDERWRITTEN
 NET CASH FLOW:              $4,735,437

 APPRAISED VALUE:            $66,600,000

 APPRAISAL DATE:             5/31/2005

--------------------------------------------------------------------------------


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $50,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                            COMMUNITIES AT SOUTHWOOD        LTV:     75.08%
--------------------------------------------------------------------------------

COMMUNITIES AT SOUTHWOOD

THE LOAN. The Communities at Southwood Loan is a ten year loan that provides for monthly payments of interest-only for the first four years and, thereafter, for monthly payments of principal and interest. The loan is secured by a mortgage on the borrowers' fee simple interest in a 1,286-unit apartment complex located in Richmond, Virginia.

THE BORROWER. The borrowers are Southwood Owner LLC and SWC Owner LLC as tenants in common, each a special purpose, bankruptcy-remote entity, which is required under its loan documents to have an independent director and for which a non-consolidation opinion was obtained at closing, sponsored by Pinchos D. Shemano, Sam Weis and Leah Weis.

THE PROPERTY. The property consists of a 1,286-unit apartment complex on a 69.5 acre parcel of land. The five communities of The Communities at Southwood are Maple Grove, Autumn Court, Cedar Pointe - Tifton, Cedar Pointe - Treehaven and Walnut Park. The two Cedar Pointe communities are comprised of townhouses and the remaining communities are comprised of garden apartments. The combined property consists of 150 two-story apartment buildings containing 1,286 units, 150 laundry rooms, 2 tennis courts, one large community pool, a recreation building, two playgrounds and a new soccer field. As of June 3, 2005, the property was 97.51% occupied.

THE MARKET. According to the appraisal performed by Metropolitan Valuation Services on May 31, 2005 (the "Appraisal"), the property is located within the Commonwealth of Virginia, approximately 4 miles southwest of the Richmond CBD in Richmond City. The Appraisal stated that Richmond City is a mature, stable and diversified economic area that enjoys moderate population growth and household formation. Interstate 95 is located near the property and according to the Appraisal the property is geographically located in the Southside/Broadrock submarket and is in close proximity to the Southside/Westover Hills submarket. The Appraisal indicated that the Broadrock submarket is comprised of apartments renting for $519 to $540 per month and the Westover Hills submarket's apartments are renting for $561 to $603 per month. Average rents at the property are in-line with the submarket's rents stated in the Appraisal.

CASH MANAGEMENT. Provided no lockbox trigger event exists under the mortgage loan, the borrower has access to the funds deposited in the lockbox account. Upon the occurrence of a lockbox trigger event, which consists of an event of default under the mortgage loan or a DSCR test not being satisfied, all funds deposited in the lockbox account are controlled by the lender.

PROPERTY MANAGEMENT. The property is managed by David Stern Management, an affiliate of the borrowers.

RESERVES. At origination, the borrowers made an initial deposit into a reserve account for payment of insurance premiums in the amount of $40,589 and for payment of real estate taxes in the amount of $91,561. The mortgage loan requires the borrowers to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes.

At origination, the borrowers made an initial deposit into a reserve account for immediate repairs in the amount of $285,000.

At origination, the borrowers made an initial deposit into a reserve account for replacements in the amount of $275,000. The mortgage loan requires the borrowers to make monthly deposits for replacements into the replacement reserve account in an amount equal to $26,792, unless the balance of the replacement reserve account equals or exceeds $321,500.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. On July 18, 2005, Southwood Hold LLC and SWC Hold LLC ("Mezzanine Borrower") entered into a mezzanine loan agreement (the "Mezzanine Loan") with GMAC Commercial Mortgage Corporation ("Mezzanine Lender") in the original principal amount of $4,000,000. The Mezzanine Loan is a ten year, fixed rate loan, with monthly amortization based on a 20-year schedule, secured by a pledge of equity interests in the borrowers, Southwood Manager Corp., and SWC Manager Corp.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                          $2,090,702,000 (APPROXIMATE)
                                  COMM 2005-C6

--------------------------------------------------------------------------------
                                                            BALANCE: $50,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.42x
                            COMMUNITIES AT SOUTHWOOD        LTV:     75.08%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]


This term sheet does not contain all of the information set forth in the Prospectus Supplement and the Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information in the Prospectus Supplement and Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

       Except in limited circumstances, the globally offered COMM 2005-C6, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5A, Class A-5B, Class A-1A, Class X-P, Class A-J, Class B, Class C and Class D will be available only in book-entry form.

       The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

       Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

       Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

       As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

       All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

       Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

       Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

       TRADING BETWEEN PARTICIPANTS. Secondary market trading between Participants will be settled in same-day funds.

                                     A-C-1

       TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

       TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including August 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

       Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

       As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

       Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

       TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon

                                     A-C-2
payment date occurs (or, if no coupon payment date has occurred, from and including August 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

       Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

       o borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

       o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

       1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

       2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

       3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                     A-C-3

       4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

              (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                     (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                     (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                     (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section
              1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
              Regulations; or

              (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                     (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                     (ii) certifying that the nonqualified intermediary is not acting for its own account,

                     (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                     (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

       5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

       All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

       In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

                                     A-C-4

       o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

       o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

       o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

       This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                     A-C-5

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    DEPOSITOR

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                              --------------------

       Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

       o  various types of multifamily or commercial mortgage loans,

       o  mortgage   participations,    pass-through   certificates   or   other
          mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

       o  a combination of the assets described above.

       The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. Neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency of instrumentality.

       Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       YOU SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 IN THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS" AND UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

       We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

       This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

                              --------------------

                  THE DATE OF THIS PROSPECTUS IS AUGUST 5, 2005

            IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND AVAILABLE INFORMATION

     With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at
(212) 250-2500.

     Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                TABLE OF CONTENTS
SUMMARY OF PROSPECTUS .......................................................  1
RISK FACTORS ................................................................  9
     The Lack of Liquidity May Make it Difficult for You to Resell
        Your Offered Certificates and May Have an Adverse Effect
        on the Market Value of Your Offered Certificates ....................  9
     The Trust Fund's Assets May Be Insufficient To Allow For Payment
        In Full On Your Certificates ........................................  9
     Any Credit Support for Your Offered Certificates May Be
        Insufficient to Protect You Against All Potential Losses ............ 10
     Prepayments May Reduce The Average Life of Your Certificates ........... 10
     Prepayments May Reduce the Yield on Your Certificates .................. 11
     Ratings Do Not Guaranty Payment ........................................ 12
     Commercial and Multifamily Mortgage Loans Are Subject to
        Certain Risks Which Could Adversely Affect the Performance
        of Your Offered Certificates ........................................ 12
     Some Certificates May Not Be Appropriate for ERISA Plans ............... 17
     Residual Interests in a Real Estate Mortgage Investment Conduit
        Have Adverse Tax Consequences ....................................... 17
     Certain Federal Tax Considerations Regarding Original Issue Discount ... 18
     Bankruptcy Proceedings Entail Certain Risks ............................ 18
     Book-Entry System for Certain Classes May Decrease Liquidity
        and Delay Payment ................................................... 19
     Inclusion of Delinquent and Nonperforming Mortgage Loans
        in a Mortgage Asset Pool ............................................ 19
     Termination of the Trust Fund Could Affect the Yield on Your
        Offered Certificates ................................................ 19
DESCRIPTION OF THE TRUST FUNDS .............................................. 20
     General ................................................................ 20
     Mortgage Loans ......................................................... 20
     MBS .................................................................... 25
     Certificate Accounts ................................................... 26
     Credit Support ......................................................... 27
     Cash Flow Agreements ................................................... 27
YIELD AND MATURITY CONSIDERATIONS ........................................... 28
     General ................................................................ 28
     Pass-Through Rate ...................................................... 28
     Payment Delays ......................................................... 28
     Certain Shortfalls in Collections of Interest .......................... 28
     Yield and Prepayment Considerations .................................... 29
     Weighted Average Life and Maturity ..................................... 30
     Other Factors Affecting Yield, Weighted Average Life and Maturity ...... 31
THE DEPOSITOR ............................................................... 33
DESCRIPTION OF THE CERTIFICATES ............................................. 34
     General ................................................................ 34
     Distributions .......................................................... 34
     Distributions of Interest on the Certificates .......................... 35
     Distributions of Principal of the Certificates ......................... 36

     Distributions on the Certificates in Respect of Prepayment
        Premiums or in Respect of Equity Participations ..................... 37
     Allocation of Losses and Shortfalls .................................... 37
     Advances in Respect of Delinquencies ................................... 37
     Reports to Certificateholders .......................................... 38
     Voting Rights .......................................................... 40
     Termination ............................................................ 40
     Book-Entry Registration and Definitive Certificates .................... 40
DESCRIPTION OF THE POOLING AGREEMENTS ....................................... 43
     General ................................................................ 43
     Assignment of Mortgage Loans; Repurchases .............................. 43
     Representations and Warranties; Repurchases ............................ 45
     Collection and Other Servicing Procedures .............................. 46
     Sub-Servicers .......................................................... 48
     Certificate Account .................................................... 48
     Modifications, Waivers and Amendments of Mortgage Loans ................ 51
     Realization upon Defaulted Mortgage Loans .............................. 51
     Hazard Insurance Policies .............................................. 53
     Due-on-Sale and Due-on-Encumbrance Provisions .......................... 54
     Servicing Compensation and Payment of Expenses ......................... 54
     Evidence as to Compliance .............................................. 55
     Certain Matters Regarding the Master Servicer, the Special
        Servicer, the REMIC Administrator and the Depositor ................. 55
     Events of Default ...................................................... 57
     Rights upon Event of Default ........................................... 57
     Amendment .............................................................. 58
     List of Certificateholders ............................................. 59
     The Trustee ............................................................ 59
     Duties of the Trustee .................................................. 60
     Certain Matters Regarding the Trustee .................................. 60
     Resignation and Removal of the Trustee ................................. 60
DESCRIPTION OF CREDIT SUPPORT ............................................... 61
     General ................................................................ 61
     Subordinate Certificates ............................................... 61
     Cross-Support Provisions ............................................... 62
     Insurance or Guarantees with Respect to Mortgage Loans ................. 62
     Letter of Credit ....................................................... 62
     Certificate Insurance and Surety Bonds ................................. 62
     Reserve Funds .......................................................... 62
     Credit Support with Respect to MBS ..................................... 63
     Interest Rate Exchange, Cap and Floor Agreements ....................... 63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................... 63
     General ................................................................ 63
     Types of Mortgage Instruments .......................................... 64
     Leases and Rents ....................................................... 64
     Personalty ............................................................. 65

     Foreclosure ............................................................ 65
     Bankruptcy Laws ........................................................ 68
     Environmental Considerations ........................................... 71
     Due-on-Sale and Due-on-Encumbrance Provisions .......................... 73
     Junior Liens; Rights of Holders of Senior Liens ........................ 73
     Subordinate Financing .................................................. 74
     Default Interest and Limitations on Prepayments ........................ 74
     Applicability of Usury Laws ............................................ 74
     Certain Laws and Regulations ........................................... 75
     Americans with Disabilities Act ........................................ 75
     Servicemembers Civil Relief Act ........................................ 75
     Forfeitures in Drug and RICO Proceedings ............................... 76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................... 77
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES ...................... 77
     General ................................................................ 77
     Status of REMIC Certificates ........................................... 78
     Qualification as a REMIC ............................................... 78
     Taxation of Regular Certificates ....................................... 80
        General ............................................................. 80
        Original Issue Discount ............................................. 80
        Acquisition Premium ................................................. 83
        Variable Rate Regular Certificates .................................. 83
        Deferred Interest ................................................... 84
        Market Discount ..................................................... 84
        Premium ............................................................. 85
        Election to Treat All Interest Under the Constant Yield Method ...... 85
        Sale or Exchange of Regular Certificates ............................ 85
        Treatment of Losses ................................................. 86
     Taxation of Residual Certificates ...................................... 87
        Taxation of REMIC Income ............................................ 87
        Basis and Losses .................................................... 88
        Treatment of Certain Items of REMIC Income and Expense .............. 89
        Limitations on Offset or Exemption of REMIC Income .................. 90
        Tax-Related Restrictions on Transfer of Residual Certificates ....... 91
        Sale or Exchange of a Residual Certificate .......................... 94
        Mark to Market Regulations .......................................... 95
     Taxes that May be Imposed on the REMIC Pool ............................ 95
        Prohibited Transactions ............................................. 95
        Contributions to the REMIC Pool After the Startup Day ............... 95
        Net Income from Foreclosure Property ................................ 95
     Liquidation of the REMIC Pool .......................................... 96
     Administrative Matters ................................................. 96
     Limitations on Deduction of Certain Expenses ........................... 96
     Taxation of Certain Foreign Investors .................................. 97
        Regular Certificates ................................................ 97
        Residual Certificates ............................................... 98

     Backup Withholding ....................................................  98
     Reporting Requirements ................................................  98
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
   ELECTION IS MADE ........................................................ 100
     Standard Certificates ................................................. 100
        General ............................................................ 100
        Tax Status ......................................................... 100
        Premium and Discount ............................................... 101
        Recharacterization of Servicing Fees ............................... 102
        Sale or Exchange of Standard Certificates .......................... 102
     Stripped Certificates ................................................. 103
        General ............................................................ 103
        Status of Stripped Certificates .................................... 104
        Taxation of Stripped Certificates .................................. 104
     Reporting Requirements and Backup Withholding ......................... 106
     Taxation of Certain Foreign Investors ................................. 107
     Reportable Transactions ............................................... 107
STATE, LOCAL AND OTHER TAX CONSEQUENCES .................................... 107
CERTAIN ERISA CONSIDERATIONS ............................................... 108
     General ............................................................... 108
     Plan Asset Regulations ................................................ 108
     Prohibited Transaction Exemptions ..................................... 109
     Tax Exempt Investors .................................................. 112
LEGAL INVESTMENT ........................................................... 113
USE OF PROCEEDS ............................................................ 115
METHOD OF DISTRIBUTION ..................................................... 115
LEGAL MATTERS .............................................................. 116
FINANCIAL INFORMATION ...................................................... 116
RATING ..................................................................... 116
INDEX OF DEFINED TERMS ..................................................... 118

                      [This Page Intentionally Left Blank]

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

   Securities Offered ....  Mortgage  pass-through  certificates,   issuable  in
                            series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under "-- The Mortgage
                            Assets."

                                RELEVANT PARTIES

   Who We Are ............  Deutsche Mortgage & Asset Receiving  Corporation,  a
                            Delaware corporation. See "The Depositor." Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

   Trustee ...............  The trustee for each series of certificates  will be named in the related prospectus supplement. See "Description of the Pooling Agreements -- The Trustee."

   Master Servicer .......  If a trust fund includes  mortgage  loans,  then the master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. See "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

   Special Servicer ......  If a trust fund includes  mortgage  loans,  then the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See "Description of the Pooling Agreements -- Collection and Other Servicing Procedures."

   MBS Administrator .....  If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

   REMIC Administrator ...  The person  responsible for the various  tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

                       INFORMATION ABOUT THE MORTGAGE POOL

   The Mortgage Assets ...  The  mortgage  assets will be the primary  assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

                            o   various  types  of   multifamily  or  commercial
                                mortgage loans,

                            o   mortgage      participations,       pass-through
                                certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

                            o   a combination of the assets described above.

                            The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent or nonperforming as of the date the related trust fund is formed.

                            If the related prospectus supplement so provides, a mortgage loan:

                            o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

                            o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

                            o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

                            o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

                            o may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

                            Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See "Description of the Trust Funds -- Mortgage Loans."

                            If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements."

                            If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds -- MBS."

                       INFORMATION ABOUT THE CERTIFICATES

   The Certificates ......  Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

                            The certificates of each series may consist of one or more classes of certificates that, among other things:

                            o   are senior or  subordinate  to one or more other
                                classes  of   certificates   in  entitlement  to
                                certain distributions on the certificates;

                            o are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

                            o are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

                            o provide for distributions of interest or principal that commence only after the
                                occurrence  of  certain  events,   such  as  the
                                retirement of one or more other classes of certificates of such series;

                            o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                            o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                            o provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                            If so specified in the related prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates" and " -- Prepayments May Reduce the Yield of Your Certificates."

                            If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                            The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See "Risk Factors -- Limited Assets."

   Distributions of
   Interest on the
   Certificates ........... Each  class  of  certificates,  other  than  certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

                            Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

                            Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors --
                            Prepayments May Reduce the Average Life of Your Certificates" and "-- Prepayments May Reduce the Yield of Your Certificates," "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest" and "Description of the Certificates -- Distributions of Interest on the Certificates."

   Distributions of
   Principal of the
   Certificates ........... Each class of  certificates  of each  series  (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

                            As   described   in  each   prospectus   supplement,
                            distributions of principal with respect to one or more classes of certificates:

                            o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                            o may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

                            o may be made, subject to certain limitations, based on a specified principal payment schedule.

                            Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See "Description of the Certificates -- Distributions of Principal of the Certificates."

   Credit Support and
   Cash Flow Agreements ... Partial or full protection  against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

                            o   a letter of credit,

                            o   a surety bond,

                            o   an insurance policy,

                            o   a guarantee,

                            o   a reserve fund, or

                            o   a combination of the items described above.

                            In addition, a trust fund may include:

                            o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

                            o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

                            The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See "Risk Factors -- Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses," "Description of the Trust Funds -- Credit Support" and "-- Cash Flow Agreements" and "Description of Credit Support."

   Advances ............... If the related  prospectus  supplement  so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Advances in Respect of Delinquencies." Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See "Description of the Certificates -- Advances in Respect of Delinquencies."

                            If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

   Optional Termination ... If the related prospectus  supplement so provides, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. See "Description of the Certificates -- Termination."

   Registration
   of Book-Entry
   Certificates ........... If the related  prospectus  supplement  so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors -- Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

   Certain Federal Income
   Tax Consequences ....... The  Certificates  of each series will constitute or evidence ownership of either:

                            o "regular-interests" and "residual interests" in a trust fund, or a designated portion thereof, treated as "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986, or

                            o   interests  in a trust fund  treated as a grantor
                                trust  under   applicable   provisions   of  the
                                Internal Revenue Code of 1986.

                            You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review "Certain Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

   ERISA Considerations ... If you are a fiduciary of any employee  benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

   Legal Investment ....... Your offered  certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

   Rating ................. At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in the related prospectus supplement.

                                  RISK FACTORS

     In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

THE LACK OF LIQUIDITY MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates.
Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Termination."

     THE LACK OF A SECONDARY MARKET MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     THE LIMITED NATURE OF ONGOING INFORMATION MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading "Description of the Certificates -- Reports to Certificateholders." We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

     THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN PREVAILING INTEREST Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

     o the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

     o   prevailing interest rates.

     The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR PAYMENT IN FULL ON YOUR CERTIFICATES

     Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

     Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

PREPAYMENTS MAY REDUCE THE AVERAGE LIFE OF YOUR CERTIFICATES

     As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

     o to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

     o   to a disproportionately large share of such prepayments, or

     o   to a disproportionately small share of such prepayments.

     If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR CERTIFICATES

     Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See "Yield and Maturity Considerations."

RATINGS DO NOT GUARANTY PAYMENT

     Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

     The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

     In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See "Description of Credit Support" and "Rating."

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THE PERFORMANCE OF YOUR OFFERED CERTIFICATES

     REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY, OF WHICH WE MAKE NO ASSURANCE. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.

     Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

     A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including

     o changes in general or local economic conditions and/or specific industry segments;

     o   declines in real estate values;

     o   declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o   changes  in  governmental  rules,   regulations  and  fiscal  policies,
         including environmental legislation;

     o   natural   disasters  and  civil   disturbances   such  as  earthquakes,
         hurricanes, floods, eruptions, riots or other acts of God; and

     o other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

     Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

     o Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

     Mortgaged properties which are cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     THE MORTGAGE LOANS MAY BE NONRECOURSE LOANS OR LOANS WITH LIMITED RECOURSE. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation."

     CROSS-COLLATERALIZATION ARRANGEMENTS MAY BE CHALLENGED AS UNENFORCEABLE. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

     o   was insolvent or was rendered insolvent by such obligation or transfer,

     o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

     o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

     o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     MORTGAGE LOAN WITH BALLOON PAYMENTS HAVE A GREATER RISK OF DEFAULT. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower's ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

     o   the fair market value and condition of the related mortgaged property;

     o   the level of interest rates;

     o   the borrower's equity in the related mortgaged property;

     o   the borrower's financial condition;

     o   the operating history of the related mortgaged property;

     o changes in zoning, tax and (and with respect to residential properties) rent control laws;

     o   changes in competition in the relevant area;

     o   changes in rental rates in the relevant area;

     o   changes in governmental regulation and fiscal policy;

     o   prevailing general and regional economic conditions;

     o   the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans." The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

     THE MASTER SERVICER OR THE SPECIAL SERVICER MAY EXPERIENCE DIFFICULTY IN COLLECTING RENTS UPON THE DEFAULT AND/OR BANKRUPTCY OF A BORROWER. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

     DUE-ON-SALE AND DEBT-ACCELERATION CLAUSES MAY BE CHALLENGED AS UNENFORCEABLE. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

     Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if

     o   the exercise of those remedies would be inequitable or unjust; or

     o   the circumstances would render the acceleration unconscionable.

     ENVIRONMENTAL ISSUES AT THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "offsite" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     The trust may attempt to reduce its potential exposure to cleanup costs by

     o establishing reserves for cleanup costs when they can be anticipated and estimated; or

     o designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

     However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     See   "Certain   Legal   Aspects  of   Mortgage   Loans  --   Environmental
Considerations."

     LACK OF INSURANCE COVERAGE EXPOSES YOU TO THE RISK OF CERTAIN SPECIAL HAZARD LOSSES. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things --

     o   war;

     o   revolution;

     o   governmental actions;

     o   floods and other water-related causes;

     o   earth movement, including earthquakes, landslides and mudflows;

     o   wet or dry rot;

     o   vermin; and

     o   domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See "Description of the Pooling Agreements -- Hazard Insurance Policies."

     GEOGRAPHIC CONCENTRATION WITHIN A TRUST FUND EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates.
See "Certain ERISA Considerations."

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit," for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates." Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates."

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court may also --

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASELLIQUIDITY AND DELAY PAYMENT

     If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

     o The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     o Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

     o Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

     o You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

INCLUSION OF DELINQUENT  AND  NONPERFORMING  MORTGAGE  LOANS IN A MORTGAGE ASSET
POOL

     The trust fund may include mortgage loans that are past due or are nonperforming. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent or nonperforming mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See "Description of the Trust Funds -- Mortgage Loans -- General."

TERMINATION   OF  THE  TRUST  FUND  COULD  AFFECT  THE  YIELD  ON  YOUR  OFFERED
CERTIFICATES

     The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See "Description of the Certificates -- Termination."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     o   various types of multifamily or commercial mortgage loans,

     o   mortgage   participations,    pass-through    certificates   or   other
         mortgage-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

     o   a combination of mortgage loans and MBS.

     Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

     o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

     o commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

     o the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

     o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or nonperforming as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of

     o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

     Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

     o   non-cash items such as depreciation and amortization,

     o   capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

     o   the Value of the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the "Value" of a mortgaged property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus

     o the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

     o the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method (the cost of replacing the property at such date),

     o the income capitalization method (a projection of value based upon the property's projected net cash flow), or

     o upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance" and "-- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- Mortgage Loans With Balloon Payments Have a Greater Risk of Default."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. All of the mortgage loans will

     o   have had original terms to maturity of not more than 40 years and

     o provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

     A mortgage loan

     o may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o   may  be  fully   amortizing   or  may  be   partially   amortizing   or
         non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

     o the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable interest rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o   information  regarding  the  payment  characteristics  of the  mortgage
         loans,  including,  without  limitation,   balloon  payment  and  other
         amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

     o   the  geographic   distribution   of  the  mortgaged   properties  on  a
         state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following such issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include

     o private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool:

     o either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and

     o either (i) will have been acquired (other than from the depositor or one of its affiliates) in bona fide secondary market transactions or
         (ii) if so specified in the related prospectus supplement, may be derived from the depositor (or its affiliate's) unsold allotments from the depositor (or its affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement.

The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

     o the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

     o the original and remaining term(s) to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

     o   the payment characteristics of the MBS,

     o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

     o   a description of the related credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements," and

     o   the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See "Description of the Pooling Agreements -- Certificate Account."

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

     o   a letter of credit,

     o   a surety bond,

     o   an insurance policy,

     o   a guarantee,

     o   a reserve fund,

     o or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

     The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Any Credit Support For Your Offered Certificates May Be Insufficient" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

     o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

     o   interest rate exchange agreements,

     o   interest rate cap or floor agreements, or

     o other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates (any such agreement, a "Cash Flow Agreement").

     The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates." The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

     o the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

     o and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the mortgaged properties are located,

     o    the quality of management of the mortgaged properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

     o    converting to a fixed rate loan and thereby "locking in" such rate or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

     NEGATIVE AMORTIZATION. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that

     o limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

     o provides that its scheduled payment will adjust less frequently than its interest rate or

     o provides for constant scheduled payments notwithstanding adjustments to its interest rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

     o whether such offered certificate was purchased at a premium or a discount and

     o the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See " -- Yield and Prepayment Considerations" above.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

     o    establishing   a  priority   of   payments   among  such   classes  of
          certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     ADDITIONAL CERTIFICATE AMORTIZATION. One or more classes of certificates of any series may provide for distributions of principal thereof from

     o    amounts   attributable   to  interest   accrued   but  not   currently
          distributable on one or more classes of Accrual Certificates,

     o    Excess Funds, or

     o    any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

     o interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

     o prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

     The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is
(212) 250-2500. The depositor's capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation.

     None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

     If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series and distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a Notional Amount that is either

     o based on the principal balances of some or all of the mortgage assets in the related trust fund or

     o equal to the Certificate Balances of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity

Considerations -- Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates" and "-- Prepayments May Reduce the Yield of Your Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

     Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

     o    establishing   a  priority   of   payments   among  such   classes  of
          certificates. See "Description of Credit Support."

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

          (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

          (v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

          (vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

          (vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

          (viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

          (ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

          (x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

          (xi) if such class of offered certificates has a variable pass-through rate or an adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

          (xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

          (xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, " -- Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements -- Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See
"Description of the Pooling Agreements -- Events of Default," "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of certificates will terminate following

     o the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

     o the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

     Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial  ownership  interest  of the  owner of a  Book-Entry  Certificate  (a
"Certificate  Owner")  may only be  transferred  by  compliance  with the rules,
regulations   and   procedures  of  such   Financial   Intermediaries   and  DTC
Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

     o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

     o the address of the related mortgaged property and type of such property;

     o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

     o    the original and remaining term to maturity;

     o    the amortization term; and

     o    the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

     o the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

     o the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

     o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

     o if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

     Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the

Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o    REO Properties.

     If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

     o    monitor any mortgage loan that is in default,

     o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

     o initiate corrective action in cooperation with the Mortgagor if cure is likely,

     o    inspect the related mortgaged property and

     o    take such other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders. Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses."

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted Investments include

     o    federal funds,

     o    uncertificated certificates of deposit,

     o    time deposits,

     o    bankers' acceptances and repurchase agreements,

     o    certain United States dollar-denominated commercial paper,

     o units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

     Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

          (1)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the mortgage loans;

          (2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

          (3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

          (5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

          (6) any amounts paid under any Cash Flow Agreement;

          (7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of mortgage loans; Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination; Retirement of Certificates";

          (8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

          (9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

          (10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

          (1)  to  make   distributions  to  the   certificateholders   on  each
     distribution date;

          (2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

          (3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

          (5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

          (6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

          (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

          (8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

          (9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

          (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

          (12) to pay for the  cost of  various  opinions  of  counsel  obtained
     pursuant   to  the   related   Pooling   Agreement   for  the   benefit  of
     certificateholders;

          (13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

          (14)  to  clear  and  terminate  the  Certificate   Account  upon  the
     termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

     o will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

     o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

     o will not adversely affect the coverage under any applicable instrument of Credit Support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent,

     o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

     o such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations."

     A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

     o that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

     o that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of

     o the replacement cost of the improvements less physical depreciation and

     o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of mortgage loans -- Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

     o a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that

     o it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and

     o on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

          o the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

     o a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

     The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

     However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.



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

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include, without limitation,

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

     o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

     o    to cure any ambiguity,

     o    to  correct  or  supplement   any  provision   therein  which  may  be
          inconsistent with any other provision therein or to correct any error,

     o to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of Residual certificates to Certain Organizations" herein),

     o to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or

     o to amend specified provisions that are not material to holders of any class of certificates offered hereunder.

     The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

     o reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.



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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.



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

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

     o    a letter of credit,

     o    the subordination of one or more classes of certificates,

     o    the use of a surety bond,

     o    an insurance policy or a guarantee,

     o    the establishment of one or more reserve funds, or

     o    any combination of the foregoing.

     If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under such Credit Support,

     o    any conditions to payment thereunder not otherwise described herein,

     o the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

     o the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.



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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.



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

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds -- Mortgage Loans." If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to



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secure  debt,  depending  upon the  prevailing  practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property
covered  thereby,   and  represents  the  security  for  the  repayment  of  the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and,
in  some  cases,   on  the  terms  of  separate   subordination   agreements  or
intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute "cash collateral" and therefore cannot



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be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the



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mortgaged  property.  Finally,  some courts have  addressed the issue of whether federal or state constitutional  provisions  reflecting due process concerns for
adequate  notice  require  that  a  borrower   receive  notice  in  addition  to
statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired



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through  foreclosure,  for an  amount  equal to the full  outstanding  principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default,



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the leasehold  mortgagee  would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     COOPERATIVE SHARES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien



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avoidance  proceeding,  thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately



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before the date of filing the  petition.  As a  consequence,  the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless



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otherwise  provided  in  writing  in the  limited  partnership  agreement.  This provision  may be construed  as an "ipso facto"  clause and, in the event of the
general  partner's   bankruptcy,   may  not  be  enforceable.   Certain  limited
partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure,



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

deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator, " however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.



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     ADDITIONAL  CONSIDERATIONS.  The cost of  remediating  hazardous  substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See "Description of the Trust Funds -- Mortgage Loans -- General."



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SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel



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the recorded  mortgage or deed of trust without any payment or  prohibiting  the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See "Risk Factors -- Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates."

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric  Administration  assigned  to duty with the  military.  Because  the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit Support provided in connection with such certificates.



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In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.



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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion:

     o references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

     o where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm's opinion, assuming:

     o    the making of proper elections;

     o compliance with the Pooling Agreement and other related documents and no amendments thereof;

     o the accuracy of all representations made with respect to the mortgage loans; and

     o compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

     In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a



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

REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans
.. . . secured by an interest in real property  which is . . .  residential  real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:



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

     o the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

     o    a  mortgage  in  default  or  as  to  which   default  is   reasonably
          foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

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

     A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

   ORIGINAL ISSUE DISCOUNT

     Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     o the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity; over

     o the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the Regular Certificate at the issue date;

     o events (includig actual prepayments) that have occurred prior to the end of the accrual period; and

     o    the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

   ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

   VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

     Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular
Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.



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

   DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

   MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate:

     o is exceeded by the then-current principal amount of the Regular Certificate; or

     o in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

     Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

     o    on the basis of a constant interest rate; or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

     Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should



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

consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

   SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

     o if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

     o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent  that such gain does not exceed the  excess,  if any, of
          (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules



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

regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

   TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment  of cash  flows  and  reserve  assets,  plus  any  cancellation  of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

     o the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

     o the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

     When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general,



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

losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income" The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

   BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

     o in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

     o ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

     If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

     DEFERRED INTEREST. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

     o the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

     For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

     o    the  highest   marginal   federal   income  tax  rate   applicable  to
          corporations.



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

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

     o the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

     o    the highest marginal federal corporate income tax rate.

     Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes:

     o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
          Section 511;

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

     o an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:



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

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

     o the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

     Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

     The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

               (i)  the  present  value  of  any  consideration   given  to  the
                    transferee to acquire the interest;

               (ii) the present value of the expected  future  distributions  on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

        (b)(i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

   SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   MARK TO MARKET REGULATIONS

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

     o the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     o    the receipt of compensation for services; or

     o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     o    during the three months following the Startup Day;

     o    made to a qualified reserve fund by a Residual Certificateholder;

     o    in the nature of a guarantee;

     o    made to facilitate a qualified liquidation or clean-up call; and

     o    as otherwise permitted in Treasury regulations yet to be issued.

   NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person, " as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

     o to the appointment of the tax matters person as provided in the preceding sentence; and

     o to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over a threshold amount; or

     o 80% of the amount of itemized deductions otherwise allowable for such year.

     These limitations will be phased out over the period 2006--2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

   REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code
          Section 881(c)(3)(C) related to, the REMIC (or possible one or more mortgagors); and

     o provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that:

     o the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

     o the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.



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

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."



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

                         FEDERAL INCOME TAX CONSEQUENCES
                         FOR CERTIFICATES AS TO WHICH NO
                             REMIC ELECTION IS MADE

STANDARD CERTIFICATES

   GENERAL

     In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its
Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006--2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

   TAX STATUS

     Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.



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

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

   RECHARACTERIZATION OF SERVICING FEES

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.
Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

     o if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

     o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

   GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above); and

     o    certificates   are  issued  in  two  or  more  classes  or  subclasses
          representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

     o    the trust  fund will be treated as a grantor  trust  under  subpart E,
          Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i); and

     o unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

     o the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

     Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

   STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

   TAXATION OF STRIPPED CERTIFICATES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included



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in the  income  of a  holder  of a  Stripped  Certificate  (referred  to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above



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

under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     o one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a



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

certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in "street name."

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                     STATE, LOCAL AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.



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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

     Certain transactions involving the trust fund, including a Plan's investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o    has  investment  discretion  with  respect to the  investment  of Plan
          Assets; or

     o has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this


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

Section "Certain ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

     FIRST, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     SECOND, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies");

     THIRD, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

     FOURTH, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     FIFTH, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     o the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

     o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by



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

any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

     o the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

     o    the holding of certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:



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

     o the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); and

     o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

     o there is no Plan with respect to which the amount of such general account's reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

     The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates that qualify as "mortgage related securities" will be those that:

     o are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

     o are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

     The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities, " but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general



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

standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities, " defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related
securities"  and  "commercial  mortgage-related   securities."  As  so  defined,
"residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities, " and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance  Corporation  and the OTS,  effective  May 26, 1998,  and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. By placements by the depositor with institutional investors through dealers; and

         3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                                    INDEX OF DEFINED TERMS

                                                        PAGE                                                             PAGE
                                                        ----                                                             ----
1986 Act ............................................... 80      IRS .................................................... 52
1998 Policy Statement ..................................114      Letter of Credit Bank .................................. 62
Accrual Certificates ....................................35      Liquidation Proceeds ................................... 49
Accrued Certificate Interest ............................35      Loan-to-Value Ratio .................................... 22
Act .....................................................72      Lock-out Date .......................................... 24
ADA .....................................................75      Lock-out Period ........................................ 24
affiliate ..............................................112      MBS Agreement .......................................... 25
ARM Loans .............................................. 24      MBS Issuer ............................................. 25
Available Distribution Amount .......................... 34      MBS Servicer ........................................... 25
Bankruptcy Code ........................................ 68      MBS Trustee ............................................ 25
Book-Entry Certificates ................................ 34      MBS .................................................... 20
Cash Flow Agreement .................................... 27      NCUA ...................................................114
Certificate Account .................................... 26      Net Leases ............................................. 22
Certificate Balance .................................... 36      Net Operating Income ................................... 22
Certificate Owner ...................................... 41      Non-U.S. Person ........................................ 97
Code ................................................... 77      Nonrecoverable Advance ................................. 38
Companion Class ........................................ 37      OCC ....................................................113
Controlled Amortization Class .......................... 37      OID Regulations ........................................ 81
CPR .................................................... 31      OTS ....................................................114
Credit Support ......................................... 27      Parties in Interest ....................................108
Cut-off Date ........................................... 36      Pass-Through Entity .................................... 91
DBNY ...................................................109      Percentage Interest .................................... 35
DBSI ...................................................109      Permitted Investments .................................. 48
Debt Service Coverage Ratio ............................ 21      Plan Asset Regulations .................................108
Definitive Certificates ................................ 34      Plan Assets ............................................108
Determination Date ..................................28, 35      Plans ..................................................108
Disqualified Organization .............................. 91      Pooling Agreement ...................................... 43
Distribution Date Statement ............................ 38      Prepayment Assumption .................................. 82
DOL ....................................................108      Prepayment Interest Shortfall .......................... 28
DTC Participants ....................................... 41      Prepayment Premium ..................................... 24
DTC .................................................... 40      Purchase Price ......................................... 45
Due Period ............................................. 28      Record Date ............................................ 35
due-on-sale .........................................67, 73      Regular Certificateholder .............................. 80
electing large partnership ...........................91-92      Regular Certificates ................................77, 98
Equity Participation ................................... 24      Related Proceeds ....................................... 37
ERISA Plans ............................................108      Relief Act ............................................. 75
ERISA Restricted Certificates ..........................111      REMIC Certificates ..................................... 77
ERISA ..................................................108      REMIC Pool. ............................................ 77
Events of Default ...................................... 57      REMIC Regulations ...................................... 77
Excess Funds ........................................... 33      REMIC .................................................. 77
excess servicing .......................................102      REO Property ........................................... 46
Exemption Rating Agencies ..............................110      Residual Certificateholders ............................ 87
Exemption ..............................................109      Residual Certificates .................................. 77
FAMC ................................................... 25      Service ................................................ 79
FHLMC .................................................. 25      Similar Law ............................................108
Financial Intermediary ................................. 41      SMMEA ..................................................113
FNMA ................................................... 25      SPA .................................................... 31
Garn Act ............................................... 73      Standard Certificateholder .............................100
GNMA ................................................... 25      Standard Certificates ..................................100
Insurance Proceeds ..................................... 49      Stripped Certificateholder .............................105

                                                        PAGE                                                             PAGE
                                                        ----                                                             ----
Stripped Certificates ..................................103      UBTI ...................................................112
Tax Exempt Investor ....................................112      UCC .................................................... 64
Tax Favored Plans ......................................108      Underwriter ............................................110
Title V ................................................ 74      Value .................................................. 22
Treasury ............................................... 77      Voting Rights .......................................... 40
U.S. Person ..........................................93-94      Warranting Party ....................................... 45


This diskette relates to the prospectus supplement in regard to the COMM 2005-C6, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"ANNEX A COMM 2005-C6.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

------------------
* Microsoft is a registered trademark of Microsoft Corporation.

================================================================================

      NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE OFFERED CERTIFICATES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                               -------------------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Executive Summary ..............................................     S-5
Summary of the Prospectus Supplement ...........................    S-10
Risk Factors ...................................................    S-35
Description of the Mortgage Pool ...............................    S-71
Description of the Offered Certificates ........................   S-124
Yield and Maturity Considerations ..............................   S-151
The Pooling and Servicing Agreement ............................   S-166
Use of Proceeds ................................................   S-211
Certain Federal Income Tax Consequences ........................   S-211
ERISA Considerations ...........................................   S-213
Legal Investment ...............................................   S-215
Method of Distribution .........................................   S-217
Legal Matters ..................................................   S-218
Ratings ........................................................   S-218
Legal Aspects of Mortgage Loans ................................   S-219
Index of Defined Terms .........................................   S-220




UNTIL THE DATE THAT IS NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT BUY, SELL OR TRADE THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================




================================================================================


                          $2,090,702,000 (APPROXIMATE)



                            DEUTSCHE BANK SECURITIES

                      GMAC COMMERCIAL MORTGAGE CORPORATION

                            PNC CAPITAL MARKETS, INC.

                           CREDIT SUISSE FIRST BOSTON

                                    JPMORGAN

                               WACHOVIA SECURITIES




                                  COMM 2005-C6




                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

            -------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

            -------------------------------------------------------







                                 AUGUST 5, 2005

================================================================================